FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-180779-17

MSC 2015-MS1

Free Writing Prospectus
Structural and Collateral Term Sheet

$885,426,724
(Approximate Total Mortgage Pool Balance)

$774,748,000
(Approximate Offered Certificates)

Morgan Stanley Capital I Inc.
as Depositor

Morgan Stanley Mortgage Capital Holdings LLC
as Sponsor and Mortgage Loan Seller

Commercial Mortgage Pass-Through Certificates
Series 2015-MS1

June 17, 2015

MORGAN STANLEY
Lead Manager and Sole Bookrunner

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File Number 333-180779) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or the underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649 or by email to prospectus@ms.com.

This is not a research report and was not prepared by the Underwriter’s research department. It was prepared by the Underwriter’s sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.

Neither this Term Sheet nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. This Term Sheet is subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the Free Writing Prospectus. The information contained herein supersedes any such information previously delivered. The information contained herein should be reviewed only in conjunction with the entire Free Writing Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Free Writing Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described in the Free Writing Prospectus and the Prospectus attached thereto as Exhibit A. The information contained herein will be more fully described in the Free Writing Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Free Writing Prospectus in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Term Sheet is truthful or complete. Any representation to the contrary is a criminal offense.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this Term Sheet may have been attached are not applicable to this Term Sheet and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this Term Sheet having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THIS TERM SHEET ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR THE UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2015-MS1	Structural Overview

Offered Certificates

Class	Expected Ratings (Moody’s/KBRA/DBRS)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(5)	Principal Window (Months)(5)	Certificate Principal UW NOI Debt Yield(6)(8)	Certificate Principal to Value Ratio(7)(8)
Class A-1	Aaa(sf)/AAA(sf)/AAA(sf)	$31,800,000	30.000%	(4)	2.79	1 - 60	14.4%	43.7%
Class A-2	Aaa(sf)/AAA(sf)/AAA(sf)	$17,000,000	30.000%	(4)	6.94	83 - 83	14.4%	43.7%
Class A-SB	Aaa(sf)/AAA(sf)/AAA(sf)	$45,200,000	30.000%	(4)	7.45	60 - 116	14.4%	43.7%
Class A-3	Aaa(sf)/AAA(sf)/AAA(sf)	$215,000,000	30.000%	(4)	9.71	116 - 117	14.4%	43.7%
Class A-4	Aaa(sf)/AAA(sf)/AAA(sf)	$310,798,000	30.000%	(4)	9.81	117 - 118	14.4%	43.7%
Class X-A	Aaa(sf)/AAA(sf)/AAA(sf)	$619,798,000(9)	N/A	Variable IO(10)	N/A	N/A	N/A	N/A
Class A-S(11)	Aa1(sf)/AAA(sf)/AAA(sf)	$52,019,000	24.125%	(4)	9.86	118 - 119	13.3%	47.4%
Class B(11)	NR/AA-(sf)/AA(low)(sf)	$70,834,000	16.125%	(4)	9.94	119 - 119	12.0%	52.4%
Class PST(11)	NR/A-(sf)/A(low)(sf)	$154,950,000	12.500%	(4)	9.91	118 - 119	11.5%	54.7%
Class C(11)	NR/A-(sf)/A(low)(sf)	$32,097,000	12.500%	(4)	9.94	119 - 119	11.5%	54.7%

Privately Offered Certificates(12)

Class	Expected Ratings (Moody’s/KBRA/DBRS)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(5)	Principal Window (Months)(5)	Certificate Principal UW NOI Debt Yield(6)	Certificate Principal to Value Ratio(7)
Class X-B	Aa1(sf)/AAA(sf)/AAA(sf)	$52,019,000(9)	N/A	Variable IO(10)	N/A	N/A	N/A	N/A
Class D	NR/BBB-(sf)/BBB(low)(sf)	$40,951,000	7.875%	(4)	9.94	119 - 119	11.0%	57.6%
Class E	NR/BB(sf)/BB(sf)	$18,815,000	5.750%	(4)	9.96	119 - 120	10.7%	58.9%
Class F	NR/B(sf)/B(sf)	$14,388,000	4.125%	(4)	10.02	120 - 120	10.5%	59.9%
Class G	NR/NR/NR	$36,524,723	0.000%	(4)	10.48	120 - 178	10.1%	62.5%

(1)	Ratings shown are those of Moody’s Investors Service, Inc., Kroll Bond Rating Agency, Inc. and DBRS, Inc. Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Offered Certificates Do Not Represent Any Assessment of the Yield to Maturity That a Certificateholder May Experience and Such Ratings May Be Reviewed, Revised, Suspended, Downgraded, Qualified or Withdrawn By the Applicable Rating Agency” and “Ratings” in the other free writing prospectus, which is expected to be dated June 17, 2015 (the “Free Writing Prospectus”), to which the prospectus dated October 1, 2013 (the “Prospectus”) is attached as Exhibit A. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Free Writing Prospectus.
(2)	The certificate principal balances and notional amounts are approximate and on the closing date may vary by up to 5%. Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within the same maximum permitted variance. Any reduction or increase in the aggregate principal balance of mortgage loans within these parameters will result in changes to the initial certificate principal balance or notional amount of each class of certificates shown in the table above and to the other statistical data contained herein and in the Free Writing Prospectus. In addition, the notional amounts of the Class X-A and Class X-B Certificates may vary depending upon the final pricing of the classes of principal balance certificates and/or trust components whose certificate principal balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of the Class X-A or Class X-B Certificates, as applicable, would be equal to zero, such class of certificates will not be issued on the closing date of this securitization.
(3)	The percentages indicated under the column “Approximate Initial Credit Support” with respect to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates represent the approximate credit support for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates in the aggregate. The percentage indicated under the column “Approximate Initial Credit Support” with respect to the Class C Certificates and the Class PST Certificates represents the approximate credit support for the underlying Class C trust component.
(4)	The Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G Certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of 12 30-day months) or (iii) a rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of 12 30-day months) less a specified percentage, which percentage may be zero. The Class PST Certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the Class PST components. The pass-through rates for the Class A-S Certificates, the Class A-S trust component and the Class PST Component A-S will, at all times, be the same. The pass-through rates for the Class B Certificates, the Class B trust component and the Class PST Component B will, at all times, be the same. The pass-through rates for the Class C Certificates, the Class C trust component and the Class PST Component C will, at all times, be the same.
(5)	The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The expected weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no defaults or subsequent losses on the mortgage loans; (ii) no extensions of maturity dates of the mortgage loans; (iii) payment in full on the stated maturity date or, in the case of any mortgage loan having an anticipated repayment date, on the anticipated repayment date; and (iv) no prepayments of the mortgage loans prior to maturity or, in the case of a mortgage loan having an anticipated repayment date, prior to such anticipated repayment date. See the structuring assumptions set forth under “Yield, Prepayment and Maturity Considerations—Weighted Average Life” in the Free Writing Prospectus.
(6)	Certificate Principal UW NOI Debt Yield for any class of principal balance certificates (other than the Exchangeable Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of all the principal balance certificates (other than the Exchangeable Certificates) and trust components, and the denominator of which is the total initial principal balance of the subject class of principal balance certificates and all other classes of principal balance certificates (other than the Exchangeable Certificates) and trust components, if any, that are senior to such class. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class.

(Footnotes continued on next page)

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2015-MS1	Structural Overview

(7)	Certificate Principal to Value Ratio for any class of principal balance certificates (other than the Exchangeable Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of the subject class of principal balance certificates and all other classes of principal balance certificates (other than the Exchangeable Certificates) and trust components, if any, that are senior to such class, and the denominator of which is the total initial principal balance of all the principal balance certificates (other than the Exchangeable Certificates) and trust components. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class.
(8)	Certificate Principal UW NOI Debt Yield for the Class A-S, Class B and Class C Certificates is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of all the principal balance certificates (other than the Exchangeable Certificates) and trust components, and the denominator of which is the total initial principal balance of the Class A-S trust component, the Class B trust component or the Class C trust component, as applicable, and all other classes of principal balance certificates (other than the Exchangeable Certificates) and trust components that are senior to such trust component. Certificate Principal to Value Ratio for the Class A-S, Class B and Class C Certificates is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of the Class A-S trust component, the Class B trust component or the Class C trust component, as applicable, and all other classes of principal balance certificates (other than the Exchangeable Certificates) and trust components that are senior to such trust component, and the denominator of which is the total initial principal balance of all the principal balance certificates (other than the Exchangeable Certificates) and trust components. The Certificate Principal UW NOI Debt Yield and Certificate Principal to Value Ratio of the Class PST Certificates are equal to the respective amounts for the Class C Certificates.
(9)	The Class X-A and Class X-B Certificates (collectively, the “Class X Certificates”) will not have certificate principal balances and will not be entitled to receive distributions of principal. Interest will accrue on the Class X-A and Class X-B Certificates at their respective pass-through rates based upon their respective notional amounts. The notional amount of the Class X-A Certificates will equal the aggregate certificate principal balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates outstanding from time to time. The notional amount of the Class X-B Certificates will equal the certificate principal balance of the Class A-S trust component outstanding from time to time.
(10)	The pass-through rate on the Class X-A Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of 12 30-day months), over (b) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates as described in the Free Writing Prospectus. The pass-through rate on the Class X-B Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of 12 30-day months), over (b) the pass-through rate of the Class A-S trust component as described in the Free Writing Prospectus.
(11)	The Class A-S, Class B, Class PST and Class C Certificates are “Exchangeable Certificates.” On the closing date, the upper-tier REMIC of the issuing entity will issue the Class A-S, Class B and Class C trust components (each a “trust component”), which will have outstanding principal balances on the closing date of $52,019,000, $70,834,000 and $32,097,000, respectively. The trust components will be held in the grantor trust for the benefit of the holders of the Class A-S, Class B, Class PST and Class C Certificates. The Class A-S, Class B, Class PST and Class C Certificates will, at all times, represent undivided beneficial ownership interests, held through the grantor trust, in one or more of such trust components. Each class of the Class A-S, Class B and Class C Certificates will, at all times, represent an undivided beneficial ownership interest in a percentage of the outstanding certificate principal balance of the trust component with the same alphabetical class designation. The Class PST Certificates will, at all times, represent an undivided beneficial ownership interest in the remaining percentages of the outstanding certificate principal balances of the Class A-S, Class B and Class C trust components, and such portions of those trust components are respectively referred to in this Term Sheet as the Class PST Component A-S, Class PST Component B and Class PST Component C (collectively, the “Class PST Components”). Following any exchange of Class A-S, Class B and Class C Certificates for Class PST Certificates or any exchange of Class PST Certificates for Class A-S, Class B and Class C Certificates as described in the Free Writing Prospectus, the percentage interests of the outstanding certificate principal balances of the Class A-S, Class B and Class C trust components that are represented by the Class A-S, Class B, Class PST and Class C Certificates will be increased or decreased accordingly. The initial certificate principal balance of each class of the Class A-S, Class B and Class C Certificates shown in the table represents the maximum certificate principal balance of such class without giving effect to any exchange. The initial certificate principal balance of the Class PST Certificates shown in the table is equal to the aggregate of the initial certificate principal balances of the Class A-S, Class B and Class C Certificates shown in the table and represents the maximum certificate principal balance of the Class PST Certificates that could be issued in an exchange; such initial certificate principal balance is not included in the aggregate certificate principal balance of the offered certificates set forth on the cover page of this Term Sheet. The certificate principal balances of the Class A-S, Class B and Class C Certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate principal balance of the Class PST Certificates issued on the closing date. Distributions and allocations of payments and losses with respect to the Exchangeable Certificates are described in this Term Sheet under “Allocations and Distributions on the Exchangeable Certificates” and under “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus.

* For purposes of the foregoing chart, the Class A-Senior Certificates include the Class X-A Certificates, which are also offered certificates, in regards to payments of interest.

** For purposes of the foregoing chart, the Class X-B Certificates have the same payment priority as the Class A Senior Certificates in regards payments of interest. The foregoing chart does not address the Class V Certificates (which represent interests in excess interest in respect of any anticipated repayment date loans).

(12)	Not offered pursuant to the Prospectus, the Free Writing Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class V and Class R Certificates, which do not have a certificate principal balance, notional amount, pass-through rate, rating or rated final distribution date, and which are not shown in the chart. The Class V Certificates represent a beneficial ownership interest held through the grantor trust in certain excess interest in respect of mortgage loans having anticipated repayment dates, if any. The Class R Certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2015-MS1	Structural Overview

Issue Characteristics

Offered Certificates:	$774,748,000 (approximate) monthly pay, multi-class, commercial mortgage pass-through certificates, consisting of nine principal balance classes (Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class PST and Class C) and one interest-only class (Class X-A)

Lead Manager and Sole Bookrunner:	Morgan Stanley & Co. LLC

Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC

Rating Agencies:	Moody’s Investors Service, Inc., Kroll Bond Rating Agency, Inc. and DBRS, Inc.

Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association

Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association

Trustee/Certificate Administrator/ Certificate Registrar/Custodian:	Wells Fargo Bank, National Association

Trust Advisor:	Park Bridge Lender Services LLC

Initial Controlling Class Representative:	DoubleLine Capital LP or an affiliate thereof

Cut-off Date:	July 1, 2015. For purposes of the information contained in this term sheet (this “Term Sheet”), scheduled payments due in July 2015 with respect to mortgage loans not having payment dates on the first day of each month have been deemed received on July 1, 2015, not the actual day on which such scheduled payments were due

Expected Pricing Date:	Week of June 22, 2015

Expected Closing Date:	Week of July 6, 2015

Determination Dates:	The 11th calendar day of each month (if the 11th calendar day is not a business day, the next succeeding business day), commencing in August 2015

Distribution Dates:	The 4th business day following the Determination Date in each month, commencing in August 2015

Rated Final Distribution Date:	The Distribution Date in May 2048

Interest Accrual Period:	Preceding calendar month

Payment Structure:	Sequential pay

Tax Treatment:	REMIC, except that the Class A-S, Class B, Class PST and Class C Certificates will evidence an interest in the grantor trust

Optional Termination:	1.00% clean-up call

Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A); $100,000 for the Class X-A Certificates

Settlement Terms:	DTC, Euroclear and Clearstream

Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of Offered Certificates is SMMEA eligible.

Analytics:	The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services as described in the Free Writing Prospectus.

Bloomberg Ticker:	MSC 2015-MS1 <MTGE><GO>

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS AND THE “RISK FACTORS” SECTION OF THE PROSPECTUS.

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2015-MS1	Structural Overview

Structural Overview

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.

Amount and Order of Distributions:

On each distribution date, certificateholders will be entitled to receive distributions of interest and principal from funds received with respect to the mortgage loans and available for distribution. Funds available for distribution on the certificates will be net of excess interest, excess liquidation proceeds and specified trust expenses, including, without limitation, all advance reimbursements (with interest) and all servicing fees and expenses, certificate administrator fees (including trustee fees and custodian fees) and expenses, special servicer compensation, trust advisor fees (together with certain trust advisor consulting fees), CREFC® license fees and expenses as set forth below. Distributions to certificateholders on each distribution date out of payments (or advances in lieu thereof) and other collections on the mortgage loans will be in an amount equal to each class’s interest and principal entitlement, subject to:

(i) payment of the respective interest entitlement for any other class of certificates bearing an earlier alphanumeric designation (except (x) in respect of the distribution of interest among the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A and Class X-B Certificates, which will have the same senior priority and be distributed pro rata, and (y) in respect of the distribution of interest among the Class A-S, Class B, Class PST and Class C Certificates as described below under “Allocations and Distributions on the Exchangeable Certificates”);

(ii) if applicable, payment of the respective principal entitlement for the distribution date to the outstanding classes of principal balance certificates, first, to the Class A-SB Certificates, until the principal balance of such class has been reduced to the planned principal balance for the related distribution date set forth on Appendix VII to the Free Writing Prospectus, then, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates, in that order (or pro rata among such classes if the principal balance of all other classes of certificates has been reduced to zero as a result of the allocation of mortgage loan losses or trust advisor expenses to such other classes, or if the aggregate appraisal reduction equals or exceeds the aggregate principal balance of the Class A-S through Class G Certificates (including the Class PST Certificates)), until the principal balance of each such class has been reduced to zero, then, to the Class A-S, Class B, Class PST and Class C Certificates as described below under “Allocations and Distributions on the Exchangeable Certificates” until the principal balance of each such class has been reduced to zero, and then to the Class D, Class E, Class F and Class G Certificates, in that order, until the principal balance of each such class has been reduced to zero; and

(iii) the allocation of trust advisor expenses, (a) first, to reduce payments of interest on the Class D Certificates, the Class C trust component and the Class B trust component, in that order, (b) second, to reduce payments of principal on the Class D Certificates, the Class C trust component, the Class B trust component and the Class A-S trust component, in that order, and (c) third, to reduce payments of principal on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates on a pro rata basis.

No trust advisor expenses (which do not include the trust advisor fee) will be allocated to or otherwise borne by the Control Eligible Certificates. As a result, none of the classes of such certificates will provide protection to the more senior classes of certificates for the purposes of allocating losses based on trust advisor expenses.

Trust advisor expenses allocated to the Class A-S trust component, the Class B trust component and the Class C trust component will be allocated to the Class A-S, Class B, Class PST and Class C Certificates as described below under “Allocations and Distributions on the Exchangeable Certificates.”

Interest and Principal Entitlements:

Interest distributable on any class of certificates (other than the Exchangeable Certificates and the Class V and Class R Certificates) or trust component on any distribution date, with various adjustments described under “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus, represents all unpaid interest accrued with respect to that class of certificates or trust component through the end of the interest accrual period that corresponds to that distribution date. Interest accrues with respect to each such interest-bearing certificate and each trust component during each interest accrual period at the applicable pass-through rate for, and on the principal balance or notional amount, as applicable, of that certificate or trust component outstanding immediately prior to, the distribution date that corresponds to that interest accrual period. However, as described in “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus, there are circumstances relating to the timing of prepayments in which the interest entitlement with respect to any certificate or trust component for a distribution date could be less than one full month’s interest at the pass-through rate on the certificate’s or trust component’s principal balance or notional amount. In addition, certain specified trust fund expenses, the right of the master servicer, the special servicer and the trustee to reimbursement for payment of advances (with interest thereon), and the rights of such parties and of the certificate administrator, the custodian and, subject to certain limitations, the trust advisor to the payments of compensation and reimbursement of certain costs and expenses will be prior to a certificateholder’s right to receive distributions of principal or interest. In addition, the right of the trust advisor to receive reimbursement of trust advisor expenses will be prior to the right of the holders of the Class B, Class PST, Class C and Class D Certificates to receive payments of interest, and to the right of the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class PST, Class C and Class D Certificates to receive payments of principal.

The amount of principal available to be distributed on the classes entitled to principal on a particular distribution date will, in general, be equal to the sum of: (i) the principal portion of all scheduled payments,

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2015-MS1	Structural Overview

other than balloon payments, to the extent received during the related collection period or advanced by the master servicer or other party (in accordance with the pooling and servicing agreement) in respect of such distribution date; (ii) all principal prepayments and the principal portion of balloon payments received during the related collection period; (iii) the principal portion of other collections on the mortgage loans received during the related collection period, for example liquidation proceeds, condemnation proceeds, insurance proceeds and income on other “real estate owned” (“REO”); and (iv) the principal portion of proceeds of mortgage loan repurchases received during the related collection period; subject to certain adjustments described in the Free Writing Prospectus relating to the payment or reimbursement of nonrecoverable advances, workout-delayed reimbursement amounts and trust advisor expenses, and exclusive of any late collections of principal received during the related collection period for which there is an outstanding advance. The Class V, Class R, Class X-A and Class X-B Certificates will not be entitled to principal distributions.

Allocations and Distributions on the Exchangeable Certificates:

On the closing date, the upper-tier REMIC of the issuing entity will issue the Class A-S, Class B and Class C trust components (each a “trust component”), which will have outstanding principal balances on the closing date of $52,019,000, $70,834,000 and $32,097,000, respectively. The trust components will be held in the grantor trust for the benefit of the holders of the Class A-S, Class B, Class PST and Class C Certificates. Each class of the Class A-S, Class B and Class C Certificates will, at all times, represent an undivided beneficial ownership interest, held through the grantor trust, in a percentage of the outstanding principal balance of the trust component with the same alphabetical class designation. The Class PST Certificates will, at all times, represent an undivided beneficial ownership interest, held through the grantor trust, in the remaining percentages of the outstanding principal balances of the Class A-S, Class B and Class C trust components, which portions of these trust components are respectively referred to in this Term Sheet as the “Class PST Component A-S,” “Class PST Component B” and “Class PST Component C” (collectively, the “Class PST Components”).

Distributions of principal and interest will be made sequentially with respect to the trust components in alphabetic order of class designation after all required distributions of interest and principal have been made with respect to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A and Class X-B Certificates.

Interest, principal, prepayment premiums, yield maintenance charges, voting rights and any losses (including, without limitation, as a result of trust advisor expenses) or collateral support deficits that are allocated to the Class A-S, Class B or Class C trust component will be distributed or allocated, as applicable, as between the Class A-S, Class B or Class C Certificates, as applicable, on the one hand, and Class PST Component A-S, Class PST Component B or Class PST Component C, as applicable (and correspondingly, the Class PST Certificates), on the other hand, pro rata, based on their respective percentage interests in the Class A-S, Class B or Class C trust component, as applicable. For a complete description of the allocations and distributions with respect to the Class A-S trust component, the Class B trust component and the Class C trust component (and correspondingly the Class A-S, Class B, Class PST and Class C Certificates and the Class PST Component A-S, Class PST Component B and Class PST Component C), see “Description of the Offered Certificates” in the Free Writing Prospectus. See “Material Federal Income Tax Consequences” in the Free Writing Prospectus for a discussion of the tax treatment of the Exchangeable Certificates.

Exchanges of Exchangeable Certificates:

If you own Class A-S, Class B and Class C Certificates, you will be able to exchange them for a proportionate interest in the Class PST Certificates, and vice versa, as described in the Free Writing Prospectus. You can exchange your Exchangeable Certificates by notifying the certificate administrator. Holders of Class PST Certificates will be entitled to receive principal and interest that would otherwise be payable on the applicable proportion of the Class A-S, Class B and Class C Certificates exchangeable therefor. Any such allocations of principal and interest as between classes of Exchangeable Certificates will have no effect on the principal or interest entitlements of any other class of certificates. The Free Writing Prospectus describes the available combinations of Exchangeable Certificates eligible for exchange.

Special Servicer Compensation:

The special servicer is entitled to a special servicing fee payable from general collections on the mortgage loans and any related serviced B note or serviced companion loan. The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each mortgage loan (other than any non-serviced mortgage loan) that is a specially serviced mortgage loan (and any related serviced B note or serviced companion loan) or as to which the related mortgaged property has become an REO property at the special servicing fee rate, which will be 0.25% per annum. Any primary servicing fee or sub-servicing fee will be paid by the special servicer out of the fees described above. The special servicer is also entitled to additional fees and amounts, including, without limitation, income on the amounts held in certain permitted investments. The special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% of liquidation proceeds in respect of a specially serviced mortgage loan (and any related serviced B note or serviced companion loan) or related REO property and (ii) workout fees generally equal to 1.0% of interest and principal payments made in respect of a rehabilitated mortgage loan (and any related serviced B note or serviced companion loan), subject to a cap with respect to each such fee of $1,000,000 with respect to any mortgage loan (other than any non-serviced mortgage loan), loan pair, A/B whole loan or related REO property and subject to certain adjustments and exceptions as described in the Free Writing Prospectus under “Servicing of the Mortgage Loans—The Special Servicer—Special Servicer Compensation.”

With respect to any non-serviced mortgage loan, the related special servicer under the related other servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other servicing agreement

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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as further described in the Free Writing Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Prepayment Premiums/Yield Maintenance Charges:

On any distribution date, prepayment premiums or yield maintenance charges collected in respect of each mortgage loan during the related collection period will be distributed by the certificate administrator on the classes of certificates or trust components as follows: to each class of principal balance certificates (other than the Exchangeable Certificates and the Class E, Class F and Class G Certificates) and each trust component then entitled to distributions of principal on such distribution date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to that class or trust component on that distribution date, and the denominator of which is the total amount distributed as principal to all classes of principal balance certificates (other than the Exchangeable Certificates) and trust components on that distribution date, (b) the Base Interest Fraction for the related principal prepayment and that class or trust component and (c) the amount of the prepayment premium or yield maintenance charge collected in respect of such principal prepayment during the one month period ending on the related determination date. Any prepayment premiums or yield maintenance charges relating to the mortgage loans collected during the related collection period and remaining after those distributions described above (as to the applicable distribution date, the “Class X YM Distribution Amount”) will be distributed to the holders of the Class X Certificates, as follows: first, to the holders of the Class X-A Certificates in an amount equal to the product of (a) a fraction, the numerator of which is the total amount of principal distributed on the applicable distribution date with respect to the class(es) of principal balance certificates and/or trust component(s) whose certificate principal balances comprise the notional amount of such class of Class X Certificates, and the denominator of which is the total amount of principal distributed on the applicable distribution date with respect to all classes of principal balance certificates (other than the Exchangeable Certificates) and trust component(s), multiplied by (b) the Class X YM Distribution Amount for the applicable distribution date; and second, to the holders of the Class X-B Certificates in an amount equal to the portion of the Class X YM Distribution Amount remaining after the distributions to the holders of the Class X-A Certificates. Distributions of prepayment premiums and yield maintenance charges made on the Class A-S trust component, the Class B trust component and the Class C trust component will be distributed to the Class A-S, Class B and Class C Certificates and the Class PST Components (and correspondingly the Class PST Certificates) as described above in “Allocations and Distributions on the Exchangeable Certificates.” No prepayment premiums or yield maintenance charges will be distributed to holders of the Class E, Class F, Class G, Class V or Class R Certificates.

The “Base Interest Fraction,” with respect to any principal prepayment of any mortgage loan that provides for payment of a prepayment premium or yield maintenance charge, and with respect to any class of principal balance certificates (other than the Exchangeable Certificates and the Class E, Class F and Class G Certificates) or trust component, is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class of certificates or trust component, as applicable, and (ii) the applicable discount rate and (B) whose denominator is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided that under no circumstances will the Base Interest Fraction be greater than one. If the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan, then the Base Interest Fraction will equal zero; provided that if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan, but is less than the pass-through rate on the subject class of certificates or trust component, then the Base Interest Fraction shall be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)

Collateral Support Deficits:

On each distribution date, immediately following the distributions made to the certificateholders on that date, the certificate administrator will be required to calculate the amount, if any, by which (1) the aggregate stated principal balance of pool of the mortgage loans, including any mortgage loans as to which the related mortgaged properties have become REO properties, expected to be outstanding immediately following that distribution date, is less than (2) the aggregate principal balance of the principal balance certificates after giving effect to distributions of principal on that distribution date and the allocation of any excess trust advisor expenses to reduce the principal balances of the principal balance certificates that are not Control Eligible Certificates on that distribution date (any such deficit, a “Collateral Support Deficit”).

On each distribution date, the certificate administrator will be required to allocate any Collateral Support Deficit to the respective classes of principal balance certificates (other than the Exchangeable Certificates) and the trust components in the following order: to the Class G Certificates, the Class F Certificates, the Class E Certificates, the Class D Certificates, the Class C trust component, the Class B trust component and the Class A-S trust component, in that order, in each case in reduction of and until the remaining principal balance of that class of certificates or trust components has been reduced to zero. Following the reduction of the principal balances of all such classes of certificates to zero, the certificate administrator will be required to allocate the Collateral Support Deficit to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, pro rata (based upon their respective principal balances), until the remaining principal balances of those classes of certificates have been reduced to zero. Any Collateral Support Deficit allocated to a class of certificates will be allocated to the respective certificates of such class in proportion to the percentage interests evidenced by the respective certificates. Any such Collateral Support Deficit allocated to the Class A-S, Class B and Class C trust components will, in turn, be allocated to the Class A-S, Class B, Class PST and Class C Certificates as described above in “Allocations and Distributions on the Exchangeable Certificates.”

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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A/B Whole Loans and Loan Pairs:

The portfolio of mortgaged properties identified on Appendix I to the Free Writing Prospectus as TKG 3 Retail Portfolio secures on a pari passu basis (i) a mortgage loan (the “TKG 3 Retail Portfolio mortgage loan”) with an outstanding principal balance as of the Cut-off Date of $80,000,000, representing approximately 9.0% of the initial pool balance, and (ii) a pari passu promissory note with an outstanding principal balance as of the Cut-off Date of $79,708,750 (the “TKG 3 Retail Portfolio serviced companion loan” and a “serviced companion loan”) that is not part of the mortgage pool and is currently held by Morgan Stanley Bank, N.A. (and is expected to be contributed to the MSBAM 2015-C23 securitization trust). The TKG 3 Retail Portfolio mortgage loan and the TKG 3 Retail Portfolio serviced companion loan together constitute the “TKG 3 Retail Portfolio loan pair” and a “loan pair,” are pari passu in right of payment and will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement for this transaction. With respect to the TKG 3 Retail Portfolio mortgage loan, any holder of the TKG 3 Retail Portfolio serviced companion loan or its designee will have certain consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters related to the TKG 3 Retail Portfolio loan pair.

There are no other “loan pairs,” and there are no “A/B whole loans,” related to the issuing entity. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in the Free Writing Prospectus.

With respect to any mortgage loan that is part of a loan pair, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations herein include the related pari passu serviced companion loan.

Non-Serviced Loan Combinations:

The mortgaged property identified on Appendix I to the Free Writing Prospectus as 300 South Riverside Plaza Fee secures on a pari passu basis (i) a mortgage loan (the “300 South Riverside Plaza Fee mortgage loan”) with an outstanding principal balance as of the Cut-off Date of $67,000,000, representing approximately 7.6% of the initial pool balance, and (ii) a pari passu promissory note with an outstanding principal balance as of the Cut-off Date of $100,000,000 (the “300 South Riverside Plaza Fee non-serviced companion loan” and a “non-serviced companion loan”) that is not part of the mortgage pool and is currently held by the MSBAM 2015-C22 securitization trust. The 300 South Riverside Plaza Fee mortgage loan and the 300 South Riverside Plaza Fee non-serviced companion loan together constitute the “300 South Riverside Plaza Fee non-serviced loan combination” and a “non-serviced loan combination,” are pari passu in right of payment and will be serviced pursuant to the related intercreditor agreement and the MSBAM 2015-C22 pooling and servicing agreement.

The mortgaged property identified on Appendix I to the Free Writing Prospectus as 32 Old Slip Fee secures on a pari passu basis (i) a mortgage loan (the “32 Old Slip Fee mortgage loan”) with an outstanding principal balance as of the Cut-off Date of $60,000,000, representing approximately 6.8% of the initial pool balance, and (ii) three pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $116,000,000 (collectively, the “32 Old Slip Fee non-serviced companion loan” and a “non-serviced companion loan”) that are not part of the mortgage pool. The 32 Old Slip Fee non-serviced companion loan is currently held by Morgan Stanley Bank, N.A., and a portion thereof is expected to be contributed to the MSBAM 2015-C23 securitization trust. The 32 Old Slip Fee mortgage loan and the 32 Old Slip Fee non-serviced companion loan together constitute the “32 Old Slip Fee non-serviced loan combination” and a “non-serviced loan combination,” are pari passu in right of payment and is expected to be serviced pursuant to the related intercreditor agreement and the MSBAM 2015-C23 pooling and servicing agreement.

The mortgaged property identified on Appendix I to the Free Writing Prospectus as Waterfront at Port Chester secures on a pari passu basis (i) a mortgage loan (the “Waterfront at Port Chester mortgage loan”) with an outstanding principal balance as of the Cut-off Date of $53,500,000, representing approximately 6.0% of the initial pool balance, and (ii) a pari passu promissory note with an outstanding principal balance as of the Cut-off Date of $80,000,000 (the “Waterfront at Port Chester non-serviced companion loan” and a “non-serviced companion loan”) that is not part of the mortgage pool and is currently held by the MSBAM 2015-C22 securitization trust. The Waterfront at Port Chester mortgage loan and the Waterfront at Port Chester non-serviced companion loan together constitute the “Waterfront at Port Chester non-serviced loan combination” and a “non-serviced loan combination,” are pari passu in right of payment and will be serviced pursuant to the related intercreditor agreement and the MSBAM 2015-C22 pooling and servicing agreement.

The mortgaged property identified on Appendix I to the Free Writing Prospectus as Alderwood Mall secures (i) on a generally senior pari passu basis (a) a mortgage loan (the “Alderwood Mall mortgage loan”) with an outstanding principal balance as of the Cut-off Date of $50,275,604, representing approximately 5.7% of the initial pool balance, and (b) three pari passu promissory notes that are not included in the mortgage pool, two of which are currently held by the MSCCG 2015-ALDR securitization trust and the other of which is currently held by Citigroup Global Markets Realty Corp., with an aggregate outstanding principal balance as of the Cut-off Date of $176,363,626 (collectively, the “Alderwood Mall non-serviced companion loan” and a “non-serviced companion loan”), and (ii) on a generally subordinate basis relative to the Alderwood Mall mortgage loan and the Alderwood Mall non-serviced companion loan, two subordinate promissory notes (collectively, the “Alderwood Mall B note” and each, a “B note”) with an aggregate outstanding principal balance as of the Cut-off Date of $127,800,000, which subordinate promissory notes are not part of the mortgage pool and are currently held by the MSCCG 2015-ALDR securitization trust. The Alderwood Mall mortgage loan, the Alderwood Mall non-serviced companion loan and the Alderwood Mall B note together constitute the “Alderwood Mall non-serviced loan combination” and a “non-serviced loan combination.” The Alderwood Mall non-serviced loan combination will be serviced pursuant to the related intercreditor agreement and the MSCCG 2015-ALDR trust and servicing agreement.

The mortgaged property identified on Appendix I to the Free Writing Prospectus as Hilton Garden Inn W 54th Street secures (i) on a generally senior pari passu basis (a) a mortgage loan (the “Hilton Garden Inn W 54th Street mortgage loan”) with an outstanding principal balance as of the Cut-off Date of $40,000,000, representing approximately 4.5% of the initial pool balance, and (b) two pari passu promissory notes that are not included in the mortgage pool, one of which is currently held by the MSBAM 2015-C22 securitization trust

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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and the other of which is currently held by Morgan Stanley Bank, N.A. (and is expected to be contributed to the MSBAM 2015-C23 securitization trust), with an aggregate outstanding principal balance as of the Cut-off Date of $115,000,000 (collectively, the “Hilton Garden Inn W 54th Street non-serviced companion loan” and a “non-serviced companion loan”), and (ii) on a generally subordinate basis relative to the Hilton Garden Inn W 54th Street mortgage loan and the Hilton Garden Inn W 54th Street non-serviced companion loan, a subordinate promissory note (the “Hilton Garden Inn W 54th Street B note” and a “B note”) with an outstanding principal balance as of the cut-off date of $20,000,000, which subordinate promissory note is not part of the mortgage pool and is currently held by Aareal Capital Corporation. The Hilton Garden Inn W 54th Street mortgage loan, the Hilton Garden Inn W 54th Street non-serviced companion loan and the Hilton Garden Inn W 54th Street B note together constitute the “Hilton Garden Inn W 54th Street non-serviced loan combination” and a “non-serviced loan combination.” The Hilton Garden Inn W 54th Street non-serviced loan combination will be serviced pursuant to the related intercreditor agreement and the MSBAM 2015-C22 pooling and servicing agreement.

No mortgage loans (other than the 300 South Riverside Plaza Fee mortgage loan, the 32 Old Slip Fee mortgage loan, the Waterfront at Port Chester mortgage loan, the Alderwood Mall mortgage loan and the Hilton Garden Inn W 54th Street mortgage loan) have a non-serviced companion loan associated with them, and all of the mortgage loans (other than the 300 South Riverside Plaza Fee mortgage loan, the 32 Old Slip Fee mortgage loan, the Waterfront at Port Chester mortgage loan, the Alderwood Mall mortgage loan and the Hilton Garden Inn W 54th Street mortgage loan) will be serviced under the pooling and servicing agreement for this transaction. Accordingly, other than with respect to the 300 South Riverside Plaza Fee, 32 Old Slip Fee, Waterfront at Port Chester, Alderwood Mall and Hilton Garden Inn W 54th Street non-serviced loan combinations, there are no other “non-serviced loan combinations” with respect to the issuing entity. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations” in the Free Writing Prospectus.

With respect to any mortgage loan that is part of a non-serviced loan combination, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations herein include the related pari passu non-serviced companion loan (and, in the case of the Alderwood Mall mortgage loan and the Hilton Garden Inn W 54th Street mortgage loan, such calculations exclude any related B note).

Appraisal Reductions:

The occurrence of certain adverse events affecting a mortgage loan (other than a non-serviced mortgage loan) (“Appraisal Events”) will require the special servicer to obtain a new appraisal or other valuation of the related mortgaged property. In general, if the principal amount of a mortgage loan plus all other amounts due under the mortgage loan and interest on advances made with respect to the mortgage loan exceeds 90% of the value of the mortgaged property determined by an appraisal or other valuation, an appraisal reduction may be created in the amount of the excess as described in the Free Writing Prospectus.

Any appraisal reduction in respect of any non-serviced mortgage loan generally will be calculated in accordance with the other servicing agreement pursuant to which such mortgage loan is being serviced, which calculations are expected to be generally similar to those provided for in the pooling and servicing agreement for this transaction.

Notwithstanding the foregoing, if an appraisal is required to be obtained in accordance with the pooling and servicing agreement (or the applicable other servicing agreement with respect to any non-serviced mortgage loan) but is not obtained within 120 days following the applicable Appraisal Event, then, until such appraisal is obtained and solely for purposes of determining the amounts of P&I advances, the appraisal reduction will equal 25% of the stated principal balance of the related mortgage loan; provided that, upon receipt of an appraisal, the appraisal reduction for such mortgage loan will be recalculated generally in accordance with the preceding paragraphs.

If any mortgage loan is part of an A/B whole loan, a loan pair or a non-serviced loan combination, any appraisal reduction will be calculated in respect of such A/B whole loan, loan pair or non-serviced loan combination taken as a whole. With respect to an A/B whole loan, any such appraisal reduction will be allocated first to the related B note and then to the related A note. With respect to a loan pair or non-serviced loan combination, any such appraisal reduction will be allocated between the mortgage loan and the related serviced companion loan or non-serviced companion loan, respectively, on a pro rata basis by unpaid principal balance (provided that in the case of each of the Alderwood Mall non-serviced loan combination and the Hilton Garden Inn W 54th Street non-serviced loan combination, such allocation will occur after the allocation of appraisal reductions first to any related B note).

If an appraisal reduction exists for, or is allocable to, any mortgage loan, the interest portion of the amount required to be advanced on that mortgage loan will be reduced in the same proportion that the appraisal reduction bears to the stated principal balance of that mortgage loan. This will reduce the funds available to pay interest on the certificates or trust components, as applicable, then outstanding.

For a discussion of how appraisal reductions are calculated and allocated, see “Description of the Offered Certificates—Appraisal Reductions” in the Free Writing Prospectus.

Control Rights:

During any Subordinate Control Period, the controlling class representative will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Subordinate Control Period” means any period when the aggregate principal balance of the Class E Certificates (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) is at least 25% of the initial aggregate principal balance of that class.

During any Collective Consultation Period, the controlling class representative will not have any consent rights, but the controlling class representative and the trust advisor will each have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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other matters. A “Collective Consultation Period” means any period when both (i) the aggregate principal balance of the Class E Certificates (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class), is less than 25% of the initial aggregate principal balance of the Class E Certificates and (ii) the aggregate principal balance of that class (without regard to any appraisal reductions allocable to such class), is at least 25% of the initial aggregate principal balance of that class.

During any Senior Consultation Period, the controlling class representative will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement, and the trust advisor will retain certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Senior Consultation Period” means a period when the aggregate principal balance of the Class E Certificates (without regard to any appraisal reductions allocable to such class) is less than 25% of the initial aggregate principal balance of that class.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of an A/B whole loan, loan pair or non-serviced loan combination, the controlling class representative’s consent and/or consultation rights with respect thereto may be limited as described in the Free Writing Prospectus. In particular, with respect to each non-serviced loan combination, the controlling class representative will only have certain consultation rights with respect to certain major decisions and other matters related to such non-serviced loan combination and only during a Subordinate Control Period and a Collective Consultation Period. See “Servicing of the Mortgage Loans—The Controlling Class Representative” in the Free Writing Prospectus.

A/B Whole Loan, Loan Pair and Non-Serviced Loan Combination Control Rights:

The existence of a Subordinate Control Period, Collective Consultation Period or Senior Consultation Period will not limit any control and/or consultation rights of the holder of any related B note or companion loan. In addition, with respect to each non-serviced loan combination (other than the Alderwood Mall non-serviced loan combination, which has a controlling note but does not have a controlling class representative entitled to exercise the rights of the controlling note holder), the related controlling note holder will have certain consent and consultation rights with respect to such non-serviced loan combination under the related other servicing agreement and will have the right to replace the special servicer under such other servicing agreement with respect to such non-serviced loan combination. In particular, with respect to the Hilton Garden Inn W 54th Street non-serviced loan combination, the holder of the related B note will be the controlling note holder with respect thereto so long as the principal balance of such B note has not been reduced or notionally reduced, as applicable, by the application of payments, losses and appraisal reductions, below 25% of its original principal balance (as reduced by principal payments), and if such B note does not satisfy such criteria, the MSBAM 2015-C22 controlling class representative (during a MSBAM 2015-C22 subordinate control period) will act as the related controlling note holder. With respect to the other non-serviced loan combinations as to which the controlling note is or will be included in a securitization, the controlling class representative or other party designated under the related servicing agreement for that securitization will act as controlling note holder.

See “Risk Factors—Risks Related to the Offered Certificates—Realization on a Mortgage Loan That Is Part of an A/B Whole Loan or Loan Pair May Be Adversely Affected by the Rights of the Related Directing Holder” and “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” and “—The Non-Serviced Loan Combinations” in the Free Writing Prospectus.

Control Eligible Certificates:	The “Control Eligible Certificates” will be the Class E, Class F and Class G Certificates.

Controlling Class Representative/ Controlling Class:

The controlling class representative will be the representative appointed by more than 50% of the Controlling Class (by principal balance). The “Controlling Class” will be the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate principal balance (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) at least equal to 25% of the initial aggregate principal balance of such class; provided that if no class of Control Eligible Certificates has an aggregate principal balance (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) at least equal to 25% of the initial aggregate principal balance of such class, then the Controlling Class will be the most senior class of Control Eligible Certificates. A summary of the consent and consultation rights of the controlling class representative, and the limitations thereon, is set forth above under “Control Rights.” The Controlling Class on the closing date will be the Class G Certificates.

The initial controlling class representative is expected to be DoubleLine Capital LP or an affiliate thereof.

Appraised-Out Class:	Any class of Control Eligible Certificates, the aggregate principal balance of which (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) has been reduced to less than 25% of its initial aggregate principal balance, is referred to as an “Appraised-Out Class.”

Appraisal Remedy:

The holders of the majority (by principal balance) of an Appraised-Out Class will have the right, at their sole expense, to present to the special servicer a second appraisal for any mortgage loan (other than with respect to any non-serviced mortgage loan) for which an Appraisal Event has occurred prepared by an MAI appraiser on an “as-is” basis acceptable to the special servicer in accordance with the Servicing Standard. Upon receipt of such second appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal, any recalculation of the applicable appraisal reduction is warranted and, if so warranted, will be required to recalculate such appraisal reduction based upon such second appraisal. If required by any such recalculation, any applicable Appraised-Out Class

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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will have its related principal balance notionally restored to the extent required by such recalculation of the appraisal reduction, and there will be a redetermination of whether a Subordinate Control Period, a Collective Consultation Period or a Senior Consultation Period is then in effect. However, until an Appraised-Out Class is restored as the Controlling Class, the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class (or, if all classes of Control Eligible Certificates are Appraised-Out Classes, the most senior class of Control Eligible Certificates), if any, will be the Controlling Class. The right of any Appraised-Out Class to present a second appraisal of any mortgage loan for which an Appraisal Event has occurred is limited to one appraisal with respect to each mortgaged property relating to the affected mortgage loan, subject to certain exceptions regarding a material change in circumstance. No certificateholders of an Appraised-Out Class will have appraisal remedies under the pooling and servicing agreement for this transaction in respect of a non-serviced mortgage loan.

The MSBAM 2015-C22 pooling and servicing agreement has, and the MSBAM 2015-C23 pooling and servicing agreement is expected to have, provisions similar to those in the prior paragraph as it relates to the controlling classes of certificates under such securitizations and appraisal remedies.

If, as a result of an appraisal reduction, the Hilton Garden Inn W 54th Street B note is no longer the “Control Note” under the related intercreditor agreement, the holder of such B note will have a similar right to present a second appraisal of the Hilton Garden Inn W 54th Street non-serviced loan combination to the master servicer or special servicer, as applicable, under the pooling and servicing agreement governing the servicing of such non-serviced loan combination. Any resulting recalculation of an appraisal reduction with respect to the Hilton Garden Inn W 54th Street mortgaged property may result in such B note holder remaining the directing holder with respect to the Hilton Garden Inn W 54th Street non-serviced loan combination.

Sale of Defaulted Loans:

Defaulted serviced mortgage loans will be sold in a process similar to the sale process for REO property, as described under “Servicing of the Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in the Free Writing Prospectus. There will be no “fair market value purchase option,” and the controlling class representative will have no right of first refusal with respect to the sale of defaulted loans. Non-serviced mortgage loans that become defaulted loans may be sold pursuant to a similar process under the related pooling and servicing agreement governing the servicing thereof.

In addition, with respect to the TKG 3 Retail Portfolio mortgage loan, if such mortgage loan becomes a defaulted mortgage loan and the special servicer determines to sell such mortgage loan, the special servicer will be required to sell such mortgage loan together with the related serviced companion loan as notes evidencing one whole loan, in accordance with the provisions of the related intercreditor agreement and the pooling and servicing agreement. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The TKG 3 Retail Portfolio Loan Pair” in the Free Writing Prospectus.

In addition, with respect to each of the 300 South Riverside Plaza Fee mortgage loan, the 32 Old Slip Fee mortgage loan, the Waterfront at Port Chester mortgage loan and the Hilton Garden Inn W 54th Street mortgage loan, if such mortgage loan becomes a defaulted mortgage loan and the special servicer under the related other pooling and servicing agreement determines to sell the related non-serviced companion loan, such special servicer will be required to sell such non-serviced companion loan and the related mortgage loan together as one whole loan, in accordance with the provisions of the related intercreditor agreement and such other pooling and servicing agreement. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations” in the Free Writing Prospectus.

In addition, with respect to the Alderwood Mall mortgage loan, if such mortgage loan becomes a defaulted mortgage loan and the special servicer under the MSCCG 2015-ALDR trust and servicing agreement determines to sell the related non-serviced companion loan, such special servicer will be required to sell such non-serviced companion loan, the related mortgage loan and the Alderwood Mall B note together as one whole loan, in accordance with the provisions of the related intercreditor agreement and the MSCCG 2015-ALDR trust and servicing agreement. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Alderwood Mall Non-Serviced Loan Combination” in the Free Writing Prospectus.

Appointment and Termination of Special Servicer:

The controlling class representative will appoint the initial special servicer (but not with respect to any non-serviced mortgage loan). At any time during the Subordinate Control Period, the special servicer (other than with respect to any non-serviced mortgage loan) may be replaced by the controlling class representative. During any Collective Consultation Period and any Senior Consultation Period, the special servicer (other than with respect to any non-serviced mortgage loan) will be subject to termination without cause if certificateholders evidencing not less than 25% of voting rights of the certificates request a vote of certificateholders to replace the special servicer. The certificate administrator would present the proposal to all certificateholders, and replacement would be conditioned on receipt, within one hundred eighty (180) days thereafter, of approval of the termination from holders of 75% of the voting rights of the certificates. The holders initiating such vote will be responsible for the fees and expenses of the issuing entity in connection with the replacement.

During any Senior Consultation Period, if the trust advisor determines that the special servicer is not performing its duties in accordance with the Servicing Standard, the trust advisor will have the right to recommend the replacement of the special servicer with respect to the applicable mortgage loan or mortgage loans. The trust advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of a majority of the voting rights of the principal balance certificates.

For purposes of the voting rights described above, the Class A-S, Class B, Class PST and Class C Certificates will be allocated voting rights in accordance with their respective percentage interests in the

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2015-MS1	Structural Overview

applicable Class A-S, Class B and Class C trust components as described in the Free Writing Prospectus.

If any mortgage loan is part of an A/B whole loan or a loan pair, to the extent set forth in the related intercreditor agreement, the related directing holder, if any, may have the right to replace the special servicer, with respect to such A/B whole loan or non-serviced loan combination to the extent set forth in the related intercreditor agreement. In addition, subject to the terms of any related intercreditor agreement (including the rights of any related directing holder thereunder), with respect to any non-serviced loan combination, the related special servicer under the related other servicing agreement pursuant to which such non-serviced loan combination is being serviced may be replaced on terms set forth in such other servicing agreement that are substantially similar to those described above for the special servicer under the pooling and servicing agreement for this transaction; provided, that with respect to the Hilton Garden Inn W 54th Street non-serviced loan combination, for so long as the principal balance of the Hilton Garden Inn W 54th Street B note (as reduced or notionally reduced, as applicable, by the application of payments, losses and appraisal reductions) is at least 25% of its original principal balance (as reduced by principal payments), such B note holder will have the sole right to replace the special servicer with respect to the Hilton Garden Inn W 54th Street non-serviced loan combination; provided, further, that with respect to the Alderwood Mall mortgage loan, there will be no controlling class representative related to the securitization of the related pari passu companion loan, and the related special servicer may only be removed by a vote of certificateholders under such securitization. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” and “—The Non-Serviced Loan Combinations” in the Free Writing Prospectus.

Servicing Standard:	Each of the master servicer and the special servicer is obligated to service and administer the mortgage loans (and, if applicable, the related serviced B notes and serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Free Writing Prospectus and the terms of the pooling and servicing agreement, provided that each non-serviced mortgage loan will be serviced by another master servicer or special servicer under the servicing agreement with respect to the securitization of the related companion loan or applicable portion thereof.

Defaulted Mortgage Loan Waterfall:

Amounts received by the issuing entity in respect of defaulted mortgage loans in connection with liquidation of any mortgage loan, net of unreimbursed advances and interest thereon, servicing compensation and other amounts payable or reimbursable therefrom, will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any amount by which the interest portion of P&I advances previously made was reduced as a result of appraisal reductions. After the adjusted interest amount is so allocated, any remaining net proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining proceeds would then be allocated as a recovery of accrued and unpaid interest corresponding to the amount by which the interest portion of P&I advances previously made was reduced as a result of appraisal reductions.

Trust Advisor:

The trust advisor will be required to promptly review all information available to certain privileged persons on the certificate administrator’s website related to any specially serviced mortgage loan or REO property and each asset status report with respect to specially serviced mortgage loans (provided that during any Subordinate Control Period, the trust advisor may only review final asset status reports).

During any Collective Consultation Period and any Senior Consultation Period, within sixty (60) days after the end of each calendar year during which any mortgage loan was a specially serviced mortgage loan or any mortgaged property was an REO property, the trust advisor will be required to meet with representatives of the special servicer to review certain operational practices of the special servicer related to specially serviced mortgage loans and REO properties.

In addition, during any Collective Consultation Period and any Senior Consultation Period, based on (i) the trust advisor’s annual meeting with the special servicer and (ii) the trust advisor’s review of any asset status reports and other information delivered to the trust advisor by the special servicer and any other information available to certain privileged persons on the certificate administrator’s website, the trust advisor will be required to prepare an annual report to be provided to the certificate administrator (and to be made available through the certificate administrator’s website) setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement during the prior calendar year on a platform-level basis with respect to the resolution and liquidation of specially serviced mortgage loans and REO properties. No such annual report will be required to be prepared or delivered with respect to any calendar year as to which no annual meeting has occurred or with respect to any calendar year during which no asset status reports have been prepared in connection with a specially serviced mortgage loan or REO property.

However, the trust advisor’s obligations described in the preceding three paragraphs will not apply to non-serviced mortgage loans.

Furthermore, during any Collective Consultation Period and any Senior Consultation Period, the special servicer will be required to consult (on a non-binding basis) the trust advisor in connection with certain major decisions involving any serviced mortgage loan, A/B whole loan, loan pair or any related REO property to the extent described in this Term Sheet and the Free Writing Prospectus and as set forth in the pooling and servicing agreement; provided that, with respect to matters relating to any A/B whole loan or loan pair, the special servicer will only be required to consult the trust advisor with regard to such matters if the holder of the related serviced B note or serviced companion loan, as applicable, is not (or is no longer) the directing holder with respect to such A/B whole loan or loan pair pursuant to the terms of the applicable intercreditor agreement. The trust advisor will have no consultation rights with respect to any non-serviced mortgage loan or any related non-serviced companion loan.

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2015-MS1	Structural Overview

During any Subordinate Control Period, there will be no annual meeting between the trust advisor and the special servicer or any annual report prepared by the trust advisor, and the trust advisor will not distribute any report based on any review of the special servicer’s actions. In addition, the trust advisor will not be permitted to consult or consent with regard to any particular servicing actions or otherwise opine on the actions of the special servicer with respect to any mortgage loan during any Subordinate Control Period.

Trust Advisor Expenses:	The trust advisor will be entitled, on each distribution date, to reimbursement for any trust advisor expenses, including unreimbursed indemnification amounts and other expenses (which do not include trust advisor fees) payable to the trust advisor pursuant to the terms of the pooling and servicing agreement. No trust advisor expenses (which do not include trust advisor fees) will be allocated to or otherwise borne by the Control Eligible Certificates, and all trust advisor expenses will be allocated to reduce amounts due and owing to certain classes of the non-Control Eligible Certificates as described in the Free Writing Prospectus and above in this Term Sheet.

Termination and Replacement of Trust Advisor:

The trust advisor may be terminated or replaced without cause as described in the Free Writing Prospectus under “Servicing of the Mortgage Loans—The Trust Advisor—Termination of the Trust Advisor Without Cause.”

Deal Website:	The certificate administrator will be required to maintain a deal website which will include, among other items, (i) distribution date statements, (ii) CREFC® reports, (iii) summaries of final asset status reports, (iv) inspection reports, (v) appraisals, (vi) various special notices described in the Free Writing Prospectus, (vii) the “Investor Q&A Forum” and (viii) a voluntary “Investor Registry.” Investors may access the deal website following execution of an investor certification as described in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-13

MSC 2015-MS1	Collateral Overview

Mortgage Loan Seller	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Morgan Stanley Mortgage Capital Holdings LLC	54	59	$885,426,724	100.0%
Total:	54	59	$885,426,724	100.0%

Pool Statistics
Aggregate Cut-off Date Balance:	$885,426,724
Number of Mortgage Loans:	54
Average Cut-off Date Balance per Mortgage Loan:	$16,396,791
Number of Mortgaged Properties:	59
Average Cut-off Date Balance per Mortgaged Property:	$15,007,233
Weighted Average Mortgage Rate:	4.054%
% of Pool Secured by 5 Largest Mortgage Loans:	35.1%
% of Pool Secured by 10 Largest Mortgage Loans:	57.7%
% of Pool Secured by ARD Loans(2):	14.3%
Weighted Average Original Term to Maturity (months)(2):	120
Weighted Average Remaining Term to Maturity (months)(2):	118
Weighted Average Seasoning (months):	2
% of Pool Secured by Single Tenant Mortgaged Properties:	20.4%
% of Pool Secured by Refinance Loans:	76.1%
% of Pool Secured by Acquisition Loans:	23.9%

Additional Debt
% of Pool with Pari Passu Mortgage Debt:	39.6%
% of Pool with Mezzanine Debt:	8.3%
% of Pool with Subordinate Mortgage Debt:	10.2%

Credit Statistics(3)
Weighted Average UW NOI DSCR:	2.15x
Weighted Average UW NOI Debt Yield:	10.1%
Weighted Average UW NCF DSCR:	1.98x
Weighted Average UW NCF Debt Yield:	9.4%
Weighted Average Cut-off Date LTV Ratio(4):	62.5%
Weighted Average Maturity Date LTV Ratio(2)(4):	57.0%

Footnotes are set forth on the following page.

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2015-MS1	Collateral Overview

Amortization

Weighted Average Original Amortization Term (months):	351
Weighted Average Remaining Amortization Term (months):	349
% of Pool Amortizing Balloon:	23.5%
% of Pool Interest Only followed by Amortizing Balloon:	19.8%
% of Pool Interest Only through Maturity(2):	54.9%
% of Pool Fully Amortizing:	1.8%

Lockboxes
% of Pool with Hard Lockboxes:	28.8%
% of Pool with Soft Lockboxes:	6.9%
% of Pool with Springing Lockboxes:	58.4%
% of Pool with No Lockboxes:	5.9%

Reserves
% of Pool Requiring Tax Reserves:	59.1%
% of Pool Requiring Insurance Reserves:	18.1%
% of Pool Requiring Replacement Reserves:	40.1%
% of Pool Requiring TI/LC Reserves(5):	57.5%

Call Protection
% of Pool with lockout period, followed by defeasance until open period:	80.8%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	15.2%
% of Pool with lockout period, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	2.0%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	1.9%

(1)	Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to July 2015.
(2)	With respect to any ARD Loan, unless otherwise indicated, references in this Term Sheet to the applicable “maturity date” refer to the applicable anticipated repayment date with respect to such ARD Loan, and such applicable anticipated repayment date is treated as its maturity date for all purposes hereof.
(3)	With respect to any mortgage loan that is part of a loan pair or a non-serviced loan combination, unless otherwise indicated, all LTV, DSCR, Debt Yield and Balance per SF/Unit calculations in this term sheet include the related pari passu companion loan and exclude any subordinate notes, as applicable. Additionally, LTV, DSCR, Debt Yield and Balance per SF/Unit figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. With respect to any cross-collateralized mortgage loans, unless otherwise indicated, all balance per SF/Unit, LTV Ratio, DSCR and Debt Yield statistics in this Term Sheet are calculated on an aggregate basis. With respect to any leased fee loans, the SF/Unit and Balance per SF/Unit figures in this Term Sheet are based on the size of the non-collateral improvements.
(4)	The LTV ratios set forth in this Term Sheet are generally based on the “as-is” values of the related mortgaged properties; provided, that such LTV ratios may be based on “as-stabilized” values in certain cases in which reserves have been established at origination for the applicable condition or circumstance that is expected to result in stabilization. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Additional Mortgage Loan Information” in the Free Writing Prospectus.
(5)	Excludes hospitality, multifamily, manufactured housing, self-storage and leased fee properties.

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-15

MSC 2015-MS1	Characteristics of the Mortgage Loans

Top 10 Mortgage Loans

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	MSMCH	TKG 3 Retail Portfolio(1)	Various	Various	Retail	$80,000,000	9.0%	1,416,414	$112.76	1.90x	8.9%	75.0%	75.0%
2	MSMCH	300 South Riverside Plaza Fee(2)	Chicago	IL	Leased Fee	$67,000,000	7.6%	1,055,273	$158.25	1.48x	5.9%	72.9%	72.9%
3	MSMCH	32 Old Slip Fee(3)	New York	NY	Leased Fee	$60,000,000	6.8%	1,133,361	$155.29	1.28x	4.8%	78.2%	78.2%
4	MSMCH	Waterfront at Port Chester(4)	Port Chester	NY	Retail	$53,500,000	6.0%	349,743	$381.71	1.66x	7.1%	75.0%	75.0%
5	MSMCH	Alderwood Mall(5)	Lynnwood	WA	Retail	$50,275,604	5.7%	575,704	$393.67	2.24x	15.1%	32.7%	21.6%
6	MSMCH	841-853 Broadway	New York	NY	Mixed Use	$50,000,000	5.6%	250,921	$199.27	5.97x	23.9%	17.9%	17.9%
7	MSMCH	Shoppes at Westlake Village	Westlake Village	CA	Retail	$50,000,000	5.6%	105,532	$473.79	1.85x	8.3%	64.1%	64.1%
8	MSMCH	Hilton Garden Inn W 54th Street(6)	New York	NY	Hospitality	$40,000,000	4.5%	401	$386,533.67	2.64x	11.7%	61.8%	61.8%
9	MSMCH	Premier Apartments	Silver Spring	MD	Multifamily	$33,250,000	3.8%	160	$207,812.50	1.15x	7.4%	59.7%	55.0%
10	MSMCH	West Valley Medical Center	Encino	CA	Office	$27,000,000	3.0%	103,008	$262.12	2.25x	10.4%	53.7%	53.7%
		Total/Wtd. Avg.				$511,025,604	57.7%			2.20x	10.1%	61.1%	59.7%

(1)	The TKG 3 Retail Portfolio mortgage loan is part of a $159,708,750 loan pair that is evidenced by four pari passu promissory notes. The TKG 3 Retail Portfolio mortgage loan is evidenced by two of such pari passu promissory notes (Note A-1 and Note A-4) with an aggregate outstanding principal balance as of the Cut-off Date of $80,000,000. The pari passu promissory notes not included in the Issuing Entity (Note A-2 and Note A-3) evidence the related companion loan, which had an outstanding balance as of the Cut-off Date of $79,708,750 and is currently held by Morgan Stanley Bank, N.A. (and is expected to be contributed to the MSBAM 2015-C23 securitization trust). Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu companion loan. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The TKG 3 Retail Portfolio Loan Pair” in the Free Writing Prospectus.
(2)	The 300 South Riverside Plaza Fee mortgage loan is part of a $167,000,000 non-serviced loan combination that is evidenced by two pari passu promissory notes. The 300 South Riverside Plaza Fee mortgage loan is evidenced by one of such pari passu promissory notes (Note A-2) with an outstanding principal balance as of the Cut-off Date of $67,000,000. The pari passu promissory note not included in the Issuing Entity (Note A-1) evidences the related non-serviced companion loan, which had an outstanding balance as of the Cut-off Date of $100,000,000 and was contributed to the MSBAM 2015-C22 securitization trust. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu serviced companion loan. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The 300 South Riverside Plaza Fee Non-Serviced Loan Combination” in the Free Writing Prospectus.
(3)	The 32 Old Slip Fee mortgage loan is part of a $176,000,000 non-serviced loan combination that is evidenced by five pari passu promissory notes. The 32 Old Slip Fee mortgage loan is evidenced by two of such pari passu promissory notes (Note A-2 and Note A-5) with an aggregate outstanding principal balance as of the Cut-off Date of $60,000,000. The pari passu promissory notes not included in the Issuing Entity (Note A-1, Note A-3 and Note A-4) evidence the related non-serviced companion loan, which had an outstanding balance as of the Cut-off Date of $116,000,000 and is currently held by Morgan Stanley Bank, N.A. (and a portion thereof is expected to be contributed to the MSBAM 2015-C23 securitization trust). Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu serviced companion loan. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The 32 Old Slip Fee Non-Serviced Loan Combination” in the Free Writing Prospectus.
(4)	The Waterfront at Port Chester mortgage loan is part of a $133,500,000 pari passu non-serviced loan combination that is evidenced by two pari passu promissory notes. The Waterfront at Port Chester mortgage loan is evidenced by one of such pari passu promissory notes (Note A-2) with an outstanding principal balance as of the Cut-off Date of $53,500,000. The pari passu promissory note not included in the Issuing Entity (Note A-1) evidences the related serviced companion loan, which had an outstanding balance as of the Cut-off Date of $80,000,000 and was contributed to the MSBAM 2015-C22 securitization trust. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu serviced companion loan. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Waterfront at Port Chester Non-Serviced Loan Combinations” in this Free Writing Prospectus.
(5)	The Alderwood Mall mortgage loan is part of a non-serviced loan combination evidenced by (i) four pari passu senior notes: (a) Note A-1-3, representing the Alderwood Mall mortgage loan, which had an outstanding principal balance as of the Cut-off Date of $50,275,604, (b) Note A-1-1 and Note A-1-2, which had an aggregate outstanding principal balance as of the Cut-off Date of $127,484,567 and were contributed to the MSCCG 2015-ALDR securitization trust, and (c) Note A-1-4, which had an outstanding principal balance as of the Cut-off Date of $48,879,059 and is currently held by Citigroup Global Markets Realty Corp., and (ii) two subordinate notes (Note A-2-1 and Note A-2-2), which had an aggregate outstanding principal balance as of the Cut-off Date of $127,800,000 and were contributed to the MSCCG 2015-ALDR securitization trust. The promissory notes described in clauses (i)(b) and (i)(c) in the preceding sentence evidence the related non-serviced companion loan, which had an outstanding balance as of the Cut-off Date of $176,363,626. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit calculations include the related pari passu non-serviced companion loan but do not include the related B notes. The annual interest rate payable on each related B note is 3.47875%, and the UW NCF DSCR, UW NOI Debt Yield and Cut-off Date LTV for the Alderwood Mall non-serviced loan combination, including the related B notes, are equal to 1.71x, 9.6% and 51.1%, respectively. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Alderwood Mall Non-Serviced Loan Combination” in the Free Writing Prospectus.
(6)	The Hilton Garden Inn W 54th Street mortgage loan is part of a non-serviced loan combination evidenced by (i) three pari passu senior promissory notes: (a) Note A-1, representing the Hilton Garden Inn W 54th Street mortgage loan, which had an outstanding principal balance as of the Cut-off Date of $40,000,000, (b) Note A-2, which had an outstanding principal balance as of the Cut-off Date of $75,000,000 and was contributed to the MSBAM 2015-C22 securitization trust and (c) Note A-3, which had an outstanding principal balance as of the Cut-off Date of $40,000,000 and is currently held by Morgan Stanley Bank, N.A. (and is expected to be contributed to the MSBAM 2015-C23 securitization trust), and (ii) one subordinate note (Note B), which had an outstanding principal balance as of the Cut-off Date of $20,000,000 and is currently held by Aareal Capital Corporation. The promissory notes described in clauses (i)(b) and (i)(c) in the preceding sentence evidence the related non-serviced companion loan, which had an outstanding balance as of the Cut-off Date of $115,000,000. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit calculations include the related pari passu non-serviced companion loan but do not include the related B note. The annual interest rate payable on the Hilton Garden Inn W 54th Street B note is 7.000%, and the UW NCF DSCR, UW NOI Debt Yield and Cut-off Date LTV for the Hilton Garden Inn W 54th Street non-serviced loan combination, including the Hilton Garden Inn W 54th Street B note, are equal to 2.16x, 10.4% and 69.7%, respectively. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Hilton Garden Inn W 54th Street Non-Serviced Loan Combination” in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-16

MSC 2015-MS1	Characteristics of the Mortgage Loans

Mortgage Loans with Pari Passu Companion Loans

Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Servicing Agreement	Master Servicer	Special Servicer	Control Rights	Combined UW NCF DSCR	Combined UW NOI Debt Yield	Combined Cut-off Date LTV
1	MSMCH	TKG 3 Retail Portfolio(1)	$80,000,000	$79,708,750	$159,708,750	MSC 2015-MS1	Midland	Midland	MSC 2015-MS1	1.90x	8.9%	75.0%
2	MSMCH	300 South Riverside Plaza Fee(2)	$67,000,000	$100,000,000	$167,000,000	MSBAM 2015-C22	Wells Fargo	Midland	MSBAM 2015-C22	1.48x	5.9%	72.9%
3	MSMCH	32 Old Slip Fee(3)	$60,000,000	$116,000,000	$176,000,000	MSBAM 2015-C23(4)	Wells Fargo	LNR	MSBAM 2015-C23(4)	1.28x	4.8%	78.2%
4	MSMCH	Waterfront at Port Chester(5)	$53,500,000	$80,000,000	$133,500,000	MSBAM 2015-C22	Wells Fargo	Midland	MSBAM 2015-C22	1.66x	7.1%	75.0%
5	MSMCH	Alderwood Mall(6)	$50,275,604	$176,363,626	$226,639,230	MSCCG 2015-ALDR	Key Bank	Key Bank	MSCCG 2015-ALDR(7)	2.24x	15.1%	32.7%
8	MSMCH	Hilton Garden Inn W 54th Street(8)	$40,000,000	$115,000,000	$155,000,000	MSBAM 2015-C22	Wells Fargo	Midland	MSBAM 2015-C22(9)	2.64x	11.7%	61.8%

(1)	See Footnote (1) to the table entitled “Top 10 Mortgage Loans” above for a description of the TKG 3 Retail Portfolio loan pair.
(2)	See Footnote (2) to the table entitled “Top 10 Mortgage Loans” above for a description of the 300 South Riverside Plaza Fee non-serviced loan combination.
(3)	See Footnote (3) to the table entitled “Top 10 Mortgage Loans” above for a description of the 32 Old Slip Fee non-serviced loan combination.
(4)	The 32 Old Slip Fee non-serviced companion loan is currently held by Morgan Stanley Bank, N.A., and a portion thereof is expected to be contributed to the MSBAM 2015-C23 securitization trust. Upon such contribution, the 32 Old Slip Fee non-serviced loan combination is expected to be serviced pursuant to the related intercreditor agreement and the MSBAM 2015-C23 pooling and servicing agreement.
(5)	See Footnote (4) to the table entitled “Top 10 Mortgage Loans” above for a description of the Waterfront at Port Chester non-serviced loan combination.
(6)	See Footnote (5) to the table entitled “Top 10 Mortgage Loans” above for a description of the Alderwood Mall non-serviced loan combination.
(7)	With respect to the Alderwood Mall mortgage loan, there will be no controlling class representative related to the securitization of the related pari passu companion loan and B notes, and consequently, the related special servicer may only be removed by a vote of certificateholders under such securitization, and such special servicer will not be required to seek the consent of a controlling party with respect to major decisions in respect of the Alderwood Mall non-serviced loan combination.
(8)	See Footnote (6) to the table entitled “Top 10 Mortgage Loans” above for a description of the Hilton Garden Inn W 54th Street non-serviced loan combination.
(9)	The Hilton Garden Inn W 54th Street non-serviced loan combination will be serviced pursuant to the MSBAM 2015-C22 pooling and servicing agreement. Such non-serviced loan combination will be administered by the master servicer and the special servicer under the MSBAM 2015-C22 pooling and servicing agreement in accordance with the servicing standard thereunder, and the special servicer in respect of such non-serviced loan combination may be removed or replaced by the holder of the related B note so long as the principal balance of such B note (as reduced or notionally reduced, as applicable, by the application of payments, losses and appraisal reductions) has not been reduced below 25% of its original principal balance (as reduced by principal payments) and, if the related B note does not satisfy such criteria, by the MSBAM 2015-C22 controlling class representative or MSBAM 2015-C22 certificateholders with the requisite voting rights, as applicable, all pursuant to the terms of the related intercreditor agreement and the MSBAM 2015-C22 pooling and servicing agreement. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Hilton Garden Inn W 54th Street Non-Serviced Loan Combination” in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-17

MSC 2015-MS1	Characteristics of the Mortgage Loans

Mortgage Loans with Subordinate Debt

Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Loan per Unit/SF	Subordinate Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Mortgage Debt UW NCF DSCR	Total Mortgage Debt UW NOI Debt Yield	Total Mortgage Debt Cut-off Date LTV
5	MSMCH	Alderwood Mall(1)	$50,275,604	$393.67	$127,800,000	2.24x	15.1%	32.7%	1.71x	9.6%	51.1%
8	MSMCH	Hilton Garden Inn W 54th Street(2)	$40,000,000	$386,533.67	$20,000,000	2.64x	11.7%	61.8%	2.16x	10.4%	69.7%

(1)	See Footnote (5) to the table entitled “Top 10 Mortgage Loans” above for a description of the Alderwood Mall non-serviced loan combination.
(2)	See Footnote (6) to the table entitled “Top 10 Mortgage Loans” above for a description of the Hilton Garden Inn W 54th Street non-serviced loan combination.

Mortgage Loans with Mezzanine Debt

Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Loan per Unit/SF	Mezzanine Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV
8	MSMCH	Hilton Garden Inn W 54th Street(1)	$40,000,000	$386,533.67	$25,000,000	2.64x	11.7%	61.8%	1.62x	9.1%	79.7%
9	MSMCH	Premier Apartments	$33,250,000	$207,812.50	$5,250,000	1.15x	7.4%	59.7%	0.94x	6.4%	69.1%

(1)	Total Debt UW NCF DSCR, Total Debt UW NOI Debt Yield and Total Debt Cut-off Date LTV figures shown above are calculated based on the related pari passu promissory notes, the subordinate note(s) and the mezzanine debt.

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-18

MSC 2015-MS1	Characteristics of the Mortgage Loans

Prior Securitization History(1)

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Prior Securitization
4	MSMCH	Waterfront at Port Chester	Port Chester	NY	Retail	$53,500,000	6.0%	349,743	$381.71	1.66x	7.1%	75.0%	75.0%	BACM 2006-1
6	MSMCH	841-853 Broadway	New York	NY	Mixed Use	$50,000,000	5.6%	250,921	$199.27	5.97x	23.9%	17.9%	17.9%	BACM 2006-2
10	MSMCH	West Valley Medical Center	Encino	CA	Office	$27,000,000	3.0%	103,008	$262.12	2.25x	10.4%	53.7%	53.7%	MLMT 2005-MCP1
11	MSMCH	Northeastern Apartments	Boston	MA	Multifamily	$24,208,794	2.7%	82	$295,229.20	1.37x	7.8%	60.5%	48.1%	MSC 2005-IQ10
12	MSMCH	Preferred Freezer - Vernon, CA	Vernon	CA	Industrial	$19,200,000	2.2%	103,000	$186.41	2.11x	9.8%	59.1%	59.1%	WBCMT 2005-C20
13	MSMCH	Saticoy Plaza	Van Nuys	CA	Retail	$19,000,000	2.1%	61,548	$308.70	1.76x	8.4%	57.6%	57.6%	MLMT 2005-CIP1
16	MSMCH	HSBC - Brandon, FL	Brandon	FL	Office	$17,753,439	2.0%	120,543	$147.28	1.52x	10.0%	64.6%	52.1%	BACM 2006 - 4
21	MSMCH	Crown Valley Center	Mission Viejo	CA	Retail	$13,000,000	1.5%	42,367	$306.84	1.75x	10.7%	55.3%	46.8%	MLMT 2005-CKI1
22	MSMCH	Homewood Suites Chester	Chester	VA	Hospitality	$12,366,045	1.4%	118	$104,796.99	1.85x	11.8%	66.1%	53.0%	WBCMT 2005-C19
27	MSMCH	Holiday Inn Express & Suites Richmond	Midlothian	VA	Hospitality	$9,274,534	1.0%	96	$96,609.73	1.91x	12.1%	73.0%	58.5%	WBCMT 2005-C19
29	MSMCH	Longston Place	Puyallup	WA	Retail	$7,968,407	0.9%	66,552	$119.73	2.00x	12.9%	56.1%	45.4%	JPMC2005-LDP2,A1
31	MSMCH	Tate Boulevard IV	Hickory	NC	Office	$7,221,341	0.8%	55,911	$129.16	1.47x	10.1%	73.9%	59.8%	MSC 2005-HQ7
32	MSMCH	Weston Town Center Shoppes	Weston	FL	Retail	$7,090,253	0.8%	36,136	$196.21	1.45x	9.3%	73.9%	59.5%	CSFB 2005-C6
40	MSMCH	Holiday Inn Express Springfield	Springfield	VT	Hospitality	$5,078,944	0.6%	88	$57,715.27	2.18x	14.6%	65.1%	52.3%	BACM 2005-1
41	MSMCH	Chino Hills Shopping Center	Chino Hills	CA	Retail	$5,000,000	0.6%	37,558	$133.13	1.55x	9.8%	60.2%	55.0%	GMACC 2005-C1
43	MSMCH	Burbank Whitsett Plaza	Valley Village	CA	Retail	$4,990,757	0.6%	39,450	$126.51	1.55x	11.7%	50.4%	37.0%	JPMCC 2005-LDP4
53	MSMCH	Shakopee Commons	Shakopee	MN	Retail	$2,050,000	0.2%	12,749	$160.80	1.63x	10.5%	69.5%	59.1%	JPMCC 2005-CB13
		Total				$284,702,513	32.2%

(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers. With respect to any mortgage loan that is part of a loan pair or a non-serviced loan combination, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit calculations include the related pari passu companion loan and exclude any subordinate notes, as applicable.

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-19

MSC 2015-MS1	Characteristics of the Mortgage Loans

Mortgage Loans with Scheduled Balloon Payments and Related Classes(1)

Class A-2 ($17,000,000)

Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance	% of Pool	Maturity Date Balance	% of Class A-2 Certificate Principal Balance	SF/ Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
15	MSMCH	Campus Quarters	AL	Multifamily	$18,000,000	2.0%	$17,004,738	100.0%	165	$109,090.91	1.48x	9.5%	73.8%	69.7%	41	83
		Total/Wtd. Avg.			$18,000,000	2.0%	$17,004,738	100.0%			1.48x	9.5%	73.8%	69.7%	41	83

(1)	The table above reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 Certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates; and (iii) each mortgage loan is paid in full on its stated maturity date or, in the case of any mortgage loan with an anticipated repayment date, on such anticipated repayment date. The table above is otherwise based on the Structuring Assumptions set forth under “Yield, Prepayment and Maturity Considerations” in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-20

MSC 2015-MS1	Characteristics of the Mortgage Loans

Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Retail	29	$370,690,485	41.9%	4.101%	1.82x	9.8%	63.0%	58.5%
Anchored	8	$152,836,204	17.3%	4.182%	1.79x	8.6%	73.0%	71.4%
AnchoredUnanchored	14	$81,577,988	9.2%	4.187%	1.69x	10.4%	62.1%	53.3%
AnchoredShadow Anchored	2	$69,000,000	7.8%	4.247%	1.82x	8.3%	62.3%	62.3%
AnchoredSuper Regional Mall	1	$50,275,604	5.7%	3.479%	2.24x	15.1%	32.7%	21.6%
AnchoredFree-Standing	4	$17,000,689	1.9%	4.209%	1.50x	7.9%	70.3%	61.8%
Multifamily	12	$147,842,925	16.7%	4.290%	1.40x	9.0%	65.6%	52.2%
AnchoredGarden	7	$66,708,131	7.5%	4.106%	1.50x	10.1%	67.7%	46.7%
AnchoredStudent Housing	4	$47,884,794	5.4%	4.155%	1.43x	8.7%	66.9%	57.9%
AnchoredHigh Rise	1	$33,250,000	3.8%	4.855%	1.15x	7.4%	59.7%	55.0%
Leased Fee(2)	2	$127,000,000	14.3%	3.835%	1.39x	5.4%	75.4%	75.4%
AnchoredLeased Fee	2	$127,000,000	14.3%	3.835%	1.39x	5.4%	75.4%	75.4%
Hospitality	5	$77,219,522	8.7%	4.007%	2.58x	12.7%	61.9%	57.2%
AnchoredSelect Service	1	$40,000,000	4.5%	4.013%	2.64x	11.7%	61.8%	61.8%
AnchoredLimited Service	3	$24,853,477	2.8%	3.966%	2.85x	14.7%	60.0%	52.0%
AnchoredExtended Stay	1	$12,366,045	1.4%	4.068%	1.85x	11.8%	66.1%	53.0%
Mixed Use	4	$71,267,268	8.0%	3.548%	4.62x	19.4%	33.4%	30.1%
AnchoredOffice/Retail	2	$58,950,000	6.7%	3.433%	5.28x	21.6%	26.1%	24.4%
AnchoredRetail/Office	1	$6,700,000	0.8%	3.925%	1.66x	10.5%	69.8%	60.4%
AnchoredRetail/Multifamily	1	$5,617,268	0.6%	4.300%	1.17x	7.1%	66.1%	53.3%
Office	4	$56,964,913	6.4%	4.129%	1.92x	10.8%	56.8%	50.6%
AnchoredMedical	2	$34,221,341	3.9%	4.074%	2.08x	10.3%	58.0%	55.0%
AnchoredSuburban	1	$17,753,439	2.0%	4.300%	1.52x	10.0%	64.6%	52.1%
AnchoredCBD	1	$4,990,133	0.6%	3.900%	2.20x	16.8%	20.5%	14.8%
Industrial	1	$19,200,000	2.2%	4.220%	2.11x	9.8%	59.1%	59.1%
AnchoredWarehouse	1	$19,200,000	2.2%	4.220%	2.11x	9.8%	59.1%	59.1%
Self Storage	2	$15,241,611	1.7%	4.532%	1.28x	8.1%	74.7%	60.9%
AnchoredSelf Storage	2	$15,241,611	1.7%	4.532%	1.28x	8.1%	74.7%	60.9%
Total/Wtd. Avg.	59	$885,426,724	100.0%	4.054%	1.98x	10.1%	62.5%	57.0%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a loan pair or a non-serviced loan combination, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loan and exclude any subordinate notes, as applicable.
(2)	With respect to two of the mortgaged properties, representing approximately 14.3% of the initial pool balance by allocated loan amount, each is comprised of a fee interest in land (or air rights) subject to a ground lease (or air rights lease) granted by the borrower to another party, which party owns the improvements. In each case, the related leasehold estate is not collateral for the mortgage loan included in the issuing entity, and the related mortgaged property is operated as an office property.

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-21

MSC 2015-MS1	Characteristics of the Mortgage Loans

Geographic Distribution(1)
State or Other Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
New York	6	$233,512,909	26.4%	3.850%	2.67x	11.1%	61.1%	60.8%
California	13	$184,898,769	20.9%	4.161%	1.95x	9.6%	60.1%	57.1%
AnchoredCalifornia – Southern(2)	13	$184,898,769	20.9%	4.161%	1.95x	9.6%	60.1%	57.1%
AnchoredCalifornia – Northern(2)	0	$0	0.0%	N/A	N/A	N/A	N/A	N/A
Illinois	3	$79,205,689	8.9%	4.019%	1.45x	6.2%	72.7%	70.8%
Washington	3	$74,366,088	8.4%	3.735%	1.98x	13.9%	41.2%	19.7%
Texas	8	$59,673,301	6.7%	4.069%	1.74x	10.8%	65.6%	55.8%
Florida	6	$54,633,692	6.2%	4.111%	1.58x	9.7%	68.1%	58.8%
Maryland	1	$33,250,000	3.8%	4.855%	1.15x	7.4%	59.7%	55.0%
Massachusetts	2	$29,198,927	3.3%	3.809%	1.51x	9.3%	53.7%	42.4%
Alabama	2	$23,500,000	2.7%	4.460%	1.45x	9.1%	73.4%	67.7%
Virginia	2	$21,640,578	2.4%	4.068%	1.87x	11.9%	69.1%	55.3%
Connecticut	1	$15,205,679	1.7%	4.240%	1.90x	8.9%	75.0%	75.0%
Iowa	1	$13,224,072	1.5%	4.240%	1.90x	8.9%	75.0%	75.0%
Montana	1	$12,373,023	1.4%	4.240%	1.90x	8.9%	75.0%	75.0%
North Carolina	2	$10,946,341	1.2%	4.347%	1.55x	10.6%	74.2%	60.6%
Kansas	1	$10,143,464	1.1%	4.240%	1.90x	8.9%	75.0%	75.0%
Utah	1	$6,275,572	0.7%	4.450%	1.28x	8.1%	74.7%	60.9%
Georgia	1	$6,200,000	0.7%	4.250%	1.43x	9.1%	74.7%	61.8%
Vermont	1	$5,078,944	0.6%	4.123%	2.18x	14.6%	65.1%	52.3%
Colorado	1	$4,658,121	0.5%	4.240%	1.90x	8.9%	75.0%	75.0%
Nevada	1	$3,491,553	0.4%	4.700%	1.98x	13.6%	56.8%	46.4%
Minnesota	1	$2,050,000	0.2%	4.225%	1.63x	10.5%	69.5%	59.1%
South Carolina	1	$1,900,000	0.2%	4.270%	1.97x	8.5%	62.3%	62.3%
Total/Wtd. Avg.	59	$885,426,724	100.0%	4.054%	1.98x	10.1%	62.5%	57.0%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a loan pair or a non-serviced loan combination, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loan and exclude any subordinate notes, as applicable.
(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-22

MSC 2015-MS1	Collateral Statistics

Collateral Statistics(1)

Cut-off Date Balance ($)
	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1 - 10,000,000	33	191,341,439	21.6
10,000,001 - 20,000,000	10	158,850,887	17.9
20,000,001 - 30,000,000	2	51,208,794	5.8
30,000,001 - 40,000,000	2	73,250,000	8.3
40,000,001 - 50,000,000	2	100,000,000	11.3
50,000,001 - 60,000,000	3	163,775,604	18.5
60,000,001 - 70,000,000	1	67,000,000	7.6
70,000,001 - 80,000,000	1	80,000,000	9.0
Total:	54	$885,426,724	100.0%
Min: $$1,900,000	Max: $80,000,000	Avg: $16,396,791
State or Other Jurisdiction
	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
New York	6	233,512,909	26.4
California	13	184,898,769	20.9
California – Southern(2)	13	184,898,769	20.9
California – Northern(2)	0	0	0.0
Illinois	3	79,205,689	8.9
Washington	3	74,366,088	8.4
Texas	8	59,673,301	6.7
Florida	6	54,633,692	6.2
Maryland	1	33,250,000	3.8
Massachusetts	2	29,198,927	3.3
Alabama	2	23,500,000	2.7
Virginia	2	21,640,578	2.4
Connecticut	1	15,205,679	1.7
Iowa	1	13,224,072	1.5
Montana	1	12,373,023	1.4
North Carolina	2	10,946,341	1.2
Kansas	1	10,143,464	1.1
Utah	1	6,275,572	0.7
Georgia	1	6,200,000	0.7
Vermont	1	5,078,944	0.6
Colorado	1	4,658,121	0.5
Nevada	1	3,491,553	0.4
Minnesota	1	2,050,000	0.2
South Carolina	1	1,900,000	0.2
Total:	59	$885,426,724	100.0%
Property Type
	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Retail	29	370,690,485	41.9
Anchored	8	152,836,204	17.3
Unanchored	14	81,577,988	9.2
Shadow Anchored	2	69,000,000	7.8
Super Regional Mall	1	50,275,604	5.7
Free-Standing	4	17,000,689	1.9
Multifamily	12	147,842,925	16.7
Garden	7	66,708,131	7.5
Student Housing	4	47,884,794	5.4
High Rise	1	33,250,000	3.8
Leased Fee(3)	2	127,000,000	14.3
Leased Fee	2	127,000,000	14.3
Hospitality	5	77,219,522	8.7
Select Service	1	40,000,000	4.5
Limited Service	3	24,853,477	2.8
Extended Stay	1	12,366,045	1.4
Mixed Use	4	71,267,268	8.0
Office/Retail	2	58,950,000	6.7
Retail/Office	1	6,700,000	0.8
Retail/Multifamily	1	5,617,268	0.6
Office	4	56,964,913	6.4
Medical	2	34,221,341	3.9
Suburban	1	17,753,439	2.0
CBD	1	4,990,133	0.6
Industrial	1	19,200,000	2.2
Warehouse	1	19,200,000	2.2
Self Storage	2	15,241,611	1.7
Self Storage	2	15,241,611	1.7
Total/Wtd. Avg.	59	$885,426,724	100.0%

Mortgage Rate (%)
	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
3.001 - 3.500	2	100,275,604	11.3
3.501 - 4.000	15	259,408,877	29.3
4.001 - 4.500	33	462,034,651	52.2
4.501 - 5.000	4	63,707,592	7.2
Total:	54	$885,426,724	100.0%
Min: 3.350%	Max: 4.855%	Wtd Avg: 4.054%
Original Term to Maturity (mos.)
	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
84	1	18,000,000	2.0
120	52	851,304,646	96.1
180	1	16,122,077	1.8
Total:	54	$885,426,724	100.0%
Min: 84 mos.	Max: 180 mos.	Wtd Avg: 120 mos.
Remaining Term to Maturity (mos.)
	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
79 - 84	1	18,000,000	2.0
115 - 120	52	851,304,646	96.1
175 - 180	1	16,122,077	1.8
Total:	54	$885,426,724	100.0%
Min: 83 mos.	Max: 178 mos.	Wtd Avg: 118 mos.
Original Amortization Term (mos.)
	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	14	486,075,000	54.9
180	1	16,122,077	1.8
300	3	14,072,864	1.6
360	36	369,156,782	41.7
Total:	54	$885,426,724	100.0%
Min: 180 mos.	Max: 360 mos.	Wtd Avg: 351 mos.
Remaining Amortization Term (mos.)
	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	14	486,075,000	54.9
171 - 180	1	16,122,077	1.8
231 - 300	3	14,072,864	1.6
351 - 360	36	369,156,782	41.7
Total:	54	$885,426,724	100.0%
Min: 178 mos.	Max: 360 mos.	Wtd Avg: 349 mos.
Mortgage Loan Sellers
	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Morgan Stanley Mortgage Capital Holdings LLC	54	885,426,724	100.0
Total:	54	$885,426,724	100.0%
Amortization Type
	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	14	486,075,000	54.9
Amortizing Balloon	19	207,804,146	23.5
Partial Interest Only	20	175,425,500	19.8
Fully Amortizing	1	16,122,077	1.8
Total:	54	$885,426,724	100.0%

Cut-off Date LTV Ratio (%)
	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
10.1 - 20.0	1	50,000,000	5.6
20.1 - 30.0	1	4,990,133	0.6
30.1 - 40.0	1	50,275,604	5.7
40.1 - 50.0	2	15,500,000	1.8
50.1 - 60.0	10	150,287,016	17.0
60.1 - 70.0	19	227,800,543	25.7
70.1 - 80.0	20	386,573,428	43.7
Total:	54	$885,426,724	100.0%
Min: 17.9%	Max: 78.2%	Wtd Avg: 62.5%
Maturity Date LTV Ratio (%)
	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
0.1 - 10.0	1	16,122,077	1.8
10.1 - 20.0	2	54,990,133	6.2
20.1 - 30.0	1	50,275,604	5.7
30.1 - 40.0	2	9,082,731	1.0
40.1 - 50.0	8	86,186,555	9.7
50.1 - 60.0	18	201,713,012	22.8
60.1 - 70.0	18	206,556,611	23.3
70.1 - 80.0	4	260,500,000	29.4
Total:	54	$885,426,724	100.0%
Min: 0.9%	Max: 78.2%	Wtd Avg: 57.0%
UW DSCR (x)
	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.11 - 1.20	3	54,989,345	6.2
1.21 - 1.30	4	81,367,300	9.2
1.31 - 1.40	5	54,495,767	6.2
1.41 - 1.50	8	133,511,594	15.1
1.51 - 1.60	4	30,420,196	3.4
1.61 - 1.70	5	70,950,000	8.0
1.71 - 1.80	4	54,019,326	6.1
1.81 - 1.90	5	159,295,545	18.0
1.91 - 2.00	6	30,609,494	3.5
2.01 - 2.10	1	3,723,476	0.4
2.11 - 2.20	4	34,269,077	3.9
2.21 - 2.30	2	77,275,604	8.7
2.61 - 2.70	1	40,000,000	4.5
4.01 - 4.10	1	10,500,000	1.2
5.91 - 6.00	1	50,000,000	5.6
Total:	54	$885,426,724	100.0%
Min: 1.15x	Max: 5.97x	Wtd Avg: 1.98x
UW NOI Debt Yield (%)
	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
4.6 - 5.0	1	60,000,000	6.8
5.6 - 6.0	1	67,000,000	7.6
7.1 - 7.5	4	98,492,957	11.1
7.6 - 8.0	2	29,708,794	3.4
8.1 - 8.5	7	104,231,611	11.8
8.6 - 9.0	4	99,121,973	11.2
9.1 - 9.5	6	54,840,253	6.2
9.6 - 10.0	5	50,329,439	5.7
10.1 - 10.5	5	45,971,341	5.2
10.6 - 11.0	4	46,051,577	5.2
11.1 - 11.5	2	22,019,326	2.5
11.6 - 12.0	3	57,356,802	6.5
12.1 - 12.5	1	9,274,534	1.0
12.6 - 13.0	3	16,691,882	1.9
13.6 - 14.0	1	3,491,553	0.4
14.6 - 15.0	1	5,078,944	0.6
15.1 - 15.5	1	50,275,604	5.7
16.6 - 17.0	2	15,490,133	1.7
23.6 - 24.0	1	50,000,000	5.6
Total:	54	$885,426,724	100.0%
Min: 4.8%	Max: 23.9%	Wtd Avg: 10.1%
(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a loan pair or a non-serviced loan combination, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loan and exclude any subordinate notes, as applicable.

(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

(3)	With respect to two of the mortgaged properties, representing approximately 14.3% of the initial pool balance by allocated loan amount, each is comprised of a fee interest in land (or air rights) subject to a ground lease (or air rights lease) granted by the borrower to another party, which party owns the improvements. In each case, the related leasehold estate is not collateral for the mortgage loan included in the issuing entity, and the related mortgaged property is operated as an office property.

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

23

MSBAM 2015-C23	Collateral Statistics

Prepayment Restrictions

Percentage of Collateral by Prepayment Restrictions (%)(1)(2)(3)(4)

Prepayment Restrictions	July 2015	July 2016	July 2017	July 2018	July 2019
Locked Out	100.0%	100.0%	80.8%	80.9%	80.9%
Yield Maintenance Total	0.0%	0.0%	19.2%	19.1%	19.1%
Open	0.0%	0.0%	0.0%	0.0%	0.0%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$885,426,724	$880,403,870	$874,854,730	$868,461,717	$861,332,002
% Initial Pool Balance	100.0%	99.4%	98.8%	98.1%	97.3%

Prepayment Restrictions	July 2020	July 2021	July 2022	July 2023	July 2024
Locked Out	81.0%	81.0%	82.7%	82.8%	81.7%
Yield Maintenance Total	19.0%	19.0%	17.3%	17.2%	17.2%
Open	0.0%	0.0%	0.0%	0.0%	1.1%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$853,546,828	$844,395,937	$817,908,323	$808,297,226	$798,323,504
% Initial Pool Balance	96.4%	95.4%	92.4%	91.3%	90.2%

Prepayment Restrictions	July 2025	July 2026	July 2027	July 2028	July 2029
Locked Out	0.0%	0.0%	0.0%	0.0%	0.0%
Yield Maintenance Total	100.0%	100.0%	100.0%	100.0%	100.0%
Open	0.0%	0.0%	0.0%	0.0%	0.0%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$6,491,032	$5,281,005	$4,018,063	$2,700,281	$1,324,485
% Initial Pool Balance	0.7%	0.6%	0.5%	0.3%	0.1%

(1)	The analysis is based on Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus.
(2)	See description of Yield Maintenance under “Description of the Offered Certificates—Distributions of Prepayment Premiums and Yield Maintenance Charges” in the Free Writing Prospectus.
(3)	Mortgage loans modeled as Yield Maintenance include mortgage loans characterized by YM1 and DEF/YM1 on Appendix I to the Free Writing Prospectus.
(4)	There may be limited exceptions to the indicated prepayment restrictions arising out of casualties, condemnations, property releases and the application of earnout reserves.

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-25

MSC 2015-MS1	TKG 3 Retail Portfolio

Mortgage Loan No. 1 – TKG 3 Retail Portfolio

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-26

MSC 2015-MS1	TKG 3 Retail Portfolio

Mortgage Loan No. 1 – TKG 3 Retail Portfolio

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-27

MSC 2015-MS1	TKG 3 Retail Portfolio

Mortgage Loan No. 1 – TKG 3 Retail Portfolio

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-28

MSC 2015-MS1	TKG 3 Retail Portfolio

Mortgage Loan No. 1 – TKG 3 Retail Portfolio

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-29

MSC 2015-MS1	TKG 3 Retail Portfolio

Mortgage Loan No. 1 – TKG 3 Retail Portfolio

TKG 3 Retail Portfolio
1 Riverside Center — Utica, NY
2 Norwichtown Commons — Norwich, CT
3 Coral North — Coralville, IA
4 Grant Creek Town Center — Missoula, MT
5 Manhattan Marketplace — Manhattan, KS
6 Riverside Crossing — Grand Junction, CO
Utica
Albany
NEW YORK
BOSTON
WORCESTER
SPRINGFIELD
Hartford
Norwich
PROVIDENCE
New Haven
NEW YORK
Atlantic Ocean
Coralville
IOWA CITY
North Liberty
Tiffin
MISSOULA
Orchard Homes
LOLO NATIONAL FOREST
MANHATTAN
GRAND JUNCTION
Redlands
Fruitvale
Clifton
Orchard Mesa
COLORADO NATIONAL MONUMENT

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-30

MSC 2015-MS1	TKG 3 Retail Portfolio

Mortgage Loan No. 1 – TKG 3 Retail Portfolio

Mortgage Loan Information				Mortgaged Property Information(3)
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$80,000,000			Location:	Various
Cut-off Date Balance(1):	$80,000,000			General Property Type:	Retail
% of Initial Pool Balance:	9.0%			Detailed Property Type:	Anchored/Unanchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	E. Stanley Kroenke			Year Built/Renovated:	Various
Mortgage Rate:	4.240%			Size:	1,416,414 SF
Note Date:	5/15/2015			Cut-off Date Balance per Unit(1):	$113
First Payment Date:	7/1/2015			Maturity Date Balance per Unit(1):	$113
Maturity Date:	6/1/2025			Property Manager:	TKG Management, Inc. (borrower related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information(3)
IO Period:	120 months
Seasoning:	1 month			UW NOI:	$14,184,806
Prepayment Provisions:	LO (23); YM1 (93); O (4)			UW NOI Debt Yield(1):	8.9%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity(1):	8.9%
Additional Debt Type:	Pari Passu			UW NCF DSCR(1):	1.90x
Additional Debt Balance:	$79,708,750			Most Recent NOI:	$14,572,836 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(4):	N/A
Reserves(2)				3rd Most Recent NOI(4):	N/A
Type	Initial	Monthly	Cap	Most Recent Occupancy:	96.3% (3/17/2015)
RE Tax:	$0	Springing	N/A	2nd Most Recent Occupancy(4):	N/A
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy(4):	N/A
Recurring Replacements:	$0	Springing	N/A	Appraised Value (as of):	$212,945,000 (2/6/2015-2/26/2015)
TI/LC:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	75.0%
				Maturity Date LTV Ratio(1):	75.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$159,708,750	94.7%	Loan Payoff:	$167,080,358	99.0%
Borrower Equity:	$9,026,005	5.3%	Closing Costs:	$1,654,397	1.0%
Total Sources:	$168,734,755	100.0%	Total Uses:	$168,734,755	100.0%

(1)	The TKG 3 Retail Portfolio Mortgage Loan is part of the TKG 3 Retail Portfolio Loan Pair, which is comprised of four pari passu promissory notes with an aggregate Cut-off Date principal balance of $159,708,750. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the TKG 3 Retail Portfolio Loan Pair.
(2)	See “—Escrows and Reserves” below for further discussion of reserve requirements.
(3)	Mortgaged Property Information and Underwriting and Financial Information are based on a combination or sum of all six retail centers that comprise the TKG 3 Retail Portfolio Property.
(4)	Affiliates or associates of the TKG 3 Retail Portfolio Borrower purchased the six retail centers that comprise the TKG 3 Retail Portfolio Property in 2011, 2012 and 2013. Complete historical operating statements and occupancy data prior to 2014 are not available for all six centers.

The Mortgage Loan. The largest mortgage loan (the “TKG 3 Retail Portfolio Mortgage Loan”) is part of a loan pair (the “TKG 3 Retail Portfolio Loan Pair”) evidenced by four pari passu promissory notes with an aggregate Cut-off Date principal balance of $159,708,750, all of which are secured by the same first priority fee mortgages encumbering five anchored shopping centers and one unanchored shopping center in six states (collectively, the “TKG 3 Retail Portfolio Property”). Promissory Notes A-1 and A-4, in the aggregate original principal amount of $80,000,000, represent the TKG 3 Retail Portfolio Mortgage Loan, and Promissory Notes A-2 and A-3, in the aggregate original principal amount of $79,708,750 (collectively, the “TKG 3 Retail Portfolio Serviced Companion Loan”), are expected to be held by the MSBAM 2015-C23 securitization trust on the closing date of this transaction. The TKG 3 Retail Portfolio Loan Pair will be serviced pursuant to the pooling and servicing agreement for this transaction. See “Description of the Mortgage Pool—The A/B Whole Loans and Loan Pairs—The TKG 3 Retail Portfolio Loan Pair” and “Servicing of the Mortgage Loans” in the Free Writing Prospectus.

The proceeds of the TKG 3 Retail Portfolio Loan Pair were primarily used to refinance six previous loans secured by the six retail centers comprising the TKG 3 Retail Portfolio Property, which loans totaled approximately $167,080,358 at the time of payoff. The retail centers were purchased by affiliates or associates of the TKG 3 Retail Portfolio Borrower in 2011, 2012 and 2013 for a total purchase price of approximately $206,462,268.

The Borrower and the Sponsor. The borrowers are TKG Riverside Enterprises L.L.C., a New York limited liability company, TKG Norwichtown Commons, LLC, a Delaware limited liability company, TKG Coral North, L.L.C., a Delaware limited liability company, TKG Grant Creek Development, L.L.C., a Delaware limited liability company, Manhattan Marketplace Shopping Center, LLC, a Delaware limited liability company, and Riverside Crossing Three Development, L.L.C, a Delaware limited liability company, (collectively, the “TKG 3 Retail Portfolio Borrower”), which are single-purpose entities with independent directors. The TKG 3 Retail Portfolio Borrower is indirectly 100% owned by E. Stanley Kroenke, the sponsor and nonrecourse carve-out guarantor.

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2015-MS1	TKG 3 Retail Portfolio

Mr. Kroenke was a Wal-Mart Stores, Inc. director from 1995 to 2000. As of November 2014, Mr. Kroenke was noted on the “Forbes 400” list, with an estimated $5.8 billion net worth.

The Mortgaged Property. The TKG 3 Retail Portfolio Property consists of five anchored shopping centers and one unanchored shopping center in six states, listed below in decreasing order of size by allocated loan amount.

Riverside Center, located in Utica, New York, is a 692,658 SF retail center anchored by Walmart Supercenter, Lowe’s and BJ’s Wholesale Club with a gas station.

Norwichtown Commons, located in Norwich, Connecticut, is a 168,753 SF retail center anchored by Super Stop & Shop and Big Lots. The center was converted from an enclosed mall to an open-air center in 2013.

Coral North, located in Coralville, Iowa, a suburb of Iowa City, is a 208,406 SF retail center anchored by Gordmans department store, TJ Maxx, Bed Bath & Beyond and Michaels. Iowa City is home to the University of Iowa, which is located less than three miles from the Coral North center.

Grant Creek Town Center, located in Missoula, Montana, is a 163,420 SF retail center anchored by Ross Dress for Less, TJ Maxx and REI. Missoula is home to the University of Montana, which is located approximately 3.5 miles from the Grant Creek Town Center.

Manhattan Marketplace, located in Manhattan, Kansas, is a 148,173 SF retail center anchored by Dick’s Sporting Goods, Best Buy and Bed Bath & Beyond, and shadow anchored by Hy-Vee grocery store. Manhattan is home to Kansas State University, which is located approximately one mile from Manhattan Marketplace. Manhattan is also home to Fort Riley.

Riverside Crossing, located in Grand Junction, Colorado, is an unanchored 35,004 SF retail center situated approximately one mile from Mesa Mall, a 672,642 SF retail center anchored by Dillard’s, JC Penney and Sears that is not a part of the TKG 3 Retail Portfolio Property.

Property Summary
Property	Location	Size (SF)	Occ.%	Allocated Cut- off Date Loan Amount	% of Allocated Loan Amount	Year Built/ Renovated	Appraised Value	Cut-off Date LTV	UW DSCR
Riverside Center	Utica, NY	692,658	95.6%	$24,395,641	30.5%	1973/1993; 2003; 2015	$66,120,000	75.0%	2.15x
Norwichtown Commons	Norwich, CT	168,753	96.7%	$15,205,679	19.0%	1966/2013	$39,600,000	75.0%	1.63x
Coral North	Coralville IA	208,406	98.4%	$13,224,072	16.5%	2006/N/A	$35,200,000	75.0%	1.81x
Grant Creek Town Center	Missoula, MT	163,420	92.8%	$12,373,023	15.5%	1999/2002	$32,400,000	75.0%	1.73x
Manhattan Marketplace	Manhattan, KS	148,173	98.9%	$10,143,464	12.7%	2006-2011/N/A	$27,000,000	75.0%	1.99x
Riverside Crossing	Grand Junction, CO	35,004	100.0%	$4,658,121	5.8%	2006-2008/N/A	$12,625,000	75.0%	1.98x
Total/Wtd. Avg.		1,416,414	96.3%	$80,000,000	100.0%		$212,945,000	75.0%	1.90x

Major Portfolio Tenants (by underwritten base rents).

Lowe’s (130,019 SF, 9% of portfolio NRA, 10% of portfolio underwritten base rent). Lowe’s Home Centers, Inc. (“Lowe’s”) (NYSE: LOW) leases 130,879 SF at Riverside Center. The lease began on November 11, 1997 and has a current expiration date of November 30, 2027, with six five-year lease renewal options. As of January 30, 2015, Lowe’s operated 1,840 home improvement and hardware stores in the United States, Canada and Mexico.

Stop & Shop (73,239 SF, 5% of portfolio NRA, 9% of portfolio underwritten base rent). The Stop & Shop Supermarket Company LLC (“Stop & Shop”) leases 73,239 SF at Norwichtown Commons. The original lease began on September 1, 1997, was extended and renewed effective September 1, 2012, and has a current lease expiration date of February 28, 2023, with six remaining five-year lease renewal options. Stop & Shop is a subsidiary of Koninklijke Ahold n.v. (AHLN.AS) (“Ahold”). As of December 31, 2014, Ahold, through two U.S. based subsidiaries, operated 398 Stop & Shop stores in New England and Metropolitan New York.

Walmart (204,235 SF, 14% of portfolio NRA, 7% of portfolio underwritten base rent). Wal-Mart Real Estate Business Trust (“Walmart”) leases 204,235 SF at Riverside Center. The lease began on March 1, 1995 and has a current expiration date of February 28, 2020, with 10 five-year lease renewal options. As of the end of fiscal year 2014, Walmart (NYSE: WMT) operated approximately 10,942 stores globally, including 4,203 U.S. based Walmart stores and 632 Sam’s Clubs.

BJ’s (114,489 SF, 8% of portfolio NRA, 6% of portfolio underwritten base rent). BJ’s Wholesale Club, Inc. (“BJ’s”) leases 114,489 SF at Riverside Center. The lease began on November 1, 1993, was renewed effective February 1, 2014, and has a current expiration date of January 31, 2019, with four remaining five-year lease renewal options. BJ’s also operates a gas station at Riverside Center. BJ’s currently operates 205 membership warehouse clubs in 15 states. The company is headquartered in Westborough, MA and, in September 2011, was acquired by Beacon Holding, Inc., an affiliate of Leonard Green & Partners, L.P. (“LGP”). LGP is a Los Angeles based private equity firm.

Dick’s Sporting Goods (45,000 SF, 3% of portfolio NRA, 4% of portfolio underwritten base rent). Dick’s Sporting Goods, Inc. (“Dick’s Sporting Goods”) leases 45,000 SF at Manhattan Marketplace. The lease began on July 27, 2011 and has a current expiration date of January 31, 2022, with four five-year lease renewal options. As of January 1, 2015, Dick’s Sporting Goods (NYSE: DKS) operated 603 stores in 46 states.

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2015-MS1	TKG 3 Retail Portfolio

The following tables present individual property summaries regarding anchor and major tenants at the six retail centers that comprise the TKG 3 Retail Portfolio Property:

Riverside Center Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	2014 Sales PSF
Anchor/Major Tenants
Walmart	AA/Aa2/AA	204,235	29%	$1,096,776	21%	$5.37	2/28/2020	N/A
Lowe’s	NR/A3/A-	130,019	19%	$1,604,431	31%	$12.34	11/30/2027	$200
BJ’s Wholesale Club	NR/B3/B-	114,489	17%	$883,022	17%	$7.71	1/31/2019	N/A
Burlington Coat Factory	NR/B1/NR	70,000	10%	$529,375	10%	$7.56	6/30/2024	$102
Bass Pro Shops	NR/NR/NR	61,790	9%	$482,530	9%	$7.81	8/31/2028	N/A
Subtotal/Wtd. Avg.		580,533	84%	$4,596,134	89%	$7.92

Other Tenants		81,990	12%	$593,892	11%	$7.24
Vacant Space		30,135	4%	$0	0%	$0.00
Total/Wtd. Avg.		692,658	100%	$5,190,026	100%	$7.83

(1) Certain ratings are those of the parent company whether or not the parent guarantees the lease.

Norwichtown Commons Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	2014 Sales PSF
Anchor/Major Tenants
Stop & Shop	BBB/Baa3/BBB	73,239	43%	$1,391,541	54%	$19.00	2/28/2023	N/A
Big Lots	NR/NR/BBB-	33,494	20%	$251,205	10%	$7.50	1/31/2021	N/A
Planet Fitness	NR/B1/NR	17,000	10%	$187,000	7%	$11.00	9/30/2034	N/A
Dollar Tree	NR/Ba2/BB	9,000	5%	$94,500	4%	$10.50	1/31/2018	N/A
Dress Barn	NR/NR/NR	7,600	5%	$152,000	6%	$20.00	12/31/2017	$126
Subtotal/Wtd. Avg.		140,333	83%	$2,076,246	81%	$14.80

Other Tenants		22,854	14%	$501,965	19%	$21.96
Vacant Space		5,566	3%	$0	0%	$0.00
Total/Wtd. Avg.		168,753	100%	$2,578,211	100%	$15.80

(1) Certain ratings are those of the parent company whether or not the parent guarantees the lease.

Coral North Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	2014 Sales PSF
Anchor/Major Tenants
Gordmans	NR/NR/NR	50,071	24%	$413,086	16%	$8.25	2/28/2018	$132
TJ Maxx	NR/A3/A+	25,000	12%	$193,750	8%	$7.75	5/31/2021	$306(2)
Bed Bath & Beyond	NR/Baa1/A-	23,028	11%	$215,982	8%	$9.38	1/31/2019	N/A
Michaels	NR/NR/B+	21,633	10%	$231,040	9%	$10.68	2/28/2018	N/A
Petco	NR/B3/B	15,050	7%	$190,383	7%	$12.65	6/30/2018	N/A
Subtotal/Wtd. Avg.		134,782	65%	$1,244,241	49%	$9.23

Other Tenants		70,379	34%	$1,306,270	51%	$18.56
Vacant Space		3,245	2%	$0	0%	$0.00
Total/Wtd. Avg.		208,406	100%	$2,550,511	100%	$12.43

(1)       Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)       The TJ Maxx sales represent reported 2013 sales; 2014 sales are not yet available.

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2015-MS1	TKG 3 Retail Portfolio

Grant Creek Town Center Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	2014 Sales PSF
Anchor/Major Tenants
Ross	NR/NR/NR	29,974	18%	$292,247	13%	$9.75	1/31/2018	$237
TJ Maxx	NR/A3/A+	28,000	17%	$295,960	14%	$10.57	4/30/2017	$265
REI	NR/NR/NR	23,535	14%	$310,662	14%	$13.20	5/31/2020	N/A
St. Patrick Hospital	NR/NR/NR	12,000	7%	$224,400	10%	$18.70	8/31/2019	N/A
Famous Footwear	NR/NR/NR	10,000	6%	$187,000	9%	$18.70	5/31/2017	$180
Subtotal/Wtd. Avg.		103,509	63%	$1,310,269	60%	$12.66

Other Tenants		48,130	29%	$860,665	40%	$17.88
Vacant Space		11,781	7%	$0	0%	$0.00
Total/Wtd. Avg.		163,420	100%	$2,170,934	100%	$14.32

(1) Certain ratings are those of the parent company whether or not the parent guarantees the lease.

Manhattan Marketplace Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	2014 Sales PSF
Anchor/Major Tenants
Dick’s Sporting Goods	NR/NR/NR	45,000	30%	$562,500	28%	$12.50	1/31/2022	N/A
Best Buy	BB/Baa2/BB	30,000	20%	$396,000	20%	$13.20	1/31/2017	N/A
Bed Bath & Beyond	NR/Baa1/A-	20,000	13%	$160,000	8%	$8.00	1/31/2020	N/A
Petco	NR/B3/B	16,500	11%	$263,175	13%	$15.95	1/31/2020	N/A
Longhorn Steakhouse	BBB-/Ba1/BBB-	5,662	4%	$75,000	4%	$13.25	1/31/2021	N/A
Subtotal/Wtd. Avg.		117,162	79%	$1,456,675	72%	$12.43

Other Tenants		29,346	20%	$552,949	28%	$18.84
Vacant Space		1,665	1%	$0	0%	$0.00
Total/Wtd. Avg.		148,173	100%	$2,009,624	100%	$13.72

(1) Certain ratings are those of the parent company whether or not the parent guarantees the lease.

Riverside Crossing Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	2014 Sales PSF
Anchor/Major Tenants
Grand International Buffet	NR/NR/NR	8,045	23%	$173,772	18%	$21.60	9/30/2018	N/A
USA Recruiting	NR/NR/NR	4,949	14%	$141,541	15%	$28.60	10/31/2017	N/A
Verizon Wireless	A-/Baa1/BBB+	4,108	12%	$144,585	15%	$35.20	12/31/2017	N/A
Eyemart Express	NR/NR/NR	2,740	8%	$68,250	7%	$24.91	10/31/2018	N/A
Sleep Number	NR/NR/NR	2,740	8%	$67,760	7%	$24.73	6/30/2017	N/A
Subtotal/Wtd. Avg.		22,582	65%	$595,908	63%	$26.39

Other Tenants		12,422	35%	$357,085	37%	$28.75
Vacant Space		0	0%	$0	0%
Total/Wtd. Avg.		35,004	100%	$952,993	100%	$27.23

(1)    Certain ratings are those of the parent company whether or not the parent guarantees the lease.

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2015-MS1	TKG 3 Retail Portfolio

The following table presents certain information relating to the aggregate lease rollover at the TKG 3 Retail Portfolio Property and is based on the underwritten rent rolls of each property comprising the TKG 3 Retail Portfolio Property:

Portfolio Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	2	21,530	$3.15	2%	2%	$67,740	0%	0%
2015	9	18,113	$19.28	1%	3%	$349,198	2%	3%
2016	5	11,782	$18.74	1%	4%	$220,747	1%	4%
2017	18	122,133	$17.71	9%	12%	$2,162,821	14%	18%
2018	23	166,234	$12.60	12%	24%	$2,094,761	14%	32%
2019	8	159,626	$9.31	11%	35%	$1,485,837	10%	41%
2020	13	286,736	$7.93	20%	56%	$2,274,531	15%	56%
2021	9	108,962	$8.90	8%	63%	$969,790	6%	62%
2022	5	59,083	$13.56	4%	67%	$801,072	5%	67%
2023	4	92,199	$18.74	7%	74%	$1,727,507	11%	79%
2024	7	85,450	$9.75	6%	80%	$833,439	5%	84%
2025	1	1,365	$23.00	0%	80%	$31,395	0%	84%
2026	0	0	$0.00	0%	80%	$0	0%	84%
2027	1	130,019	$12.34	9%	89%	$1,604,431	10%	95%
2028 & Beyond	3	100,790	$8.23	7%	96%	$829,030	5%	100%
Vacant	0	52,392	$0.00	4%	100%	$0	0%	100%
Total/Wtd. Avg.	108	1,416,414	$11.33	100%		$15,452,299	100%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Markets. The TKG 3 Retail Portfolio Property is comprised of six retail centers in six different cities in six states, listed below in decreasing order of size by allocated loan amount. Riverside Center is located in Utica, Oneida County, New York, approximately 55 miles east of Syracuse and 95 miles northwest of Albany. Norwichtown Commons is located in Norwich, New London County, Connecticut, approximately 43 miles southeast of Hartford, CT, 135 miles northeast of New York City, NY, and 99 miles southwest of Boston. Coral North is located in Coralville, Johnson County, Iowa, approximately 108 miles east of Des Moines, 24 miles south of Cedar Rapids, and less than three miles from the University of Iowa campus. Grant Creek Town Center is located in Missoula, Missoula County Montana, approximately 115 miles west of Helena and approximately 3.5 miles from the University of Montana campus. Manhattan Marketplace is located in Manhattan, Riley County, Kansas, in the northern end of downtown Manhattan. Manhattan is home to Kansas State University. Riverside Crossing is located in Grand Junction, Mesa County, Colorado, which is approximately half way between Salt Lake City and Denver, Colorado.

Market Summaries
Property	Address	Allocated Loan Amount	Estimated 2014 Population (five-mile radius)	Estimated Average 2014 Household Income (five-mile radius)	Average Submarket Retail Vacancy
Riverside Center	710 Horatio Street, Utica, NY	$24,395,641	95,165	$56,276	5.2%
Norwichtown Commons	42 Town Street, Norwich, CT	$15,205,679	52,392	$66,424	4.3%
Coral North	2515-2530 Corridor Way, Coralville, IA	$13,224,072	82,782	$68,185	2.4%
Grant Creek Town Center	3055-3275 North Reserve Street, Missoula, MT	$12,373,023	75,648	$53,096	3.8%
Manhattan Marketplace	401 3rd Place, Manhattan, KS	$10,143,464	63,096	$63,144	2.4%
Riverside Crossing	2502 and 2504 Highway 6 & 50, Grand Junction, CO	$4,658,121	79,426	$61,215	3.2%

Source: Industry Reports

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2015-MS1	TKG 3 Retail Portfolio

The following tables present the primary competitive centers to the TKG 3 Retail Portfolio Property:

Riverside Center Competitive Property Summary
Comp Name/Address	Property Size (SF)	Year Built	Comp Type	Tenant Name	Lease Date	Lease Size (SF)	Expense Reimb.	Annual Rent PSF
Geneva SC Outparcel Hamilton Street @ White Springs Road Geneva, NY	11,000	2015	In Line	Metro Mattress	3/2015	3,200	Gross	$23.44
Fresh Market Plaza 52 Marion Avenue Saratoga Springs, NY	40,479	2014	In Line	Compliments To The Chef	12/2014	2,285	NNN	$28.00
Panorama Plaza 1601 Penfield Road Penfield, NY	279,919	1978	In Line	GNC	6/2014	1,440	NNN	$24.50
Mansion Square 3421 State Street Niskayuna, NY	496,148	N/A	In Line	UPS	1/2014	1,200	NNN	$25.00
Tops Plaza 3836 NYS Route 281 Cortland, NY	111,071	1995	In Line	Little Caesar’s	1/2014	1,200	NNN	$18.63
Victory Crossing 400 Commerce Drive Victor, NY	N/A	2013	In Line	Five Guys	11/2013	2,579	NNN	$25.00
Kmart Plaza 4634 Commercial Drive New Hartford, NY	N/A	1975	In Line	Moe’s Southwest Grill	10/2012	2,900	NNN	$25.00
The Shoppes at Latham Circle 800 New Loudon Road Latham, NY	820,067	1957	Jr. Anchor	Dick’s Sporting Goods	5/2015	50,862	NNN	$13.50
Raymour & Flanigan Plaza 4000 NYS Route 31 Clay, NY	136,492	2001	Jr. Anchor	Burlington	11/2014	47,626	NNN	$8.50
Amherst Shopping Center 3050 Sheridan Drive Amherst, NY	164,603	1974	Jr. Anchor	BJ’s Wholesale Club	2/2012	49,743	NNN	$6.00
Culver Ridge Plaza 2255 East Ridge Road Irondequoit, NY	871,200	1997	Jr. Anchor	CW Price	9/2011	26,959	NNN	$9.50
Greenport Commons 420 Fairview Avenue Hudson, NY	508,785	2011	Jr. Anchor	TJ Maxx	10/2010	25,000	NNN	$7.50
Tops Plaza 3035 Niagara Falls Boulevard Amherst, NY	145,642	1986	Big Box/Anchor	Tops Markets	1/2016	82,897	NNN	$6.55
Shopper’s World 15 Park Avenue Clinton Park, NY	N/A	1988	Big Box/Anchor	Price Chopper	10/2014	77,478	NNN	$11.66
Freestanding 1707 McMahon Drive Altoona, PA	N/A	N/A	Big Box/Anchor	Lowe’s	6/2014	121,148	NNN	$7.27
Marple Crossroads 400 S. State Road Springfield, PA	450,000	1964	Big Box/Anchor	Wal-Mart	4/2011	113,058	NNN	$11.59
Freestanding 2044 Red Lion Road Philadelphia, PA	413,820	1998	Big Box/Anchor	BJ’s Wholesale Club	6/2013	104,708	NNN	$7.86
Kittles Furniture 5600 Britton Parkway Columbus, OH	N/A	N/A	Big Box/Anchor	Kittles Furniture	7/2010	91,386	NNN	$7.11
Township 5 Bennett Road Camillus, NY	3,113,669	2014	Ground Lease	LongHorn Steakhouse	12/2014	6,242	NNN	$16.02
Henrietta Plaza 1100 Jefferson Road Henrietta, NY	N/A	1999	Ground Lease	Burger King	5/2014	4,000	NNN	$25.00
Mansion Square 3421 State Street Niskayuna, NY	496,148	N/A	Ground Lease	Wendy’s	7/2012	3,630	NNN	$20.66
Auto Zone 8037 Brewerton Road Cicero, NY	N/A	1991	Ground Lease	Auto Zone	4/2012	3,500	NNN	$24.97
Genesee Plaza 1100 West Genesee Street Syracuse, NY	15,000	2014	Ground Lease	Dunkin Donuts	1/2012	2,484	NNN	$24.15

Source: Appraisal

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2015-MS1	TKG 3 Retail Portfolio

Norwichtown Commons Competitive Property Summary
Comp Name/Address	Property Size (SF)	Comp Type	Anchors	Tenant Name	Lease Date	Lease Size (SF)	Expense Reimb.	Annual Rent PSF	TI/SF
Confidential Central New Haven County, CT	N/A	Grocery	N/A	Confidential	5/2016	69,617	NNN	$24.22	$0
Market Square 1220 Storrs Road Mansfield, CT	36,500	Grocery	Price Chopper	Price Chopper	1/2014	31,500	NNN	$16.34	$70
Pleasant Shops	N/A	Grocery	N/A	Whole Foods	1/2014	38,000	NNN	$15.75	N/A
49 Pleasant Street
Weymouth, MA
Market Street	N/A	Grocery	N/A	Whole Foods	8/2013	45,000	NNN	$23.00	N/A
427 Walnut Street
Lynnfield, MA
Confidential	150,000	Major	ShopRite	Planet Fitness	7/2015	23,520	NNN	$14.00	$0
Southwestern Hartford County, CT
Confidential	100,000	Major	ShopRite	Liquor Store	5/2016	23,000	NNN	$22.75	N/A
Southern New Haven County, CT
Freestanding	8,015	Major	N/A	Advanced Auto	1/2015	8,015	NNN	$19.00	New Build
800 East Main Street
Meriden, CT
Middletown Plaza	180,000	Major	Staples	Big Lots	4/2013	31,166	NNN	$7.50	$30
720 Washington Avenue
Middletown, CT
Olde Mistick Village	N/A	In Line	N/A	Just in Jammies	1/2014	1,313	Modified	$20.00	N/A
27 Coogan Boulevard							Gross
Mystic, CT
Olde Mistick Village	N/A	In Line	N/A	Neal Bobruff	10/2013	1,200	Modified	$24.00	N/A
27 Coogan Boulevard							Gross
Mystic, CT
Cromwell Square	N/A	In Line	N/A	Confidential	6/2013	4,000	NNN	$15.00	$0
45 Shunpike Road
Cromwell, CT
Plainfield Parkade	N/A	In Line	N/A	Full Moon Salon	5/2013	1,200	NNN	$15.00	$0
67 Lathrop Road
Plainfield, CT
Freestanding	N/A	In Line	N/A	Dollar General	3/2013	9,002	NNN	$14.18	New Build
1380 Main Street
Hartford, CT
Strip Center	N/A	In Line	N/A	Listing	3/2015	7,700	NNN	$20.20	Vanilla
45 Salem Turnpike
Norwich, CT

Source: Appraisal

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2015-MS1	TKG 3 Retail Portfolio

Coral North Competitive Property Summary
Comp Name/Address	Property Size (SF)	Year Built	Comp Type	Anchors	Tenant Name	Lease Date	Lease Size (SF)	Expense Reimb.	Annual Rent PSF
Retail Strip Center 3219 8th Street SW Altoona, IA	7,428	2014	Small Shop/ Retail	None	Heartland Dental	10/2014	3,586	NNN	$32.00
Retail Strip Center 3219 8th Street SW Altoona, IA	7,428	2014	Small Shop/ Retail	None	Verizon	10/2014	2,042	NNN	$25.00
Northview Centre II 1350 NW 18th Street Ankeny, IA	N/A	2015	Small Shop/ Retail	None	Which Wich Sandwiches	1/2015	2,000	NNN	$26.00
Northview Centre I 1350 NW 18th Street Ankeny, IA	6,404	2011	Small Shop/ Retail	None	Dunkin Donuts	10/2014	2,350	NNN	$27.00
Retail Strip Center 3580 8th Street SW Altoona, IA	5,070	2013	Small Shop/ Retail	None	Mattress Firm	6/2013	3,380	NNN	$19.50
Retail Strip Center 1815 2nd Street Coralville, IA	6,200	2007	Small Shop/ Retail	None	Verizon	7/2012	3,190	NNN	$25.19
Aspen Dental & Verizon Wireless 2953 & 2957 5th Avenue South Fort Dodge, IA	5,700	2012	Small Shop/ Retail	None	Aspen Dental	4/2012	3,200	NNN	$26.00
Biomat USA 3533 S. Scatterfield Road Anderson, IN	15,500	2015	Blood/Medical Office	None	Biomat USA	5/2015	15,500	NNN	$14.32
Davita Dialysis 5865 Sunnybrook Drive Sioux City, IA	6,325	2013	Blood/Medical Office	None	Davita Dialysis	10/2014	6,325	NNN	$19.93
Bio Medical Applications of Indiana 1705 E. Industrial Dr. Terre Haute, IN	7,936	2014	Blood/Medical Office	None	Bio Medical Applications of Indiana	9/2014	7,936	NNN	$28.41
Davita Dialysis 1401 North Michigan Street Elkhart, IN	6,980	2014	Blood/Medical Office	None	Davita Dialysis	6/2014	6,980	NNN	$24.14
At Home - Garden Ridge 10331 University Avenue Clive, IA	90,000	1991	Anchors & Majors	At Home	At Home - Garden Ridge	5/2015	90,000	NNN	$6.39
Centro Plaza 400 North 48th Street Lincoln, NE	115,495	1986	Anchors & Majors	Best Buy, TJ Maxx, Staples	TJ Maxx	2/2015	24,320	NNN	$10.00
JoAnn Fabrics 3200 Agency Burlington, IA	124,114	1972	Anchors & Majors	Dick’s Sporting Goods, Staples and JoAnn Fabrics	JoAnn Fabrics	8/2014	18,000	NNN	$12.00
Wilderness Hills 2933 Crescent Drive Lincoln, NE	N/A	2014	Anchors & Majors	Kohl’s, Marshall’s, Home Goods	Marshall`s/ Home Goods	5/2014	46,000	NNN	$10.00
Office Max at Lake Manawa 505 E. 30th Avenue Council Bluffs, IA	N/A	1998	Anchors & Majors	Office Max	Office Max	4/2013	23,500	NNN	$11.50

Source: Appraisal

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2015-MS1	TKG 3 Retail Portfolio

Grant Creek Town Center Competitive Property Summary
Comp Name/Address	Property Size (SF)	Year Built	Comp Type	Anchors	Tenant Name	Lease Date	Lease Size (SF)	Expense Reimb.	Annual Rent PSF	TI/SF
West Park Promenade 1603 Grand Avenue Billings, MT	145,434	1961	Anchor	Lucky’s Market, Hastings, Yellowstone Fitness	Yellowstone Fitness	5/2014	41,272	NNN	$6.50	N/A
West Park Promenade 1603 Grand Avenue Billings, MT	145,434	1961	Anchor	Lucky’s Market, Hastings, Yellowstone Fitness	Lucky’s Farmers Market	9/2013	26,420	NNN	$12.79	N/A
Rimrock Village 100 24th Street W Billings, MT	172,290	1970	Anchor	Hobby Lobby, Sports Authority	One Source Lighting	5/2013	9,000	NNN	$10.00	$7
Market Commons 950 S 29th Street W Billings, MT	19,120	2002	Anchor	N/A	Mattress & Furniture Warehouse	1/2013	15,000	NNN	$9.50	$10
Holiday Village Mall 1200 10th Avenue South Great Falls, MT	496,372	1959	Anchor	Herbergers, JCPenney, Osco Drug, Sears, Ross Dress For Less, Scheels All Sports	Big Lots	10/2011	30,000	NNN	$9.00	$5
2240 Grand Avenue Billings, MT	N/A	1974	In-Line/ Shop	N/A	E Cigarette Factory Outlet	1/2014	2,100	NNN	$13.00	$5
1447 Grand Avenue Billings, MT	N/A	1969	In-Line/ Shop	N/A	Good Vibrations	12/2013	3,000	NNN	$14.00	$7
Mountain West Bank Building 3301 Great Northern Avenue Missoula, MT	N/A	2008	In-Line/ Shop	N/A	Confidential	11/2013	2,470	NNN	$14.00	$20
935 SW Higgins Avenue Missoula, MT	N/A	1974	In-Line/ Shop	N/A	Massage Envy	10/2013	3,550	NNN	$12.00	$10
425 N 5th Street W Missoula, MT	N/A	1993	In-Line/ Shop	N/A	Going Quilting	6/2014	1,100	NNN	$9.50	$5
1200 S Reserve Street Missoula, MT	N/A	2004	In-Line/ Shop	N/A	Fairytales and Fantasies	2/2014	1,300	NNN	$13.00	$8
2001 Brooks Street Missoula, MT	N/A	1965	In-Line/ Shop	N/A	Rocco Bridal	1/2014	2,100	NNN	$11.00	$5

Source: Appraisal

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2015-MS1	TKG 3 Retail Portfolio

Manhattan Marketplace Competitive Property Summary
Comp Name/Address	Property Size (SF)	Year Built	Comp Type	Anchors	Tenant Name	Lease Date	Lease Size (SF)	Expense Reimb.	Annual Rent PSF	TI/SF
West Loop Shopping Center	214,447	1970	In Line	Dillons,	Confidential	11/2014	4,360	NNN	$14.00	$0
2700 Anderson Avenue				Marshalls,
Manhattan, KS				Jo Ann
Three-Tenant Strip Center	6,140	2013	In Line	N/A	Qdoba Mexican	6/2013	2,945	Modified Gross	$24.00	$20
814 East Chestnut Street					Grill
Junction City, KS
Three-Tenant Strip Center	6,140	2013	In Line	N/A	Great Clips	6/2013	1,200	NNN	$19.75	$15
814 East Chestnut Street
Junction City, KS
Bluemont Center	13,270	2004	In Line	N/A	AT&T	6/2013	1,800	NNN	$20.00	$0
100 East Bluemont
Manhattan, KS
Manko Center	21,840	2005	In Line	N/A	Gambino`s	2/2012	1,800	NNN	$15.00	$0
900 Hayes Drive
Manhattan, KS
27 Iowa Center	13,145	2014	In Line	N/A	Buffalo Wild Wings	9/2014	6,000	NNN	$25.00	$0
2626 Iowa Street
Lawrence, KS
27 Iowa Center	13,145	2014	In Line	N/A	Sun Tan City	9/2014	2,800	NNN	$25.00	$25
2626 Iowa Street
Lawrence, KS
Northwest Crossing	77,299	1984	Major	N/A	Petco	9/2014	12,500	NNN	$15.25	$5
3416 State Street West
Grand Island, NE
Centro Plaza	115,495	1986	Major	N/A	DSW Shoe	10/2015	17,167	NNN	$15.00	$20
400 North 48th Street					Warehouse, Inc.
Lincoln, NE
Centro Plaza	115,495	1986	Major	N/A	Michaels	10/2015	21,891	NNN	$10.89	$0
400 North 48th Street
Lincoln, NE
West Loop Shopping Center	214,447	1970	Major	N/A	Confidential	11/2013	22,000	NNN	$8.75	$0
2700 Anderson Avenue
Manhattan, KS
Lawton Marketplace	179,181	2013	Major	N/A	TJ Maxx	8/2013	24,000	NNN	$9.00	$0
1824 NW 82nd Street
Lawton, OK
NewMarket Square	830,000	2001	Major	N/A	Confidential	9/2012	30,000	NNN	$9.75	$0
2441 N Maize Road
Wichita, KS
The Shoppes at Liberty Triangle	311,801	2011	Major	N/A	Dick’s Sporting	10/2012	45,000	NNN	$12.00	$0
NEC of Highway 152 and Interstate 35					Goods
Liberty, MO
Wilderness Hills	46,000	2014	Major	N/A	Marshall’s/Home	5/2014	46,000	NNN	$9.00	$0
2933 Crescent Drive					Goods
Lincoln, NE

Source: Appraisal

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2015-MS1	TKG 3 Retail Portfolio

Riverside Crossing Competitive Property Summary
Comp Name/Address	Property Size (SF)	Year Built	Anchors	Tenant Name	Lease Date	Lease Size (SF)	Expense Reimb.	Annual Rent PSF	TI/SF
Freestanding Building 2531 North 12th Street Grand Junction, CO	7,803	1982	N/A	Breckenridge Ale House	2/2015	7,803	NNN	$29.22	N/A
Strip Center 2412 Patterson Road Grand Junction, CO	1,468	1982	N/A	Quest Diagnostics	1/2015	1,468	NNN	$21.99	N/A
Strip Center 2430 Patterson Road Grand Junction, CO	6,300	2014	N/A	Which Wich	8/2014	1,000	NNN	$28.00	$20
Strip Center 2430 Patterson Road Grand Junction, CO	6,300	2014	N/A	Costa Vita	7/2014	3,900	NNN	$27.50	$20
Strip Center 2430 Patterson Road Grand Junction, CO	6,300	2014	N/A	Sports Clips	7/2014	1,400	NNN	$28.00	$20
Peachtree Shopping Center 3225 - 3227 I-70 Business Loop Grand Junction, CO	42,020	1983	Gold’s Gym	Confidential	1/2014	3,200	NNN	$12.50	As Is
Peachtree Shopping Center 3225 - 3227 I-70 Business Loop Grand Junction, CO	42,020	1983	Gold’s Gym	Confidential	1/2014	4,242	NNN	$13.11	As Is

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the combined historical operating performance and the Underwritten Net Cash Flow at the TKG 3 Retail Portfolio Property:

Cash Flow Analysis(1)
	2011	2012	2013	2014	UW	UW PSF
Base Rent(2)	N/A	N/A	N/A	$15,137,947	$16,227,768	$11.46
Total Recoveries	N/A	N/A	N/A	$5,412,487	$6,654,958	$4.70
Other Income	N/A	N/A	N/A	$0	$0	$0.00
Discounts Concessions	N/A	N/A	N/A	$0	$0	$0.00
Less Vacancy & Credit Loss	N/A	N/A	N/A	($161,952)	($1,196,438)	($0.84)
Effective Gross Income	N/A	N/A	N/A	$20,388,482	$21,686,289	$15.31
Total Operating Expenses	N/A	N/A	N/A	$5,815,646	$7,501,483	$5.30
Net Operating Income	N/A	N/A	N/A	$14,572,836	$14,184,806	$10.01
Capital Expenditures	N/A	N/A	N/A	$32,980	$293,535	$0.21
TI/LC	N/A	N/A	N/A	$178,897	$843,862	$0.60
Net Cash Flow	N/A	N/A	N/A	$14,360,959	$13,047,409	$9.21

Occupancy%(2)	N/A	N/A	N/A	N/A	94.4%
NOI DSCR	N/A	N/A	N/A	2.12x	2.07x
NCF DSCR	N/A	N/A	N/A	2.09x	1.90x
NOI Debt Yield	N/A	N/A	N/A	9.1%	8.9%
NCF Debt Yield	N/A	N/A	N/A	9.0%	8.2%

(1)	Affiliates or associates of the TKG 3 Retail Portfolio Borrower purchased the six retail centers that comprise the TKG 3 Retail Portfolio Property in 2011, 2012 and 2013. Complete historical operating statements and occupancy data prior to 2014 are not available for all six centers.
(2)	Historical Base Rent is net of vacancy. Certain contractual rent steps totaling approximately $44,726 per year are underwritten, including $12,998 associated with averaging the Lowe’s base rent payable during the loan term.

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-41

MSC 2015-MS1	TKG 3 Retail Portfolio

Escrows and Reserves. During a Cash Sweep Period, the TKG 3 Retail Portfolio Borrower is required to escrow monthly 1/12 of the annual estimated tax payments (unless such taxes are being paid directly to the applicable taxing authority by tenants under their leases or tenants are required to reimburse TKG 3 Retail Portfolio Borrower for or pay to TKG 3 Retail Portfolio Borrower such taxes under their leases) and 1/12 of the annual estimated insurance premiums (unless the TKG 3 Retail Portfolio Borrower maintains insurance under an acceptable blanket insurance policy).

During a Cash Sweep Period, the TKG 3 Retail Portfolio Borrower is also required to make the applicable monthly deposits set forth below for replacement reserves (which amount may be increased by the lender if the lender determines that an increase is reasonably necessary to maintain proper operation of the TKG 3 Retail Portfolio Property) and for TI/LC reserves with respect to each TKG 3 Retail Portfolio Property component:

Springing Reserves Summary

Property Name	Monthly Replacement Reserve Deposit	Annual Escrow PSF	Monthly TI/LC Reserve Deposit	Annual Escrow PSF
Riverside Center	$8,658	$0.15	$25,397	$0.44
Norwichtown Commons	$5,471	$0.39	$11,110	$0.79
Coral North	$2,606	$0.15	$12,331	$0.71
Grant Creek Town Center	$5,301	$0.39	$7,340	$0.54
Manhattan Marketplace	$1,852	$0.15	$3,828	$0.31
Riverside Crossing	$574	$0.20	$4,142	$1.42

Lockbox and Cash Management. A springing hard lockbox is in place with respect to the TKG 3 Retail Portfolio Mortgage Loan (i.e., upon the occurrence and during the continuance of a Cash Sweep Period for the TKG 3 Retail Portfolio Mortgage Loan, the TKG 3 Retail Portfolio Borrower has agreed to establish and maintain a hard lockbox). Provided a Cash Sweep Period has occurred but is no longer continuing, the lockbox account is de-activated. The TKG 3 Retail Portfolio Mortgage Loan has springing cash management. Provided a Cash Sweep Period has not occurred or has occurred but is not continuing, the TKG 3 Retail Portfolio Mortgage Loan does not have cash management. Upon the occurrence and during the continuance of a Cash Sweep Period for the TKG 3 Retail Portfolio Mortgage Loan, funds in the lockbox account are applied on each monthly payment date to pay debt service on the TKG 3 Retail Portfolio Loan Pair, to fund the required reserves deposits as described above under “—Escrows and Reserves,” to disburse, provided no event of default has occurred, to the TKG 3 Retail Portfolio Borrower the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “—Escrows and Reserves” and referenced in the annual budget approved by lender together with other amounts incurred by the TKG 3 Retail Portfolio Borrower in connection with the operation and maintenance of the TKG 3 Retail Portfolio Property approved by lender and to remit the remainder to an account to be held by the lender as additional security for the TKG 3 Retail Portfolio Loan Pair.

A “Cash Sweep Period” will (i) commence upon the occurrence of an event of default and continue until no event of default exists or (ii) commence upon the DSCR falling below 1.10x for the trailing 12 months using a 30-year amortization loan constant and continue until either (x) the DSCR has been at least 1.15x for the immediately preceding 12 consecutive calendar months using a 30-year amortization loan constant or (y) the TKG 3 Retail Portfolio Borrower enters into a Master Lease (as defined below) (except such Master Lease may be terminated by the TKG 3 Retail Portfolio Borrower upon 30 days prior written notice to the lender if the event described in clause (ii)(x) above occurs (without giving effect to the Master Lease)).

A “Master Lease” is a lease agreement between the TKG 3 Retail Portfolio Borrower, as landlord, and E. Stanley Kroenke, as tenant, that (a) is for a term of five years or more and otherwise on market terms and conditions for properties substantially similar to the related mortgaged property and reasonably acceptable to lender and (b) covers a sufficient amount of rentable square feet such that when the rent under such lease is combined with the rent payable under all other leases at the TKG 3 Retail Portfolio Property, the DSCR is 1.25x using a 30-year amortization loan constant.

Additional Secured Indebtedness (not including trade debts). The TKG 3 Retail Portfolio Serviced Companion Loan was originated by Morgan Stanley Bank, N.A., on May 15, 2015 and is evidenced by two notes (Notes A-2 and A-3) with a combined Cut-off Date balance of $79,708,750. The notes evidencing the TKG 3 Retail Portfolio Serviced Companion Loan accrue interest at the same rate as the TKG 3 Retail Portfolio Mortgage Loan. The TKG 3 Retail Portfolio Mortgage Loan is entitled to payments of principal (if applicable) and interest on a pro rata and pari passu basis with the TKG 3 Retail Portfolio Serviced Companion Loan as and to the extent described under “Description of the Mortgage Pool—The A/B Whole Loans and Loan Pairs —The TKG 3 Retail Portfolio Loan Pair” in the Free Writing Prospectus. The holder of the TKG 3 Retail Portfolio Serviced Companion Loan on the closing date of this transaction is expected to be the MSBAM 2015-C23 securitization trust. The holders of the TKG 3 Retail Portfolio Mortgage Loan and the TKG 3 Retail Portfolio Serviced Companion Loan have entered into a co-lender agreement that sets forth the allocation of collections on the TKG 3 Retail Portfolio Loan Pair.

Release of Property. Provided no event of default has occurred and remains uncured, at any time after June 1, 2017, the TKG 3 Retail Portfolio Borrower may obtain a release of the lien of the respective mortgage or deed of trust on an individual property comprising the TKG 3 Retail Portfolio Property, provided, among other conditions,

(i) the TKG 3 Retail Portfolio Borrower pays down the TKG 3 Retail Portfolio Loan Pair in an amount equal to 115% of the applicable allocated loan amount set forth below for the individual property being released together with interest on the TKG 3 Retail Portfolio Loan Pair accruing thereon through the current (or to the next) monthly payment date and the yield maintenance premium calculated pursuant to the terms of the loan agreement for the TKG 3 Retail Portfolio Loan Pair:

Property Name	Allocated Loan Amount
Riverside Center	$48,702,466
Norwichtown Commons	$30,356,000
Coral North	$26,400,000
Grant Creek Town Center	$24,701,000
Manhattan Marketplace	$20,250,000
Riverside Crossing	$9,299,284

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-42

MSC 2015-MS1	TKG 3 Retail Portfolio

(ii) after giving effect to the release, the LTV ratio with respect to the remaining TKG 3 Retail Portfolio Property shall not exceed the lesser of 75% or the LTV ratio immediately prior to the release (based upon updated appraisals of the TKG 3 Retail Portfolio Property obtained at the TKG 3 Retail Portfolio Borrower’s expense),

(iii) after giving effect to the release, the DSCR with respect to the remaining TKG 3 Retail Portfolio Property shall not be less than the greater of 1.25x and the DSCR immediately prior to the release and

(iv) after giving effect to the release, the debt yield with respect to the remaining TKG 3 Retail Portfolio Property shall not be less than the greater of 8.17% and the debt yield immediately prior to the release.

In addition, provided no event of default has occurred and remains uncured, the TKG 3 Retail Portfolio Borrower may obtain a release of the lien of the respective mortgage on a portion of the Riverside Center component of the TKG 3 Retail Portfolio Property identified as “Parcel A-Tract 3” (containing 0.35 acres) and “Proposed Pad 1-Outparcel” (containing 0.39 acres) for retail purposes compatible with the use and operation of such property as a super-regional shopping center, provided, among other conditions, (i) the TKG 3 Retail Portfolio Borrower pays down the TKG 3 Retail Portfolio Loan Pair in an amount equal to $425,500 together with interest on the TKG 3 Retail Portfolio Loan Pair accruing thereon through the current (or to the next) monthly payment date and the yield maintenance premium calculated pursuant to the terms of the loan agreement for the TKG 3 Retail Portfolio Loan Pair, (ii) after taking into account any improvement proposed to be built on the land to be released and its effect on the income and expenses at the TKG 3 Retail Portfolio Property, the DSCR with respect to the remaining TKG 3 Retail Portfolio Property shall not be less than the greater of 1.25x and the DSCR immediately prior to the release and (iii) the TKG 3 Retail Portfolio Borrower delivers to the lender (x) an appraisal dated not more than 60 days prior to the release date indicating a value of the Riverside Center property after the release (both before and after construction of improvements to be built on the release parcels) equal to or greater than the value of the Riverside Center property prior to the release and (y) a rating agency confirmation as to the partial release and anticipated improvements to be placed on the release parcels.

Terrorism Insurance. The TKG 3 Retail Portfolio Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance satisfactory to lender (but in no event more than the sum of 100% of full replacement cost and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the TKG 3 Retail Portfolio Borrower is required to maintain, and the lender is required to accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-43

MSC 2015-MS1	300 South Riverside Plaza Fee

Mortgage Loan No. 2 – 300 South Riverside Plaza Fee

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-44

MSC 2015-MS1	300 South Riverside Plaza Fee

Mortgage Loan No. 2 – 300 South Riverside Plaza Fee

300 South Riverside Plaza
300 South Riverside Plaza
Chicago, IL 60606
CHICAGO
River North
Chicago Loop
West Loop
Fulton Market Dist.
Printers Row
South Loop
University Village/ Little Italy
Chicago River
South Branch Chicago River
MILLENNIUM PARK
GRANT PARK
W. Ontario St.
W. Grand Ave.
W. Illinois St.
W. Hubbard St.
E. Hubbard St.
W. Kinzie St.
E. Kinzie St.
W. Wacker Dr.
E. South Water St.
W. Lake St.
E. Lake St.
W. Randolph St.
W. Washington St.
W. Madison St.
W. Monroe St.
E. Monroe St.
W. Adams St.
W. Jackson Blvd.
E. Jackson Blvd.
W. Van Buren St.
E. Congress Pkwy.
Eisenhower Expwy
W. Harrison St.
E. Balbo Ave.
W. Polk St.
E. 8th St.
E. 9th St.
W. Taylor St.
E. 11th St.
W. Roosevelt Rd.
E. Roosevelt Rd.
N. Orleans St.
N. Franklin St.
N. Wells St.
N. La Salle St.
N. Clark St.
N. Dearborn St.
N. State St.
N. Wabash Ave.
N. Rush St.
N. Michigan Ave.
MAGNIFICENT MILE
N. Green St.
N. Halsted St.
N. Des Plaines St.
N. Jefferson St.
N. Canal St.
N. Wacker Dr.
S. Peoria St.
S. Green St.
S. Halsted St.
S. Des Plaines St.
S. Jefferson St.
S. Clinton St.
S. Canal St.
S. Wacker Dr.
S. Franklin St.
S. Wells St.
S. La Salle St.
S. Clark St.
S. Dearborn St.
S. State St.
S. Wabash Ave.
S. Michigan Ave.
S. Desplaines St.
CTA BROWN, PURPLE LINES
CTA RED LINE
CTA BLUE, GREEN PINK LINES
CTA LOOP
CTA BLUE LINE
CTA GREEN, ORANGE LINES
METRA COMMUTER RAIL
METRA
OGILVIE METRA
UNION STATION
RANDOLPH STREET METRA
VAN BUREN STREET METRA
LA SALLE ST. METRA
90
94
290
Merchandise Mart
The Institute of Art-Chicago
Reid Murdoch Center
Marina City
Trump Intl. Hotel & Tower
Wrigley Building
Tribune Tower
The Shops at North Bridge
The River Hotel
333 Wacker Drive
22 North LaSalle
77 West Wacker
35 West Wacker
James R. Thompson Ctr./ Atrium Mall
Ford Ctr. for Performing Arts
Chicago Theatre
City Hall
Daley Plaza
Chicago Cultural Center
Cloud Gate
Citigroup Center
Lyric Opera of Chicago
Chase Tower
Chicago Mercantile Exchange
Hyatt Center
AT&T Corporate Center
Willis (Sears) Tower
Union Station
Art Institute of Chicago
Chicago Symphony Center
Chicago Board of Trade
DePaul Univ. College of Law
Chicago Stock Exchange
Robert Morris Univ.
Auditorium Theatre
Library
Spertus Inst. of Jewish Studies
Formal Gardens
General John Logan Monument
Dearborn Park
Shops at Roosevelt Collection
Roosevelt Park
Southgate Market
University of Illinois Chicago
The Quad
Engineering Research Facility
Science and Engineering South
One Museum Park
Grand
Merchandise Mart
State/Lake
Clark/Lake
Lake/State
Randolph/Wabash
Washington/State
Washington/Wells
Madison/Wabash
Monroe/State
Adams/Wabash
Quincy/Wells
Jackson/State
LaSalle/Van Buren
LaSalle
UIC/Halsted
Harrison
Roosevelt/State
Roosevelt/Wabash
Lake Michigan
CHICAGO
Evanston
Skokie
Niles
Park Ridge
Des Plaines
Elk Grove Village
Chicago O'Hare International Airport
Oak Park
Cicero
Berwyn
Elmhurst
Maywood
Melrose Park
Oak Lawn
Chicago Midway Intl. Airport
Loop
Soldier Field
Orland Park
INDIANA

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-45

MSC 2015-MS1	300 South Riverside Plaza Fee

Mortgage Loan No. 2 – 300 South Riverside Plaza Fee

Mortgage Loan Information	Mortgaged Property Information(5)
Mortgage Loan Seller:	MSMCH	Single Asset/Portfolio:	Single Asset
Original Balance(1):	$67,000,000	Location:	Chicago, IL 60606
Cut-off Date Balance(1):	$67,000,000	General Property Type(4):	Leased Fee
% of Initial Pool Balance:	7.6%	Detailed Property Type(4):	Leased Fee
Loan Purpose:	Acquisition	Title Vesting:	Fee
Sponsor:	James Stanton; David Lowenfeld	Year Built/Renovated:	1983/2012
Mortgage Rate:	3.950%	Size:	1,055,273 SF
Note Date:	2/10/2015	Cut-off Date Balance per Unit(1):	$158
First Payment Date:	4/5/2015	Maturity Date Balance per Unit(1)(2):	$158
Effective Maturity Date(2):	3/5/2025	Property Manager:	N/A
Original Term to Maturity(2):	120 months
Original Amortization Term:	0 months	Underwriting and Financial Information(5)
IO Period:	120 months	UW NOI:	$9,900,000
Seasoning:	4 months	UW NOI Debt Yield(1):	5.9%
Prepayment Provisions:	LO (28); DEF (85); O (7)	UW NOI Debt Yield at Maturity(1)(2):	5.9%
Lockbox/Cash Mgmt Status:	Hard/Springing	UW NCF DSCR(1):	1.48x
Additional Debt Type:	Pari Passu	Most Recent NOI(6):	N/A
Additional Debt Balance:	$100,000,000	2nd Most Recent NOI(6):	N/A
Future Debt Permitted (Type):	No (N/A)	3rd Most Recent NOI(6):	N/A
Reserves(3)	Most Recent Occupancy(6):	N/A
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(6):	N/A
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy(6):	N/A
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$229,000,000 (11/12/2014)
Cut-off Date LTV Ratio(1):	72.9%
Maturity Date LTV Ratio(1)(2):	72.9%

			Sources and Uses
Sources	Proceeds	% of Total		Uses	Proceeds	% of Total
Loan Amount(1):	$167,000,000	75.3%		Purchase Price:	$220,000,000	99.2%
Borrower Equity:	$54,742,740	24.7%		Closing Costs:	$1,742,740	0.8%
Total Sources:	$221,742,740	100.0%		Total Uses:	$221,742,740	100.0%

(1)	The 300 South Riverside Plaza Fee Mortgage Loan is part of the 300 South Riverside Plaza Fee Non-Serviced Loan Combination, which is comprised of two pari passu promissory notes with an aggregate Cut-off Date principal balance of $167,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate note balance of the 300 South Riverside Plaza Fee Non-Serviced Loan Combination.
(2)	The 300 South Riverside Plaza Fee Non-Serviced Loan Combination has an anticipated repayment date (“ARD”) of March 5, 2025 and a stated maturity date of March 5, 2045. In the event the 300 South Riverside Plaza Fee Non-Serviced Loan Combination is not repaid in full by the ARD, the interest rate will increase from the initial interest rate of 3.950% to the greater of (a) 5.0% above the current interest rate and (b) 5.0% above the 20-year interpolated U.S. Treasury Rate. After the ARD, the lender may apply any excess cash to the reduction of the principal balance of the 300 South Riverside Plaza Fee Non-Serviced Loan Combination. References herein to “maturity” and “maturity date” refer to the ARD.
(3)	See “—Escrows and Reserves” below for further discussion of reserve requirements.
(4)	The 300 South Riverside Plaza Fee Mortgage Loan is secured by the air rights associated with space occupied by a 22-story office building located at 300 South Riverside Plaza in Chicago, IL and encumbered by a ground lease. The improvements are not collateral for the 300 South Riverside Plaza Fee Mortgage Loan other than of the 300 South Riverside Plaza Fee Borrower’s reversionary interest therein. Certain property information, such as Size, Cut-off Date Balance per Unit, Maturity Date Balance per Unit, and Year Built/Renovated relate to the Non-Collateral Improvements (defined below) and are for informational purposes only.
(5)	Underwriting and Financial information is based on the current annual ground lease payment due under the ground lease described below under “—The Property.”
(6)	The underwritten cash flow is based on the ground lease described below under “—The Property.” Historical NOI and occupancy data are not available for this new ground lease; however, certain historical operating information and occupancy data related to the Non-Collateral Improvements are available. See “—Operating History and Underwritten Cash Flow” below for further details.

The Mortgage Loan. The second largest mortgage loan (the “300 South Riverside Plaza Fee Mortgage Loan”) is part of a non-serviced loan combination (the “300 South Riverside Plaza Fee Non-Serviced Loan Combination”) evidenced by two pari passu promissory notes (Notes A-1 and A-2) in the aggregate principal amount of $167,000,000 as of the Cut-off Date, both of which are secured by the same first priority fee mortgage encumbering certain air rights associated with land under a 22-story office building located at 300 South Riverside Plaza, in Chicago, Illinois (the “300 South Riverside Plaza Fee Property”). Promissory Note A-2, in the original principal amount of $67,000,000, represents the 300 South Riverside Plaza Fee Mortgage Loan, and Promissory Note A-1, in the original principal amount of $100,000,000 (the “300 South Riverside Plaza Fee Non-Serviced Companion Loan”), was contributed to the MSBAM 2015-C22 securitization trust. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The 300 South Riverside Plaza Fee Non-Serviced Loan Combination” and “Servicing of the Mortgage Loans” in the Free Writing Prospectus. The 300 South Riverside Plaza Fee Non-Serviced Loan Combination will be serviced pursuant to the terms of the MSBAM 2015-C22 pooling and servicing agreement. See “Servicing of the Mortgage Loans—Additional Matters Relating to the Servicing of the Non-Serviced Mortgage Loans—The 300 South Riverside Plaza Fee Mortgage Loan” in the Free Writing Prospectus. The proceeds of the 300 South Riverside Plaza Fee Non-Serviced Loan Combination were used to acquire the 300 South Riverside Plaza Fee Property for a purchase price of approximately $220,000,000.

The Borrower and the Sponsor. The borrowers are Lionshead 110 Riverside LLC and Lionshead 53 Riverside LLC, two single-purpose Delaware limited liability companies that own the 300 South Riverside Plaza Fee Property as tenants-in-common (collectively, the “300 South Riverside Plaza Fee

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-46

MSC 2015-MS1	300 South Riverside Plaza Fee

Borrower”). The 300 South Riverside Plaza Fee Borrower is majority owned and controlled by Jim Stanton, David Lowenfeld and the Estate of Victor Elmaleh (including family members of each of the foregoing). Schron Company affiliates own a minority indirect interest in the 300 South Riverside Plaza Fee Borrower. World-Wide Holdings Corporation (“World-Wide”) is the nonrecourse carve-out guarantor.

World-Wide is a subsidiary of World-Wide Group, a New York City-based real estate development company that has developed over $7 billion of residential, commercial and mixed-use properties. James Stanton is president of World-Wide Group, and David Lowenfeld is chief operating officer. The company’s October 31, 2014 consolidated balance sheet indicates total assets of approximately $53.3 million and liabilities of approximately $7.0 million.

The Property. The 300 South Riverside Plaza Fee Property consists of air rights associated with a 2.08 acre parcel located at 300 South Riverside Plaza above rail lines that lead to the neighboring Chicago Union Station in Chicago, IL. The 300 South Riverside Plaza Fee Property is currently subject to a 99-year ground lease of such air rights, dated February 10, 2015 (the “Ground Lease”) with South Riverside Building LLC (the “Ground Lessee”), which owns the improvements located on the 300 South Riverside Plaza Fee Property (the “Non-Collateral Improvements”). The Non-Collateral Improvements, which were constructed in 1983 and renovated in 2012, consist of a Class A, 22-story, 1,055,273 SF office building. The Non-Collateral Improvements are owned by the Ground Lessee, and only the 300 South Riverside Plaza Fee Borrower’s reversionary interest therein serves as collateral for the 300 South Riverside Plaza Fee Mortgage Loan. The Ground Lessee pays ground rent in the initial amount of $9,900,000, annually, on an absolute net basis, subject to annual CPI adjustments capped at 3% per year. Furthermore, the ground rent is scheduled to increase by an additional $500,000 per year upon each 10th anniversary during the ground lease term, plus any shortfall in CPI adjustments due to the aforementioned 3% annual adjustment cap. An affiliate of the Ground Lessee was the previous owner of the 300 South Riverside Plaza Fee Property.

The following table presents a summary regarding the largest tenants at the Non-Collateral Improvements located on the 300 South Riverside Plaza Fee Property:

Non-Collateral Improvements Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Anchor/Major Tenants
JP Morgan Chase	A+/A3/A	486,143	46%	$9,980,474	46%	$20.53	9/30/2021	(4)
Zurich American Insurance	NR/A3/A	107,807	10%	$2,736,949	13%	$25.39	4/30/2026
DeVry	NR/NR/NR	77,116	7%	$1,542,320	7%	$20.00	4/30/2023
National Futures Association	NR/NR/NR	71,125	7%	$1,356,786	6%	$19.08	8/31/2023
FDIC	AAA/Aaa/AA+	68,013	6%	$1,503,612	7%	$22.11	8/31/2019
Subtotal/Wtd. Avg.		810,204	77%	$17,120,141	79%	$21.13

Other Tenants		223,358	21%	$4,657,603	21%	$20.85
Vacant Space		21,711	2%	$0	0%	$0.00
Total/Wtd. Avg.		1,055,273	100%	$21,777,744	100%	$21.07

(1)	The Non-Collateral Improvements are not collateral for the 300 South Riverside Plaza Fee Mortgage Loan (except for the reversionary interest of the 300 South Riverside Plaza Fee Borrower therein). The tenant information above represents leases of the Ground Lessee’s Non-Collateral Improvements and is provided for informational purposes only.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	JP Morgan Chase has a lease termination option effective September 30, 2016 upon notice to Ground Lessee no later than nine months prior to such date. If such termination notice is given, the Ground Lessee is required to deposit $333,333 per month with the lender or a designee during the notice period until a $3,000,000 balance is on deposit. Such balance is to be applied (and released) as payment of the last $3,000,000 of JP Morgan Chase base rent payable during the calendar year 2017.

The Market. The 300 South Riverside Plaza Fee Property is located in the West Loop submarket, within the central business district (CBD) of Chicago, Cook County, Illinois. The 300 South Riverside Plaza Fee Property is located adjacent to Chicago Union Station along the Chicago River. As of September 30, 2014, the overall Chicago office market had a 14.1% vacancy rate and an average asking rental rate of $22.12 PSF, the West Loop submarket, with approximately 52.6 million SF, had an 11.9% vacancy rate with an average asking rental rate of $31.07 PSF, and the West Loop Class A market, with approximately 34.7 million SF, had an 11.6% vacancy rate and an average asking rental rate of $33.39 PSF. The appraisal notes two office projects totaling approximately 2.3 million SF currently under construction in the West Loop submarket. For large office spaces (50,000 SF+) leases comparable to the leases of the Non-Collateral Improvements indicate base rental rates from $18.50 PSF to $25.00 PSF.

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-47

MSC 2015-MS1	300 South Riverside Plaza Fee

The following table presents Chicago Class A rental properties comparable to the Non-Collateral Improvements located on the 300 South Riverside Plaza Fee Property:

Non-Collateral Improvements Competitive Property Summary
Property Name/Location	NRA	Year Built/Ren.	Occupancy	Tenant Name	Lease Date	Size (SF)	Term (years)	Rent PSF	Avg. Esc./Yr.	Concessions	TI/SF
300 S. Wacker Dr. 300 S. Wacker Dr.	561,865	1971/1990	85.8%	MBHB	12/1/2014	60,782	5.0	$18.50	2.6%	17 months	$75
Willis Tower 233 S. Wacker Dr.	3,549,487	1973/1991	83.8%	Dentons US LLP	9/1/2014	125,553	15.0	$19.00	2.3%	N/A	$84
Citigroup Center 500 W. Madison St.	1,455,688	1987/2005	95.5%	AIG	6/1/2014	74,460	10.0	$19.00	2.3%	10 months	$68
191 N. Wacker Dr. 191 N. Wacker Dr.	732,000	2003/N/A	92.2%	Heitman Financial	6/1/2013	58,264	10.0	$25.00	1.9%	10 months	$55
One North Wacker 1 N. Wacker Dr.	1,373,754	2001/N/A	88.7%	Options Clearing	6/1/2013	57,383	10.0	$23.15	2.0%	5 months	$43

Source: Appraisal

The following table presents certain information relating to the lease rollover schedule for the Non-Collateral Improvements located on the 300 South Riverside Plaza Fee Property:

Non-Collateral Improvements Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(2)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling
MTM	3	3	$0.00	0%	0%	$0	0%	0%
2015	0	0	$0.00	0%	0%	$0	0%	0%
2016	1	9,956	$34.76	1%	1%	$346,071	2%	2%
2017	1	0	$0.00	0%	1%	$0	0%	2%
2018	4	46,385	$20.86	4%	5%	$967,762	4%	6%
2019	3	107,191	$22.16	10%	15%	$2,375,839	11%	17%
2020	5	25,966	$11.92	2%	18%	$309,472	1%	18%
2021	2	486,143	$20.53	46%	64%	$9,980,474	46%	64%
2022	0	0	$0.00	0%	64%	$0	0%	64%
2023	4	156,786	$19.63	15%	79%	$3,078,026	14%	78%
2024	0	0	$0.00	0%	79%	$0	0%	78%
2025	2	28,744	$19.56	3%	82%	$562,370	3%	81%
2026	2	172,388	$24.12	16%	98%	$4,157,731	19%	100%
2027	0	0	$0.00	0%	98%	$0	0%	100%
2028 & Beyond	0	0	$0.00	0%	98%	$0	0%	100%
Vacant	0	21,711	$0.00	2%	100%	$0	0%	100%
Total/Wtd. Avg.	27	1,055,273	$21.07	100%		$21,777,744	100%

(1)	The Non-Collateral Improvements are not collateral for the 300 South Riverside Plaza Fee Mortgage Loan (except for the reversionary interest of the 300 South Riverside Plaza Fee Borrower therein). The lease rollover schedule above represents leases of the Ground Lessee’s Non-Collateral Improvements and is provided for informational purposes only.
(2)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-48

MSC 2015-MS1	300 South Riverside Plaza Fee

Operating History and Underwritten Cash Flow. The following table presents certain information relating to the historic operating results of the Non-Collateral Improvements and the underwritten cash flow at the 300 South Riverside Plaza Fee Property:

Cash Flow Analysis of the Non-Collateral Improvements(1)
	Leasehold 2011	Leasehold 2012	Leasehold 2013		Leasehold 2014		Assumed with JP Morgan Chase “Marked to Market”(2)	UW(3)	UW PSF
Base Rent	$14,245,194	$13,995,540	$15,203,291		$14,514,574		$22,269,215	$9,900,000	$9.38
Total Recoveries	$13,605,646	$14,504,680	$14,137,082		$11,586,828		$14,193,158	$0	$0.00
Other Income	$785,501	$913,637	$791,242		$810,476		$791,242	$0	$0.00
Discounts Concessions	$0	$0	$0		$0		$0	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0		$0		($3,026,377)	$0	$0.00
Effective Gross Income	$28,636,341	$29,413,856	$30,131,615		$26,911,878		$34,227,238	$9,900,000	$9.38
Total Expenses(4)	$13,355,490	$13,509,310	$13,957,600		$14,573,938		$14,331,423	$0	$0.00
Net Operating Income	$15,280,851	$15,904,546	$16,174,015		$12,337,940		$19,895,815	$9,900,000	$9.38
Capital Expenditures	$0	$0	$0		$0		$316,939	$0	$0.00
TI/LC	$0	$0	$0		$0		$1,285,850	$0	$0.00
Net Cash Flow	$15,280,851	$15,904,546	$16,174,015		$12,337,940		$18,293,025	$9,900,000	$9.38

Occupancy %	87.6%	96.7%	78.5%	(5)	97.0%	(5)	91.7%	N/A
NOI DSCR	2.28x	2.38x	2.42x		1.84x		2.97x	1.48x
NCF DSCR	2.28x	2.38x	2.42x		1.84x		2.74x	1.48x
NOI Debt Yield	9.2%	9.5%	9.7%		7.4%		11.9%	5.9%
NCF Debt Yield	9.2%	9.5%	9.7%		7.4%		11.0%	5.9%

(1)	The Non-Collateral Improvements are not collateral for the 300 South Riverside Plaza Fee Mortgage Loan (except for the reversionary interest of the 300 South Riverside Plaza Fee Borrower therein). The cash flow analysis table above represents historical financial results of the Non-Collateral Improvements and this historical financial data is provided for informational purposes only. The historical Occupancy% numbers reflect the occupancy of the Non-Collateral Improvements. The underwritten column above reflects the underwritten cash flow and related statistics associated with the 300 South Riverside Plaza Fee Property.
(2)	The Assumed with JP Morgan Chase “Marked to Market” column represents an underwriting assumption that the current office lease with JP Morgan Chase, totaling 482,722 SF, is leased at the appraiser’s estimate of market rent associated with such office space. The JP Morgan Chase tenant currently pays $5,430,945 in annual base rent, or approximately $11.25 PSF. The appraiser estimates that such space, if available to lease, could currently be rented at approximately $22.00 PSF. The appraiser’s estimate of market rent may or may not be achievable and is presented for informational purposes only.
(3)	The UW cash flow represents the ground rent payable to the 300 South Riverside Plaza Fee Borrower. The contractual annual rent payment is $9,900,000 on an absolute net basis. The lease has certain contractual rent steps as described above. See “—The Property” above for details.
(4)	The historical expenses do not reflect the related party air rights rent of $647,764 (2011, 2012, 2013) and $651,724 (2014) per annum paid to the former owner of the 300 South Riverside Plaza Fee Property.
(5)	A former tenant, National Union Fire, vacated approximately 199,214 SF in 2013. Approximately 172,388 SF of the former National Union Fire space was released to Zurich American Insurance and Newark Corporation effective May 1, 2014 and September 1, 2014, respectively. This temporary vacancy impacted the occupancy as of December 31, 2013 and the 2014 leasehold operating results. The 2014 occupancy rate reflects a rent roll dated September 30, 2014.

Escrows and Reserves. Pursuant to the Ground Lease, the Ground Lessee under the Ground Lease is obligated to pay real estate taxes, insurance premiums, tenant improvements, leasing commissions, operating expenses and capital expenditures with respect to the 300 South Riverside Plaza Fee Property. If at any time the Ground Lease is not in full force and effect, the lender may require the 300 South Riverside Plaza Fee Borrower to establish promptly and maintain with the lender reserves for the payment of tenant improvements, leasing commissions, operating expenses and capital expenditures. If at any time the Ground Lease is not in full force and effect, an event of default on the 300 South Riverside Plaza Fee Mortgage Loan has occurred and is continuing or the ground tenant is subject to a bankruptcy or insolvency proceeding, the 300 South Riverside Plaza Fee Borrower will be required to deposit with the lender monthly 1/12 of the annual estimated tax payments and 1/12 of the annual estimated insurance premiums.

Lockbox and Cash Management. A hard lockbox is in place with respect to the 300 South Riverside Plaza Fee Mortgage Loan. The 300 South Riverside Plaza Fee Mortgage Loan has springing cash management. Provided a Cash Sweep Period (as defined below) has not commenced, funds in the lockbox account are swept daily to an account designated by the 300 South Riverside Plaza Fee Borrower. During the continuance of a Cash Sweep Period, funds in the lockbox account are applied on each monthly payment date (i) to pay debt service on the 300 South Riverside Plaza Fee Non-Serviced Loan Combination, (ii) to disburse, provided no event of default on the 300 South Riverside Plaza Fee Mortgage Loan has occurred and is continuing, to the 300 South Riverside Plaza Fee Borrower the monthly amount payable for operating expenses incurred by the 300 South Riverside Plaza Fee Borrower in connection with the operation and maintenance of the 300 South Riverside Plaza Fee Property and approved by the lender, and (iii) to remit the remainder to an account to be held by the lender as additional security for the 300 South Riverside Plaza Fee Non-Serviced Loan Combination.

A “Cash Sweep Period” will (a) commence on March 5, 2025 and continue thereafter without expiration or (b) commence upon the occurrence of an event of default under the 300 South Riverside Plaza Fee Mortgage Loan and continue until such event of default is cured.

Additional Secured Indebtedness (not including trade debts). The 300 South Riverside Plaza Fee Property also secures an additional pari passu promissory note, the 300 South Riverside Plaza Fee Non-Serviced Companion Loan, with a Cut-off Date balance of $100,000,000. The 300 South Riverside Plaza Fee Non-Serviced Companion Loan was contributed to the MSBAM 2015-C22 securitization trust. The note evidencing the 300 South Riverside Plaza Fee Non-Serviced Companion Loan accrues interest at the same rate as the 300 South Riverside Plaza Fee Mortgage Loan. The 300 South Riverside Plaza Fee Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the 300 South Riverside Plaza Fee Non-Serviced Companion Loan. The holders of the 300 South Riverside Plaza Fee Mortgage Loan and the 300 South Riverside Plaza Fee Non-Serviced Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the 300 South Riverside Plaza Fee Non-Serviced Loan Combination. The 300 South Riverside Plaza Fee Non-Serviced Companion Loan represents the controlling interest in the 300 South Riverside Plaza Fee Non-Serviced Loan Combination. The 300 South Riverside Plaza Fee Non-Serviced Loan Combination will be serviced pursuant to the terms of the pooling and servicing agreement for the MSBAM 2015-C22 securitization trust. See “Description of the

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2015-MS1	300 South Riverside Plaza Fee

Mortgage Pool—The Non-Serviced Loan Combinations—The 300 South Riverside Plaza Fee Non-Serviced Loan Combination” in the Free Writing Prospectus and “Servicing of the Mortgage Loans” in the Free Writing Prospectus.

Mezzanine Loans and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. Generally, the 300 South Riverside Plaza Fee Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance satisfactory to the lender in an amount determined by the lender in its sole discretion (in an amount not more than the sum of 100% of full replacement costs and 24 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (“TRIPRA”) (or any extension thereof or other federal government program with substantially similar protection) is in effect, the 300 South Riverside Plaza Fee Borrower is required to maintain, and lender is required to accept, terrorism insurance that covers “covered acts” (as defined by such statute or other program) as full compliance so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-51

MSC 2015-MS1	32 Old Slip Fee

Mortgage Loan No. 3 – 32 Old Slip Fee

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2015-MS1	32 Old Slip Fee

Mortgage Loan No. 3 – 32 Old Slip Fee

LOWER MANHATTAN
TRIBECA
FINANCIAL DISTRICT
BATTERY PARK CITY
Hudson River
East River
32 Old Slip
32 Old Slip
New York, NY 10005
1 Financial Square
Old Slip
Walker St.
White St.
Franklin St.
Leonard St.
Worth St.
Reade St.
Chambers St.
Warren St.
Murray St.
Barclay St.
Vesey St.
Fulton St.
John St.
Platt St.
Liberty St.
Maiden Ln.
Pine St.
Wall St.
Exchange Pl.
Rector St.
Albany St.
Thames St.
Beaver St.
Beekman St.
Fletcher St.
Harrison St.
West St.
Greenwich St.
Hudson St.
West Broadway
Church St.
Broadway
Trinity Pl.
Washington St.
South End Ave.
Battery Pl.
New St.
Broad St.
William St.
Gold St.
Pearl St.
Water St.
Front St.
South St.
FDR Drive
Brooklyn Bridge
Brooklyn-Battery Tunnel
PATH
9A
478
FRANKLIN ST.
CHAMBERS ST.
PARK PLACE
CITY HALL
WORLD TRADE CTR.
CORTLANDT ST.-WTC
CORTLANDT ST.
BROADWAY-NASSAU
FULTON ST.
WALL-WILLIAM ST
WALL ST.
BROAD ST.
RECTOR ST.
BOWLING GREEN
WHITEHALL ST. SOUTH FERRY
SOUTH FERRY TERMINAL
388 Greenwich Street
Borough of Manhattan Community College
BMCC Tribeca Performing Arts Center
Washington Market Park
Gov. Nelson A. Rockefeller Park
St. Johns University-Manhattan Campus
200 West Street
New York Commodities Exchange
4 World Financial Center
3 World Financial Center
2 World Financial Center
1 World Financial Center
World Financial Center Plaza
7 World Trade Ctr.
Verizon Building
1 World Trade Ctr.
2 World Trade Ctr.
3 World Trade Ctr.
4 World Trade Ctr.
5 World Trade Ctr.
Performing Arts Center
National September 11 Memorial
Liberty Park
Zuccotti Park
33 Thomas Street
Federal Office Building
Ted Weiss Federal Bldg.
New Amsterdam Theatre
NYC Municipal Building
Tweed Courthouse
NY Public Library
NYC City Hall
City Hall Park
Woolworth Building
Pace University
NY Downtown Hospital
55 John Street
Federal Reserve Bank
1 Chase Manhattan Plaza
Trinity Church
40 Wall Street
American International Building
60 Wall Street
100 Wall Street
111 Wall Street
NY Stock Exchange
20 Exchange Place
60 Broad Street
85 Broad Street
7 Hanover Square
2 Broadway
Fort Amsterdam
4 New York Plaza
2 New York Plaza
1 New York Plaza
17 State Street
Fulton Market
South Street Seaport
Downtown Manhattan Heliport
Maritime Battery Building
Whitehall Terminal (South Ferry)
Battery Park
Castle Clinton Natl. Monument
Museum of Jewish Heritage
1st Pl.
QUEENS
MANHATTAN
BROOKLYN
NEW JERSEY
JERSEY CITY
Hoboken
Union City
North Bergen
Weehawken
Upper West Side
Upper East Side
Central Park
West New York
West Side
East Side
Midtown
Chelsea
Greenwich Village
SoHo
Tribeca
Chinatown
Financial District
Long Island City
Williamsburg
Brooklyn Heights
Park Slope
Astoria

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-53

MSC 2015-MS1	32 Old Slip Fee

Mortgage Loan No. 3 – 32 Old Slip Fee

Mortgage Loan Information				Property Information(5)
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$60,000,000			Location:	New York, NY 10005
Cut-off Date Balance(1):	$60,000,000			General Property Type:	Leased Fee
% of Initial Pool Balance:	6.8%			Detailed Property Type:	Leased Fee
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Leon Melohn			Year Built/Renovated:	1987/N/A
Mortgage Rate:	3.7075%			Size:	1,133,361 SF
Note Date:	4/14/2015			Cut-off Date Balance per Unit(1):	$155
First Payment Date:	6/5/2015			Maturity Date Balance per Unit(1):	$155
Effective Maturity Date(2):	5/5/2025			Property Manager:	N/A
Original Term to Maturity(2):	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI(6):	(a) $8,500,000 (b) $31,994,855
Seasoning:	2 months			UW NOI Debt Yield(1)(6):	(a) 4.8% (b) 18.2%
Prepayment Provisions(3):	LO (26); DEF (87); O (7)			UW NOI Debt Yield at Maturity(1)(6):	(a) 5.4% (b) 18.2%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NCF DSCR(1)(6):	(a) 1.28x (b) 4.32x
Additional Debt Type:	Pari Passu			Most Recent NOI(7):	N/A
Additional Debt Balance:	$116,000,000			2nd Most Recent NOI(7):	N/A
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(7):	N/A
Reserves(4)				Most Recent Occupancy(7):	N/A
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(7):	N/A
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy(7):	N/A
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$225,000,000 (12/1/2014)
Recurring Replacements:	$0	Springing	N/A	Cut-off Date LTV Ratio(1)(6):	(a) 78.2% (b) 26.1%
				Maturity Date LTV Ratio(1)(6):	(a) 78.2% (b) 26.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$176,000,000	81.8%	Purchase Price(8):	$207,500,000	96.4%
Borrower Equity:	$39,142,608	18.2%	Closing Costs:	$7,642,608	3.6%
Total Sources:	$215,142,608	100.0%	Total Uses:	$215,142,608	100.0%

(1)	The 32 Old Slip Fee Mortgage Loan is part of the 32 Old Slip Fee Non-Serviced Loan Combination, which is comprised of five pari passu promissory notes with an aggregate Cut-off Date principal balance of $176,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the 32 Old Slip Fee Non-Serviced Loan Combination. The UW NOI Debt Yield at Maturity is based on the maturity date loan balance and the contractual ground rent payable under the ground lease described below under “—The Property” effective the 11th year of such ground lease.
(2)	The 32 Old Slip Fee Non-Serviced Loan Combination has an anticipated repayment date (“ARD”) of May 5, 2025 and a stated maturity date of May 5, 2045. In the event the 32 Old Slip Fee Non-Serviced Loan Combination is not repaid in full by the ARD, the interest rate will increase from the initial interest rate of 3.7075% to the greater of (a) 5.0% above the initial interest rate and (b) 5.0% above the 20-year interpolated U.S. Treasury Rate. After the ARD, the lender may apply any excess cash to the reduction of the principal balance of the 32 Old Slip Fee Non-Serviced Loan Combination. References herein to “maturity” and “maturity date” refer to the ARD.
(3)	The final lockout and defeasance periods will be determined based on the securitization date of the last component of the 32 Old Slip Fee Non-Serviced Loan Combination.
(4)	See “—Escrows and Reserves” below for further discussion of reserve requirements.
(5)	The 32 Old Slip Fee Mortgage Loan is secured by land occupied by a 36-story office building located at 32 Old Slip in New York, NY and encumbered by a ground lease and a master lease. The improvements are not collateral for the 32 Old Slip Fee Mortgage Loan other than the 32 Old Slip Fee Borrower’s reversionary interest therein. Certain property information, such as Size, Cut-off Date Balance per Unit, Maturity Date Balance per Unit, and Year Built/Renovated relate to the Non-Collateral Improvements (defined below) and are for informational purposes only.
(6)	Underwriting and Financial Information is based on (a) except as described in the last sentence of footnote 1 above, the current annual ground lease payment due under the ground lease described below under “—The Property,” and (b) the “look-through” to the fee and Non-Collateral Improvements (leasehold) as described below under “—Operating History and Underwritten Cash Flow.” The Cut-off and Maturity Date LTV Ratios are based on (a) the appraised value of the 32 Old Slip Fee Property, and (b) the combined sales price of the 32 Old Slip Fee Property and the Non-Collateral Improvements (leasehold) pursuant to a purchase and sale agreement dated November 18, 2014.
(7)	Historical NOI and occupancy data are not available for this new ground lease; however, certain historical operating information and occupancy data related to the Non-Collateral Improvements are available. See “—Operating History and Underwritten Cash Flow” below for further details.
(8)	The purchase price includes a $10,000,000 brokerage fee.

The Mortgage Loan. The third largest mortgage loan (the “32 Old Slip Fee Mortgage Loan”) is part of a non-serviced loan combination (the “32 Old Slip Fee Non-Serviced Loan Combination”) evidenced by five pari passu promissory notes (Notes A-1 through A-5) in the aggregate principal amount of $176,000,000 as of the Cut-off Date, all of which are secured by the same first priority fee mortgage encumbering land under a 36-story office building located at 32 Old Slip, in New York, New York (the “32 Old Slip Fee Property”). Notes A-2 and A-5, in the combined original principal amount of $60,000,000, represent the 32 Old Slip Fee Mortgage Loan, and Notes A-1, A-3 and A-4, in the aggregate original principal amount of $116,000,000, represent a non-serviced companion loan (the “32 Old Slip Fee Non-Serviced Companion Loan”). A portion of the 32 Old Slip Fee Non-Serviced Companion Loan, represented by Notes A-3 and A-4, with a combined principal amount of $66,000,000, is expected to be held by the MSBAM 2015-C23 securitization trust on the closing date of this transaction, and the remaining portion of the 32 Old Slip Fee Non-Serviced Companion Loan, represented by Note A-1 in the original principal amount of $50,000,000, is expected to be held by Morgan Stanley Bank, N.A. or an affiliate thereof on

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-54

MSC 2015-MS1	32 Old Slip Fee

the closing date of this transaction and may be contributed to one or more future securitization transactions. The 32 Old Slip Fee Non-Serviced Loan Combination will be serviced pursuant to the terms of the MSBAM 2015-C23 pooling and servicing agreement. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The 32 Old Slip Fee Non-Serviced Loan Combination” in the Free Writing Prospectus. The proceeds of the 32 Old Slip Fee Non-Serviced Loan Combination were used to acquire the 32 Old Slip Fee Property for a purchase price of approximately $207,500,000, including a $10,000,000 brokerage fee.

When analyzed on a stand-alone basis, DBRS has indicated that the 32 Old Slip Fee Mortgage Loan has credit characteristics commensurate with a “AAA” rated obligation, and Moody’s has indicated that the 32 Old Slip Fee Mortgage Loan has credit characteristics commensurate with a “Ba2” rated obligation.

The Borrower and the Sponsor. The borrowers are 32 Slipstream, LLC (“TIC 1”) and 32 Old Stream, LLC (“TIC 2”), two single-purpose Delaware limited liability companies that own 61.04% and 38.96%, respectively, of the 32 Old Slip Fee Property as tenants-in-common (collectively, the “Fee Owner”), and Master Slip LLC, a single-purpose Delaware limited liability company (the “Master Lessee” and, together with the Fee Owner, the “32 Old Slip Fee Borrower”), each with two independent directors. TIC 1 and the Master Lessee are each 100% indirectly owned and controlled by Leon Melohn, CEO of New York City based Melohn Properties, Inc. Leon Melohn is also the nonrecourse carve-out guarantor. TIC 2 is currently owned by a tax exchange intermediary, and is expected to be 100% indirectly owned by Leon Melohn upon completion of a reverse 1031 exchange transaction, projected to occur within 210 days of the origination date, at which time Leon Melohn will acquire an indirect 100% interest in TIC 2. The Fee Owner master leases the 32 Old Slip Fee Property to the Master Lessee under a master lease (the “Master Lease”) that is subject to the Ground Lease. Upon completion of such exchange, the Master Lease in place with the Master Lessee will terminate.

The Property. The 32 Old Slip Fee Property consists of an approximately 0.97 acre of land located at 32 Old Slip in New York, New York, which is encumbered by a 99 year term ground lease (the “Ground Lease”) that commenced on April 13, 2015 and ends on April 29, 2114, with two 25-year lease extension options and assigned to the 32 Old Slip Fee Borrower in connection with the 32 Old Slip Fee Borrower’s acquisition of the 32 Old Slip Fee Property. The tenant under the Ground Lease, RXR 32 Old Slip Owner LLC, or any successor tenant under the Ground Lease (the “Ground Tenant”), owns the improvements currently located on the 32 Old Slip Fee Property (the “Non-Collateral Improvements”), and none of the Non-Collateral Improvements serves as collateral for the 32 Old Slip Fee Mortgage Loan (other than the 32 Old Slip Fee Borrower’s reversionary interest therein). The Non-Collateral Improvements, which were constructed in 1987, consist of a Class A, 36-story office building. The Ground Tenant is required to pay ground rent in the amount of $8,500,000, annually, on an absolute net basis, for the initial 10 years of the Ground Lease. The ground rent contractually increases to $9,572,381 beginning in the 11th year and then increases by 2% annually thereafter.

The following table presents a summary regarding the largest tenants at the Non-Collateral Improvements located on the 32 Old Slip Fee Property:

Non-Collateral Improvements Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Major Tenants
National Union Fire Insurance Co. of Pittsburgh	A/A1/A+	250,027	22%	$12,751,377	25%	$51.00	9/1/2017
DAIWA Securities	BBB+/Baa1/BBB+	112,270	10%	$6,740,249	13%	$60.04	6/1/2026
Frank Crystal	NR/NR/NR	72,584	6%	$2,453,729	5%	$33.81	9/1/2019
GSA: Department of Education	AAA/Aaa/AA+	65,796	6%	$2,904,893	6%	$44.15	4/1/2020(4)
Hudson River Trading	NR/NR/NR	61,257	5%	$4,125,648	8%	$67.35	6/1/2018
Subtotal/Wtd. Avg.		561,934	50%	$28,975,897	57%	$51.56

Other Tenants		459,001	40%	$21,858,649	43%	$47.62
Vacant Space		112,426	10%	$0	0%	$0.00
Total/Wtd. Avg.		1,133,361	100%	$50,834,546	100%	$49.79

(1)	The Non-Collateral Improvements are not collateral for the 32 Old Slip Fee Mortgage Loan (except for the reversionary interest of the 32 Old Slip Fee Borrower therein). The tenant information above represents leases of the Ground Lessee’s Non-Collateral Improvements and is provided for informational purposes only.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.
(4)	The Department of Education may terminate its lease at any time upon not less than 180 days’ prior written notice.

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2015-MS1	32 Old Slip Fee

The following table presents certain information relating to the lease rollover schedule for the Non-Collateral Improvements located on the 32 Old Slip Fee Property:

Non-Collateral Improvements Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(2)	Approx.% of Total SF Rolling	Approx. Cumulative% of SF Rolling	Total UW Rent Rolling	Approx.% of Total Rent Rolling	Approx. Cumulative% of Total Rent Rolling
MTM	2	2,450	$0.00	0%	0%	$0	0%	0%
2015	0	0	$0.00	0%	0%	$0	0%	0%
2016	0	0	$0.00	0%	0%	$0	0%	0%
2017	14	309,633	$52.00	27%	28%	$16,101,497	32%	32%
2018	4	61,257	$67.35	5%	33%	$4,125,648	8%	40%
2019	5	76,612	$34.41	7%	40%	$2,636,353	5%	45%
2020	4	90,083	$51.07	8%	48%	$4,600,608	9%	54%
2021	4	62,147	$52.97	5%	53%	$3,291,736	6%	61%
2022	0	0	$0.00	0%	53%	$0	0%	61%
2023	3	78,045	$49.36	7%	60%	$3,852,535	8%	68%
2024	0	0	$0.00	0%	60%	$0	0%	68%
2025	7	97,415	$43.92	9%	69%	$4,278,650	8%	76%
2026	4	112,270	$60.04	10%	79%	$6,740,249	13%	90%
2027	0	0	$0.00	0%	79%	$0	0%	90%
2028 & Beyond	3	131,023	$39.74	12%	90%	$5,207,270	10%	100%
Vacant	0	112,426	$0.00	10%	100%	$0	0%	100%
Total/Wtd. Avg.	50	1,133,361	$49.79	100%		$50,834,546	100%

(1)	The Non-Collateral Improvements are not collateral for the 32 Old Slip Fee Mortgage Loan (except for the reversionary interest of the 32 Old Slip Fee Borrower therein). The lease rollover schedule above represents leases of the Ground Lessee’s Non-Collateral Improvements and is provided for informational purposes only.
(2)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

Operating History and Underwritten Cash Flow. The following table presents certain information relating to the historical operating results of the Non-Collateral Improvements and the underwritten cash flow at the 32 Old Slip Fee Property:

Cash Flow Analysis of the Non-Collateral Improvements(1)
	Leasehold 2010	Leasehold 2011	Leasehold 2012	Leasehold 2013	Leasehold 2014	“Look-Through” to the Non-Collateral Improvements(2)	UW(3)	UW PSF
Base Rent	$43,159,395	$47,179,045	$44,387,593	$43,160,501	$42,453,959	$50,834,546	$8,500,000	$7.50
Total Recoveries	$6,659,677	$4,793,888	$4,319,801	$3,457,125	$4,540,721	$4,540,721	$0	$0.00
Other Income	$4,248,097	$2,208,312	$1,776,766	$3,761,290	$1,419,708	$1,419,708	$0	$0.00
Discounts Concessions	$0	($6,037,648)	$0	$0	$0	$0	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0	$0	$0	$0.00
Effective Gross Income	$54,067,169	$48,143,597	$50,484,160	$50,378,915	$48,414,388	$56,794,975	$8,500,000	$7.50
Total Expenses	$23,618,782	$22,145,377	$19,587,528	$20,844,447	$24,821,686	$24,800,120	$0	$0.00
Net Operating Income	$30,448,387	$25,998,220	$30,896,633	$29,534,469	$23,592,702	$31,994,855	$8,500,000	$7.50
Capital Expenditures	$0	$0	$0	$0	$0	$340,288	$0	$0.00
TI/LC	$0	$0	$0	$0	$0	$3,051,251	$0	$0.00
Net Cash Flow	$30,448,387	$25,998,220	$30,896,633	$29,534,469	$23,592,702	$28,603,316	$8,500,000	$7.50

Occupancy %	91.6%	85.8%	81.4%	81.7%	90.1%	90.0%	N/A
NOI DSCR	4.60x	3.93x	4.67x	4.46x	3.57x	4.84x	1.28x
NCF DSCR	4.60x	3.93x	4.67x	4.46x	3.57x	4.32x	1.28x
NOI Debt Yield	17.3%	14.8%	17.6%	16.8%	13.4%	18.2%	4.8%
NCF Debt Yield	17.3%	14.8%	17.6%	16.8%	13.4%	16.3%	4.8%

(1)	The Non-Collateral Improvements are not collateral for the 32 Old Slip Fee Mortgage Loan (except for the reversionary interest of the 32 Old Slip Fee Borrower therein). The Cash Flow Analysis table above represents historical financial results of the Non-Collateral Improvements and this historical financial data is provided for informational purposes only. The historical Occupancy% numbers reflect the occupancy of the Non-Collateral Improvements. The underwritten column above reflects the underwritten cash flow and related statistics associated with the 32 Old Slip Fee Property.
(2)	The “Look-Through” to the Non-Collateral Improvements assumed cash flow is based on the lender’s estimate of the Ground Lessee’s income and expenses, not including ground rent due under the Ground Lease.
(3)	The UW cash flow represents the ground rent payable to the 32 Old Slip Fee Borrower. The contractual annual rent payment is $8,500,000 on an absolute net basis. The ground lease has certain contractual rent steps as described above. See “—The Property” above for details.

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2015-MS1	32 Old Slip Fee

Escrows and Reserves. The 32 Old Slip Fee Borrower has agreed to use commercially reasonable efforts to cause the Ground Tenant under the Ground Lease to comply with obligations thereunder with respect to, among other things, taxes and other charges, maintenance of the improvements (including adequacy of repairs) and insurance. Notwithstanding the foregoing, if a Ground Lease Trigger Period (as defined below) exists, the lender under the 32 Old Slip Fee Mortgage Loan may, at its option, require the 32 Old Slip Fee Borrower to establish promptly and maintain with the lender reserves for annual real estate taxes, annual insurance premiums and capital expenditures as determined by the lender exercising its then current underwriting standards with respect to reserves it employs with respect to secondary market loans, taking into account the rents being received under the leases.

A “Ground Lease Trigger Period”

(i) commences upon the earlier of a monetary event of default under the Ground Lease or the 180th day after a material non-monetary event of default under the Ground Lease and continues until the date on which any such default has been cured (or waived by the 32 Old Slip Fee Borrower with the consent of the lender under the 32 Old Slip Fee Mortgage Loan (if required under the loan documents)),

(ii) commences upon (x) the Ground Tenant giving written notice of its intention to terminate the Ground Lease pursuant to or in accordance with the terms of the Ground Lease or (y) the Ground Tenant or the 32 Old Slip Fee Borrower attempting to terminate or cancel the Ground Lease through legal action without the consent of the lender under the 32 Old Slip Fee Mortgage Loan and continues until the date on which the Ground Tenant (or 32 Old Slip Fee Borrower, as applicable) has revoked or rescinded any termination or cancellation notice, or has terminated such legal action with prejudice, as applicable, and the initiating party has reaffirmed the Ground Lease as being in full force and effect, or

(iii) commences upon (x) any termination or cancellation of the Ground Lease (including, without limitation, rejection in a bankruptcy or similar insolvency proceeding) and/or the Ground Lease failing to otherwise be in full force and effect or (y) any bankruptcy or similar insolvency of the Ground Tenant and continues until the date on which, in connection with any bankruptcy or insolvency proceedings involving the Ground Tenant and/or the Ground Lease, the Ground Tenant either (1) is no longer insolvent or subject to bankruptcy or insolvency proceedings and (A) the Ground Lease is in full force and effect or (B) the entire 32 Old Slip Fee Property has been re-let pursuant to a replacement ground lease in accordance with the loan agreement for the 32 Old Slip Fee Mortgage Loan, the term of the replacement ground lease has commenced, and the replacement ground tenant is in possession of the 32 Old Slip Fee Property and paying rent under the replacement ground lease with no abatements or (2) is subject to such bankruptcy proceedings but has affirmed the Ground Lease (or replaced the same with a new ground lease to a ground tenant approved by the lender under the 32 Old Slip Fee Mortgage Loan) pursuant to a final non-appealable court order.

Lockbox and Cash Management. A hard lockbox is in place with respect to the 32 Old Slip Fee Mortgage Loan. The 32 Old Slip Fee Mortgage Loan has in place cash management. Funds in the lockbox account are required to be applied on each monthly payment date (or, to the extent the Ground Tenant under the Ground Lease deposits the ground rent payable thereunder into the lockbox account after the end of the immediately preceding Collection Period (defined below), on the fifteenth (15th) day of the calendar month following the immediately preceding Collection Period (the “Additional Disbursement”)) to pay debt service on the 32 Old Slip Fee Mortgage Loan, to disburse, during a Cash Sweep Period (other than after the occurrence of an event of default on the 32 Old Slip Fee Mortgage Loan), to the 32 Old Slip Fee Borrower funds sufficient to pay the Monthly Operating Expense Amount (as defined below) for the calendar month in which such monthly payment date occurs, to disburse, during a Casualty Cash Sweep Period (as defined below) or a REMIC Cash Sweep Period (as defined below), to a reserve account any unpaid Casualty/Condemnation Payment (as defined below) amount or REMIC Payment (as defined below) amount, respectively, and to disburse any excess to the 32 Old Slip Fee Borrower; provided, that if an event of default has occurred and is continuing under the 32 Old Slip Fee Mortgage Loan or if the 32 Old Slip Fee Mortgage Loan has not been repaid in full as of May 5, 2025, then thereafter any excess will be remitted to an account to be held by the lender as additional security for the 32 Old Slip Fee Mortgage Loan. With respect to any Additional Disbursement, the funds in the lockbox account shall be applied (i) with respect to any debt service payment, in an amount sufficient to pay the debt service due on the monthly payment date immediately following the date of the Additional Disbursement and (ii) with respect to monthly operating expenses, provided no event of default has occurred under the 32 Old Slip Fee Mortgage Loan, in an amount sufficient to pay the monthly operating expense amount for the calendar month following the calendar month in which such Additional Disbursement occurs.

“Collection Period” with respect to any monthly payment date, is the period from and including the 5th day of the month preceding such monthly payment date to and including the 4th day of the calendar month in which such monthly payment date occurs.

A “Cash Sweep Period” will

(i) commence upon the occurrence of an event of default under the 32 Old Slip Fee Mortgage Loan and continue until such event of default is cured,

(ii) commence when a Casualty/Condemnation Payment is due (such period, a “Casualty Cash Sweep Period”) and continue until such amount is paid, whether from the reserve account or by the 32 Old Slip Fee Borrower,

(iii) commence when a REMIC Payment is due (such period, a “REMIC Cash Sweep Period”) and continue until such amount is paid, whether from the reserve account or by the 32 Old Slip Fee Borrower, or

(iv) commence on May 5, 2025 and continue until the 32 Old Slip Fee Mortgage Loan is paid in full.

“Casualty/Condemnation Payment” means, after giving effect to any release of the real property and improvements located at the 32 Old Slip Fee Property following a casualty or condemnation, in the event the 32 Old Slip Fee Mortgage Loan fails to satisfy the requirements for the Issuing Entity to qualify as a “real estate mortgage investment conduit” within the meaning of the Internal Revenue Code of 1986, as amended (the “REMIC Requirements”) as a result of the release, the amount of the prepayment of the 32 Old Slip Fee Mortgage Loan sufficient to satisfy the REMIC Requirements together with accrued interest to the next monthly payment date.

“REMIC Payment” means, in connection with the Ground Tenant’s modification (including alterations, additions, removal or demolition) of the improvements located at the 32 Old Slip Fee Property, if the lender under the 32 Old Slip Fee Mortgage Loan reasonably determines that the 32 Old Slip Fee Mortgage Loan would not satisfy the REMIC Requirements when such modification is completed, the amount of the prepayment of the 32 Old Slip Fee Mortgage Loan sufficient to satisfy the REMIC Requirements together with accrued interest to the next monthly payment date and the applicable yield maintenance premium.

“Monthly Operating Expense Amount” means, at any time after May 5, 2025 and at any time after the event described in clause (iii)(x) of the definition of Ground Lease Trigger Period above has occurred (until such Ground Lease Trigger Period has terminated in accordance with the loan documents), the

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2015-MS1	32 Old Slip Fee

monthly amount payable for operating expenses at the 32 Old Slip Fee Property (which will only include the improvements if the Ground Lease is no longer in full force and effect) as set forth in the annual budget approved by the lender and not otherwise reserved for and extraordinary expenses approved by the lender.

Additional Secured Indebtedness (not including trade debts). The 32 Old Slip Fee Property also secures the 32 Old Slip Fee Non-Serviced Companion Loan, with a Cut-off Date balance of $116,000,000. A portion of the 32 Old Slip Fee Non-Serviced Companion Loan is expected to be held by the MSBAM 2015-C23 securitization trust on the closing date of this transaction, and the remaining portion of the 32 Old Slip Fee Non-Serviced Companion Loan is expected to be held by Morgan Stanley Bank, N.A. or an affiliate thereof on the closing date of this transaction and may be contributed to one or more future securitization transactions. The promissory notes evidencing the 32 Old Slip Fee Non-Serviced Companion Loan accrue interest at the same rate as the 32 Old Slip Fee Mortgage Loan. The 32 Old Slip Fee Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the 32 Old Slip Fee Non-Serviced Companion Loan. The holders of the 32 Old Slip Fee Mortgage Loan and the 32 Old Slip Fee Non-Serviced Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the 32 Old Slip Fee Non-Serviced Loan Combination. Notes A-3 and A-4, comprising a portion of the 32 Old Slip Fee Non-Serviced Companion Loan, represent the controlling interest in the 32 Old Slip Fee Non-Serviced Loan Combination, and are expected to be held by the MSBAM 2015-C23 securitization trust on the closing date of this transaction. The 32 Old Slip Fee Non-Serviced Loan Combination will be serviced pursuant to the terms of the pooling and servicing agreement for the MSBAM 2015-C23 securitization trust. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The 32 Old Slip Fee Non-Serviced Loan Combination” and “Servicing of the Mortgage Loans” in the Free Writing Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The 32 Old Slip Fee Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance reasonably satisfactory to lender (but in no event more than the sum of 100% of full replacement cost and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the 32 Old Slip Fee Borrower is required to maintain, and lender is required to accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-59

MSC 2015-MS1	Waterfront at Port Chester

Mortgage Loan No. 4 – Waterfront at Port Chester

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2015-MS1	Waterfront at Port Chester

Mortgage Loan No. 4 – Waterfront at Port Chester

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2015-MS1	Waterfront at Port Chester

Mortgage Loan No. 4 – Waterfront at Port Chester

Hawthorne
Armonk
Nichols Preserve
Mianus River State Scenic Reserve
684
120
104
Merritt Pkwy
15
Kensico Lake
22
Tamarack Country Club
Rockwood Lake
Putnam Lake
Burning Tree Country Club
Mianus River Park
Valhalla
Cranberry Lake County Park
Bruce Memorial Golf Club
Rye Lake
Westchester County Airport
CONNECTICUT
NEW YORK
FAIRFIELD COUNTY
WESTCHESTER COUNTY
HARLEM LINE
Round Hill Golf Course
STAMFORD
Greenwich Country Club
Stamford Hospital
Greenwich
Silver Lake Park
SUNY at Purchase
Century Country Club
287
Cross Westchester
Pace University
Anderson Hill Rd
PepsiCo Inc.
Greenwich Hospital
Putnam Ave
95
Riverside
Downtown Greenwich
Manhattanville College
The Galleria at White Plains
The Westchester
NY-Presbyterian Hospital-Westchester
Rye Brook
NEW HAVEN LINE
Old Greenwich
White Plains
Expwy
Port Chester
METRO NORTH
Westchester Ave
127
104
Greenwich Point Park
Hutchinson River Pkwy
Westchester Country Club
Kohl's Plaza
Scarsdale
Waterfront at Port Chester
5 - 40 Westchester Avenue
Port Chester, NY 10573
Saxon Woods County Park
Harrison
Union Ave
New England Thruway
Rye
125
Edith G. Read Wildlife Sanctuary
Playland Park
Winged Foot Golf Course
New Rochelle
Mamaroneck
Long Island Sound
N.Y. City 23 miles
Larchmont
Boston Post Rd
College of New Rochelle
CONNECTICUT
NEW YORK
STAMFORD
NEW JERSEY
YONKERS
BRONX
NEW YORK CITY
MANHATTAN
QUEENS

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-62

MSC 2015-MS1	Waterfront at Port Chester

Mortgage Loan No. 4 – Waterfront at Port Chester

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$53,500,000			Location:	Port Chester, NY 10573
Cut-off Date Balance(1):	$53,500,000			General Property Type:	Retail
% of Initial Pool Balance:	6.0%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting(3):	Fee
Sponsor:	Gregg Wasser			Year Built/Renovated:	2005-2007/N/A
Mortgage Rate:	4.130%			Size:	349,743 SF
Note Date:	3/24/2015			Cut-off Date Balance per Unit(1):	$382
First Payment Date:	5/1/2015			Maturity Date Balance per Unit(1):	$382
Maturity Date:	4/1/2025			Property Manager:	Willow Park Enterprises, Inc. (borrower related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$9,522,693
Seasoning:	3 months			UW NOI Debt Yield(1):	7.1%
Prepayment Provisions:	LO (27); DEF (88); O (5)			UW NOI Debt Yield at Maturity(1):	7.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	1.66x
Additional Debt Type:	Pari Passu			Most Recent NOI:	$9,749,573 (12/31/2014)
Additional Debt Balance:	$80,000,000			2nd Most Recent NOI:	$10,511,852 (12/31/2013)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$10,035,157 (12/31/2012)
Reserves(2)				Most Recent Occupancy:	95.6% (3/1/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	99.0% (12/31/2013)
RE Tax:	$350,835	$116,945	N/A	3rd Most Recent Occupancy:	99.0% (12/31/2012)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$178,000,000 (12/8/2014)
Recurring Replacements:	$0	$4,386	$250,000	Cut-off Date LTV Ratio(1):	75.0%
TI/LC:	$0	$29,240	$1,200,000	Maturity Date LTV Ratio(1):	75.0%
Other(2):	$62,500	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$133,500,000	100.0%	Loan Payoff(4):	$117,086,877	87.7%
			Reserves:	$413,335	0.3%
			Closing Costs:	$2,297,178	1.7%
			Return of Equity:	$13,702,610	10.3%
Total Sources:	$133,500,000	100.0%	Total Uses:	$133,500,000	100.0%

(1)	The Waterfront at Port Chester Mortgage Loan is part of the Waterfront at Port Chester Non-Serviced Loan Combination, which is comprised of two pari passu promissory notes with an aggregate original principal balance of $133,500,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate note balance of the Waterfront at Port Chester Non-Serviced Loan Combination.
(2)	See “—Escrows and Reserves” below for further discussion of reserve requirements. At loan origination, the Waterfront at Port Chester Borrower deposited $62,500 into an escrow for an environmental condition.
(3)	The Village of Port Chester Industrial Development Agency (“IDA”) owns the fee interest in the Waterfront at Port Chester Property, and the Waterfront at Port Chester Borrower owns the leasehold interest; however, the IDA has provided a mortgage of its fee interest in the Waterfront at Port Chester Property as security for the Waterfront at Port Chester Mortgage Loan.
(4)	The loan payoff includes a previous loan balance and a related defeasance premium totaling $101,520,142, plus a second loan of approximately $15,566,735.

The Mortgage Loan. The fourth largest mortgage loan (the “Waterfront at Port Chester Mortgage Loan”) is part of a non-serviced loan combination (the “Waterfront at Port Chester Non-Serviced Loan Combination”) evidenced by two pari passu promissory notes in the aggregate Cut-off Date principal amount of $133,500,000, both of which are secured by the same first priority fee mortgage encumbering an anchored shopping center known as the Waterfront at Port Chester, in Port Chester, New York (the “Waterfront at Port Chester Property”). Promissory Note A-2, in the original principal amount of $53,500,000, represents the Waterfront at Port Chester Mortgage Loan, and Promissory Note A-1, in the original principal amount of $80,000,000 (the “Waterfront at Port Chester Non-Serviced Companion Loan”), was contributed to the MSBAM 2015-C22 securitization trust. The Waterfront at Port Chester Non-Serviced Loan Combination will be serviced pursuant to terms of the MSBAM 2015-C22 pooling and servicing agreement. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Waterfront at Port Chester Non-Serviced Loan Combination” and “Servicing of the Mortgage Loans—Additional Matters Relating to the Servicing of the Non-Serviced Mortgage Loans—The Waterfront at Port Chester Mortgage Loan” in the Free Writing Prospectus. The proceeds of the Waterfront at Port Chester Non-Serviced Loan Combination were primarily used to refinance two previous loans secured by different portions of the Waterfront at Port Chester Property, totaling approximately $117,086,877 (including defeasance premiums), and return equity to the Waterfront at Port Chester Borrower. A previous loan secured by a portion of the Waterfront at Port Chester Property was included in the BACM 2006-1 transaction.

The Borrower and the Sponsor. The borrowers are G&S Port Chester Retail 1 DE, LLC, G&S Port Chester Unit 2A DE, LLC, G&S Port Chester Unit 4A DE, LLC, and G&S Port Chester Unit 2C DE, LLC (collectively, the “Waterfront at Port Chester Borrower”), each a single-purpose Delaware limited

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2015-MS1	Waterfront at Port Chester

liability company with two independent directors. The president and majority owner of the Waterfront at Port Chester Borrower, nonrecourse carve-out guarantor and sponsor is Gregg Wasser.

Mr. Wasser is a founder of G&S Investors (“G&S”), a New York City-based real estate development company primarily operating in New York and New Jersey. The Waterfront at Port Chester Property was developed by G&S in 2005-2007.

The Property. The Waterfront at Port Chester Property is a 349,743 SF, five-building power center anchored by a Super Stop & Shop. Three of the five buildings are two-story buildings, are located on a contiguous parcel (the “Main Parcel”) and are connected by a shared three-level, 1,334-space parking structure (the “Parking Structure”) with a sky-bridge between two of the three buildings. A fourth building comprises retail strip space located across South Main Street from the Main Parcel. The fifth building is a free-standing Walgreens store located a block north of the Main Parcel. In addition to the 70,216 SF Super Stop & Shop, the Waterfront at Port Chester Property is anchored by a Bed Bath & Beyond, a Marshalls, a Michaels and a Petco. There is also a 14-screen AMC Loews Theater and a 23,404 SF Crunch Fitness health club. There is an adjacent Costco shadow anchor, adjacent to the Main Parcel, which is not part of the Waterfront at Port Chester Property and is not collateral for the Waterfront at Port Chester Mortgage Loan. There is a total of 1,500 parking spaces, including the Parking Structure and additional surface parking.

The Waterfront at Port Chester Property is located one block from the Metro-North Railroad Port Chester Station. The Parking Structure is subject to a two-unit condominium regime whereby Levels 1 and 3, containing 984 spaces (Unit A), and representing approximately 73.8% of the common interests (a controlling interest), are owned by the Waterfront at Port Chester Borrower and Level 2, containing 350 spaces (Unit B), and representing approximately 26.2% of the common interests, is owned by the Metropolitan Transportation Authority (the “MTA”) or an affiliate. The MTA has exclusive use of Level 2 during certain “peak” hours for train station related parking. During “non-peak” hours, parking is available on Level 2 for visitors to the Waterfront at Port Chester Property. The MTA reimburses the Waterfront at Port Chester Borrower for its pro-rata share of expenses associated with the maintenance of the Parking Structure. The Waterfront at Port Chester Borrower’s ownership interest in Unit A is collateral for the Waterfront at Port Chester Mortgage Loan.

The Waterfront at Port Chester Property was constructed between 2005 and 2007 pursuant to an agreement with the Port Chester Industrial Development Authority (the “IDA”). The Waterfront at Port Chester Borrower owns the leasehold interest in the Waterfront at Port Chester Property and the IDA owns the fee interest; however, the IDA has pledged its fee interest in the Waterfront at Port Chester Property as security for the Waterfront at Port Chester Mortgage Loan. The IDA agreement includes a 20-year PILOT program applicable to the Waterfront at Port Chester Property.

Major Tenants.

Super Stop & Shop (70,216 SF, 20% of NRA, 26% of underwritten base rent). Stop & Shop Supermarket Company LLC (“Super Stop & Shop”) leases 70,216 SF at the Waterfront at Port Chester Property. The lease began on October 13, 2000 and has a current expiration date of August 31, 2030, with four automatic five-year lease renewal periods followed by five additional five-year lease renewal options. The lease is guaranteed by the tenant’s parent, Koninklijke Ahold n.v. (AHLN.AS) (“Ahold”). As of its 2013 annual report, Ahold, through two U.S. based subsidiaries, operated 397 Stop & Shop stores in New England and Metropolitan New York.

AMC Loews Theater (70,000 SF, 20% of NRA, 22% of underwritten base rent). RKO Century Warner Theaters, Inc. (“AMC Loews Theater”) leases 70,000 SF at the Waterfront at Port Chester Property and operates the space as a 14-screen movie theater. The lease began on October 28, 2005 and has a current expiration date of December 31, 2030, with four five-year lease renewal options followed by one three-year lease renewal option. The lease is guaranteed by Loews Cineplex Entertainment Corporation. AMC Entertainment, Inc. (“AMC”) is the second largest movie theatre operator in the United States. The company operates approximately 345 theatres in the U.S., Canada, France, Hong Kong, Japan, Portugal, Spain and the United Kingdom under the banners American Multi-Cinema, Inc., AMC, International Theatrical Exhibition and National Cinema Network, Inc. AMC merged with Loews Cineplex Entertainment Corporation in 2006.

Bed Bath & Beyond (36,068 SF, 10% of NRA, 8% of underwritten base rent). Bed Bath & Beyond Inc. (“Bed Bath & Beyond”) (NASDAQ: BBY) leases 36,068 SF at the Waterfront at Port Chester Property. The lease began on March 3, 2006 and has a current expiration date of January 31, 2022, with three five-year lease renewal options. Bed Bath & Beyond and its subsidiaries operate approximately 1,400 stores under various brand names, including Bed Bath & Beyond, in the United States, Canada and Mexico.

Marshalls (30,105 SF, 9% of NRA, 8% of underwritten base rent). Marshalls of MA, Inc. (“Marshalls”) leases 30,105 SF at the Waterfront at Port Chester Property. The lease began on May 26, 2005 and has a current expiration date of May 31, 2020, with four five-year lease renewal options. Marshalls is a subsidiary of the TJX Companies, Inc. (NYSE: TJX), an off-price retailer of apparel and home fashions under various brands in the U.S. and worldwide, with more than 3,200 stores in six countries.

Crunch Fitness (23,404 SF, 7% of NRA, 8% of underwritten base rent). Fitness Holdings Port Chester LLC (“Crunch Fitness”) leases 23,404 SF at the Waterfront at Port Chester Property. The lease began on July 1, 2014 and has a current expiration date of December 31, 2025, with three five-year lease renewal options. Crunch Fitness is a health club chain founded in 1989, based in New York City, and co-owned by New Evolution Ventures and Angelo Gordon. The lease at the Waterfront at Port Chester Property is with a franchisor affiliate of Greenwich, Connecticut-based RLB Holdings.

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2015-MS1	Waterfront at Port Chester

The following table presents certain information relating to the leases at the Waterfront at Port Chester Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration	2014 Sales PSF/Screen
Anchor/Major Tenants
Super Stop & Shop	BBB/Baa3/BBB	70,216	20%	$2,597,992	26%	$37.00	8/31/2030	$597
AMC Loews Theater	NR/NR/B+	70,000	20%	$2,200,000	22%	$31.43	12/31/2030	$652,759
Bed Bath & Beyond	NR/Baa1/A-	36,068	10%	$775,000	8%	$21.49	1/31/2022	$279
Marshalls	NR/A3/A+	30,105	9%	$810,000	8%	$26.91	5/31/2020	$355	(4)
Crunch Fitness	NR/NR/NR	23,404	7%	$816,482	8%	$34.89	12/31/2025	N/A
Michaels	NR/NR/NR	21,390	6%	$427,800	4%	$20.00	3/31/2016	$195
Petco	NR/B3/B	19,691	6%	$531,657	5%	$27.00	5/31/2017	$131	(4)
Walgreens	NR/Baa2/BBB	11,210	3%	$384,160	4%	$34.27	1/31/2028	$341
Subtotal/Wtd. Avg.		282,084	81%	$8,543,091	85%	$30.29

Other Tenants		52,434	15%	$1,476,121	15%	$28.15
Vacant Space		15,225	4%	$0	0%	$0.00
Total/Wtd. Avg.		349,743	100%	$10,019,212	100%	$29.95

(1)	Information is based on the underwritten rent roll, except the Super Stop & Shop SF and base rent, which is based on the tenant’s provided lease estoppel.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.
(4)	Marshalls and Petco sales are for the 2013 calendar year.

The following table presents certain information relating to the lease rollover schedule at the Waterfront at Port Chester Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0%	0%	$0	0%	0%
2015	5	15,365	$36.28	4%	4%	$557,396	6%	6%
2016	1	21,390	$20.00	6%	11%	$427,800	4%	10%
2017	4	34,471	$24.65	10%	20%	$849,772	8%	18%
2018	1	1,844	$25.23	1%	21%	$46,533	0%	19%
2019	0	0	$0.00	0%	21%	$0	0%	19%
2020	3	40,110	$27.79	11%	32%	$1,114,570	11%	30%
2021	1	873	$29.00	0%	33%	$25,317	0%	30%
2022	1	36,068	$21.49	10%	43%	$775,000	8%	38%
2023	1	5,142	$15.01	1%	44%	$77,190	1%	39%
2024	2	4,425	$33.22	1%	46%	$147,000	1%	40%
2025	1	23,404	$34.89	7%	52%	$816,482	8%	48%
2026	0	0	$0.00	0%	52%	$0	0%	48%
2027	0	0	$0.00	0%	52%	$0	0%	48%
2028 & Beyond	3	151,426	$34.22	43%	96%	$5,182,152	52%	100%
Vacant	0	15,225	$0.00	4%	100%	$0	0%	100%
Total/Wtd. Avg.	23	349,743	$29.95	100%		$10,019,212	100%

(1)	Information is based on the underwritten rent roll, except the Super Stop & Shop SF and base rent, which is based on the tenant’s provided lease estoppel.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-65

MSC 2015-MS1	Waterfront at Port Chester

The Market. The Waterfront at Port Chester Property is located in the Village of Port Chester, Westchester County, New York near the borders of Rye, New York and Byram (Greenwich), Connecticut, and within the Central Westchester retail submarket. As of September 30, 2014, the Central Westchester retail submarket had a retail inventory of approximately 3.3 million SF, a 9.2% average vacancy rate and an average asking rent of $39.08 PSF. Estimated 2014 population within a three-mile radius was 73,813 people and estimated 2014 average household income within a three-mile radius was $133,685.

The following table presents recent occupancy and leasing data at five primary competitive centers to the Waterfront at Port Chester Property:

Competitive Property Summary
Property Name/Location	Type	Year Built	Year Renov.	Occ.	Total GLA (SF)	Anchor Tenants	Rent PSF	Distance to Subject
Port Chester Shopping Center 421-575 Boston Post Road Port Chester, NY	Regional Center	1970	2007	97%	530,000	Kohl’s Whole Foods Home Goods Party City	$18.00 - $45.00	0.8 miles South
Post Road Plaza 260 & 262 Boston Post Road Port Chester, NY	Neighborhood Center	1985	2013	100%	60,000	LA Fitness Sleepy’s Apple Farm Market	$20.00 - $40.00	0.6 miles South
Rye Ridge Shopping Center 126 South Ridge Street Rye Brook, NY	Community Center	1961	2010	98%	232,346	D’Agostino Grocery CVS Pharmacy Ace Hardware Medical Office Building	$30.00 - $50.00	0.9 miles West
Washington Park Plaza 251 South Ridge Street Rye Brook, NY	Neighborhood Center	1979	2012	100%	55,000	A&P Fresh Market CVS Pharmacy Wells Fargo Bank	$20.00 - $35.00	1.1 miles West
White Plains City Center 5 City Place White Plains, NY	Regional Center	2004	2010	98%	515,000	Target Shop Rite Nordstroms Rack Showcase Cinemas	$22.00 - $55.00	5.2 miles West

Source: Appraisal

Operating History and Underwritten Cash Flow. The following table presents certain information relating to the underwritten cash flow at the Waterfront at Port Chester Property:

Cash Flow Analysis
	2011	2012	2013	2014	UW	UW PSF
Base Rent(1)	N/A	$10,437,488	$10,432,354	$10,306,816	$10,475,848	$29.95
Total Recoveries	N/A	$2,016,441	$2,145,970	$1,837,025	$1,795,744	$5.13
Other Income	N/A	$559,452	$815,055	$685,919	$773,521	$2.21
Discounts Concessions	N/A	($322,483)	($324,239)	$0	$0	$0.00
Less Vacancy & Credit Loss	N/A	$0	$0	($411,340)	($498,706)	($1.43)
Effective Gross Income	N/A	$12,690,898	$13,069,140	$12,418,420	$12,546,407	$35.87
Total Operating Expenses	N/A	$2,655,741	$2,557,288	$2,668,847	$3,023,714	$8.65
Net Operating Income	N/A	$10,035,157	$10,511,852	$9,749,573	$9,522,693	$27.23
Capital Expenditures	N/A	$0	$0	$0	$52,632	$0.15
TI/LC	N/A	$0	$0	$0	$168,423	$0.48
Net Cash Flow	N/A	$10,035,157	$10,511,852	$9,749,573	$9,301,637	$26.60

Occupancy%(2)	N/A	99.0%	99.0%	95.6%	95.2%
NOI DSCR	N/A	1.80x	1.88x	1.74x	1.70x
NCF DSCR	N/A	1.80x	1.88x	1.74x	1.66x
NOI Debt Yield	N/A	7.5%	7.9%	7.3%	7.1%
NCF Debt Yield	N/A	7.5%	7.9%	7.3%	7.0%

(1)	Underwritten Rent associated with the Super Stop & Shop tenant is based on the average base rent during the loan term.
(2)	Historical occupancy represents year-end data. A 30,000 SF former tenant vacated its space during the first quarter of 2014 and was replaced by the Crunch Fitness tenant effective July 1, 2014.

Escrows and Reserves. The Waterfront at Port Chester Borrower deposited $350,835 in escrow for annual real estate taxes at loan origination and is required to escrow monthly 1/12 of the annual estimated tax payments. The Waterfront at Port Chester Borrower is required to escrow monthly 1/12 of the annual estimated insurance premiums (unless the Waterfront at Port Chester Borrower maintains insurance under an acceptable blanket insurance policy). The Waterfront at Port Chester Borrower is required to make monthly deposits of $4,386 for replacement reserves (which amount may be increased by the lender if the lender reasonably determines that an increase is necessary to maintain proper operation of the Waterfront at Port Chester Property), provided that such deposits are not required to the extent that the amount then on deposit in the replacement reserve exceeds $250,000. The Waterfront at Port Chester Borrower is required to make monthly deposits of $29,240 for TI/LC reserves, provided that such deposits are not required to the extent that the amount then on deposit in the TI/LC reserve exceeds $1,200,000. The Waterfront at Port Chester Borrower also deposited in escrow at loan origination $62,500 for costs which may be incurred as a result of environmental conditions at the Waterfront at Port Chester Property, which amount will be disbursed to the Waterfront at Port Chester Borrower, amongst other conditions, upon delivery to the lender of a reasonably satisfactory

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2015-MS1	Waterfront at Port Chester

site inspection report with respect to such conditions. With respect to the aforementioned environmental escrow, $6,250 of the escrow amount is to be released to the Waterfront at Port Chester Borrower annually during the loan term if there are no costs incurred with respect to the noted environmental conditions.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Waterfront at Port Chester Mortgage Loan. The Waterfront at Port Chester Mortgage Loan has springing cash management. Provided a Cash Sweep Period has not commenced, funds in the lockbox account are swept daily to an account designated by the Waterfront at Port Chester Borrower. During the continuance of a Cash Sweep Period, funds in the lockbox account are applied on each monthly payment date to pay debt service on the Waterfront at Port Chester Non-Serviced Loan Combination, to fund the required reserves deposits as described above under “—Escrows and Reserves,” to disburse, provided no event of default has occurred and is continuing, to the Waterfront at Port Chester Borrower the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “—Escrows and Reserves” and referenced in the annual budget approved by the lender together with other amounts approved by the lender that are incurred by the Waterfront at Port Chester Borrower in connection with the operation and maintenance of the Waterfront at Port Chester Property, and to remit the remainder to an account to be held by the lender as additional security for the Waterfront at Port Chester Non-Serviced Loan Combination.

A “Cash Sweep Period” will commence upon the occurrence of an event of default, a DSCR Event (as defined below), a Tenant Credit Event (as defined below) or a Major Lease Termination Event (as defined below) and continue until

(i)	in the case of an event of default, the lender’s acceptance of a cure of such event of default,

(ii)	in the case of DSCR Event, the DSCR, measured as of the end of any calendar quarter, is greater than 1.25x for the trailing six consecutive month period,

(iii)	in the case of a Tenant Credit Event, either (1) if the Tenant Credit Event is caused pursuant to an event described in clause (a) of the definition thereof, the date on which the Major Tenant’s lease has been affirmed in bankruptcy or (2) if the Tenant Credit Event is caused pursuant to an event described in clause (b) of definition thereof, the earliest to occur of (x) the date which is three months after the date on which such Major Tenant is re-opened for business and is in physical occupancy of its space at the Waterfront at Port Chester Property for such continuous period under the applicable lease which has been approved by the lender in its sole discretion, (y) the date on which the Major Tenant’s entire space has been re-let to a new tenant pursuant to a new lease on terms and conditions approved by the lender in its sole discretion or (z) the date on which the Waterfront at Port Chester Mortgage Loan has been partially defeased in part in accordance with the loan agreement for the Waterfront at Port Chester Mortgage Loan and the applicable individual parcel comprising the Waterfront at Port Chester Property has been released from the lien of the related mortgage, or

(iv)	in the case of a Major Lease Termination Event, the earliest to occur of (x) the date on which the tenant under the subject Major Lease executes a renewal of the applicable lease for the demised space pursuant to the terms and conditions of the loan agreement for the Waterfront at Port Chester Mortgage Loan, (y) the date on which the applicable Major Tenant’s entire space has been re-let to a new tenant pursuant to a new lease on terms and conditions approved by the lender in its sole discretion or (z) the date on which the Waterfront at Port Chester Mortgage Loan has been partially defeased in part in accordance with the loan agreement for the Waterfront at Port Chester Mortgage Loan and the applicable individual parcel comprising the Waterfront at Port Chester Property has been released from the lien of the related mortgage.

A “DSCR Event” means the DSCR, measured as of the end of any calendar quarter, has been less than 1.20x for the trailing six consecutive month period.

A “Major Lease” means each of (i) that certain lease, dated as of October 13, 2000, as amended between the Waterfront at Port Chester Borrower’s predecessor in interest, as landlord, and The Stop & Shop Supermarket Company, as tenant, (ii) that certain lease agreement, dated as of June 28, 2002, between the Waterfront at Port Chester Borrower’s predecessor in interest, as landlord, and Loews Mohawk Mall Cinemas, Inc., as tenant or (iii) any replacement lease entered into for the premises demised under either of the leases referred to in clauses (i) and (ii) of this definition.

A “Major Lease Termination Event” means, on the date which is 12 months prior to the expiration date of a Major Lease, a Major Tenant has not renewed such Major Lease, either by failing to give notice of its intent to renew, by giving notice of non-renewal or otherwise giving notice of its intent to terminate or vacate the demised premises.

A “Major Tenant” means any tenant which is party to a Major Lease.

A “Tenant Credit Event” means either (a) a Major Tenant files a voluntary bankruptcy petition or an involuntary bankruptcy petition is filed against a Major Tenant (or a Major Tenant consents to or otherwise acquiesces or joins in such a filing), consents to (or otherwise acquiesces or joins in an application for) a receiver or examiner, makes an assignment for the benefit of creditors or admits in writing its insolvency or inability to pay its debts as they come due or (b) a Major Tenant has “gone dark” for thirty consecutive days or vacated or surrendered its demised premises at the Waterfront at Port Chester Property.

Additional Secured Indebtedness (not including trade debts). The Waterfront at Port Chester Property also secures an additional pari passu promissory note, the Waterfront at Port Chester Non-Serviced Companion Loan, with a Cut-off Date balance of $80,000,000. The Waterfront at Port Chester Non-Serviced Companion Loan was contributed to the MSBAM 2015-C22 securitization trust. The note evidencing the Waterfront at Port Chester Non-Serviced Companion Loan accrues interest at the same rate as the Waterfront at Port Chester Mortgage Loan. The Waterfront at Port Chester Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Waterfront at Port Chester Non-Serviced Companion Loan. The holders of the Waterfront at Port Chester Mortgage Loan and the Waterfront at Port Chester Non-Serviced Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Waterfront at Port Chester Non-Serviced Loan Combination. The Waterfront at Port Chester Non-Serviced Companion Loan represents the controlling interest in the Waterfront at Port Chester Non-Serviced Loan Combination. The Waterfront at Port Chester Non-Serviced Loan Combination will be serviced pursuant to the terms of the pooling and servicing agreement for the MSBAM 2015-C22 securitization trust. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Waterfront at Port Chester Non-Serviced Loan Combination” and “Servicing of the Mortgage Loans” in the Free Writing Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-67

MSC 2015-MS1	Waterfront at Port Chester

Release of Property. Provided no event of default has occurred and is continuing, the Waterfront at Port Chester Borrower may obtain a release of the individual properties comprising the Waterfront at Port Chester Property known as Unit 1, Unit 2A, Unit 2C and Unit 4A in connection with a defeasance in part of the Waterfront at Port Chester Mortgage Loan, provided, amongst other conditions, (i) the Waterfront at Port Chester Borrower defeases the Waterfront at Port Chester Mortgage Loan with U.S. government securities in a principal amount equal to 125% of the allocated loan amount with respect to the applicable individual property which is the subject of the release which allocated loan amount initially equals $113,147,084.20 (with respect to the Waterfront at Port Chester Property referred to as Unit 1), $11,444,286.65 (with respect to the Waterfront at Port Chester Property referred to as Unit 2A), $4,895,580.79 (with respect to the Waterfront at Port Chester Property referred to as Unit 2C), and $4,013,048.36 (with respect to the Waterfront at Port Chester Property referred to as Unit 4A), (ii) as of the date of consummation of the individual property release and partial defeasance event, after giving effect to the release of the lien encumbering the applicable property, with respect to the remaining Waterfront at Port Chester Property, (x) the debt yield of the Waterfront at Port Chester Mortgage Loan is greater than or equal to 6.97%, (y) the LTV ratio of the Waterfront at Port Chester Mortgage Loan is less than or equal to 75% (as determined based upon updated appraisals) and (z) the DSCR of the Waterfront at Port Chester Mortgage Loan is greater than or equal to 1.66x, and (iii) the Waterfront at Port Chester Borrower delivers a rating agency confirmation with respect to such individual property release and partial defeasance event.

Additionally, provided no event of default has occurred and is continuing, the Waterfront at Port Chester Borrower may obtain a release of a certain parking parcel of the Waterfront at Port Chester Property known as the Subdivision Parcel (as described in Schedule VIII of the loan agreement for the Waterfront at Port Chester Mortgage Loan), provided, amongst other conditions, the Waterfront at Port Chester Borrower provides supporting documentation that (i) the Subdivision Parcel is not necessary for the uses of the remainder of the Waterfront at Port Chester Property, (ii) sufficient parking remains on the remainder of the Waterfront at Port Chester Property, and (iii) the release of the Subdivision Parcel will not have a material adverse effect on the appraised value of the Waterfront at Port Chester Property.

Terrorism Insurance. Generally, the Waterfront at Port Chester Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance satisfactory to lender (in an amount not more than the sum of 100% of full replacement costs and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the Waterfront at Port Chester Borrower is required to maintain, and lender is required to accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-69

MSC 2015-MS1	Alderwood Mall

Mortgage Loan No. 5 – Alderwood Mall

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-70

MSC 2015-MS1	Alderwood Mall

Mortgage Loan No. 5 – Alderwood Mall

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-71

MSC 2015-MS1	Alderwood Mall

Mortgage Loan No. 5 – Alderwood Mall

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-72

MSC 2015-MS1	Alderwood Mall

Mortgage Loan No. 5 – Alderwood Mall

Alderwood Mall
3000 184th Street Southwest
Lynnwood, WA 98037
Everett
THE BOEING COMPANY
Cascade Plaza
Boeing Frwy
Walter Hall Golf Course
Paine Field Airport
Kasch Park Athletic Complex
Everett Mall
SE Everett Mall Way
Jordan Rd.
Lowell Larimer Rd.
Airport Rd.
Mukilteo Speedway
Evergreen Way
112th St. SE
Harbor Pointe Golf Club
Mukilteo
128th St. SW
4th Ave. W
132nd St. SE
Beverly Park Rd.
Mill Creek
Mill Creek Country Club
Cascadian Way
Bothell Everett Hwy
35th Ave. SE
Seattle Hill Rd.
148th St. SW
52nd Ave. W
164th St. SW
168th St. SW
168th St. SE
Martha Lake
SOUNDER
75th Pl. W
Pacific Hwy
36th Ave. W
SNOHOMISH COUNTY
180th St. SE
Puget Sound
Lynnwood
Filbert Rd.
196th St. SW
196th St. SE
Edmonds
EDMONDS
Main St.
76th Ave. W
Edmonds Community College
212th St. SW
Larch Way
Locust Way
208 St. SE
Maltby Rd.
Swedish Medical Ctr.-Edmonds
9th Ave. S
220th St. SW
66th Ave. W
56th Ave. W
Mountlake Terrace
228th St. SW
228th St. SE
39th Ave. SE
Bothell
Nile Temple Golf Course
Brier Rd.
Lockwood Rd.
Meridian Ave. S
20th Ave. NW
Aurora Village
Meridian Ave. N
Ballinger Way NE
KING COUNTY
NE 195th St.
Shoreline
Lake Forest Park Town Centre
Kenmore
Bothell Way NE
University of Washington Bothell
Woodinville
NE 175th St.
Boeing Creek Park
Shoreline Community College
Aurora Square
Wayne Golf Course
Inglewood Golf Club
Simonds Rd. NE
NE 155th St.
15th Ave. NE
25th Ave. NE
Bothell Way NE
Lake Washington
Seattle Golf and Country Club
EVERETT/SEATTLE LINE
NE 145th St.
Jackson Park Golf Course
Saint Edwards State Park
124th Ave. NE
Aurora Ave. N
N 130th St.
SEATTLE
Inglewood-Finn Hill
Kingsgate
100th Ave. NE
Greenwood Ave. N
3rd Ave. NW
NE 125th St.
NE 124th St.
Carkeek Park
Downtown Seattle 8 miles
Kirkland
Bellevue 7 miles
Totem Lakes Mall
5
405
99
525
526
527
96
524
522
523
202
Marysville
Everett
Mukilteo
Lynnwood
Edmonds
Shoreline
SEATTLE
Redmond
Kirkland
Bellevue
Sammamish
Issaquah
Renton
Kent
Federal Way
Auburn
TACOMA
Lakewood
South Hill
OLYMPIC MOUNTAINS
CASCADE RANGE

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-73

MSC 2015-MS1	Alderwood Mall

Mortgage Loan No. 5 – Alderwood Mall

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$50,400,000			Location:	Lynnwood, WA 98037
Cut-off Date Balance(1):	$50,275,604			General Property Type:	Retail
% of Initial Pool Balance:	5.7%			Detailed Property Type:	Super Regional Mall
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	GGP/Homart II L.L.C.			Year Built/Renovated:	1979/1995; 2003; 2009
Mortgage Rate:	3.47875%			Size(4):	575,704 SF
Note Date:	5/5/2015			Cut-off Date Balance per Unit(1):	$394
First Payment Date:	7/1/2015			Maturity Date Balance per Unit(1):	$260
Maturity Date:	6/1/2025			Property Manager:	General Growth Services, Inc.
Original Term to Maturity:	120 months				(borrower related)
Original Amortization Term(2):	360 months			Underwriting and Financial Information
IO Period:	None			UW NOI:	$34,130,830
Seasoning:	1 month			UW NOI Debt Yield(1):	15.1%
Prepayment Provisions:	LO (25); DEF (88); O (7)			UW NOI Debt Yield at Maturity(1):	22.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1)(2):	2.24x
Additional Debt Type:	Pari Passu/B Note			Most Recent NOI:	$32,168,596 (2/28/2015 TTM)
Additional Debt Balance:	$176,800,000/$127,800,000			2nd Most Recent NOI:	$31,643,830 (12/31/2013)
Future Debt Permitted (Type):	Yes (Mezzanine)			3rd Most Recent NOI:	$29,331,334 (12/31/2012)
Reserves(3)				Most Recent Occupancy:	96.4% (2/28/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	97.8% (12/31/2013)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	97.9% (12/31/2012)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$693,500,000 (3/17/2015)
Recurring Replacements:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	32.7%
TI/LC:	$0	Springing	N/A	Maturity Date LTV Ratio(1):	21.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$355,000,000	100.0%	Loan Payoff:	$243,293,021	68.5%
			Closing Costs:	$1,160,730	0.3%
			Return of Equity:	$110,546,249	31.1%
Total Sources:	$355,000,000	100.0%	Total Uses:	$355,000,000	100.0%

(1)	The Alderwood Mall Mortgage Loan is part of the Alderwood Mall Non-Serviced Loan Combination, which is comprised of four pari passu senior notes and two subordinate notes with an aggregate original principal balance of $355,000,000. The four Alderwood Mall pari passu senior notes have a combined original principal balance of $227,200,000 and the two subordinate notes have a combined original principal balance of $127,800,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the four senior notes totaling $227,200,000 without regard to the subordinate notes.
(2)	The Alderwood Mall Mortgage Loan amortizes according to a schedule attached to the Free Writing Prospectus. The monthly payment varies due to the allocation of principal and interest between the Alderwood Mall Mortgage Loan and the Alderwood Mall B Note (as defined below). The UW NCF DSCR is based on the average debt service payment over the first 12 months for the four senior notes totaling $227,200,000 without regard to the subordinate notes.
(3)	See “—Escrows and Reserves” below for further discussion of reserve requirements.
(4)	The Alderwood Mall Property size includes the improvements owned by the Alderwood Mall Borrower. It excludes approximately 705,898 SF of non-collateral anchor space comprising the Macy’s, Sears, JC Penney and Nordstrom stores.

The Mortgage Loan. The fifth largest mortgage loan (the “Alderwood Mall Mortgage Loan”) is part of a non-serviced loan combination (the “Alderwood Mall Non-Serviced Loan Combination”) evidenced by (i) four pari passu senior notes in the aggregate original principal amount of $227,200,000 and (ii) two subordinate notes in the aggregate original principal amount of $127,800,000, all of which are secured by the same first priority fee mortgage encumbering a portion of the super-regional mall known as Alderwood Mall in Lynwood, Washington (the “Alderwood Mall Property”). The Alderwood Mall Mortgage Loan is evidenced by one pari passu promissory note (Note A-1-3) with an outstanding principal balance as of the Cut-off Date of $50,275,604. Notes A-1-1, A-1-2 and A-1-4, in the aggregate original principal amount of $176,800,000, collectively represent a non-serviced companion loan (the “Alderwood Mall Non-Serviced Companion Loan”), and are pari passu with the Alderwood Mall Mortgage Loan. Notes A-2-1 and A-2-2, in the aggregate original principal amount of $127,800,000, collectively represent a B note (the “Alderwood Mall B Note”) and are generally subordinate to the Alderwood Mall Mortgage Loan and the Alderwood Mall Non-Serviced Companion Loan. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Alderwood Mall Non-Serviced Loan Combination” and “Servicing of the Mortgage Loans” in the Free Writing Prospectus.

The Alderwood Mall Mortgage Loan will be included in the MSC 2015-MS1 securitization trust. A portion of the Alderwood Mall Non-Serviced Companion Loan (Notes A-1-1 and A-1-2), in the aggregate original principal amount of $127,800,000, and the entire Alderwood Mall B Note were contributed to the MSCCG 2015-ALDR securitization trust. The remaining portion of the Alderwood Mall Non-Serviced Companion Loan (Note A-1-4), in the original principal amount of $49,000,000, is expected to be held by Citigroup Global Markets Realty Corp. or an affiliate thereof on the closing date of this transaction and may be contributed to one or more future securitization transactions. The Alderwood Mall Non-Serviced Loan Combination will be serviced pursuant to the terms of the MSCCG 2015-ALDR trust and servicing agreement.

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-74

MSC 2015-MS1	Alderwood Mall

The proceeds of the Alderwood Mall Non-Serviced Loan Combination were used to refinance a previous loan with an outstanding balance of approximately $243,293,021 secured by the Alderwood Mall Property, pay closing costs and return equity to the Alderwood Mall Borrower.

When analyzed on a stand-alone basis, DBRS and Kroll have indicated that the Alderwood Mall Mortgage Loan has credit characteristics commensurate with a “AAA” rated obligation, and Moody’s has indicated that the Alderwood Mall Mortgage Loan has credit characteristics commensurate with a “Aa3” rated obligation.

The Borrower and the Sponsor. The borrower is Alderwood Mall L.L.C. (the “Alderwood Mall Borrower”), a previously existing single-purpose Delaware limited liability company with two independent directors. The Alderwood Mall Borrower is owned indirectly by GGP/Homart II L.L.C. (the “Sponsor” or the “Guarantor”), a joint venture between (i) GGP Limited Partnership and GGP Nimbus, LP and (ii) New York State Common Retirement Fund (“NYSCRF”), and managed by a subsidiary of General Growth Properties, Inc. (“GGP”) (NYSE: GGP). GGP/Homart II L.L.C. currently indirectly owns (along with its relevant joint-venture partners) 10 malls totaling approximately 12 million SF. GGP is a fully integrated, self-managed and self-administered real estate investment trust focused on owning, managing, leasing and redeveloping regional malls throughout the United States. As of March 31, 2015, GGP owned, either entirely or with joint venture partners, 129 shopping centers and high street retail properties comprising approximately 127 million square feet of gross leasable area. NYSCRF holds all of the assets of the New York State and Local Retirement System, which has more than one million members, retirees and beneficiaries. NYSCRF had $176.8 billion in audited net assets held in trust for pension as of March 31, 2014.

The Property. The Alderwood Mall Property represents 575,704 SF of theater, in-line and food court space within the approximately 1,281,602 SF single-level super-regional Alderwood Mall with a combination of enclosed retail space and outdoor retail shops in Lynwood, Washington. The outdoor component is designed with various seating areas, decorative fountains and attractive landscaping. The Alderwood Mall includes 6,419 parking spaces, for a parking ratio of 5.00 per 1,000 SF, within one three-level and one four-level parking structure and various surface lots. The Alderwood Mall was originally constructed in 1979 and was expanded and/or renovated in 1995, 2003-2004 and 2009-2013. GGP purchased the portion of the Alderwood Mall that constitutes the Alderwood Mall Property in 1999 for $162 million and subsequently invested an additional approximately $162 million in capital expenditures throughout the Alderwood Mall Property.

Alderwood Mall is anchored by Macy’s, Sears, JC Penney, Nordstrom (collectively, the “Non-Collateral Anchors”) and a 16-screen Loews Cineplex (together with the Non-Collateral Anchors, the “Anchor Tenants”), and is leased to over 140 additional tenants including Apple, American Girl, H&M, Victoria’s Secret, Michael Kors and Lululemon, as well as 10 food court tenants. Macy’s, JC Penney and Nordstrom own their respective spaces. Sears occupies a building that was sold by Sears in March 2015 to a joint venture owned by Sears and an affiliate of GGP. The department store anchors have been at the Alderwood Mall since its inception in 1979 or shortly thereafter. Loews Cineplex leases from the Alderwood Mall Borrower a building that was constructed for it in 2005. As of February 28, 2015, the Alderwood Mall Property had in-line occupancy of 94.6% and collateral occupancy of 96.4%. Average historical occupancy averaged 97.4% for 2011, 2012, 2013 and TTM February 2015.

Comparable tenants produced TTM January 2015 sales of approximately $625 PSF. Without the Apple tenant, comparable sales were approximately $513 PSF. The average TTM January 2015 comparable tenant occupancy cost was 12.7% (15.6% excluding Apple). The following table presents a summary of historical in-line sales, occupancy costs and total mall sales.

Historical Sales Summary
	Comparable In-line Tenant Sales PSF		Comparable In-line Tenant Occupancy Cost(1)		Total Comparable	Total Mall
Year	w/ Apple	w/o Apple	w/ Apple	w/o Apple	In-line Sales	Sales(2)
2011	$511	$421	15.6%	19.0%	$169,438,090	N/A
2012	$588	$474	13.5%	16.8%	$194,981,753	$401,708,831
2013	$613	$500	13.0%	16.0%	$203,332,705	$411,076,148
1/31/2015 TTM(3)	$625	$513	12.7%	15.6%	$207,410,095	$419,467,761

(1)	Occupancy Cost% calculations are based on UW Total Rent (base rent, recoveries, percentage rent in lieu and overage rent) excluding utilities/HVAC recoveries, divided by 1/31/15 TTM Sales.
(2)	Total Mall Sales include sponsor-provided estimates for Anchor Tenants. Anchor sales estimates for 2011 were unavailable.
(3)	For TTM figures, comparable in-line tenants are defined as all stores less than 10,000 SF with at least 12 months of sales data.

Major Tenants.

Loews Cineplex (79,330 SF, 14% of NRA, 10% of underwritten base rent). American Multi-Cinema, Inc. as successor in interest to Loews Akron Cinemas, Inc. (“Loews”) leases 79,330 SF at the Alderwood Mall Property and operates the space as a 16 screen movie theater. The lease began on March 25, 2005 and has a current expiration date of December 31, 2025, with four five-year lease renewal options. Loews is a subsidiary of AMC Entertainment Holdings, Inc. (“AMC”) (NYSE: AMC). As of May 5, 2015, AMC operates 347 locations with 4,971 screens in the United States.

REI (25,543 SF, 4% of NRA, 3% of underwritten base rent). Recreational Equipment, Inc. (“REI”) leases 25,543 SF at the Alderwood Mall Property. The lease began on October 31, 2014, was extended on July 25, 2014, and has a current expiration date of January 31, 2020, with one five-year lease renewal option.

Forever 21 (24,320 SF, 4% of NRA, 3% of underwritten base rent). Forever 21 Retail, Inc. (“Forever 21”) leases 24,320 SF at the Alderwood Mall Property. The lease began on January 2, 2012 and has a current expiration date of January 31, 2022. Forever 21 is a privately held fashion retailer with over 480 stores under the Forever 21, XXI Forever, For Love 21, Heritage 1981 and Reference brands.

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-75

MSC 2015-MS1	Alderwood Mall

The following table presents certain information relating to the anchor tenants and major tenants. Certain tenants may have co-tenancy provisions permitting the early termination of their leases based on sales performance and/or occupancy at the Alderwood Mall Property.

Major Tenant Summary
	Credit Rating	Tenant		% of	UW Base		Sales (TTM 1/31/2015)(4)		Occ.	Lease
Tenant Name	(Moody’s/S&P/Fitch)(1)	SF	Occ. %	Collateral SF	Rent(2)	PSF(3)	$	PSF(3)	Cost %(5)	Expiration
Non-Collateral Anchors
Macy’s(6)	Baa2/BBB+/BBB	235,213		N/A	N/A	N/A	$54,000,000	$230	0.0%	N/A
Sears(7)	Caa1/CCC+/CC	177,679		N/A	N/A	N/A	18,800,000	$106	0.7%	N/A
JC Penney(8)	Caa1/CCC+/CCC	148,949		N/A	N/A	N/A	30,000,000	$201	0.3%	N/A
Nordstrom(9)	Baa1/A-/BBB+	144,057		N/A	N/A	N/A	62,500,000	$434	0.0%	N/A
Subtotal/Wtd. Avg.		705,898	100.0%				$165,300,000	$234	0.1%

Anchor/Major (collateral)
Loews Cineplex(10)	NR/NR/NR	79,330		14%	$2,657,555	$166,097	$9,701,563	$606,348	29.4%	12/31/2025
REI	NR/NR/NR	25,543		4%	$823,762	$32.25	N/A	N/A	N/A	1/31/2020
Forever 21	NR/NR/NR	24,320		4%	$874,061	$35.94	4,908,691	$202	17.8%	1/31/2022
H&M(11)	NR/NR/NR	18,000		3%	$764,100	$42.45	8,655,518	$481	11.1%	1/31/2023
Claim Jumper	NR/NR/NR	12,641		2%	$412,981	$32.67	4,323,983	$342	13.2%	10/31/2024
American Girl	NR/NR/NR	12,500		2%	$576,875	$46.15	7,962,206	$637	7.2%	2/28/2022
Urban Outfitters	NR/NR/NR	10,829		2%	$249,067	$23.00	2,892,421	$267	19.9%	1/31/2017
Subtotal/Wtd. Avg.		183,163	100.0%	32%	$6,358,401	$34.71	$38,444,381	$210	19.7%

Select Top 10 In-Line(12)
Pottery Barn	NR/NR/NR	9,058		2%	$436,052	$48.14	4,743,241	$524	9.2%	1/31/2017
Victoria’s Secret	Ba1/BB+/BB+	9,131		2%	$427,331	$46.80	5,446,221	$596	12.3%	1/31/2025
Abercrombie & Fitch	B1/BB-/NR	9,180		2%	$400,064	$43.58	2,040,704	$222	19.6%	2/28/2019
Gap	Baa3/BBB-/BBB-	5,438		1%	$385,772	$70.94	1,607,416	$296	25.2%	1/31/2017
Ben Bridge Jeweler	Aa2/AA/AA-	2,714		1%	$374,478	$137.98	4,500,798	$1,658	8.5%	12/31/2021
Zumiez	NR/NR/NR	4,062		1%	$364,686	$89.78	2,347,810	$578	16.1%	5/31/2018
Express	NR/NR/NR	7,316		1%	$362,800	$49.59	2,482,519	$339	28.5%	1/31/2019
Champs Sports	NR/NR/NR	5,376		1%	$354,063	$65.86	2,373,254	$441	15.6%	3/31/2016
Lane Bryant	NR/NR/NR	5,967		1%	$346,384	$58.05	1,497,365	$251	27.1%	1/31/2020
American Eagle Outfitters	NR/NR/NR	6,000		1%	$336,000	$56.00	2,626,021	$438	21.6%	1/31/2017

All In-line < 10,000 SF		392,541	94.6%	68%	$19,341,918	$52.06	215,723,380

Total Collateral SF		575,704	96.4%	100.0%	$25,700,319	$46.33	$254,167,761
Total Mall SF		1,281,602	98.4%				$419,467,761

Comparable In-Line		331,852					$207,410,095	$625	12.7%
Comparable In-Line Without Apple(13)		327,898					$168,271,996	$513	15.6%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Base rental revenue reflects the following: (a) annualized base rent from signed leases as of the February 28, 2015 rent roll, (b) annualized contractual base rent steps through January 1, 2016 and (c) The Art Of Shaving (659 SF, $68,062 of UW Base Rent) and Young Art Lessons & Gallery (1,427 SF, $68,981 of UW Base Rent), both of which have signed leases but are not yet open for business. See “Underwritten Base Rental Revenue” in the notes to the Cash Flow Analysis for additional detail.
(3)	PSF figures exclude vacant space.
(4)	Tenant sales for TTM ended January 31, 2015, except for anchors which are based on the Alderwood Mall Borrower’s estimate for 2014.
(5)	Occupancy Cost% calculations are based on UW Total Rent (UW base rent, recoveries, percentage rent in lieu and overage rent) excluding utilities/HVAC recoveries, divided by 1/31/15 TTM Sales.
(6)	Macy’s owns its land and improvements. Macy’s has been operating at the Alderwood Mall since it opened in 1979 as The Bon Marché before being rebranded as a Macy’s in 2005. Sales data shown is based on sponsor estimates for 2014.
(7)	A joint venture between Sears and GGP owns the Sears land and improvements, which do not serve as collateral for the Alderwood Mall Non-Serviced Loan Combination. Sears has been operating at the Alderwood Mall since 1980, shortly after it opened. Sears is required to pay an annual payment of $131,460 for its share of common area maintenance. Sales data shown is based on sponsor estimates for 2014.
(8)	JC Penney owns its land and improvements. JC Penney has been operating at the Alderwood Mall since 1980, shortly after it opened. JC Penney is required to pay $80,000 for its share of common area maintenance. Sales data shown is based on sponsor estimates for 2014.
(9)	Nordstrom owns its own land and improvements. Nordstrom has been operating at the Alderwood Mall since it opened in 1979. Sales data is based on Sponsor estimates for 2014.
(10)	Sales PSF for Loews Cineplex are based on 16 screens.
(11)	H&M has a termination right for 180 days following December 31, 2016 with 6 months’ notice and the payment of a termination fee equal to 50% of unamortized tenant improvements if sales fail to exceed $6,000,120 during 2016. As of the January 2015 TTM, H&M’s sales were $8,655,518.
(12)	Select Top 10 In-Line tenants based on UW base rent.
(13)	Apple leases approximately 3,954 SF (0.7% of NRA) of in-line space at the Alderwood Mall Property.

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-76

MSC 2015-MS1	Alderwood Mall

The following table presents certain information relating to the lease rollover schedule at the Alderwood Mall Property:

Lease Rollover Schedule
Year	# of Leases Rolling	SF Rolling)	Approx. % of Total SF Rolling	Approx. Cummulative % of SF Rolling	Total UW Rent Rolling	UW Rent PSF Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
Vacant	0	21,006	4%	4%	$0	$0.00	0%	0%
MTM	4	7,923	1%	5%	$560,700	$70.77	2%	2%
2015	5	9,683	2%	7%	$554,401	$57.26	2%	4%
2016	14	47,030	8%	15%	$2,181,590	$46.39	9%	13%
2017	18	59,409	10%	25%	$3,265,906	$54.97	13%	26%
2018	15	40,542	7%	32%	$2,482,945	$61.24	10%	35%
2019	18	67,484	12%	44%	$3,180,964	$47.14	12%	48%
2020	11	48,551	8%	52%	$2,048,765	$42.20	8%	56%
2021	11	21,232	4%	56%	$1,465,167	$69.01	6%	61%
2022	12	61,540	11%	67%	$2,594,749	$42.16	10%	71%
2023	6	28,592	5%	72%	$1,397,950	$48.89	5%	77%
2024	11	35,340	6%	78%	$1,427,008	$40.38	6%	82%
2025	15	119,172	21%	99%	$4,359,774	$36.58	17%	99%
2026	1	8,200	1%	100%	$180,400	$22.00	1%	100%
Total/Wtd. Avg.	141	575,704	100%		$25,700,319	$46.33	100%

(1)	Based on the Alderwood Mall Borrower’s owned space and excludes storage space.
(2)	Base rental revenue reflects the following: (a) annualized base rent from signed leases as of the February 28, 2015 rent roll, (b) annualized contractual base rent steps through January 1, 2016 and (c) The Art Of Shaving (659 SF, $68,062 of UW Base Rent) and Young Art Lessons & Gallery (1,427 SF, $68,981 of UW Base Rent), both of which have signed leases but are not yet open for business. See “Underwritten Base Rental Revenue” in the notes to the Cash Flow Analysis.
(3)	UW Base Rent PSF excludes vacant space.

The Market. The Alderwood Mall Property is located in Lynnwood, Washington in southwestern Snohomish County, within the northern portion of the Seattle-Tacoma CBSA, which is part of the larger Seattle-Tacoma-Bellevue Metropolitan Statistical Area (the “Seattle MSA”). The Alderwood Mall Property is situated along the western side of Interstate 5, within the southwest quadrant of Alderwood Mall Parkway and 184th Street Southwest in the City of Lynnwood, Washington. This location is approximately 17.0 miles north of downtown Seattle, approximately 13.5 miles south of Everett, WA, approximately 20.0 miles northwest of Bellevue, WA and approximately 96.0 miles south of the Canadian border. The Alderwood Mall Property is located just west of the Interstate 5 and Interstate 405 exchange, which has an annual traffic count that averages approximately 138,000 vehicles per day (over 50 million per year). Alderwood Mall acts as a commercial/retail hub for the area, with additional retail development in the area consisting of multiple community, power and strip centers. Average household income in the Alderwood Mall primary trade area was $82,965 for 2014.

The appraiser concluded a primary trade area of a 7.0 mile radius around the Alderwood Mall Property and a secondary trade area of a 10.0 mile radius around the Alderwood Mall Property. A summary of demographics in the primary and secondary trade areas compared to the Seattle MSA, Washington and the United States is presented below.

Demographic Summary
Statistic	7.0-mile Radius	10.0-mile Radius	Seattle MSA	Washington	United States
Population
2000	410,960	617,940	3,043,887	5,893,709	281,394,317
2014	493,697	721,138	3,606,693	7,005,333	317,178,116
2019 (projected)	520,901	760,213	3,818,212	7,374,927	328,287,020
% Increase 2000-2014	20.1%	16.7%	18.5%	18.9%	12.7%
% Increase 2014-2019	5.5%	5.4%	5.9%	5.3%	3.5%

Average Household Income
2000	$65,771	$66,073	$65,808	$58,580	$56,674
2014	$82,965	$84,752	$86,667	$76,632	$71,318
2019 (projected)	$90,750	$93,349	$96,259	$84,256	$75,940
% Increase 2000-2014	26.1%	28.3%	31.7%	30.8%	25.8%
% Increase 2014-2019	9.4%	10.1%	11.1%	9.9%	6.5%

Number of Households
2000	158,368	244,617	1,196,570	2,271,081	105,466,823
2014	192,896	290,182	1,425,525	2,736,650	120,151,595
2019 (projected)	204,102	307,074	1,511,896	2,889,425	124,610,342
% Increase 2000-2014	21.8%	18.6%	19.1%	20.5%	13.9%
% Increase 2014-2019	5.8%	5.8%	6.1%	5.6%	3.7%

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-77

MSC 2015-MS1	Alderwood Mall

The five primary competitors to the Alderwood Mall, as identified by the appraisal, are shown below. The appraiser identified University Village and Bellevue Square as the two most competitive centers in terms of competition for tenants and shoppers. University Square is located near the University of Washington and the central portion of Seattle and competes for lifestyle center tenants and shoppers. Bellevue Square includes an upscale merchandising mix and flagship department store locations for Nordstrom and Macy’s and competes with the Alderwood Mall for upscale tenants and shoppers. Westfield Southcenter is located outside the Alderwood Mall’s primary retail market, but is considered similar to the Alderwood Mall in terms of merchandising mix, quality and location.

Competitive Property Summary
Property Name	Center Type	Proximity	Total GLA	Year Built	Year Renovated	Anchor Tenants	Occupancy	In-line Sales PSF
Alderwood Mall	Super Regional	N/A	1,281,602	1979	1995; 2003-2004; 2009-2013	Macy’s JC Penney Nordstrom Sears	98%	$619
Everett Mall	Regional	7 miles N	716,053	1968	1988	Macy’s Sears Regal Cinemas	93%	$350
Northgate Mall	Super Regional	11 miles S	1,021,989	1950	1997; 2007	Macy’s JC Penney Nordstrom Bed Bath & Beyond	100%	$425
University Village	Lifestyle	15 miles SE	368,965	1956	2003	Crate & Barrel H&M Barnes & Noble	92%	$720
Bellevue Square	Super Regional	18 miles SE	1,577,889	1946	2001; 2005; 2009; 2014	Macy’s Nordstrom Crate & Barrel	96%	$855
Westfield Southcenter	Super Regional	30 miles S	1,843,292	1968	1998; 2008	Macy’s JC Penney Nordstrom Sears	96%	$650

Source: Appraisal

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-78

MSC 2015-MS1	Alderwood Mall

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to historical operating performance and the Underwritten Cash Flow at the Alderwood Mall Property:

Cash Flow Analysis
	2012	2013	2014	2/28/2015 TTM	2015 Budget	UW	(1)	UW PSF
Base Rental Revenue	$23,476,011	$24,559,648	$24,754,619	$24,822,238	$25,908,706	$25,079,936	(2)	$43.56
Rent Steps	$0	$0	$0	$0	$0	$620,383		$1.08
Percentage Rent In Lieu	$256,172	$5,806	$7,031	$0	$0	$0		$0
Overage Rent	$482,178	$819,075	$765,279	$797,840	$524,986	$908,826		$1.58
Total Minimum Rent	$24,214,361	$25,384,529	$25,526,929	$25,620,079	$26,433,692	$26,609,145		$46.22
Expense Reimbursements	$9,036,763	$9,763,161	$10,376,772	$10,346,091	$11,126,806	$11,126,806	(3)	$19.33
Other Income	$4,371,352	$4,536,973	$3,860,837	$4,192,829	$4,000,200	$4,000,200	(4)	$6.95
Total Gross Income	$37,622,477	$39,684,663	$39,764,538	$40,158,998	$41,560,698	$41,736,151		$72.50
Vacancy and Credit Loss	($94,056)	($99,212)	($99,411)	($100,397)	($103,902)	$0	(1)	$0
Effective Gross Income	$37,528,421	$39,585,451	$39,665,127	$40,058,601	$41,456,797	$41,736,151		$72.50
Recoverable Expenses(5)
Repairs & Maintenance	$673,329	$625,849	$624,127	$626,024	$693,756	$693,756		$1.21
Security	$756,070	$762,411	$728,042	$753,171	$787,825	$787,825		$1.37
Cleaning Expense	$874,805	$766,314	$727,040	$741,579	$761,218	$761,218		$1.32
Utilities	$887,974	$891,600	$901,520	$895,775	$880,889	$880,889		$1.53
Landscaping	$151,403	$145,640	$162,439	$160,709	$172,669	$172,669		$0.30
Insurance	$295,737	$236,145	$143,190	$155,927	$134,218	$134,218		$0.23
Miscellaneous Recoverable	$726,906	$733,027	$712,225	$716,247	$764,279	$764,279		$1.33
Marketing	$471,216	$357,583	$525,872	$573,335	$648,335	$648,335		$1.13
Real Estate Taxes	$1,597,639	$1,649,990	$1,580,795	$1,548,720	$1,536,977	$1,536,977	(6)	$2.67
Non-Recoverable Expenses
General & Administrative	$237,179	$192,182	$190,268	$185,918	$225,154	$225,154		$0.39
Management Fees	$1,524,830	$1,580,881	$1,477,417	$1,532,600	$1,467,488	$1,000,000	(7)	$1.74
Total Expenses	$8,197,087	$7,941,621	$7,772,933	$7,890,005	$8,072,809	$7,605,321		$13.21
Net Operating Income	$29,331,334	$31,643,830	$31,892,193	$32,168,596	$33,383,988	$34,130,830		$59.29
Capital Reserves	$0	$0	$0	$0	$0	$86,356	(8)	$0.15
Tenant Improvements	$0	$0	$0	$0	$0	$476,142	(9)	$0.83
Leasing Commissions	$0	$0	$0	$0	$0	$958,052	(10)	$1.66
Net Cash Flow	$29,331,334	$31,643,830	$31,892,193	$32,168,596	$33,383,988	$32,610,281		$56.64

Occupancy%(11)	97.9%	97.8%	98.6%	95.9%	N/A	N/A	(1)
NOI DSCR	2.01x	2.17x	2.19x	2.21x	2.29x	2.34x	(12)	N/A
NCF DSCR	2.01x	2.17x	2.19x	2.21x	2.29x	2.24x	(12)	N/A
NOI Debt Yield	12.9%	14.0%	14.1%	14.2%	14.7%	15.1%		N/A
NCF Debt Yield	12.9%	14.0%	14.1%	14.2%	14.7%	14.4%		N/A

(1)	Underwritten Occupancy is based on square footage of 575,704 (based on February 28, 2015 rent roll) and reflects in place occupancy, including The Art of Shaving and Young Art Lessons & Gallery (in aggregate representing 0.4% of collateral SF), which have executed leases but have not yet taken occupancy or commenced paying rent.
(2)	Underwritten Base Rental Revenue is based on the rent roll as of February 28, 2015 and includes The Art of Shaving (659 SF, $68,062 of UW Base Rent) and Young Art Lessons & Gallery (1,427 SF, $68,981 of UW Base Rent), which have executed leases but have not yet taken occupancy or commenced paying rent.
(3)	Underwritten Expense Reimbursements have been underwritten based on the 2015 budget.
(4)	Underwritten Other Income is underwritten per the 2015 budget and includes specialty leasing income & recoveries, other rental income and miscellaneous income.
(5)	Underwritten Expenses reflect the 2015 budget for the Alderwood Mall Property, unless otherwise noted.
(6)	Underwritten Real Estate Taxes are based on the 2015 budget and include local improvement bonds debt service of approximately $209,000. Such improvement bonds are subordinate to real estate taxes and require equal annual payments up to and including the payment date in July 2019, following which they will be fully discharged and the related expense will cease. Underwritten Real Estate Taxes exclude contingent partial real estate tax liabilities to JC Penney and Macy’s which are due under their respective reciprocal easement agreements (each, an “REA”) but which the Alderwood Mall Borrower has not historically paid. If the Alderwood Mall Borrower were to make such payments, they would be reimbursable per the terms of most inline tenants’ leases. Lender has recourse to the Alderwood Mall Borrower and the related guarantor for losses resulting from the Alderwood Mall Borrower’s failure to reimburse any party to the applicable REA for real estate taxes in accordance with the terms of such REA, unless such failure is solely caused by a lack of cash flow at the Alderwood Mall Property. See “Risk Factors—Risks Related to the Mortgage Loans—A Significant Concentration of Retail Properties in the Mortgage Pool Will Subject Your Investment to the Special Risks of Retail Properties” in the Free Writing Prospectus.
(7)	Underwritten Management Fee reflects a management fee of 5.0% of effective gross income less recoveries, capped at $1,000,000.
(8)	Underwritten Replacement Reserves reflects $0.15 per square foot for all underwritten square footage at the Alderwood Mall Property. The property condition report prepared March 24, 2015 estimated un-inflated annual reserve expenditures of $0.33 per square foot per year.
(9)	Underwritten Tenant Improvements reflect $18.00 PSF for new leases and $9.00 per square foot for renewals for in-line tenants and $2.00 PSF for new leases and $1.00 PSF for renewals for anchor/major tenants. Based on a 65% renewal probability and 10-year lease terms, this equates to a blended annual expense of $0.83 PSF for all collateral space.
(10)	Underwritten Leasing Commissions reflect leasing commissions of 4.0% of average base rent and recoveries for new leases and 2.0% of average base rent and recoveries for renewals. Based on a 65% renewal probability, this equates to a blended annual expense of $1.66 PSF for all collateral space.
(11)	2012 and 2013 Occupancy% represent the average annual occupancy; 2014 Occupancy% represents the occupancy as of December 31, 2014.
(12)	NOI DSCR and NCF DSCR are based on the four senior notes totaling $227,200,000 without regard to the subordinate notes and are calculated based on the sum of the first 12 monthly debt service payments for such senior notes.

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-79

MSC 2015-MS1	Alderwood Mall

Escrows and Reserves. During the continuance of a Trigger Period (as defined below), the Alderwood Mall Borrower is required to escrow monthly 1/12 of the annual estimated tax payments and 1/12 of the annual estimated insurance premiums (unless the Alderwood Mall Borrower maintains insurance under an acceptable blanket insurance policy). During the continuance of a Trigger Period, the Alderwood Mall Borrower is required to make monthly deposits of $9,595 for replacement reserves, provided that such deposits are not required to the extent that the amount then on deposit in the replacement reserve equals or exceeds $115,140. The Guarantor delivered at loan origination an indemnity agreement for tenant improvement costs and leasing commissions in lieu of the required up front deposit in escrow equal to $591,860 and, during the continuance of a Trigger Period, is required to make monthly deposits of $32,712 for TI/LC reserves, provided that such deposits are not required to the extent that the amount then on deposit in the TI/LC reserve equals or exceeds $392,541.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Alderwood Mall Mortgage Loan. Provided a Trigger Period has not occurred or has occurred but is no longer continuing, funds in the lockbox account are swept daily to an account designated by the Alderwood Mall Borrower. The Alderwood Mall Mortgage Loan has springing cash management (i.e., the Alderwood Mall Mortgage Loan has cash management only during a Trigger Period). During the continuance of a Trigger Period for the Alderwood Mall Mortgage Loan, funds in the lockbox account are applied on each monthly payment date to pay debt service on the Alderwood Mall Non-Serviced Loan Combination, to fund the required reserves deposits as described above under “—Escrows and Reserves,” to disburse, if an event of default has occurred and is continuing (so long as (x) the lender under the Alderwood Mall Mortgage Loan has not initiated foreclosure proceedings, the appointment of a receiver or other judicial action and (y) such event of default is not (i) a maturity date default following which the lender does not take any of the actions referred to in clause (x) for thirty days, (ii) a voluntary or involuntary bankruptcy filing or similar proceeding in respect of the Alderwood Mall Borrower or the Guarantor (unless such involuntary filing or proceeding is dismissed within sixty days of filing) or (iii) an affirmative or collusive action by the Alderwood Mall Borrower or the Guarantor or any other entity to delay the lender’s ability to initiate the actions referred to in clause (x) above) to an operating account of the Alderwood Mall Borrower the sum of the operating expenses and capital expenditures for the applicable calendar month referenced in the annual budget approved by the lender (or, if greater, the actual operating expenses and capital expenditures for such month but not more than 110% of the budgeted amount without the prior consent of the lender which, other than during a monetary event of default, may not be unreasonably withheld or delayed), provided, among other conditions, (a) the lender has a perfected first priority security interest in such operating account, (b) funds disbursed for management fees may not exceed 3% of “gross income” derived from ownership and operation of the Alderwood Mall Property (as defined in the loan agreement for the Alderwood Mall Mortgage Loan) and (c) if requested by the lender, no amounts will be paid to any affiliate of the Alderwood Mall Borrower or the Guarantor, and to disburse the remainder either (1) if an event of default on the Alderwood Mall Mortgage Loan has occurred and is continuing, to an account to be held by the lender as additional security for the Alderwood Mall Non-Serviced Loan Combination, or (2) if the Trigger Period is due to the occurrence and continuance of a DSCR Event (as defined below) (and no event of default on the Alderwood Mall Non-Serviced Loan Combination has occurred and is continuing), to the Alderwood Mall Borrower.

A “Trigger Period” will

(i)	commence upon the occurrence of an event of default under the Alderwood Mall Non-Serviced Loan Combination and continue until the date on which the event of default under the Alderwood Mall Mortgage Loan is cured or waived, or

(ii)	commence upon the date the lender determines that the DSCR on the Alderwood Mall Non-Serviced Loan Combination has fallen below 1.40x (such event, a “DSCR Event”) and continue until the date the lender determines that the DSCR on the Alderwood Mall Non-Serviced Loan Combination is equal to or exceeds 1.40x.

Additional Secured Indebtedness (not including trade debts). In addition to the Alderwood Mall Mortgage Loan, the Alderwood Mall Property also secures the Alderwood Mall Non-Serviced Companion Loan and the Alderwood Mall B Note. The Alderwood Mall Mortgage Loan, the Alderwood Mall Non-Serviced Companion Loan, and the Alderwood Mall B Note all accrue interest at 3.47875% per annum. Prior to an event of default, each of the promissory notes comprising the Alderwood Mall Non-Serviced Loan Combination is entitled to payments of interest and principal on a pro rata basis with each of the other promissory notes comprising such Non-Serviced Loan Combination. After an event of default, the Alderwood Mall Mortgage Loan and the Alderwood Mall Non-Serviced Companion Loan will continue to be entitled to payments of interest and principal on a pro rata basis as between such notes; however, the Alderwood Mall Mortgage Loan and the Alderwood Mall Non-Serviced Companion Loan will be entitled to payments of interest and principal on a senior basis to the Alderwood Mall B Note. Such priorities and the allocation of collections on the Alderwood Mall Non-Serviced Loan Combination are set forth in an agreement between note holders governing the promissory notes comprising the Alderwood Mall Non-Serviced Loan Combination. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Alderwood Mall Non-Serviced Loan Combination” in the Free Writing Prospectus.

The following table presents certain information relating to the Alderwood Mall Non-Serviced Loan Combination:

Full Debt Summary
		Cumulative Original Balance	Cumulative Loan PSF(1)	Cumulative LTV	Cumulative NOI DY(2)	Cumulative NCF DSCR(2)
Alderwood Mall Mortgage Loan	Alderwood Mall Non-Serviced Companion Loan
$50,400,000	$176,800,000	$227,200,000	$395	32.8%	15.0%	2.24x
Note A-1-3	Notes A-1-1, A-1-2 and A-1-4
Alderwood Mall B Note
$127,800,000		$355,000,000	$617	51.2%	9.6%	1.71x
Notes A-2-1 and A-2-2

Implied Equity(3)		$338,500,000

(1)	Based on collateral square footage of 575,704.
(2)	Based on UW NOI of $34,130,830 and UW NCF of $32,610,281 and actual debt service.
(3)	Based on $693,500,000 appraised value as of March 17, 2015.

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-80

MSC 2015-MS1	Alderwood Mall

Mezzanine Loan and Preferred Equity. A single mezzanine loan secured by a pledge of 100% of the direct or indirect ownership interests in the Alderwood Mall Borrower (such loan, the “Permitted Mezzanine Debt”) is permitted subject to various conditions, including amongst other conditions: (i) no default or event of default exists, (ii) the principal amount of the Permitted Mezzanine Debt will not result in an aggregate LTV ratio (including the Alderwood Mall Mortgage Loan) greater than 48.63% (based upon a new appraisal dated no more than 30 days before the closing of the Permitted Mezzanine Debt) or an aggregate DSCR (including the Alderwood Mall Mortgage Loan) less than 1.79x, (iii) the mezzanine lender is an entity which satisfies the definition of a “Qualified Pledgee” (as such term is defined in the loan documents for the Alderwood Mall Mortgage Loan) and enters into an intercreditor agreement reasonably acceptable to the lender under the Alderwood Mall Mortgage Loan, (iv) the term of the Permitted Mezzanine Debt is co-terminous with the Alderwood Mall Mortgage Loan (or the Permitted Mezzanine Debt is freely prepayable without premium or penalty after the maturity of the Alderwood Mall Mortgage Loan) and all other terms, provisions and conditions of the Permitted Mezzanine Debt, including the loan documents, are reasonably acceptable to the lender under the Alderwood Mall Mortgage Loan, (v) if the Permitted Mezzanine Debt is a floating rate loan, the borrower purchases an interest rate cap with a notional amount equal to the original principal balance of the Permitted Mezzanine Debt and a strike price reasonably acceptable to the lender under the Alderwood Mall Mortgage Loan and (vi) the Alderwood Mall Borrower delivers, if required by the lender under the Alderwood Mall Mortgage Loan, an updated substantive non-consolidation legal opinion and a rating agency confirmation.

Expansion, Release and Substitution of Property. Provided no event of default has occurred and is continuing, the Alderwood Mall Borrower may (x) acquire any parcel of land, together with any improvements located thereon, constituting an integral part of or adjoining or proximately located near the Alderwood Mall Property (other than in connection with a substitution) (such parcel, an “Expansion Parcel”), (y) obtain a release from the lien of the mortgage (1) one or more parcels (including “air rights” parcels) or outlots or (2) acquired Expansion Parcels referred to in clause (x) above which parcels referred to in this clause (y) are transferred to a third party other than a subsidiary of Alderwood Mall Borrower or (z) obtain a release of a portion of the Alderwood Mall Property in connection with the acquisition and encumbrance of a parcel of real property to be substituted which is reasonably equivalent in value to the parcel to be released and which is at or adjacent to the Alderwood Mall Property (taking into account any rights reserved by the Alderwood Mall Borrower, including cross-easements for parking and access) as established by a letter of value (but not an entire appraisal) provided by the Alderwood Mall Borrower from the appraiser which appraised the Alderwood Mall Property in connection with the origination of the Alderwood Mall Mortgage Loan or an appraiser of comparable experience selected by the Alderwood Mall Borrower, so long as, among other conditions, (i) with respect to any release referred to in clause (y), (A) such parcel is not necessary for the operation or use of the Alderwood Mall Property for its then current use and may be readily separated from the Alderwood Mall Property without a material diminution in the value of the Alderwood Mall Property and (B) other than a release of an acquired Expansion Parcel, such parcel is vacant, non-income producing and unimproved or improved only by landscaping, utility facilities that are readily relocatable or surface parking areas, (ii) with respect to any release referred to in clause (z), such parcel is vacant, non-income producing and unimproved or improved only by landscaping, utility facilities that are readily relocatable or surface parking areas, and (iii) with respect to any release referred to in clause (y) (other than a release of an acquired Expansion Parcel) or substitution referred to in clause (z), the Alderwood Mall Borrower obtains a rating agency confirmation for such release or substitution.

Terrorism Insurance. The Alderwood Mall Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance reasonably satisfactory to the lender (but in no event more than the sum of 100% of full replacement cost and 18 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the Alderwood Mall Borrower is required to maintain, and lender is required to accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism. Notwithstanding the foregoing, the Alderwood Mall Borrower will not be obligated to spend an amount more than two times the amount of the annual insurance premium that is payable at such time with respect to the comprehensive special perils insurance on the improvements and personal property and the business income insurance (without giving effect to the cost of earthquake insurance or terrorism insurance components of such policies) and allocable to the Alderwood Mall Property based on market rates in any policy year on the premiums for required terrorism insurance (and if the cost of the required terrorism insurance exceeds such amount, then the Alderwood Mall Borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount).

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-81

MSC 2015-MS1	841-853 Broadway

Mortgage Loan No. 6 – 841-853 Broadway

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-82

MSC 2015-MS1	841-853 Broadway

Mortgage Loan No. 6 – 841-853 Broadway

841-853 Broadway
841-853 Broadway
New York, NY 10003
MANHATTAN
Midtown
Kips Bay
HUDSON YARDS
Jacob Javits Convention Center
Lincoln Tunnel
Madison Square Garden
General Post Office
Manhattan Mall
Macy's
Herald Square
Empire State Building
Pennsylvania Station (LI Railroad, Amtrak, NJ Transit)
Fashion Institute of Technology
NY Life Insurance Bldg.
Baruch College
Supreme Court-Appellate Division
NYU Medical Center
NYU School of Medicine
Bellevue Hospital Center
VA Medical Center-Manhattan
Chelsea
Chelsea Park
Chelsea Waterside Park
Chelsea Piers Sports & Entertainment Complex
HIGH LINE ELEVATED PARK
Flatiron District
Gramercy Park
Cabrini Medical Center
Stuyvesant Town
NYU Hospital for Joint Diseases
Stuyvesant Square
Beth Israel Medical Center
Union Square
New York Eye & Ear Infirmary
Meatpacking District
West Village
Washington Arch
Washington Square
Cooper Union
East Village
Tompkins Square Park
Greenwich Village
New York University
Hudson River
Hoboken
James J. Walker Park
SoHo
Nolita
Sara D. Roosevelt Park
Little Italy
Lower East Side
Seward Park
Holland Tunnel
Tribeca
Chinatown
Manhattan Br.
Columbus Park
BMCC Tribeca Performing Arts Center
Borough of Manhattan Comm. College
US District Court
US Justice Department
NYC City Hall
1 Police Plaza (NYC Police HQ)
Coleman Square Playground
FDR Drive
Brooklyn Bridge
Gov. Nelson A. Rockefeller Park
New York Commodities Exchange
3 World Financial Center
World Financial Center Plaza
World Financial Center
7 World Trade Ctr
1 World Trade Ctr.
National September 11 Memorial
City Hall Park
Pace University
New York Downtown Hospital
Fulton Market
South Street Seaport
East River
Financial District
Federal Reserve Bank
Battery Park City
NY Stock Exchange
W 34th St
E 34th St
W 31st St
W 29th St
W 28th St
W 26th St
W 23rd St
E 23rd St
W 19th St
W 16th St
W 14th St
E 14th St
W 13th St
W 11th St
W 12th St
W 4th St
E 8th St
E 3rd St
E Houston St
W Houston St
Prince St
Spring St
Grand St
Canal St
Delancey St
Rivington St
Worth St
Duane St
Chambers St
Warren St
Pearl St
Fulton St
Maiden Ln
Wall St
Water St
South St
West St
West Broadway
W Broadway
Church St
Broadway
Lafayette St
Bowery
Allen St
St. James Pl
Varick St
6th Ave
7th Ave
8th Ave
9th Ave
10th Ave
11th Ave
5th Ave
4th Ave
3rd Ave
1st Ave
Park Ave
Park Ave South
Madison Ave
Lexington Ave
University Pl
Greenwich Ave
Greenwich St
Hudson St
Bedford St
Christopher St
Washington St
Bank St
Gansevoort St
Charlton St
Greene St
Upper West Side
Upper East Side
Central Park
Astoria
QUEENS
West New York
North Bergen
Weehawken
Long Island City
Union City
Midtown
Williamsburg
Greenwich Village
NEW JERSEY
JERSEY CITY
BROOKLYN
Brooklyn Heights
Park Slope
Financial District

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-83

MSC 2015-MS1	841-853 Broadway

Mortgage Loan No. 6 – 841-853 Broadway

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$50,000,000			Location:	New York, NY 10003
Cut-off Date Balance:	$50,000,000			General Property Type:	Mixed Use
% of Initial Pool Balance:	5.6%			Detailed Property Type:	Office/Retail
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Jeffrey J. Feil			Year Built/Renovated(2):	1913; 1926/2015
Mortgage Rate:	3.350%			Size:	250,921 SF
Note Date:	3/10/2015			Cut-off Date Balance per Unit:	$199
First Payment Date:	5/1/2015			Maturity Date Balance per Unit:	$199
Maturity Date:	4/1/2025			Property Manager:	Jeffrey Management Corp.
Original Term to Maturity:	120 months				(borrower related)
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$11,953,170
Seasoning:	3 months			UW NOI Debt Yield:	23.9%
Prepayment Provisions:	LO (27); DEF (88); O (5)			UW NOI Debt Yield at Maturity:	23.9%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	5.97x
Additional Debt Type:	N/A			Most Recent NOI:	$3,956,927 (12/31/2014)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$5,263,594 (12/31/2013)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$7,548,042 (12/31/2012)
Reserves(1)				Most Recent Occupancy(3):	91.7% (2/28/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(3):	N/A
RE Tax:	$628,469	$209,490	N/A	3rd Most Recent Occupancy(3):	N/A
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$280,000,000 (2/1/2015)
Other:	$3,266,667	$0	N/A	Cut-off Date LTV Ratio:	17.9%
				Maturity Date LTV Ratio:	17.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$50,000,000	100.0%	Loan Payoff:	$11,589,945	23.2%
			Reserves:	$3,895,136	7.8%
			Closing Costs:	$1,441,267	2.9%
			Return of Equity(4):	$33,073,652	66.1%
Total Sources:	$50,000,000	100.0%	Total Uses:	$50,000,000	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.
(2)	The 2015 partial renovation is in process. See “—The Property” below for further information.
(3)	The Occupancy Rate includes the Capital One tenant, which leases 15,990 SF (6.4%) at the 841-853 Broadway Property, but which has not yet taken occupancy, and the Centro, Inc. tenant, which leases 26,234 (10.5%) SF at the 841-853 Broadway Property, but which has not yet taken occupancy. Historical occupancy data was not provided by the 841-853 Broadway Borrower.
(4)	The 841-853 Broadway Borrower is utilizing a portion of returned equity to fund an ongoing 841-853 Broadway Property partial renovation program. See “—The Property” below for further information.

The Mortgage Loan. The sixth largest mortgage loan (the “841-853 Broadway Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $50,000,000 secured by a first priority fee mortgage encumbering two adjoining mixed use office and retail buildings totaling 250,921 SF in New York, New York (the “841-853 Broadway Property”). The proceeds of the 841-853 Broadway Mortgage Loan were primarily used to refinance a previous loan of approximately $11,589,945 secured by the 841-853 Broadway Property, fund reserves and return equity to the 841-853 Broadway Borrower. The previous loan secured by the 841-853 Broadway Property was included in the BACM 2006-2 transaction.

When analyzed on a stand-alone basis, DBRS and KBRA have indicated that the 841-853 Broadway Mortgage Loan has credit characteristics commensurate with a “AAA” obligation, and Moody’s has indicated that the 841-853 Broadway Mortgage Loan has credit characteristics commensurate with a “Aaa” obligation.

The Borrower and the Sponsor. The borrower is 841-853 Fee Owner LLC (the “841-853 Broadway Borrower”), a single-purpose Delaware limited liability company with two independent directors. The 841-853 Broadway Borrower is majority owned and controlled by Jeffrey J. Feil and certain Feil family members through Feil Family LLC and the Feil Property Trust. Jeffrey J. Feil, the nonrecourse carve-out guarantor, is the CEO of The Feil Organization, a New York City based real estate owner and manager controlling over 26 million SF of commercial properties and 5,000 residential units.

The Property. The 841-853 Broadway Property consists of two buildings, containing a total of 250,921 SF of office and retail space, and located on the corners of East 14th and East 13th Streets and Broadway in the Union Square neighborhood of Manhattan. 841 Broadway is an eight-story building constructed in 1913, and 853 Broadway is a 21-story building constructed in 1926. The two structures are adjacent and are operated as a single property. The 841-853 Broadway Borrower is currently renovating portions of the 841-853 Broadway Property at an estimated total cost of approximately $14.9 million, including a new glass curtain wall on the first five floors of 853 Broadway, renovation of the lobbies, upgrade of the elevators, upgrade of

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2015-MS1	841-853 Broadway

electrical and plumbing systems and common area renovations. As of the appraisal date, approximately $7.4 million of budgeted work was outstanding. No reserve is held by the lender to fund any remaining renovation costs, except for certain expenses directly associated with the Capital One Lease (as defined below).

The 841-853 Broadway Property was 91.7% leased as of February 28, 2015; however, the Capital One and Centro, Inc. tenants have not yet taken occupancy. Capital One, N.A. executed a lease with the 841-853 Broadway Borrower on February 24, 2015 (the “Capital One Lease”). The Capital One Lease is for 15,990 SF (6.4%) for 10 years and four months effective upon delivery of the leased space to the tenant. The underwritten base rent associated with the Capital One Lease, which is currently scheduled to commence on September 1, 2015, is $3,500,000 per year, or approximately 20% of underwritten base rents associated with the 841-853 Broadway Property. If the 841-853 Broadway Borrower does not deliver the leased space to the Capital One tenant on or before 210 days past May 1, 2015 (the “Estimated Delivery Date”), such tenant may cancel the lease with no further obligations to the 841-853 Broadway Borrower. The lender holds certain escrows associated with the Capital One Lease. See “—Escrows and Reserves” below for further information. The Centro, Inc. tenant, which leases 26,234 SF (10.5%), and is required to pay $1,495,338 per year (approximately 9% of the underwritten base rent), is expected to take possession of its space between May 1, 2015 and August 1, 2015 (the “Centro, Inc. Commencement Date”). The tenant is required to begin rental payments on the later of July 1, 2015 and the first day following the 60 day period following the Centro, Inc. Commencement Date. In addition, Santander Bank, N.A. has executed a 10-year lease for 3,193 SF (1.3%) of retail and storage space at the 841-853 Broadway Property with an estimated commencement date of October 1, 2015. This lease will partially replace two underwritten but expiring retail leases (Cosi, Inc. and Cohen Fashion Optical). The two expiring leases currently pay a total underwritten base rent of approximately $678,867 per year, or approximately 3.9% of the underwritten base rent. The Santander Bank lease requires annual base rent of $1,050,000. The Santander Bank rent is not underwritten.

Major Tenants.

Capital One (15,990 SF, 6% of NRA, 20% of underwritten rent). Capital One, N.A. (“Capital One”), a subsidiary of Capital One Financial Corporation (NYSE: COF), leases 15,990 SF of retail space at the 841-853 Broadway Property, including 4,180 of ground floor space, 5,450 SF of mezzanine level space and 6,360 SF of lower level space. The tenant executed its lease on February 24, 2015 and is currently scheduled to take occupancy between the Estimated Delivery Date and August 29, 2015 (120 days following the Estimated Delivery Date) for a term of 10 years and four months. The tenant intends to operate the space as a financial services center in conjunction with a “Capital One 360 Café.” The tenant has two five-year lease renewal options. If the leased space is not delivered to the tenant by 210 days past the Estimated Delivery Date, then the tenant has the right, with 10 days prior written notice, to terminate the Capital One Lease with no further obligations to the 841-853 Broadway Borrower. Capital One Financial Corporation is a financial holding company whose subsidiaries held $210.4 billion in deposits and had $306.2 billion in total assets as of March 31, 2015.

MAC Cosmetics (1,535 SF, 1% of NRA, 9% of underwritten rent). M.A.C. Cosmetics Inc. (“MAC Cosmetics”), a subsidiary of The Estee Lauder Companies Inc. (NYSE: EL), leases 1,535 SF of retail space at the 841-853 Broadway Property. The lease began on August 18, 2014 and has a current expiration date of December 31, 2029, with one five-year lease renewal option. The lease is guaranteed by The Estee Lauder Companies Inc., a global manufacturer of skin care, makeup, fragrance and hair care products.

Centro, Inc. (26,234 SF, 10% of NRA, 9% of underwritten rent). Centro, Inc. leases 26,234 SF of office space at the 841-853 Broadway Property. The tenant executed its lease on January 6, 2015 and is currently scheduled to take occupancy between May 1, 2015 and August 1, 2015 for a term of 10 years and four months. The tenant has the right to terminate the lease on the seventh anniversary of the rent commencement date with nine months’ notice and payment of a $1,860,325 lease termination fee. Centro, Inc. is a privately held Chicago-based media management software company specializing in digital advertising. The company was founded in 2001 and has 11 office locations in North America.

The following table presents certain information relating to the leases at the 841-853 Broadway Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(1)	Lease Expiration
Anchor/Major Tenants(2)
Capital One(3)	A-/Baa1/BBB	15,990	6%	$3,500,000	20%	$218.89	8/31/2025
MAC Cosmetics	NR/A2/A+	1,535	1%	$1,600,000	9%	$1,042.35	12/31/2029
Centro, Inc.(4)	NR/NR/NR	26,234	10%	$1,495,338	9%	$57.00	8/31/2025(5)
Max Brenner Union Square	NR/NR/NR	4,534	2%	$905,916	5%	$199.81	6/30/2021
Chelsea Hotels Management	NR/NR/NR	13,292	5%	$757,644	4%	$57.00	7/31/2025(5)
Subtotal/Wtd. Avg.		61,585	25%	$8,258,898	48%	$134.11

Other Tenants		168,543	67%	$9,066,432	52%	$53.79
Vacant Space		20,793	8%	$0	0%	$0.00
Total/Wtd. Avg.		250,921	100%	$17,325,330	100%	$75.29

(1)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.
(2)	Anchor/Major Tenants are listed for the 841-853 Broadway Property according to associated Annual UW Rent rather than Tenant SF.
(3)	Capital One executed a lease with the 841-853 Broadway Borrower in February 2015; however, the tenant has not taken occupancy of its space. The 841-853 Broadway Borrower has until 210 days past May 1, 2015 to deliver the space to the tenant or the tenant may terminate the lease with no further obligation to the 841-853 Broadway Borrower. The Capital One lease expiration date is defined in the Capital One Lease as the later of August 31, 2025 and the last day of the 124th full calendar month following the lease commencement date.
(4)	Centro, Inc. is not yet in occupancy. The tenant is expected to take occupancy on or before August 1, 2015.
(5)	Centro, Inc. has the one-time right to cancel the lease effective beginning on or about July 1, 2022, upon nine months’ written notice with the payment of a termination fee equal to $1,860,325. Chelsea Hotels Management has the one-time right to cancel the lease effective beginning on or about February 1, 2020, upon six months’ written notice with the payment of a termination fee equal to $1,172,184.

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2015-MS1	841-853 Broadway

The following table presents certain information relating to the lease rollover schedule at the 841-853 Broadway Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	1	416	$70.22	0%	0%	$29,210	0%	0%
2015(4)	6	12,603	$88.00	5%	5%	$1,109,076	6%	7%
2016	11	29,446	$51.75	12%	17%	$1,523,834	9%	15%
2017	7	16,529	$50.29	7%	24%	$831,268	5%	20%
2018	5	12,512	$68.58	5%	28%	$858,019	5%	25%
2019	4	7,284	$62.53	3%	31%	$455,437	3%	28%
2020	11	41,816	$41.97	17%	48%	$1,754,902	10%	38%
2021	3	22,555	$71.07	9%	57%	$1,602,973	9%	47%
2022	2	10,377	$54.58	4%	61%	$566,338	3%	50%
2023	2	8,816	$61.61	4%	65%	$543,189	3%	54%
2024	1	3,362	$66.95	1%	66%	$225,086	1%	55%
2025	4	62,877	$99.02	25%	91%	$6,226,000	36%	91%
2026	0	0	$0.00	0%	91%	$0	0%	91%
2027	0	0	$0.00	0%	91%	$0	0%	91%
2028 & Beyond	1	1,535	$1,042.35	1%	92%	$1,600,000	9%	100%
Vacant	0	20,793	$0.00	8%	100%	$0	0%	100%
Total/Wtd. Avg.	58	250,921	$75.29	100%		$17,325,330	100%

(1)	Information is based on the underwritten rent roll, with the exception of the Capital One and Centro, Inc. tenants, which are not yet in occupancy. Data regarding these two tenants is based on executed leases. The Capital One expiration date will depend on its final determined lease start date.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.
(4)	Two of the leases expiring in 2015 represent Cosi, Inc. and Cohen Fashion Optical. Cosi, Inc. extended its lease expiration date from February 28, 2015 to June 30, 2015. Cohen Optical has a lease expiration date of August 31, 2015. These two tenants are expected to be partially replaced by Santander Bank, which is currently scheduled to begin its lease on October 1, 2015 and operate its space as a bank branch. The currently in place Cosi Inc. and Cohen Fashion Optical leases are underwritten. The Santander Bank lease is not underwritten.

The Market. The 841-853 Broadway Property is located within the Madison/Union Square submarket of Manhattan in New York, NY. The 841-853 Broadway Property is located on Broadway between East 13th and East 14th Streets, directly south of and with exposure to Union Square. As of September 30, 2014, the submarket office vacancy was 9.1% and the average office asking rent was $56.75 PSF. As of September 30, 2014, the Union Square area retail vacancy averaged approximately 2.9% and ground floor rental rates were generally between $475 and $525 PSF. Approximately 275,000 people live within a one-mile radius of Union Square and daily visits total nearly 350,000 people.

The following table presents recent leasing data at certain retail and office competitive properties with respect to the 841-853 Broadway Property:

Competitive Property Summary
Comp Name	Address	Original Year Built	Size (SF)	Contract Rent PSF	Tenant Name	Lease Date	Lease Size (SF)
Retail Comp 1	114 Fifth Avenue	1910	352,374	$425.00	Lululemon	12/1/2014	14,853
Retail Comp 2	920 Broadway	1916	106,565	$310.00	Just Tiger	12/1/2014	10,009
Retail Comp 3	87 Fifth Avenue	1904	57,826	$400.00	Aritzia	10/1/2014	10,400
Retail Comp 4	100 Fifth Avenue	1906	250,671	$272.00	Eddie Bauer	10/1/2014	7,400
Retail Comp 5	950 Broadway	1985	363,054	$350.00	TD Bank	4/1/2014	3,354
Retail Comp 6	872 Broadway	1915	6,684	$600.00	Fresh	3/1/2014	1,000
Retail Comp 7	105 Fifth Avenue	1907	102,017	$302.00	Banana Republic	1/1/2014	28,800
Retail Comp 8	1 Union Square West	1900	51,284	$550.00	Reebok/Adidas	12/1/2013	11,600
Office Comp 1	387 Park Avenue South	1910	204,000	$75.00	Criteo	2/1/2015	40,238
Office Comp 2	114 Fifth Avenue	1910	352,374	$80.00	Acxiom	1/1/2015	19,326
Office Comp 3	387 Park Avenue South	1910	204,000	$61.00	Regus	1/1/2015	19,269
Office Comp 4	200 Park Avenue South	1908	225,000	$72.00	ITE Management	11/1/2014	6,419
Office Comp 5	315 Park Avenue South	1928	276,000	$67.00	Oracle	10/1/2014	33,748
Office Comp 6	79 Fifth Avenue	1908	282,000	$69.00	Hulu	10/1/2014	20,053
Office Comp 7	90 Fifth Avenue	1903	110,000	$80.00	Peak Performance	10/1/2014	25,204
Office Comp 8	114 Fifth Avenue	1910	352,374	$76.00	Gawker Media	9/1/2014	57,978
Office Comp 9	245 West 17th Street	1909	132,000	$72.00	Twitter	9/1/2014	57,960
Office Comp 10	920 Broadway	1916	106,565	$71.00	New Era	8/1/2014	6,500

Source: Appraisal

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Operating History and Underwritten Cash Flow. The following table presents certain information relating to the Underwritten Cash Flow at the 841- 853 Broadway Property:

Cash Flow Analysis(1)
	2011	2012	2013	2014	UW	UW PSF
Base Rent(2)	$11,161,779	$10,839,686	$9,166,620	$8,272,780	$18,737,094	$74.67
Total Recoveries	$684,986	$909,819	$1,018,589	$1,040,598	$1,213,367	$4.84
Other Income	$930,019	$850,931	$683,324	$638,498	$618,071	$2.46
Discounts Concessions	$0	$0	$0	$0	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	($1,841,973)	($7.34)
Effective Gross Income	$12,776,784	$12,600,436	$10,868,533	$9,951,876	$18,726,559	$74.63
Total Operating Expenses	$4,807,928	$5,052,394	$5,604,939	$5,994,949	$6,773,389	$26.99
Net Operating Income	$7,968,856	$7,548,042	$5,263,594	$3,956,927	$11,953,170	$47.64
Capital Expenditures	$0	$0	$0	$0	$52,863	$0.21
TI/LC	$0	$0	$0	$0	$1,760,338	$7.02
Net Cash Flow	$7,968,856	$7,548,042	$5,263,594	$3,956,927	$10,139,969	$40.41

Occupancy %(3)	N/A	N/A	N/A	N/A	90.2%
NOI DSCR	4.69x	4.44x	3.10x	2.33x	7.04x
NCF DSCR	4.69x	4.44x	3.10x	2.33x	5.97x
NOI Debt Yield	15.9%	15.1%	10.5%	7.9%	23.9%
NCF Debt Yield	15.9%	15.1%	10.5%	7.9%	20.3%

(1)	The 841-853 Broadway was substantially re-leased in 2014 and 2015. Leases accounting for approximately 58% of underwritten base rents were executed in the years 2013, 2014 and 2015.

(2)	Historical Base Rent is net of vacancy. Certain contractual rent steps scheduled through August 2015 and totaling approximately $38,756 per year are underwritten.

(3)	Historical occupancy data was not provided by the 841-853 Broadway Borrower.

Escrows and Reserves. The 841-853 Broadway Borrower is required to escrow monthly 1/12 of the annual estimated tax payments and 1/12 of the annual estimated insurance premiums (unless, with respect to the insurance premium only, the 841-853 Broadway Borrower maintains insurance under an acceptable blanket insurance policy). The 841-853 Broadway Borrower deposited in escrow at loan origination: (i) $600,000, for work required to be performed by the 841-853 Broadway Borrower as landlord pursuant to the Capital One lease as set forth on an exhibit thereto, (ii) $500,000, for tenant’s alterations required to be performed by Capital One Bank, N.A. as tenant pursuant to the Capital One lease, the cost of which the 841-853 Broadway Borrower is required to pay or reimburse Capital One for pursuant to the terms of the Capital One lease, (iii) $1,000,000, for leasing commissions payable with respect to the Capital One lease to Robert K. Futterman & Associates LLC and (iv) $1,166,667, with respect to the outstanding free rent credit pursuant to the Capital One lease, which amount will be disbursed, provided no event of default under the 841-853 Broadway Mortgage Loan is in existence, to the 841-853 Broadway Borrower (or if a Trigger Period (as defined below) has occurred and is continuing, to the lockbox account) either (x) in four equal installments until disbursed in full, upon receipt by the lender of evidence reasonably acceptable to the lender that the “Commencement Date” (as such term is defined in the Capital One lease) has occurred or (y) in full, upon receipt by the lender of evidence reasonably acceptable to the lender that the “Rent Commencement Date” (as such term is defined in the Capital One lease) has occurred.

Lockbox and Cash Management. A springing lockbox is in place with respect to the 841-853 Broadway Mortgage Loan (i.e., the 841-853 Broadway Borrower has agreed to establish and maintain a hard lockbox upon the commencement of an initial Trigger Period for the 841-853 Broadway Mortgage Loan and for the remainder of the term of the 841-853 Broadway Mortgage Loan). The 841-853 Broadway Mortgage Loan has springing cash management. Provided a Trigger Period has not occurred or has occurred but is no longer continuing, the 841-853 Broadway Mortgage Loan will not have cash management. During the continuance of a Trigger Period for the 841-853 Broadway Mortgage Loan, funds in the lockbox account are required to be applied on each monthly payment date to pay debt service on the 841-853 Broadway Mortgage Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves,” to disburse to the 841-853 Broadway Borrower the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “—Escrows and Reserves” and referenced in the annual budget approved by the lender together with other amounts incurred by the 841-853 Broadway Borrower in connection with the operation and maintenance of the 841-853 Broadway Property reasonably approved by the lender, and to disburse the remainder to an account to be held by the lender as additional security for the 841-853 Broadway Mortgage Loan.

A “Trigger Period” will

(i) commence upon the occurrence of an event of default under the 841-853 Broadway Mortgage Loan and continue until the date on which the event of default under the 841-853 Broadway Mortgage Loan is cured to the lender’s reasonable satisfaction, or

(ii) commence upon the date the lender determines that the DSCR on the 841-853 Broadway Mortgage Loan tested monthly has fallen below 1.15x for the immediately preceding six consecutive calendar months and continue until the date the lender determines that the DSCR on the 841-853 Broadway Mortgage Loan tested monthly has been equal to or greater than 1.20x for the immediately preceding six consecutive calendar months; provided, that, notwithstanding that the DSCR has fallen below the minimum level referred to above in this clause (ii), a Trigger Period pursuant to this clause (ii) will not occur if the 841-853 Broadway Borrower delivers to the lender an irrevocable unconditional sight draft letter of credit reasonably acceptable to the lender issued by an institution that satisfies the requirements set forth in the loan agreement for the 841-853 Broadway Mortgage Loan in a face amount which, if applied to prepay the outstanding principal amount of the 841-853 Broadway Mortgage Loan, would cause the DSCR to be equal to or exceed the required minimum DSCR set forth above.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2015-MS1	841-853 Broadway

Release of Property. Not permitted.

Terrorism Insurance. The 841-853 Broadway Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance reasonably satisfactory to lender (but in no event more than the sum of 100% of full replacement cost and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the 841-853 Broadway Borrower is required to maintain, and lender is required to accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2015-MS1	Shoppes at Westlake Village

Mortgage Loan No. 7 – Shoppes at Westlake Village

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2015-MS1	Shoppes at Westlake Village

Mortgage Loan No. 7 – Shoppes at Westlake Village

LOS AGAVES RESTAURANT
Guitar Center
DaVita.
bowl of heaven
TILLY'S
THE GALLERY
OLIO E LIMONE
OLIO PIZZERIA
4G WIRELESS
RUSSELL RANCH RD
IN-N-OUT BURGER
BCBC NAIL SPA
KIRK
TIFA CHOCOLATE AND GELATO
JEANNINE'S GOURMET FOOD HALL
TARGET.
STIX
THE WALKING COMPANY
Total WOMAN Gym & Day Spa
VENTURA FREEWAY
HOOK BURGER
EXECUTIVE SUITES
Q SUSHI
FILLMORE & 5TH
SEASONS
LIGHTHOUSE SALON SUITES
ENDLESS BEAUTY
CARRIERE
Anchor / Major
Non Anchor / In-line
Vacant
Not Part of the Collateral

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2015-MS1	Shoppes at Westlake Village

Mortgage Loan No. 7 – Shoppes at Westlake Village

Shoppes at Westlake Village
30770 Russell Ranch Road
Westlake Village, CA 91362
MOORPARK
Moorpark
118
23
Tierra Rejada Park
Tierra Rejada Rd
Simi Valley Town Center
Ronald Reagan Freeway
Sycamore Square
METROLINK VENTURA COUNTY LINE
Los Angeles Ave
Ronald Reagan Presidential Library
Royal Ave
Sinaloa Golf Course
Fitzgerald Rd
SIMI VALLEY
Kuehner Dr
Corriganville Regional Park
Chatsworth Peak
Chatsworth
Read Rd
Madera Rd
Wood Ranch Golf Club
Simi Valley
SIMI HILLS
Bard Reservoir
Olsen Rd
Wildwood Regional Park
California Lutheran University
Moorpark Fwy
VENTURA COUNTY
Chatsworth Reservoir
Avenida de Los Arboles
Roscoe Blvd
Los Robles Hospital
Moorpark Rd
Janss Rd
Thousand Oaks
Bell Canyon
Valley Circle Blvd
West Hills
Medical Center
Russell Dr
West Hills
Erbes Rd
North Ranch Country Club
Victory Blvd
The Oaks
Janss Marketplace
Kanan Rd
Laskey Mesa
LOS ANGELES
Ventura 22 miles
101
Westlake Blvd
Lindero Canyon Rd
Downtown Los Angeles 27 miles
Ventura Fwy
Thousand Oaks Blvd
Agoura Hills
Hidden Hills
Westlake Plaza
Mureau Rd
Ventura Fwy
Motion Picture and Television Fund Hospital
Potrero Rd
Westlake Village GC
Lake Sherwood
Westlake Blvd
Westlake Village
Calabasas Golf and Country Club
Sherwood Country Club
Las Virgenes Reservoir
Kanan Rd
N1
Calabasas
N9
LOS ANGELES COUNTY
Mulholland Hwy
Las Virgenes Rd
Mulholland Hwy
Mulholland Hwy
Malibu Country Club
Malibu Creek State Park
SANTA MONICA MOUNTAINS
Coral Canyon Rd
Pepperdine University
Malibu Lumber Yard
Santa Monica 9 miles
Pacific Coast Hwy
Malibu
Point Dume State Beach
Malibu Bluffs Park
Malibu Lagoon State Beach
Pacific Ocean
LOS PADRES NATIONAL FOREST
Castaic Lake State Rec. Area
ANGELES NATIONAL FOREST
Sespe Condor Sanctuary
Castaic
Ojai
Santa Clarita
Mira Monte
Santa Paula
Fillmore
Piru
Valencia
Newhall
San Fernando
Ventura
Moorpark
Porter Ranch
Somis
Camarillo
Simi Valley
Oxnard
Port Hueneme
Thousand Oaks
Agoura Hills
North Hollywood
Westlake Village
Calabasas
Encino
Beverly Hills
LOS ANGELES
Santa Monica
Santa Monica Bay
Pacific Ocean
Los Angeles Intl. Airport
El Segundo
Manhattan Beach
Torrance
Rancho Palos Verdes

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-92

MSC 2015-MS1	Shoppes at Westlake Village

Mortgage Loan No. 7 – Shoppes at Westlake Village

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$50,000,000			Location:	Westlake Village, CA 91362
Cut-off Date Balance:	$50,000,000			General Property Type:	Retail
% of Initial Pool Balance:	5.6%			Detailed Property Type:	Shadow Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Daniel F. Selleck; Chet Huffman			Year Built/Renovated:	2014/N/A
Mortgage Rate:	4.200%			Size:	105,532 SF
Note Date:	4/15/2015			Cut-off Date Balance per Unit:	$474
First Payment Date:	6/1/2015			Maturity Date Balance per Unit:	$474
Maturity Date:	5/1/2025			Property Manager:	Selleck Development Group Inc. (borrower related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$4,139,036
Seasoning:	2 months			UW NOI Debt Yield:	8.3%
Prepayment Provisions:	LO (26); DEF (90); O (4)			UW NOI Debt Yield at Maturity:	8.3%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.85x
Additional Debt Type:	N/A			Most Recent NOI(2):	N/A
Additional Debt Balance:	N/A			2nd Most Recent NOI(2):	N/A
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(2):	N/A
Reserves(1)				Most Recent Occupancy:	97.6% (4/13/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(2):	N/A
RE Tax:	$51,668	$25,834	N/A	3rd Most Recent Occupancy(2):	N/A
Insurance:	$38,440	$4,805	N/A	Appraised Value (as of):	$78,000,000 (12/3/2014)
Recurring Replacements:	$0	$881	N/A	Cut-off Date LTV Ratio:	64.1%
TI/LC:	$0	$8,813	$250,000	Maturity Date LTV Ratio:	64.1%
Other:	$3,167,300	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$50,000,000	100%	Loan Payoff	$33,785,326	67.6%
			Reserves:	$3,257,408	6.5%
			Closing Costs(3):	$524,667	1.0%
			Return of Equity:	$12,432,599	24.9%
Total Sources:	$50,000,000	100%	Total Uses:	$50,000,000	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)	The Shoppes at Westlake Village Property is newly constructed. Historical operating and occupancy information are not available.

(3)	Closing Costs include a $200,000 loan consulting fee paid to Selleck Development Group Inc., an affiliate of the Shoppes at Westlake Village Borrower.

The Mortgage Loan. The seventh largest mortgage loan (the “Shoppes at Westlake Village Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $50,000,000 secured by a first priority fee mortgage encumbering a 105,532 SF shadow anchored center in Thousand Oaks, California (the “Shoppes at Westlake Village Property”). The proceeds of the Shoppes at Westlake Village Mortgage Loan were primarily used to refinance a previous construction loan of approximately $33,785,326 secured by the Shoppes at Westlake Village Property, fund reserves and return equity to the Shoppes at Westlake Village Borrower. Construction costs associated with the Shoppes at Westlake Village Property were approximately $40,000,000.

The Borrower and the Sponsor. The borrower is SDG Russell Ranch Associates II, LLC, a Delaware limited liability company with two independent directors (the “Shoppes at Westlake Village Borrower”). The Shoppes at Westlake Village Borrower is 100% indirectly owned and controlled by Daniel F. Selleck (50%) and Chet and Cynthia Huffman, through the Huffman Family Trust dated March 22, 2004 (50%). Mr. Selleck owns and operates Selleck Development Group Inc., which is a Westlake Village based real estate development and management company.

The Property. The Shoppes at Westlake Village Property is a newly constructed, 105,532 SF Target shadow-anchored neighborhood retail center. The center includes 8 primarily one-story retail buildings, not including the 137,324 SF non-collateral Target, which is tenant-owned, but including a 3,750 SF In-N-Out Burger restaurant which is constructed on a Shoppes at Westlake Village Borrower owned pad site. One of such buildings is a two-story building with approximately 2,807 SF of second floor executive suites office space operated by an affiliate of the Shoppes at Westlake Village Borrower. The tenant owned Target is in the center of the Shoppes at Westlake Village Property. The Shoppes at Westlake Village Property is 97.6% leased; however, two tenants, representing 11,151 SF (10.6% of net rentable area), are not yet in occupancy. The DaVita tenant is scheduled to open and begin rental payments on or about August 10, 2015 and the Q Sushi tenant is scheduled to open on or about June 1, 2015. Q Sushi began rental payments on April 1, 2015. See “—Escrows and Reserves” below for information regarding rent and outstanding TI/LC reserves associated with these tenants. There are 400 surface parking spaces associated with the Shoppes at Westlake Village Property.

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-93

MSC 2015-MS1	Shoppes at Westlake Village

Major Tenants.

Total Woman Gym + Spa (13,591 SF, 13% of NRA, 9% of underwritten rent). TW Holdings, Inc. (“Total Woman”) leases 13,591 SF at the Shoppes at Westlake Village Property and operates the space as a fitness center and day spa specializing in women’s fitness. The lease began on August 1, 2014 and has a current expiration date of July 31, 2029, with three five-year lease renewal options. Total Woman was founded in 1965 and currently operates 14 locations in California.

Guitar Center (9,397 SF, 9% of NRA, 9% of underwritten rent). Guitar Center Stores, Inc. (“Guitar Center”) leases 9,397 SF at the Shoppes at Westlake Village Property. The lease began on April 30, 2015 and has a current expiration date of April 29, 2025, with three five-year lease renewal options. Guitar Center, founded in 1959, is the largest chain of musical instrument retailers in the U.S., with over 260 locations. The company is majority owned by Ares Management LLC (NYSE: ARES) and is headquartered in Westlake Village, California.

Tilly’s (9,066 SF, 9% of NRA, 6% of underwritten rent). World of Jeans & Tops, d/b/a Tilly’s (“Tilly’s”) leases 9,066 SF at the Shoppes at Westlake Village Property. The lease began on March 31, 2015 and has a current expiration date of March 30, 2025, with three five-year lease renewal options. Tilly’s is an Irvine, California based clothing, shoes and accessories retailer with approximately 211 stores in 33 states.

DaVita (8,342 SF, 8% of NRA, 5% of underwritten rent). Total Renal Care, Inc. d/b/a DaVita (“DaVita”), a subsidiary of DaVita HealthCare Partners, Inc., and leases 8,342 SF at the Shoppes at Westlake Village Property. The lease is scheduled to begin on August 9, 2015 and expire on July 31, 2030, with two five-year lease renewal options. DaVita HealthCare Partners, Inc. (NYSE: DVA) is a Denver, Colorado based kidney care company with over 2,000 locations in the United States.

Jeannine’s (7,588 SF, 7% of NRA, 7% of underwritten rent). Jeanine’s Westlake Village, LLC (“Jeannine’s”) leases 7,588 SF at the Shoppes at Westlake Village Property. The lease began on October 27, 2014 and has a current expiration date of April 26, 2027, with two five-year lease renewal options. Jeannine’s is a privately held gourmet food hall and market. Jeanine’s was founded 30 years ago and has four locations in Santa Barbara, Montecito and at the Shoppes at Westlake Village Property.

The following table presents certain information relating to the leases at the Shoppes at Westlake Village Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Lease Expiration	2014 Sales PSF(3)
Major Tenants
Total Woman Gym + Spa	NR/NR/NR	13,591	13%	$366,957	9%	$27.00	7/31/2029	N/A
Guitar Center	NR/NR/NR	9,397	9%	$383,398	9%	$40.80	4/29/2025	N/A
Tilly’s	NR/NR/NR	9,066	9%	$261,000	6%	$28.79	4/1/2025	N/A
DaVita	NR/B1/BB	8,342	8%	$200,208	5%	$24.00	7/31/2030	N/A
Jeannine’s	NR/NR/NR	7,588	7%	$303,520	7%	$40.00	4/26/2027	N/A
Subtotal/Wtd. Avg.		47,984	45%	$1,515,083	36%	$31.57

Other Tenants		55,028	52%	$2,748,660	64%	$49.95
Vacant Space		2,520	2%	$0	0%	$0.00
Total/Wtd. Avg.		105,532	100%	$4,263,743	100%	$41.39

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

(3)	The Shoppes at Westlake Village Property is newly constructed. Tenant sales are not available.

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-94

MSC 2015-MS1	Shoppes at Westlake Village

The following table presents certain information relating to the lease rollover schedule at the Shoppes at Westlake Village Property:

Lease Rollover Schedule(1)(2)

Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0%	0%	$0	0%	0%
2015	0	0	$0.00	0%	0%	$0	0%	0%
2016	0	0	$0.00	0%	0%	$0	0%	0%
2017	0	0	$0.00	0%	0%	$0	0%	0%
2018	0	0	$0.00	0%	0%	$0	0%	0%
2019	8	13,977	$47.15	13%	13%	$658,961	15%	15%
2020	3	3,601	$51.91	3%	17%	$186,944	4%	20%
2021	2	4,065	$45.94	4%	21%	$186,728	4%	24%
2022	4	11,775	$54.10	11%	32%	$636,984	15%	39%
2023	0	0	$0.00	0%	32%	$0	0%	39%
2024	3	8,177	$48.90	8%	39%	$399,865	9%	49%
2025	6	28,146	$40.81	27%	66%	$1,148,576	27%	75%
2026	0	0	$0.00	0%	66%	$0	0%	75%
2027	1	7,588	$40.00	7%	73%	$303,520	7%	83%
2028 & Beyond	3	25,683	$28.90	24%	98%	$742,165	17%	100%
Vacant	0	2,520	$0.00	2%	100%	$0	0%	100%
Total/Wtd. Avg.	30	105,532	$41.39	100%		$4,263,743	100%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Shoppes at Westlake Village Property is located in the Westlake Village/Thousand Oaks submarket of Los Angeles County, California. Westlake Village is a planned community primarily developed in the 1970s. As of September 30, 2014, the submarket had a vacancy rate of 2.6% and an average asking rental rate of $34.08 PSF, annualized. The Shoppes at Westlake Village Property is located approximately 35 miles west of downtown Los Angeles, has approximately 1,500 feet of Ventura (101) Freeway frontage, and is approximately 0.5 mile east of a Ventura Freeway on-ramp. The estimated 2014 population within a three-mile radius was 51,456 people, and the estimated 2014 average household income within a three-mile radius was $139,861.

The following table presents recent occupancy and leasing data at seven primary competitive centers to the Shoppes at Westlake Village Property:

Competitive Property Summary
Property Name/Address	Year Built	Occ.	GLA (SF)	Tenant Name	Lease Area (SF)	Lease Date	Lease Term (Yrs.)	Annual Base Rent PSF
North Ranch Mall 3815 East Thousand Oaks Boulevard Thousand Oaks, CA	1977	92%	146,625	Luigi Basile HearX Veggie Grill North Ranch Barber Shop	4,300 1,200 2,805 531	Nov-13 Aug-13 Jul-13 May-13	5.0 5.0 10.0 5.0	$22.20 $46.80 $66.00 $60.00
Paseo Marketplace 3637-3755 East Thousand Oaks Boulevard Thousand Oaks, CA	1979	92%	132,612	Shop Tenant Fast Frame	675 940	Aug-13 Jan-13	5.0 5.0	$36.00 $28.20
Westlake Village Marketplace 5750-5780 Lindero Canyon Boulevard Westlake Village, CA	1990	95%	157,131	Listing Starbucks Mission Renaissance Molly’s Beauty	1,600 2,000 900 900	Jul-14 May-12 Nov-11 Nov-11	5.0 10.0 5.0 10.0	$60.00 $60.00 $54.00 $54.00
North Ranch Gateway 30805-30895 East Thousand Oaks Boulevard Westlake Village, CA	1987	80%	86,582	Dry Cleaners Subway Quoted	1,600 1,011 ---	Aug-14 Aug-11 ---	10.0 7.0 ---	$36.00 $42.72 $36.00
El Camino Shopping Center SEC Mulholland Drive & 101 Freeway Calabasas, CA	2002	100%	135,883	Wells Fargo	4,000	Nov-14	5.0	$36.00
Oakbrook Plaza 1736 East Avenida De Los Arboles Thousand Oaks, CA	1980	93%	83,278	Kheri Mailing Center Goodwill Industries Mehdi & Mohammed Humkar Bank of America	1,285 1,200 1,200 300	Jan-15 Jun-14 Jun-14 Jun-14	4.0 5.0 4.0 10.0	$32.40 $23.40 $30.00 $51.96
The Courtyard at the Commons 23631-23741 Calabasas Road Calabasas, CA	1981	100%	89,074	Susie Cakes Fresh Enterprises Roger L. Garrett, D.D.S.	1,404 2,231 1,459	Jan-13 Nov-12 Jul-12	6.0 5.0 5.0	$51.00 $54.00 $50.88

Source: Appraisal

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-95

MSC 2015-MS1	Shoppes at Westlake Village

Operating History and Underwritten Cash Flow. The following table presents certain information relating to the Underwritten Cash Flow at the Shoppes at Westlake Village Property:

Cash Flow Analysis(1)
	2011	2012	2013	2014	UW	UW PSF
Base Rent	N/A	N/A	N/A	N/A	$4,369,583	$41.41
Total Recoveries	N/A	N/A	N/A	N/A	$1,114,000	$10.56
Other Income	N/A	N/A	N/A	N/A	$44,256	$0.42
Discounts Concessions	N/A	N/A	N/A	N/A	$0	$0.00
Less Vacancy & Credit Loss	N/A	N/A	N/A	N/A	($274,179)	($2.60)
Effective Gross Income	N/A	N/A	N/A	N/A	$5,253,660	$49.78
Total Operating Expenses	N/A	N/A	N/A	N/A	$1,114,623	$10.56
Net Operating Income	N/A	N/A	N/A	N/A	$4,139,036	$39.22
Capital Expenditures	N/A	N/A	N/A	N/A	$15,924	$0.15
TI/LC	N/A	N/A	N/A	N/A	$187,197	$1.77
Net Cash Flow	N/A	N/A	N/A	N/A	$3,935,915	$37.30

Occupancy %	N/A	N/A	N/A	N/A	95.0%
NOI DSCR	N/A	N/A	N/A	N/A	1.94x
NCF DSCR	N/A	N/A	N/A	N/A	1.85x
NOI Debt Yield	N/A	N/A	N/A	N/A	8.3%
NCF Debt Yield	N/A	N/A	N/A	N/A	7.9%

(1)	The Shoppes at Westlake Village Property is newly constructed. Historical operating and occupancy information are not available.

Escrows and Reserves. The Shoppes at Westlake Village Borrower deposited $51,668 in escrow for annual real estate taxes at loan origination and is required to escrow monthly 1/12 of the annual estimated tax payments (other than with respect to the taxes due in connection with the space leased to In N’Out, so long as such tenant is paying such taxes and is not in default under its lease). The Shoppes at Westlake Village Borrower deposited $38,440 in escrow for annual estimated insurance premiums at loan origination and is required to escrow monthly 1/12 of the annual estimated insurance premiums (unless the Shoppes at Westlake Village Borrower maintains insurance under an acceptable blanket insurance policy). The Shoppes at Westlake Village Borrower is required to make monthly deposits of $881 for replacement reserves (which amount may be increased by the lender if the lender reasonably determines that an increase is necessary to maintain proper operation of the Shoppes at Westlake Village Property). The Shoppes at Westlake Village Borrower is required to make monthly deposits of $8,813 for TI/LC reserves, provided that such deposits are not required to the extent that the amount then on deposit in the TI/LC reserve exceeds $250,000.

The Shoppes at Westlake Village Borrower also deposited in escrow at loan origination (x) $1,767,300 for tenant improvement costs and leasing commissions which the Shoppes at Westlake Village Borrower is obligated to pay or reimburse in specified amounts under leases with 12 tenants at the Shoppes at Westlake Village Property set forth on a schedule to the loan agreement and (y) $1,400,000 in connection with four tenants at the Shoppes at Westlake Village Property that, as of loan origination, had not yet taken occupancy under their respective leases, which amounts will be released to the Shoppes at Westlake Village Borrower (in an amount equal to $655,000 for Guitar Center, $395,000 for DaVita, $250,000 for Q Sushi and $100,000 for Which Wich) upon delivery of an estoppel executed by the respective tenant certifying that such lease is in full force and effect and such tenant is in full occupancy, paying full unabated rent with no right to set off or other free rent period due.

Lockbox and Cash Management. A springing hard lockbox is in effect with respect to the Shoppes at Westlake Village Mortgage Loan (i.e. upon the commencement of the initial Cash Sweep Event Period for the Shoppes at Westlake Village Mortgage Loan, the Shoppes at Westlake Village Borrower has agreed to establish and maintain a hard lockbox following the commencement of such Cash Sweep Event Period). Provided a Cash Sweep Event Period has occurred but is no longer continuing, funds in the lockbox account are required to be swept daily to an account designated by the Shoppes at Westlake Village Borrower. The Shoppes at Westlake Village Mortgage Loan has springing cash management (i.e. the Shoppes at Westlake Village Mortgage Loan has cash management only during a Cash Sweep Event Period). During the continuance of a Cash Sweep Event Period for the Shoppes at Westlake Village Mortgage Loan, funds in the lockbox account are applied on each monthly payment date to pay debt service on the Shoppes at Westlake Village Mortgage Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves,” to disburse to an escrow account the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “—Escrows and Reserves” and referenced in the annual budget approved by lender, together with other amounts (including extraordinary operating expenses or capital expenses not set forth in the annual budget) incurred by the Shoppes at Westlake Village Borrower in connection with the operation and maintenance of the Shoppes at Westlake Village Property, subject to lender approval, and to disburse the remainder to an account to be held by the lender as additional security for the Shoppes at Westlake Village Mortgage Loan.

A “Cash Sweep Event Period” will

(i)	commence upon the occurrence of an event of default under the Shoppes at Westlake Village Mortgage Loan and continue until the date on which the event of default under the Shoppes at Westlake Village Mortgage Loan is cured,

(ii)	commence upon the date the lender determines that the DSCR on the Shoppes at Westlake Village Mortgage Loan has fallen below 1.15x for six consecutive calendar months and continue until the date the lender determines that the DSCR on the Shoppes at Westlake Village Mortgage Loan has been equal to or greater than 1.15x for one calendar quarter, or

(iii)	commence upon the earlier to occur of the date on which any two Major Tenants (as defined below) either (x) vacate (or give written notice of intent to vacate) their premises or fail to renew their leases as and when required thereunder or (y) initiate an action (or an action is brought against them) under any bankruptcy, insolvency or creditors’ rights laws and continue until the date on which either (a) the vacated premises is re-tenanted by a replacement tenant reasonably acceptable to the lender pursuant to a lease reasonably

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-96

MSC 2015-MS1	Shoppes at Westlake Village

acceptable to the lender or (b) each tenant that was involved in the bankruptcy action has assumed (and the applicable bankruptcy court has affirmed such assumption) of the applicable lease and such tenant has been in continuous operation of its business at the Shoppes at Westlake Village Property for 45 consecutive days and is paying full rent as is required under such lease.

“Major Tenant” means a tenant under (i) a lease which individually or when aggregated with all other leases at the Shoppes at Westlake Village Property with the same tenant and its affiliates demises 9,000 or more square feet of gross leasable area at the Shoppes at Westlake Village Property or (ii) any lease which contains an option, offer, right of first refusal or other similar entitlement to acquire all or any portion of the Shoppes at Westlake Village Property.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Shoppes at Westlake Village Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance satisfactory to lender (but in no event more than the sum of 100% of full replacement cost and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the Shoppes at Westlake Village Borrower is required to maintain, and lender is required to accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-97

MSC 2015-MS1	Hilton Garden Inn W 54th Street

Mortgage Loan No. 8 – Hilton Garden Inn W 54th Street

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-98

MSC 2015-MS1	Hilton Garden Inn W 54th Street

Mortgage Loan No. 8 – Hilton Garden Inn W 54th Street

Hilton Garden Inn W 54th Street
237 West 54th Street
New York, NY 10019
MANHATTAN
Upper West Side
Upper East Side
CENTRAL PARK
Midtown
West Side
East Side
Theatre District
Garment District
Hudson River
Henry Hudson Pkwy.
9A
Strawberry Fields
Sheep Meadow
The Mall
East Green
Heckscher Playground
The Dairy
Central Park Zoo
Wollman Rink
The Pond
Central Park South
Lincoln Tunnel
Ferries
Passenger Ship Terminal
Intrepid Sea-Air-Space Museum
DeWitt Clinton Park
Loews IMAX Theatre
Juilliard School
Avery Fisher Hall
Metropolitan Opera House
David H. Koch Theater
Fordham Univ. Lincoln Center Campus
John Jay Coll. - Criminal Justice
St. Lukes Roosevelt Hospital Ctr.
Time Warner Center
Museum of Arts & Design
Carnegie Hall
CitiSpire Center
Museum of Modern Art
Plaza Hotel
Grand Army Plaza
9 West 57th
Trump Tower
The Peninsula New York
St. Regis New York
Apple Store, FAO Schwarz, GM Building
Bergdorf Goodman, Louis Vuitton
Fuller Building
Barneys New York
Frick Collection
Asia Society
Hunter College
Temple Emanu-El
Citigroup Center
The Paley Center for Media
666 Fifth Avenue
St. Patrick's Cathedral
Radio City Music Hall
ROCKEFELLER CENTER
GE Building
Rockefeller Plaza
Gershwin Theatre
Paramount Plaza
One Worldwide Plaza
Morgan Stanley Building
Imperial Theatre
Shubert Theatre
Majestic Theater
Paramount Communications
Viacom Intl.
Lyceum Theatre
TIMES SQUARE
Conde Nast Bldg. (4 Times Sq.)
Bank of America Tower
Port Authority Bus Terminal
New York Times Building
Bryant Park
New York Public Library
MetLife Building
Grand Central Terminal (Metro North)
Chrysler Building
Metropolitan Opera
Lefcourt Manhattan Bldg.
Republic Bank Tower
Midtown Station Post Office
Fashion Center Bldg.
Lefcourt State Bldg.
Garment Centre Capitol
Fashion Atrium
Bricken Arcade Bldg.
Manhattan Center
Macy's
Herald Square
Empire State Building
The Morgan Library & Museum
One Penn Plaza
General Post Office
Madison Square Garden
Pennsylvania Station (LI Railroad, Amtrak, NJ Transit)
Fashion Institute of Technology
NY Life Insurance Bldg.
Supreme Court-Appellate Division
Madison Square Park
72ND ST/ BROADWAY
72ND ST
66TH ST/ BROADWAY
59TH ST/ COLUMBUS CIRCLE
5TH AVE/ 59TH ST
63RD ST/ LEXINGTON
59TH ST/ LEXINGTON
57TH ST
57TH ST/ 7TH AVE
7TH AVE/ 53RD ST
5TH AVE/ 53RD ST
50TH ST
50TH ST/ BROADWAY
51ST ST/ LEXINGTON
49TH ST
ROCKEFELLER CTR.
42ND ST/ PORT AUTHORITY
42ND ST/ TIMES SQ.
TIMES SQ.
5TH AVE
BRYANT PARK
GRAND CENTRAL
GRAND CENTRAL/ 42ND ST
PENN STATION
HERALD SQUARE
33RD ST/ LEXINGTON
28TH ST/ 7TH AV
28TH ST
28TH ST/ LEXINGTON
W. 72nd St.
W. 71st St.
W. 70th St.
W. 68th St.
W. 67th St.
W. 66th St.
W. 65th St.
W. 64th St.
W. 62nd St.
W. 61st St.
W. 60th St.
W. 59th St.
W. 58th St.
W. 57th St.
W. 54th St.
W. 53rd St.
W. 52nd St.
W. 51st St.
W. 50th St.
W. 49th St.
W. 48th St.
W. 47th St.
W. 46th St.
W. 45th St.
W. 44th St.
W. 43rd St.
W. 42nd St.
W. 41st St.
W. 40th St.
W. 39th St.
W. 31st St.
W. 30th St.
E. 72nd St.
E. 71st St.
E. 70th St.
E. 69th St.
E. 65th St.
E. 64th St.
E. 63rd St.
E. 62nd St.
E. 61st St.
E. 56th St.
E. 55th St.
E. 54th St.
E. 53rd St.
E. 52nd St.
E. 51st St.
E. 50th St.
E. 46th St.
E. 45th St.
E. 44th St.
E. 43rd St.
E. 40th St.
E. 39th St.
E. 38th St.
E. 37th St.
E. 36th St.
E. 35th St.
E. 34th St.
E. 33rd St.
E. 32nd St.
E. 31st St.
E. 30th St.
E. 29th St.
12th Ave.
11th Ave.
10th Ave.
9th Ave.
8th Ave.
7th Ave.
6th Ave.
Ave. of the Americas
5th Ave.
Madison Ave.
Park Ave.
Lexington Ave.
Broadway
Upper West Side
Upper East Side
Central Park
Astoria
QUEENS
West New York
North Bergen
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
Chelsea
MANHATTAN
East River
Williamsburg
Greenwich Village
Hoboken
Hudson River
NEW JERSEY
SoHo
Tribeca
Chinatown
Financial District
JERSEY CITY
BROOKLYN
Brooklyn Heights
Park Slope

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-99

MSC 2015-MS1	Hilton Garden Inn W 54th Street

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$40,000,000			Location:	New York, NY 10019
Cut-off Date Balance(1):	$40,000,000			General Property Type:	Hospitality
% of Initial Pool Balance:	4.5%			Detailed Property Type:	Select Service
Loan Purpose(2):	Refinance			Title Vesting:	Fee
Sponsor:	Morad Ghadamian; Joseph Moinian			Year Built/Renovated:	2013/N/A
Mortgage Rate:	4.01290323%			Size:	401 Rooms
Note Date:	2/6/2015			Cut-off Date Balance per Unit(1):	$386,534
First Payment Date:	4/1/2015			Maturity Date Balance per Unit(1):	$386,534
Maturity Date:	3/1/2025			Property Manager:	Hersha Hospitality Management, L.P.
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$18,113,617
Seasoning:	4 months			UW NOI Debt Yield(1):	11.7%
Prepayment Provisions:	LO (28); DEF (88); O (4)			UW NOI Debt Yield at Maturity(1):	11.7%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR(1):	2.64x
Additional Debt Type:	Pari Passu/B Note/Mezzanine			Most Recent NOI:	$16,855,340 (2/28/2015 TTM)
Additional Debt Balance:	$115,000,000/$20,000,000/$25,000,000			2nd Most Recent NOI:	$16,566,756 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(4):	N/A
Reserves(3)				Most Recent Occupancy:	94.6% (2/28/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	90.1% (12/31/2014)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy(4):	N/A
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$251,000,000 (11/24/2014)
Recurring Replacements:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	61.8%
				Maturity Date LTV Ratio(1):	61.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$175,000,000	87.5%	Closing Costs:	$7,575,865	3.8%
Mezzanine Loan:	$25,000,000	12.5%	Return of Equity(2):	$192,424,135	96.2%
Total Sources:	$200,000,000	100.0%	Total Uses:	$200,000,000	100.0%

(1)	The Hilton Garden Inn W 54th Street Mortgage Loan is part of the Hilton Garden Inn W 54th Street Non-Serviced Loan Combination, which is comprised of three pari passu senior notes and one subordinate B note with an aggregate principal balance of $175,000,000. The three Hilton Garden Inn W 54th Street pari passu senior notes have a combined original principal balance of $155,000,000, and the subordinate B note has an original principal balance of $20,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate note balance of the pari passu senior notes without regard to the B note. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the aggregate note balance of the Hilton Garden Inn W 54th Street Non-Serviced Loan Combination (including the subordinate B note) are $436,409, $436,409, 10.4%, 10.4%, 2.16x, 69.7% and 69.7%, respectively.
(2)	The Hilton Garden Inn W 54th Street Property was previously unencumbered by mortgage debt.
(3)	See “—Escrows and Reserves” below for further discussion of reserve requirements.
(4)	The Hilton Garden Inn W 54th Street Property is newly constructed. Historical financial and occupancy information prior to 2014 is not available.

The Mortgage Loan. The eighth largest mortgage loan (the “Hilton Garden Inn W 54th Street Mortgage Loan”) is part of a non-serviced loan combination (the “Hilton Garden Inn W 54th Street Non-Serviced Loan Combination”) evidenced by three pari passu promissory notes (Notes A-1, A-2 and A-3) in the aggregate original principal amount of $155,000,000 and one subordinate note in the original principal amount of $20,000,000 (the “Hilton Garden Inn W 54th Street B Note”), all of which are secured by the same first priority fee mortgage encumbering a select service hospitality property known as Hilton Garden Inn W 54th Street in the Midtown West neighborhood of Manhattan, New York, New York (the “Hilton Garden Inn W 54th Street Property”).

Note A-1, in the original principal amount of $40,000,000, represents the Hilton Garden Inn W 54th Street Mortgage Loan, and Note A-2 and Note A-3, in the aggregate original principal amount of $115,000,000, collectively represent the “Hilton Garden Inn W 54th Street Non-Serviced Companion Loan.” Note A-2 was contributed to the MSBAM 2015-C22 securitization trust. Note A-3 is expected to be held by the MSBAM 2015-C23 securitization trust on the closing date of this transaction. The holders of the respective promissory notes evidencing the Hilton Garden Inn W 54th Street Non-Serviced Loan Combination have entered into certain agreements between note holders that set forth the respective rights of each such note holder. The Hilton Garden Inn W 54th Street Non-Serviced Loan Combination will be serviced pursuant to the terms of the pooling and servicing agreement for the MSBAM 2015-C22 securitization trust. See “—Additional Secured Indebtedness” below for additional information. See also “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Hilton Garden Inn W 54th Street Non-Serviced Loan Combination” and “Servicing of the Mortgage Loans” in the Free Writing Prospectus.

The proceeds of the Hilton Garden Inn W 54th Street Non-Serviced Loan Combination and the Hilton Garden Inn W 54th Street Mezzanine Loan were used to recapitalize the Hilton Garden Inn W 54th Street Borrower as the Hilton Garden Inn W 54th Street Property was previously unencumbered by

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-100

MSC 2015-MS1	Hilton Garden Inn W 54th Street

mortgage debt. The Hilton Garden Inn W 54th Street Borrower constructed the Hilton Garden Inn W 54th Street Property in 2013 and has provided a statement indicating that total construction costs were approximately $131.5 million, including land valued at approximately $61.3 million, which was contributed by an affiliate of the Hilton Garden Inn W 54th Street Borrower.

The Borrower and the Sponsor. The borrower is 237 West 54 Owner, L.L.C. (the “Hilton Garden Inn W 54th Street Borrower”), a recycled, single-purpose Delaware limited liability company with two independent directors. The Hilton Garden Inn W 54th Street Borrower is 74.95% indirectly owned by Morad Ghadamian, and 25.05% indirectly owned by Joseph Moinian. The nonrecourse carve-out guarantors are Morad Ghadamian and Joseph Moinian.

Morad Ghadamian is a real estate investor and President of the Marjan International Corporation, a New York City based home furnishings company specializing in floor coverings. Joseph Moinian is the CEO of The Moinian Group, a privately held New York City based real estate firm founded in 1982. The Moinian Group reports ownership positions in a portfolio in excess of 20 million SF of commercial real estate across major cities including New York, Chicago, Dallas and Los Angeles.

The Property. The Hilton Garden Inn W 54th Street Property is a 34-story select service hospitality property with 401 hotel rooms, including 243 king rooms, 135 double rooms and 23 suites, and a ground-level retail space leased on a 10-year term to RJJ Restaurant, LLC and operated as a 200-seat Empire Steakhouse restaurant. It is located on West 54th Street between Broadway and Eighth Avenue in Midtown Manhattan, a few blocks north of Times Square. The Hilton Garden Inn W 54th Street Property was constructed in 2013 as a joint venture between Starwood Capital Group Global, L.P. (“Starwood”) and The Moinian Group. (Starwood affiliates subsequently sold their various interests in the Hilton Garden Inn W 54th Street Property to one of the Hilton Garden Inn W 54th Street Mortgage Loan sponsors.) The hotel opened for business in January 2014. Hotel amenities include approximately 820 SF of meeting space, a fitness center, a business center, a pantry and a guest laundry room. The Hilton Garden Inn W 54th Street Property is subject to a franchise agreement with Hilton Garden Inns Franchise LLC, an affiliate of Hilton Worldwide, through December 31, 2034.

Demand at the Hilton Garden Inn W 54th Street Property in 2014, the hotel’s first year of operations, was approximately 35% commercial, 5% meeting and group and 60% leisure.

Hilton Garden Inn W 54th Street Historical Occupancy, ADR, RevPAR
	Competitive Set			Hilton Garden Inn W 54th Street			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014	94.2%	$245.36	$231.24	90.1%	$245.70	$221.46	95.6%	100.1%	95.8%

Source: Industry Report

The Market. The Hilton Garden Inn W 54th Street Property is located in the Midtown West neighborhood of Manhattan in New York, New York. Specifically, the hotel is located on West 54th Street between Broadway and Eighth Avenue, which is within the Midtown/Times Square market area. As of September 30, 2014, the overall Manhattan hotel market consisted of approximately 86,478 rooms with an average 86.7% occupancy rate, an average room rate of $278.99 and a RevPAR of $241.94. A total of 4,737 new hotels rooms are expected to be delivered in the Borough of Manhattan in 2015 and 4,373 new rooms are expected in 2016, including approximately 2,805 rooms in Midtown West over those two years.

Competitive properties to the Hilton Garden Inn W 54th Street Property are shown in the table below:

Primary Competitive Hotel Supply – Occupancy and Average Rate Comparison (Estimated)
Property Name	Rooms	2013 Occupancy	2013 Average Rate	2013 RevPAR	2014 Occupancy	2014 Average Rate	2014 RevPAR	Occupancy Penetration	Yield Penetration
Hampton Inn Manhattan Times Square North	300	99%	$274.00	$271.26	100%	$272.00	$272.00	110.5%	118.0%
Hilton Garden Inn Times Square	369	84%	$271.00	$227.64	100%	$266.00	$266.00	110.5%	115.4%
Courtyard by Marriott New York Manhattan Central Park	378	Opened December 2013			68%	$280.00	$190.40	75.1%	82.6%
Residence Inn by Marriott New York Manhattan Central Park	261	Opened December 2013			70%	$278.00	$194.60	77.3%	84.5%

Source: Appraisal

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-101

MSC 2015-MS1	Hilton Garden Inn W 54th Street

Operating History and Underwritten Cash Flow. The following table presents certain information relating to the underwritten cash flow at the Hilton Garden Inn W 54th Street Property:

Cash Flow Analysis(1)
	2011	2012	2013	2014	2/28/2015 TTM	UW(2)	UW per Room
Occupancy	N/A	N/A	N/A	90.1%	94.6%	94.6%
ADR	N/A	N/A	N/A	$245.72	$236.31	$254.56
RevPAR	N/A	N/A	N/A	$221.50	$223.47	$240.81

Rooms Revenue	N/A	N/A	N/A	$30,732,747	$32,942,825	$35,246,706	$87,897
Food & Beverage	N/A	N/A	N/A	$5,700	$6,075	$6,075	$15
Other Income(3)	N/A	N/A	N/A	$1,096,505	$1,255,912	$1,255,913	$3,132
Total Revenue	N/A	N/A	N/A	$31,834,953	$34,204,812	$36,508,694	$91,044
Total Expenses	N/A	N/A	N/A	$15,268,197	$17,349,472	$18,395,077	$45,873
Net Op. Income	N/A	N/A	N/A	$16,566,756	$16,855,340	$18,113,617	$45,171
FF&E	N/A	N/A	N/A	$636,701	$682,399	$1,460,348	$3,642
Net Cash Flow	N/A	N/A	N/A	$15,930,055	$16,172,942	$16,653,269	$41,529

NOI DSCR	N/A	N/A	N/A	2.63x	2.67x	2.87x
NCF DSCR	N/A	N/A	N/A	2.52x	2.56x	2.64x
NOI Debt Yield	N/A	N/A	N/A	10.7%	10.9%	11.7%
NCF Debt Yield	N/A	N/A	N/A	10.3%	10.4%	10.7%

(1)	The Hilton Garden Inn W 54th Street Property was constructed in 2013 and opened for business in January 2014. Therefore, historical operating data is limited.
(2)	The Hilton Garden Inn W 54th Street Property is a newly constructed hotel. Underwritten income is based on the TTM occupancy rate and the estimated 2014 average competitive primary and secondary competitive hotel room rate of $254.56.
(3)	Other Income includes miscellaneous income, rental income (for instance, the Empire Steakhouse base rent was $360,000 per year in 2014) and telecommunications income.

Escrows and Reserves. The Hilton Garden Inn W 54th Street Borrower is required to escrow monthly 1/12 of the annual estimated tax payments and 1/12 of the annual estimated insurance premiums (unless either (i) the property manager is paying or has reserved funds for payment of such taxes or insurance premiums in accordance with the management agreement or (ii) with respect to insurance premiums only, the Hilton Garden Inn W 54th Street Borrower maintains insurance under an acceptable blanket insurance policy). The Hilton Garden Inn W 54th Street Borrower is also required to make monthly deposits in a reserve for FF&E reasonably approved by the lender equal to the greater of (i) the amount required to be reserved for FF&E pursuant to the management agreement, if any, or (ii) 4% of the operating income for the Hilton Garden Inn W 54th Street Property for the calendar month which is two months prior to the applicable monthly payment date; provided, that the Hilton Garden Inn W 54th Street Borrower will not be required to make deposits to the FF&E reserve so long as the property manager is reserving such amounts for FF&E in accordance with the management agreement.

Lockbox and Cash Management. A soft lockbox is in place with respect to the Hilton Garden Inn W 54th Street Mortgage Loan (i.e., all revenues from the Hilton Garden Inn W 54th Street Property remaining after payment by the property manager of all operating expenses are deposited directly by the Hilton Garden Inn W 54th Street Borrower, or its property manager, and the operating lessee into the lockbox account). The Hilton Garden Inn W 54th Street Mortgage Loan has springing cash management. Provided a Trigger Period (as defined below) has not commenced, funds in the lockbox account are swept to an account designated by the Hilton Garden Inn W 54th Street Borrower. Upon the occurrence and during the continuance of a Trigger Period, funds in the lockbox account are disbursed on each monthly payment date to pay debt service on the Hilton Garden Inn W 54th Street Non-Serviced Loan Combination, to fund required deposits to the reserves as described above under “—Escrows and Reserves,” including from and after the first anniversary of the origination of the Hilton Garden Inn W 54th Street Non-Serviced Loan Combination, to make any required deposits into the FF&E reserve only if and so long as the property manager is not reserving such amounts for FF&E in accordance with the management agreement, to pay the servicing fees, if any, due under the Hilton Garden Inn W 54th Street Non-Serviced Loan Combination and the Hilton Garden Inn W 54th Street Mezzanine Loan (as defined below), to disburse to the Hilton Garden Inn W 54th Street Borrower the monthly amount payable for operating expenses and capital expenditures not otherwise reserved for and referenced in the annual budget approved by lender and any extraordinary expenses approved by the lender, to pay, provided no event of default on the Hilton Garden Inn W 54th Street Mortgage Loan has occurred and is continuing, debt service due on the Hilton Garden Inn W 54th Street Mezzanine Loan and to remit any excess to an account to be held by the lender as additional security for the Hilton Garden Inn W 54th Street Non-Serviced Loan Combination.

A “Trigger Period” will (i) commence upon the occurrence of an event of default under the Hilton Garden Inn W 54th Street Mortgage Loan and/or the Hilton Garden Inn W 54th Street Mezzanine Loan and continue until, in the case of an event of default under the Hilton Garden Inn W 54th Street Mortgage Loan, the cure or waiver of such event of default under the Hilton Garden Inn W 54th Street Mortgage Loan which is accepted by the lender under the Hilton Garden Inn W 54th Street Mortgage Loan in writing or, in the case of an event of default under the Hilton Garden Inn W 54th Street Mezzanine Loan, the cure or waiver of such event of default under the Hilton Garden Inn W 54th Street Mezzanine Loan which is accepted by the lender under the Hilton Garden Inn W 54th Street Mezzanine Loan in writing and such lender shall not have otherwise accelerated the Hilton Garden Inn W 54th Street Mezzanine Loan, moved for a receiver or commenced foreclosure proceedings or (ii) commence upon the debt yield being less than 7.50% (or, on and after March 1, 2017, 9.00%) for two consecutive calendar quarters and continue until the debt yield equals or exceeds 8.00% (or, on and after March 1, 2017, 9.50%) for two consecutive calendar quarters. Notwithstanding the foregoing, in no event may a Trigger Period occur as a result of the debt yield being less than 7.50% prior to March 1, 2016.

Additional Secured Indebtedness (not including trade debts). The Hilton Garden Inn W 54th Street Property also secures the Hilton Garden Inn W 54th Street Non-Serviced Companion Loan, which has a combined Cut-off Date balance of $115,000,000, and the Hilton Garden Inn W 54th Street B Note, which has a Cut-off Date balance of $20,000,000. Note A-2 (comprising a portion of the Hilton Garden Inn W 54th Street Non-Serviced Companion Loan) was contributed to the MSBAM 2015-C22 securitization trust. Note A-3 (comprising the remaining portion of the Hilton Garden Inn W 54th Street

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-102

MSC 2015-MS1	Hilton Garden Inn W 54th Street

Non-Serviced Companion Loan) is expected to be held by the MSBAM 2015-C23 securitization trust on the closing date of this transaction. The current holder of the Hilton Garden Inn W 54th Street B Note is Aareal Capital Corporation. The notes evidencing the Hilton Garden Inn W 54th Street Non-Serviced Companion Loan accrue interest at the same rate as the Hilton Garden Inn W 54th Street Mortgage Loan. The Hilton Garden Inn W 54th Street Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Hilton Garden Inn W 54th Street Non-Serviced Companion Loan. The Hilton Garden Inn W 54th Street Mortgage Loan and the Hilton Garden Inn W 54th Street Non-Serviced Companion Loan will be entitled to payments of interest and principal on a senior basis relative to the Hilton Garden Inn W 54th Street B Note. Such priorities and the allocation of collections on the Hilton Garden Inn W 54th Street Non-Serviced Loan Combination are set forth in certain agreements between note holders governing the promissory notes comprising the Hilton Garden Inn W 54th Street Non-Serviced Loan Combination. Note A-2 represents the controlling interest in the Hilton Garden Inn W 54th Street Non-Serviced Loan Combination. The Hilton Garden Inn W 54th Street Non-Serviced Loan Combination will be serviced pursuant to the terms of the pooling and servicing agreement for the MSBAM 2015-C22 securitization trust. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Hilton Garden Inn W 54th Street Non-Serviced Loan Combination” in the Free Writing Prospectus and “Servicing of the Mortgage Loans” in the Free Writing Prospectus.

The following table presents certain information relating to the Hilton Garden Inn W 54th Street Non-Serviced Loan Combination and the Hilton Garden Inn W 54th Street Mezzanine Loan:

Full Debt Summary
Notes	Original Principal Balance	Interest Rate	Original Term to Maturity (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV
Mortgage Loan	$40,000,000	4.01290323%	120	0	120	2.64x	11.7%	61.8%
Non-Serviced Companion Loan	$115,000,000	4.01290323%	120	0	120	2.64x	11.7%	61.8%
B Note	$20,000,000	7.000%	120	0	120	2.16x	10.4%	69.7%
Mezzanine Loan	$25,000,000	10.000%	120	0	120	1.62x	9.1%	79.7%
Total/Wtd. Avg.	$200,000,000	5.060%	120	0	120	1.62x	9.1%	79.7%

Mezzanine Loan and Preferred Equity. The “Hilton Garden Inn W 54th Street Mezzanine Loan” refers to a loan in the principal amount of $25,000,000 made by Morgan Stanley Mortgage Capital Holdings LLC to 237 West 54 Mezz Two Owner, L.L.C. (the “Hilton Garden Inn W 54th Street Mezzanine Borrower”), secured by 100% of the direct equity interest in the Hilton Garden Inn W 54th Street Borrower and put in place simultaneously with the origination of the Hilton Garden Inn W 54th Street Mortgage Loan. The Hilton Garden Inn W 54th Street Mezzanine Loan and the Hilton Garden Inn W 54th Street Mortgage Loan are subject to an intercreditor agreement. The Hilton Garden Inn W 54th Street Mezzanine Loan was assumed by 237 West 54th Mezzanine LLC on March 17, 2015.

In addition, a preferred equity (or other similar) investment (such investment, the “Permitted Preferred Equity”) is permitted subject to various conditions, including amongst other conditions: (i) no mortgage loan or mezzanine loan event of default is continuing, (ii) the investment is in the direct or indirect owner of the Hilton Garden Inn W 54th Street Mezzanine Borrower in an amount not to exceed $20,000,000, (iii) the investment is not secured by the Hilton Garden Inn W 54th Street Property (or any direct or indirect equity interests in the Hilton Garden Inn W 54th Street Borrower or the Hilton Garden Inn W 54th Street Mezzanine Borrower) or evidenced by a promissory note, (iv) the investment does not require the lender under the Hilton Garden Inn W 54th Street Mortgage Loan or the Hilton Garden Inn W 54th Street Mezzanine Loan to enter into an intercreditor agreement (or other recognition agreement) with the investor in the Permitted Preferred Equity or provide any rights or remedies to such investor arising out of any defaults that would lead to a change in control of the Hilton Garden Inn W 54th Street Borrower or Hilton Garden Inn W 54th Street Mezzanine Borrower or the Hilton Garden Inn W 54th Street Property, (v) the Permitted Preferred Equity requires fixed payment obligations only and is payable only from excess cash flow on the Hilton Garden Inn W 54th Street Property and (vi) the preferred equity documents and payments to the investor in the Permitted Preferred Equity are subordinate to the loan documents, and payments required pursuant to the loan documents, for the Hilton Garden Inn W 54th Street Mortgage Loan and the Hilton Garden Inn W 54th Street Mezzanine Loan.

Release of Property. Not permitted.

Terrorism Insurance. Generally, the Hilton Garden Inn W 54th Street Borrower is required to obtain insurance against terrorism, terrorist acts or similar acts of sabotage with amounts, terms and coverage consistent with those required with respect to the comprehensive all risk insurance, the commercial general liability insurance and the business interruption insurance required to be maintained by the Hilton Garden Inn W 54th Street Borrower so long as such coverage is available.

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-103

MSC 2015-MS1	Premier Apartments

Mortgage Loan No. 9 – Premier Apartments

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-104

MSC 2015-MS1	Premier Apartments

Mortgage Loan No. 9 – Premier Apartments

Premier Apartments
8711 Georgia Avenue
Silver Spring, MD 20910
SILVER SPRING
Downtown Silver Spring
City Place Mall
Rockville
Wheaton
Glenmont
Kemp Mill
North Bethesda
Kensington
Forest Glen
MONTGOMERY COUNTY
Capital Beltway
College Park
Adelphi
Langley Park
Bethesda
Chevy Chase
Chillum
PRINCE GEORGE'S COUNTY
Hyattsville
Friendship Heights
Forest Hills
Tenleytown
Mount Rainier
Woodley Park
Foxhall Crescent
WASHINGTON D.C.
MARYLAND
D.C.
Matthew Hanson State Park
Wheaton Regional Park
Northwest Branch Park
Rock Creek Park
Sligo Creek Park Golf Course
Walter Reed Annex
National Naval Medical Center
Columbia Country Club
Chevy Chase Country Club
Little Fall Branch Park
Walter Reed Army Medical Center
Rock Creek Park Golf Course
Fort Reno Park
Fort Totten Park
Pine Branch Park
US Soldiers & Airmens Home Golf Course
Soldiers & Airmens Home
Catholic University of America
Providence Hospital
Washington Hosp. Ctr.
Natl. Rehab. Hospital
VA Medical Center
Children's National Med. Center
Howard University
Howard Univ. Hosp.
National Zoological Park
Naval Observatory
American University
Univ. of the District of Columbia
Mt. Vernon College at GWU
Glover Archbold Park
Montrose Park
University of Maryland Golf Course
University of Maryland College Park
Intl. Mall Shopping Center
The Mall at Prince George's
Glenmont Shopping Center
Westfield Wheaton Shopping Center
Bethesda Row
RED LINE METRO
MARC TRAIN
YELLOW LINE
GREEN LINE
METRO
Georgia Ave
Connecticut Ave
University Blvd
Veirs Mill Rd
Randolph Rd
Kemp Mill Rd
Arcola Ave
Plyers Mill Rd
Cedar Ln
Jones Bridge Rd
East-West Hwy
Franklin Ave
Riggs Rd
Metzerott Rd
Carroll Ave
New Hampshire Ave
Western Ave NW
Oregon Ave NW
Nebraska Ave NW
Military Rd NW
16th St NW
Iowa Ave NW
5th St NW
Missouri Ave NW
Kennedy St NW
Illinois Ave NW
Georgia Ave NW
14th St NW
13th St NW
New Hampshire Ave NW
River Rd NW
Connecticut Ave NW
Wisconsin Ave
Massachusetts Ave NW
Macomb St NW
Canal Rd
South Dakota Ave NE
Eastern Ave NE
Rhode Island Ave
New York Ave NE
Ager Rd
GLENMONT
WHEATON
FOREST GLEN
SILVER SPRING
MEDICAL CENTER
BETHESDA
TAKOMA
FORT TOTTEN
WEST HYATTSVILLE
PRINCE GEORGE'S PLAZA
FRIENDSHIP HEIGHTS
TENLEYTOWN-AU
VAN NESS-UDC
CLEVELAND PARK
WOODLEY PARK-ZOO ADAMS MORGAN
GEORGIA AVE PETWORTH
COLUMBIA HEIGHTS
BROOKLAND-CUA
RHODE ISLAND AVE
U STREET
Garrett Park
Kensington
586
97
182
185
193
495
355
391
29
650
212
410
191
190
208
1
50
Potomac
Silver Spring
Bethesda
Takoma Park
College Park
Greenbelt
Beltsville
Calverton
Laurel
Langley
McLean
Tysons Corner
Falls Church
Merrifield
ARLINGTON
Annandale
ALEXANDRIA
Springfield
VIRGINIA
MARYLAND
Burke
Franconia
Mount Vernon
Groveton
Rose Hill
National Harbor
Camp Springs
Clinton
Hillcrest Heights
Suitland
Forestville
Upper Marlboro
Landover
Seat Pleasant
Hyattsville
New Carrollton
Seabrook
Lanham
Reagan National Airport

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-105

MSC 2015-MS1	Premier Apartments

Mortgage Loan No. 9 – Premier Apartments

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$33,250,000			Location:	Silver Spring, MD 20910
Cut-off Date Balance:	$33,250,000			General Property Type:	Multifamily
% of Initial Pool Balance:	3.8%			Detailed Property Type:	High Rise
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	GR Holding LLLP			Year Built/Renovated:	2014/N/A
Mortgage Rate:	4.85474%			Size:	160 Units
Note Date:	6/10/2015			Cut-off Date Balance per Unit:	$207,813
First Payment Date:	8/1/2015			Maturity Date Balance per Unit:	$191,555
Maturity Date:	7/1/2025			Property Manager:	Vantage Management, Inc.
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$2,463,849
Seasoning:	0 months			UW NOI Debt Yield:	7.4%
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NOI Debt Yield at Maturity:	8.0%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.15x
Additional Debt Type:	Mezzanine			Most Recent NOI(2):	$577,648 (4/30/2015 TTM)
Additional Debt Balance:	$5,250,000			2nd Most Recent NOI(2):	N/A
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(2):	N/A
Reserves(1)				Most Recent Occupancy:	95.6% (6/2/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(2):	N/A
RE Tax:	$278,920	$27,892	N/A	3rd Most Recent Occupancy(2):	N/A
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$55,700,000 (3/19/2015)
Recurring Replacements:	$0	$3,333	N/A	Cut-off Date LTV Ratio:	59.7%
				Maturity Date LTV Ratio:	55.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$33,250,000	86.4%	Loan Payoff:	$30,083,402	78.1%
Mezzanine Loan:	$5,250,000	13.6%	Preferred Equity Payment:	$6,437,250	16.7%
			Reserves:	$278,920	0.7%
			Closing Costs(3):	$713,374	1.9%
			Return of Equity:	$987,054	2.6%
Total Sources:	$38,500,000	100.0%	Total Uses:	$38,500,000	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.
(2)	The Premier Apartments Property was constructed in 2014 and reached stabilized occupancy in October 2014. Historical operating and occupancy data is limited or not available.
(3)	Closing costs exclude a $300,000 owner operations escrow funded at closing and held in a Premier Apartments Borrower controlled account.

The Mortgage Loan. The ninth largest mortgage loan (the “Premier Apartments Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $33,250,000 secured by a first priority fee mortgage encumbering a high-rise multifamily building with a total of 160 apartments, a parking structure and a ground floor commercial space in Silver Spring, Maryland (the “Premier Apartments Property”). The proceeds of the Premier Apartments Mortgage Loan, together with a mezzanine loan (the “Premier Apartments Mezzanine Loan”) were used to refinance a construction loan of approximately $30,083,402 and repay preferred equity of approximately $6,437,250. The Premier Apartments Borrower provided a Premier Apartments Property cost basis of approximately $45,133,829, including a $1,030,647 developer’s fee paid to an affiliate of the Premier Apartments Borrower.

The Borrower and the Sponsor. The borrower is 8711 Apartments Owner LLC (the “Premier Apartments Borrower”), a single-purpose Delaware limited liability company with one independent director. The Premier Apartments Borrower is majority owned and controlled by Marvin Land and Anthony LaBarbera, the Chairman and President & CEO, respectively, of Guardian Realty Investors, LLC (“Guardian”). GR Holding LLLP is the nonrecourse carve-out guarantor.

Guardian, a North Bethesda-based private REIT, was founded in 1966 and is focused exclusively on the greater Washington DC market. As of December 31, 2014, the company reported full or partial ownership of 20 commercial and residential properties totaling approximately 1.75 million SF. As of December 31, 2014, GR Holding LLLP reported total assets of approximately $360.1 million and total equity of approximately $93.2 million.

The Property. The Premier Apartments Property consists of a 14-story high-rise LEED Silver certified apartment complex containing 160 studio, one-bedroom and two-bedroom residential units, a 2,635 SF ground floor commercial retail space currently leased to Wells Fargo, N.A. for a term of 10 years, and a 190-space parking structure. There are three studio floorplan variations, six one-bedroom floorplans, three one-bedroom and den-unit floorplans, and three two-bedroom floorplans. Common amenities include a 24-hour concierge (the Premier Apartments Borrower is considering reducing or eliminating this service), an attached parking garage (at additional cost), a garden, a rooftop patio and a club room. The Premier Apartments Property was completed in 2014 and reached stabilized occupancy in October of that year. Tenants were generally given one month free rent during the initial lease-up period in addition to certain initial parking rental credits.

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-106

MSC 2015-MS1	Premier Apartments

Twenty of the apartment units within the Premier Apartments Property (approximately 12.5% of total units) are required to be leased according to the Montgomery County’s Moderately Priced Dwelling Unit (MPDU) income and rent restrictions. The maximum income to qualify for such units is 70% (for high rises) of the median income for the Washington, DC Primary Metropolitan Statistical Area (PMSA). Rental rates for such units are capped at 25 percent of the tenants’ monthly household gross income. All new construction in Montgomery County consisting of more than 20 units is subject to MPDU restrictions. The current allowable rents associated with the Premier Apartments Property MPDU restricted units were set upon approval of the related rental offering agreement by the Montgomery County Department of Housing and Community Affairs. The MPDU restrictions applicable to the Premier Apartments Property are perpetual.

The table below shows the apartment mix at the Premier Apartments Property:

Unit Mix
Apartment Type	Number of Units	Avg. Size (SF)	Avg. Rent	Rent Range	Market Rent
Studio/One bath	20	471	$1,468	$1,095 - $1,533	$1,584
One Bedroom/One Bath	117	750	$1,771	$1,182 - $2,032	$1,870
Two Bedroom/Two Bath	23	996	$2,176	$1,421 - $2,292	$2,416

The Market. The Premier Apartments Property is located in theSilver Spring submarket of suburban Montgomery County, Maryland, a component jurisdiction of the Washington, DC metropolitan statistical area (“MSA”). The Premier Apartments Property is located approximately 600 yards from the Silver Spring Metrorail station. As of December 31, 2014, the submarket had a vacancy rate of 7.7%. The appraisal notes that approximately 8,116 new apartment units in 36 projects are under construction in the overall Suburban Maryland region, with an additional approximately 12,133 units within 49 projects planned and 94 buildings with approximately 27,454 units proposed. Within the subject Silver Spring submarket, approximately 1,416 new units are projected over the next five years. As of December 31, 2014, the Suburban Maryland region of the Washington DC MSA contained approximately 156,797 rental units in 548 buildings with an overall vacancy rate of 4.1%. The average monthly Silver Spring submarket rental rate for 2014 was $1,584, while the overall Suburban Maryland region average 2014 rental rate was $1,424 per month.

Comparable rental properties to the Premier Apartments Property are shown in the table below. For each competitive property, the tenants pay all utilities and parking is available at an additional charge.

Competitive Property Summary
Property Name/Address	Units	Year Built	Occupancy	Unit Type	Unit Size (SF)	Quoted Rent per Month	Concessions
1200 East West 1200 East West Highway Silver Spring, MD	247	2010	95%	1 BR/1 BA 2 BR/2 BA 2 BR/2.5 BA 2 BR/2.5 BA Den	560 - 740 905 - 925 975 - 1,060 1,350	$1,730 - $2,195 $2,050 - $2,537 $2,180 - $2,650 $2,565 - $3,032	Reduced rents on select 2 BR Units
The Bennington 1215 East West Highway Silver Spring, MD	223	2004	93%	Studio 1 BR/1 BA 2 BR/1 BA 2 BR/2 BA	539 - 554 665 - 840 998 - 1,001 1,038 - 1,135	$1,490 - $1,590 $1,700 - $1,920 $1,920 - $2,050 $2,260 - $2,725	None
The Citron 815 Pershing Drive Silver Spring, MD	222	2013	94%	Studio 1 BR/1 BA 1 BR/1 BA Den 2 BR/2 BA	512 - 566 706 - 745 879 - 1,047 1,058 - 1,192	$1,890 - $1,936 $2,099 - $2,216 $2,504 - $2,702 $2,825 - $3,035	None
The Solaire 1150 Ripley Street Silver Spring, MD	295	2012	96%	Studio 1 BR/1 BA 1 BR/1 BA LW 2 BR/2 BA 2 BR/2 BA Den	526 - 642 632 - 868 660 - 731 1,056 - 1,191 1,268 - 1,500	$1,610 - $2,000 $1,875 - $2,435 $2,145 - $2,376 $2,750 - $3,005 $3,225 - $3,705	Waive security deposit
The Veridian 1133 East West Highway Silver Spring, MD	457	2009	94%	Studio 1 BR/1 BA 1 BR/1 BA Den 2 BR/2 BA	470 - 673 660 - 754 823 - 1,012 1,097 - 1,172	$1,455 - $1,540 $1,570 - $1,825 $1,810 - $2,105 $2,100 - $2,400	$350 off select units
Heritage at Silver Spring 8021 Georgia Avenue Silver Spring, MD	210	2013	94%	Studio 1 BR/1 BA 2 BR/2 BA 2 BR/2 BA TH	515 - 547 685 - 851 880 - 1,136 1,179 - 1,228	$1,725 - $1,770 $1,890 - $2,220 $2,495 - $2,902 $3,076 - $3,134	None

Source: Appraisal

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2015-MS1	Premier Apartments

Operating History and Underwritten Cash Flow. The following table presents certain information relating to the Underwritten Cash Flow at the Premier Apartments Property:

Cash Flow Analysis(1)
	2011	2012	2013	4/30/2015 TTM		UW	UW per Unit
Base Rent	N/A	N/A	N/A	$3,532,420		$3,446,441	$21,540
Other Income(2)	N/A	N/A	N/A	$370,618		$575,925	$3,600
Discounts Concessions(3)	N/A	N/A	N/A	($523,508)		($65,099)	($407)
Less Vacancy	N/A	N/A	N/A	($778,593)		($172,322)	($1,077)
Effective Gross Income	N/A	N/A	N/A	$2,600,937		$3,784,945	$23,656
Total Expenses(4)	N/A	N/A	N/A	$2,023,289		$1,321,096	$8,257
Net Operating Income	N/A	N/A	N/A	$577,648		$2,463,849	$15,399
Capital Expenditures	N/A	N/A	N/A	$0		$36,000	$225
Net Cash Flow	N/A	N/A	N/A	$577,648		$2,427,849	$15,174

Occupancy %	N/A	N/A	N/A	95.6%	(5)	95.0%
NOI DSCR	N/A	N/A	N/A	0.27x		1.17x
NCF DSCR	N/A	N/A	N/A	0.27x		1.15x
NOI Debt Yield	N/A	N/A	N/A	1.7%		7.4%
NCF Debt Yield	N/A	N/A	N/A	1.7%		7.3%

(1)	The Premier Apartments Property was constructed in 2014 and reached a stabilized occupancy in October 2014; therefore, historical operating data is limited.
(2)	Underwritten other income includes $272,232 of parking income associated with the 190 space parking garage, commercial retail base rent of $184,450, $19,260 of commercial retail space expense recoveries, and $99,983 of miscellaneous fee and charges income, including tenant utility reimbursements.
(3)	April 30, 2015 TTM discounts and concessions include one month of free rent offered to new leases during the initial property lease-up, parking lease credits offered during initial property lease-up and approximately $26,973 of bad debt expense. Underwritten discounts and concessions include assumed future concessions equal to 1/2 of one month of rent offered on 1/3 of all apartments plus 0.5% of bad debt allowance. The property does not currently offer concession on new leases.
(4)	April 30, 2015 TTM expenses include substantial lease up expenses. Underwritten expenses are generally based on the appraiser’s estimates. Total underwritten expenses per unit equal $8,257, which compares to an expense comparable range of $6,942 to $8,586 per unit. The expense comparables represent six similar properties located in Bethesda, MD, Silver Spring, MD, Rockville, MD and Washington DC, with expense ratios of 25.6% to 36.3%. The underwritten expense ratio is approximately 34.9%.
(5)	Based on a borrower rent roll dated May 13, 2015.

Escrows and Reserves. The Premier Apartments Borrower deposited $278,920 in escrow for annual real estate taxes at loan origination and is required to escrow monthly 1/12 of the annual estimated tax payments. The Premier Apartments Borrower is required to escrow monthly 1/12 of the annual estimated insurance premiums (unless the Premier Apartments Borrower maintains insurance under an acceptable blanket insurance policy). The Premier Apartments Borrower is required to make monthly deposits of $3,333 for replacement reserves (which amount may be increased by the lender if the lender reasonably determines that an increase is necessary to maintain proper operation of the Premier Apartments Property).

Lockbox and Cash Management. A springing soft lockbox is in place with respect to the Premier Apartments Mortgage Loan (i.e. during any Cash Sweep Period (as defined below) for the Premier Apartments Mortgage Loan, the Premier Apartments Borrower and/or the property manager are permitted to collect all rents, revenues, charges and other consideration and are required to cause such amounts to be deposited into the lockbox account). Provided a Cash Sweep Period has occurred but is no longer continuing, the lockbox account will cease to be in effect. The Premier Apartments Mortgage Loan has springing cash management (i.e. the Premier Apartments Mortgage Loan has cash management only during a Cash Sweep Period). During the continuance of a Cash Sweep Period for the Premier Apartments Mortgage Loan, funds in the lockbox account are applied on each monthly payment date to pay debt service on the Premier Apartments Mortgage Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves,” to disburse, provided no event of default has occurred and is continuing, to the Premier Apartments Borrower the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “—Escrows and Reserves” and referenced in the annual budget approved by lender together with other amounts incurred by the Premier Apartments Borrower in connection with the operation and maintenance of the Premier Apartments Property approved by lender, to pay, provided no event of default under the Premier Apartments Mortgage Loan has occurred, debt service due on the Premier Apartments Mezzanine Loan (as defined below), and to disburse any excess either (x) if the Cash Sweep Period was caused solely by an event of default under the Premier Apartments Mezzanine Loan, to the lender under the Premier Apartments Mezzanine Loan or (y) if the Cash Sweep Period was not caused solely by an event of default under the Premier Apartments Mezzanine Loan, to an account to be held by the lender as additional security for the Premier Apartments Mortgage Loan.

A “Cash Sweep Period” will

(i)	commence upon the occurrence of an event of default under the Premier Apartments Mortgage Loan and continue until the date on which no event of default under the Premier Apartments Mortgage Loan exists, or

(ii)	commence upon the occurrence of an event of default under the Premier Apartments Mezzanine Loan and continue until the date on which the lender under the Premier Apartments Mezzanine Loan has notified in writing the lender under the Premier Apartments Mortgage Loan that no event of default under the Premier Apartments Mezzanine Loan exists, or

(iii)	commence upon the date the lender under the Premier Apartments Mortgage Loan determines that the aggregate DSCR on the Premier Apartments Mortgage Loan (based on payments of principal and interest) and the Premier Apartments Mezzanine Loan has, for a period of six consecutive months, fallen below 0.95x during years one and two, 1.00x during year three, 1.05x during year four and 1.10x for the remainder of the loan term based on the trailing 12 months and based on actual as-is in-place underwritten cash flow using rating agency criteria as determined by the lender under the Premier Apartments Mortgage Loan and continue until the date the lender under the Premier Apartments Mortgage Loan determines that the aggregate DSCR on the Premier Apartments Mortgage Loan (based on payments of principal and interest) and the Premier Apartments Mezzanine Loan has been equal to or greater than the then applicable DSCR test for the immediately preceding three consecutive calendar months based on the trailing 12 months and based on actual as-is in-place underwritten cash flow using rating agency criteria as determined by the lender under the Premier Apartments Mortgage Loan.

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2015-MS1	Premier Apartments

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. The Premier Apartments Mezzanine Loan refers to a loan in the principal amount of $5,250,000 made by Morgan Stanley Mortgage Capital Holdings LLC to 8711 Apartments Mezz LLC, secured by 100% of the direct or indirect equity interest in the Premier Apartments Borrower and put in place simultaneously with the origination of the Premier Apartments Mortgage Loan. The Premier Apartments Mezzanine Loan and the Premier Apartments Mortgage Loan are subject to an intercreditor agreement between the Premier Apartments Mortgage Loan lender and Morgan Stanley Mortgage Capital Holdings LLC. The Premier Apartments Mezzanine Loan may be transferred at any time.

The following table presents certain information relating to the Premier Apartments Mezzanine Loan:

Mezzanine Debt Summary
Mezzanine Debt Original Principal Balance	Mezzanine Debt Interest Rate	Original Term to Maturity (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR(1)	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV
$5,250,000	9.0%	120	0	120	0.94x	6.4%	69.1%

(1)	The Total Debt UW NCF DSCR is based on payments of principal and interest associated with the Premier Apartments Mortgage Loan, which begin on August 1, 2020, and the interest-only payments associated with the Premier Apartments Mezzanine Loan.

Release of Property. Not permitted.

Terrorism Insurance. The Premier Apartments Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance satisfactory to lender (but in no event more than the sum of 100% of full replacement cost and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the Premier Apartments Borrower is required to maintain, and the lender is required to accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-109

MSC 2015-MS1	West Valley Medical Center

Mortgage Loan No. 10 – West Valley Medical Center

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-110

MSC 2015-MS1	West Valley Medical Center

Mortgage Loan No. 10 – West Valley Medical Center

Porter Ranch
Limekiln Canyon Park
Ronald Reagan Fwy
Rinaldi St
San Fernando
Mission San Fernando de España
118
405
5
San Fernando Mission Blvd
Granada Hills
Chatsworth St
Granada Hills Community Hospital
Chatsworth
Devonshire St
CHATSWORTH
27
LOS ANGELES COUNTY
Zelzah Ave
Haynvenhurst Ave
Woodley Ave
Mission Hills
Van Nuys Blvd
Plummer St
Northridge Fashion Center
Cal. State University-Northridge
Woodman Ave
San Diego Fwy
Nordhoff St
Box Canyon
Northridge
North Hills
Panorama City
NORTHRIDGE
METROLINK VENTURA COUNTY LINE
Northridge Medical Center
Roscoe Blvd
Panorama Mall
Mission Community Hospital
LOS ANGELES
Van Nuys Airport
VAN NUYS
Topanga Canyon Blvd
Canoga Ave
De Soto Ave
Saticoy St
Winnetka Ave
Tampa Ave
Reseda Blvd
White Oak Ave
Balboa Blvd
Sepulveda Blvd
Sherman Way
Canoga Park
Anthem Blue Cross
Reseda
Valley Presbyterian Hospital
Bob Hope Burbank Airport 5 miles
Westfield Topanga Mall
Pratt Whitney
Vanowen St
Victory Blvd
Van Nuys Golf Course
Van Nuys
West Valley Medical Center
5353-5363 Balboa Boulevard
Encino, CA 91316
Westfield Promenade
Warner Center Towers
WARNER CENTER
Pierce College
Oxnard St
Sepulveda Dam Recreation Area
Burbank Blvd
Kaiser Permanente Woodland Hills
Ventura Fwy
101
Encino Golf Course
Ventura Blvd
Northrop Grumman
Magnolia Blvd
Encino
Woodland Hills
Wells Dr
Downtown Los Angeles 14 miles
Encino-Tarzana Regional Medical Center
Sherman Oaks Galleria
Woodland Hills Country Club
El Caballero Country Club
Sherman Oaks
Encino Reservoir
Mulholland Dr
Skirball Cultural Ctr. & Museum
American Jewish University
SANTA MONICA MTS.
Beverly Glen Blvd
Mountain Gate Country Club
Stone Canyon Reservoir
SANTA MONICA MOUNTAINS NATIONAL RECR. AREA
Los Angeles Intl. Airport 17 miles
Santa Clarita
SAN GABRIEL MTS.
SANTA SUSANA MTS.
ANGELES NATIONAL FOREST
Simi Valley
Thousand Oaks
SAN MONICA MTS.
Burbank
Glendale
Pasadena
Santa Monica
Pacific Ocean
Torrance
LONG BEACH
ANAHEIM
Fullerton
Huntington Beach

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-111

MSC 2015-MS1	West Valley Medical Center

Mortgage Loan No. 10 – West Valley Medical Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$27,000,000			Location:	Encino, CA 91316
Cut-off Date Balance:	$27,000,000			General Property Type:	Office
% of Initial Pool Balance:	3.0%			Detailed Property Type:	Medical
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Mark Hamermesh; Gary Grabel			Year Built/Renovated:	1964; 1986/1995; 2002
Mortgage Rate:	4.000%			Size:	103,008 SF
Note Date:	3/5/2015			Cut-off Date Balance per Unit:	$262
First Payment Date:	5/1/2015			Maturity Date Balance per Unit:	$262
Maturity Date:	4/1/2025			Property Manager:	Ethan Christopher, LLC (borrower related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$2,802,059
Seasoning:	3 months			UW NOI Debt Yield:	10.4%
Prepayment Provisions:	LO (27); DEF (87); O (6)			UW NOI Debt Yield at Maturity:	10.4%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	2.25x
Additional Debt Type:	N/A			Most Recent NOI:	$2,676,526 (12/31/2014)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$2,492,337 (12/31/2013)
Future Debt Permitted (Type):	Yes (Mezzanine)			3rd Most Recent NOI:	$2,494,713 (12/31/2012)
Reserves(1)				Most Recent Occupancy:	100.0% (3/4/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	97.3% (12/31/2013)
RE Tax:	$22,735	$22,735	N/A	3rd Most Recent Occupancy:	90.7% (12/31/2012)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$50,250,000 (12/30/2014)
Other:	$473,806	$0	N/A	Cut-off Date LTV Ratio:	53.7%
				Maturity Date LTV Ratio:	53.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$27,000,000	100.0%	Loan Payoff:	$24,854,963	92.1%
			Reserves:	$496,541	1.8%
			Closing Costs:	$303,601	1.1%
			Return of Equity:	$1,344,895	5.0%
Total Sources:	$27,000,000	100.0%	Total Uses:	$27,000,000	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The tenth largest mortgage loan (the “West Valley Medical Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $27,000,000 secured by a first priority fee mortgage encumbering a 103,008 SF medical office building in Encino, California (the “West Valley Medical Center Property”). The proceeds of the West Valley Medical Center Mortgage Loan were primarily used to refinance a previous loan secured by the West Valley Medical Center Property in the original principal amount of approximately $24,854,963, to fund reserves and to return equity to the West Valley Medical Center Borrower. The previous loan secured by the West Valley Medical Center Property was included in the MLMT 2005-MCP1 transaction.

The Borrower and the Sponsor. The borrower is West Valley Medical Partners, LLC (the “West Valley Medical Center Borrower”), a previously existing single-purpose California limited liability company with one independent director. The West Valley Medical Center Borrower is partially owned and controlled by Mark Hamermesh and Gary Grabel, the nonrecourse carve-out guarantors. Mr. Hamermesh and Mr. Grabel are both principals of Ethan Christopher, LLC, an Encino-based real estate investment firm founded in 1999. The company owns and manages approximately 400,000 SF of medical office space in seven properties and multiple retail properties in California and Arizona.

The Property. The West Valley Medical Center Property is a three-building, one, three and five-story, 103,008 SF medical office complex, including a 9,047 SF surgical center and a 3,439 SF pharmacy. The West Valley Medical Center Property is located in Encino, California, approximately 13 miles west of downtown Los Angeles. The 150 bed Encino Hospital Medical Center is approximately 1.5 miles to the east and the 99 bed Sherman Oaks Hospital acute care facility is approximately 3.6 miles to the east. As of March 4, 2015, the West Valley Medical Center Property was occupied by 47 tenants. The largest tenant, Prime Surgical Affiliates, is an outpatient surgical center. The tenant took occupancy in 2014 and replaced a previous surgical center tenant after renovating its space. There are 384 surface parking spaces.

Major Tenants.

Prime Surgical Affiliates (9,047 SF, 9% of NRA, 9% of underwritten rent). Prime Surgical Affiliates, Inc. (“Prime Surgical”) leases 9,047 SF at the West Valley Medical Center Property and operates the space as an outpatient surgical center. The lease began on November 15, 2014 and has a current

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2015-MS1	West Valley Medical Center

expiration date of May 15, 2025, with two five-year lease renewal options. Prime Surgical is an out-of-network ambulatory surgery center adaptive firm. The tenant has three additional locations in Glendale, Foothill Ranch, and Torrance, California.

RadNet Management (7,090 SF, 7% of NRA, 7% of underwritten rent). RadNet Management, Inc. (“RadNet”) leases 7,090 SF at the West Valley Medical Center Property. The tenant’s current lease began on October 1, 2013 and has a current expiration date of September 30, 2018, with one six-year lease renewal option. RadNet is a subsidiary of RadNet, Inc. (NASDAQ: RDNT) and operates over 250 outpatient diagnostic imaging centers in seven states.

Keith Brookenthal, M.D. (7,054 SF, 7% of NRA, 7% of underwritten rent). Keith Brookenthal, M.D. leases 7,054 SF at the West Valley Medical Center Property. The lease began on December 1, 2014 and has a current expiration date of November 30, 2023. Dr. Brookenthal is an orthopedic surgeon affiliated with the Los Robles Hospital and Medical Center. 1,038 SF of the tenant’s space is subleased to Athletic Physical Therapy, Inc. until December 31, 2015.

The following table presents certain information relating to the leases at the West Valley Medical Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Major Tenants
Prime Surgical Affiliates	NR/NR/NR	9,047	9%	$334,380	9%	$36.96	5/15/2025
RadNet Management	NR/NR/NR	7,090	7%	$238,953	7%	$33.70	9/30/2018
Keith Brookenthal M.D.(3)	NR/NR/NR	7,054	7%	$241,247	7%	$34.20	11/30/2023
Providence Tarzana Medical Center	NR/NR/NR	5,100	5%	$165,497	5%	$32.45	12/31/2016
Valley Pediatric Medical Group	NR/NR/NR	4,608	4%	$146,028	4%	$31.69	2/28/2020
Subtotal/Wtd. Avg.		32,899	32%	$1,126,105	31%	$34.23

Other Tenants		70,109	68%	$2,528,829	69%	$36.07
Vacant Space		0	0%	$0	0%	$0.00
Total/Wtd. Avg.		103,008	100%	$3,654,934	100%	$35.48

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Keith Brookenthal M.D. subleases 1,038 SF to Athletic Physical Therapy, Inc. until December 30, 2015.

The following table presents certain information relating to the lease rollover schedule at the West Valley Medical Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	1	2,888	$22.29	3%	3%	$64,368	2%	2%
2015	3	4,662	$31.52	5%	7%	$146,930	4%	6%
2016	6	13,275	$35.28	13%	20%	$468,405	13%	19%
2017	10	12,540	$36.23	12%	32%	$454,366	12%	31%
2018	7	13,875	$36.55	13%	46%	$507,089	14%	45%
2019	9	14,803	$36.23	14%	60%	$536,270	15%	60%
2020	6	12,539	$33.49	12%	72%	$419,910	11%	71%
2021	1	3,217	$33.60	3%	76%	$108,091	3%	74%
2022	3	6,720	$35.10	7%	82%	$235,888	6%	80%
2023	2	8,100	$34.61	8%	90%	$280,357	8%	88%
2024	1	1,342	$36.00	1%	91%	$48,312	1%	89%
2025	1	9,047	$36.96	9%	100%	$334,380	9%	99%
2026	0	0	$0.00	0%	100%	$0	0%	99%
2027	1	0	$0.00	0%	100%	$50,568	1%	100%
2028 & Beyond	0	0	$0.00	0%	100%	$0	0%	100%
Vacant	0	0	$0.00	0%	100%	$0	0%	100%
Total/Wtd. Avg.	51	103,008	$35.48	100%		$3,654,934	100%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-113

MSC 2015-MS1	West Valley Medical Center

The Market. The West Valley Medical Center Property is located in the San Fernando Valley Encino submarket of Los Angeles, Los Angeles County, California. As of September 30, 2014, the submarket had an overall office vacancy rate of 11.1% and an average asking annual lease rate of $27.00 PSF. As of September 30, 2014, the medical office supply within a five-mile radius of the West Valley Medical Center Property had a 13.3% availability rate and an average annual lease rate of $31.92 PSF.

The following table presents recent occupancy and leasing data at competitive medical office buildings with respect to the West Valley Medical Center Property:

Competitive Property Summary
Property Name/Address	Year Built	Occ.	Size (SF)	Tenant Name(1)	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Annual Base Rent PSF
Encino Medical Plaza 5400 Balboa Boulevard Encino, CA	1973	93%	68,429	Lewis R. Weintraub, M.D. Roger Friedman, Inc. BH Skin Inc. Rubio Optical, Inc.	1,477 2,209 2,209 2,209	Jan-15 Jun-14 May-14 May-14	2 5 3 5	$37.80 $33.00 $32.40 $42.00
Ventura Libbit Building 16311 Ventura Boulevard Encino, CA	1980	100%	172,619	Vacant (Medical Office) Vacant	640 1,240	Dec-14 Dec-14	0 0	$33.00 $33.00
Encino Medical Tower 16260 Ventura Blvd Encino, CA	1964	96%	60,529	Vacant Vacant	4,000 1,050	Dec-14 Dec-14	0 0	$34.20 $34.20
Los Encinos Office Building 17609 Ventura Boulevard Encino, CA	1980	86%	41,588	Vacant (Medical) Vacant (Office/Medical) MZMZ Corporation	3,356 1,500 2,498	Dec-14 Dec-14 Jul-13	0 0 5	$34.20 $30.00 $25.20
Encino Woods Building 17525 Ventura Blvd Encino, CA	1980	82%	38,632	Vacant (Office) Vacant (Medical Office)	4,333 1,798	Dec-14 Dec-14	0 0	$22.20 $31.20
Encino Professional Building 16500 Ventura Blvd Encino, CA	1985	85%	31,534	Vacant (Medical) Vacant (Medical)	1,725 1,785	Dec-14 Dec-14	0 0	$33.00 $34.80
Sherman Oaks Medical Center 4835-4849 Van Nuys Boulevard Sherman Oaks, CA	1954	90%	28,692	Vacant Unilab Corporation Philip Conwisar M.D., Inc. California Neuroscience Research Medical	1,498 1,001 2,986 2,187	Dec-14 Jul-14 Sep-13 Jan-13	0 3 1 5	$28.20 $34.20 $27.60 $27.60

Source: Appraisal

(1) “Vacant” tenant names may reference occupied tenant spaces that are expected to become vacant.

Operating History and Underwritten Cash Flow. The following table presents certain information relating to the Underwritten Cash Flow at the West Valley Medical Center Property:

Cash Flow Analysis
	2009	2010	2011	2012	2013	2014	UW	UW PSF
Base Rent(1)	$3,167,152	$3,290,010	$3,249,829	$3,079,730	$3,045,331	$3,149,802	$3,654,934	$35.48
Total Recoveries	$123,503	$229,334	$382,942	$107,574	$135,372	$289,096	$157,044	$1.52
Other Income	$736,850	$700,034	$718,788	$694,438	$670,595	$711,139	$779,711	$7.57
Discounts Concessions	$0	$0	$0	$0	$0	$0	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0	$0	($234,177)	($2.27)
Effective Gross Income	$4,027,505	$4,219,378	$4,351,559	$3,881,742	$3,851,298	$4,150,037	$4,357,512	$42.30
Total Operating Expenses	$1,399,369	$1,375,757	$1,393,545	$1,387,029	$1,358,961	$1,473,511	$1,555,453	$15.10
Net Operating Income	$2,628,136	$2,843,621	$2,958,014	$2,494,713	$2,492,337	$2,676,526	$2,802,059	$27.20
Capital Expenditures	$0	$0	$0	$0	$0	$0	$20,570	$0.20
TI/LC	$0	$0	$0	$0	$0	$0	$320,889	$3.12
Net Cash Flow	$2,628,136	$2,843,621	$2,958,014	$2,494,713	$2,492,337	$2,676,526	$2,460,601	$23.89

Occupancy %	94.0%	100.0%	98.0%	90.7%	97.3%	100.0%	94.9%
NOI DSCR	2.40x	2.60x	2.70x	2.28x	2.28x	2.44x	2.56x
NCF DSCR	2.40x	2.60x	2.70x	2.28x	2.28x	2.44x	2.25x
NOI Debt Yield	9.7%	10.5%	11.0%	9.2%	9.2%	9.9%	10.4%
NCF Debt Yield	9.7%	10.5%	11.0%	9.2%	9.2%	9.9%	9.1%

(1)	Historical Base Rent is net of vacancy. Certain contractual rent steps scheduled through August 2015 and totaling approximately $36,747 per year are underwritten.

Escrows and Reserves. The West Valley Medical Center Borrower deposited $22,538 in escrow for annual real estate taxes at loan origination and is required to escrow 1/12 of the annual estimated tax payments monthly. The West Valley Medical Center Borrower is not required to escrow 1/12 of the

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-114

MSC 2015-MS1	West Valley Medical Center

annual estimated insurance premiums monthly (provided no event of default shall have occurred and is continuing and the West Valley Medical Center Borrower maintains insurance under an acceptable blanket insurance policy). The West Valley Medical Center Borrower deposited in escrow at loan origination (x) $275,700 for outstanding tenant improvement costs and leasing commissions with respect to the space leased to Café 101, Pediatric Care Physicians, Keith Brookenthal, Children’s Hospital of Los Angeles and Robert Rossi DDA, which amounts will be disbursed to the West Valley Medical Center Borrower upon certification, among other things, that the work to be funded by the requested disbursement has been completed in a good and workmanlike manner in accordance with applicable law and has been (or upon such disbursement will be) paid for in full and (y) $198,106 for outstanding free rent with respect to the space leased to Pediatric Care Physicians, Keith Brookenthal, Children’s Hospital of Los Angeles, Prime Surgical Affiliates, Ohad Ben-Yehuda and Ted D. Evans, which amounts will be disbursed to the West Valley Medical Center Borrower on a monthly basis in accordance with a schedule attached to the loan agreement as the applicable periods expire.

Lockbox and Cash Management. The West Valley Medical Center Mortgage Loan has a springing hard lockbox (i.e., the West Valley Medical Center Borrower has agreed to establish and maintain a hard lockbox following the commencement of a Cash Sweep Period for the West Valley Medical Center Mortgage Loan). The West Valley Medical Center Mortgage Loan has springing cash management. Provided a Cash Sweep Period is not continuing, the West Valley Medical Center Mortgage Loan does not have cash management. During the continuance of a Cash Sweep Period for the West Valley Medical Center Mortgage Loan, funds in the lockbox account are applied on each monthly payment date to pay debt service on the West Valley Medical Center Mortgage Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves,” to disburse, provided an event of default has not occurred, to the West Valley Medical Center Borrower the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “—Escrows and Reserves” and referenced in the annual budget approved by the lender together with other amounts incurred by the West Valley Medical Center Borrower in connection with the operation and maintenance of the West Valley Medical Center Property and approved by the lender, and to disburse the remainder to an account to be held by the lender as additional security for the West Valley Medical Center Mortgage Loan.

A “Cash Sweep Period” will

(i) commence upon the occurrence of an event of default under the West Valley Medical Center Mortgage Loan and continue until the date on which the event of default under the West Valley Medical Center Mortgage Loan is cured, or

(ii) commence upon the date the lender determines that the DSCR on the West Valley Medical Center Mortgage Loan has fallen below 1.10x for six consecutive calendar months and continue until the date the lender determines that the DSCR on the West Valley Medical Center Mortgage Loan has been equal to or greater than 1.25x for the immediately preceding six consecutive calendar months.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. In addition, mezzanine financing (such financing, the “Permitted Mezzanine Financing”) secured by a pledge of the entire direct or indirect equity ownership interest in the West Valley Medical Center Borrower is permitted subject to various conditions, including among other conditions: (i) no event of default exists, (ii) the principal amount of the Permitted Mezzanine Financing will not result in an aggregate LTV ratio (including the West Valley Medical Center Mortgage Loan) greater than 60% (based upon a current appraisal of the West Valley Medical Center Property) or an aggregate DSCR (including the West Valley Medical Center Mortgage Loan) less than 1.35x, (iii) the mezzanine lender is an entity satisfying certain net worth and other requirements set forth in the related loan agreement, is approved by the lender under the West Valley Medical Center Mortgage Loan and enters into an intercreditor agreement acceptable to the lender under the West Valley Medical Center Mortgage Loan, (iv) the term of the Permitted Mezzanine Financing is co-terminous with or longer than the West Valley Medical Center Mortgage Loan and (v) the West Valley Medical Center Borrower delivers, if required by the lender under the West Valley Medical Center Mortgage Loan, a rating agency confirmation with respect to the Permitted Mezzanine Financing.

Release of Property. Not permitted

Terrorism Insurance. The West Valley Medical Center Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance reasonably satisfactory to the lender (but in no event more than the sum of 100% of full replacement cost and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the West Valley Medical Center Borrower is required to maintain, and the lender is required to accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-115

MSCI 2015-MS1	Northeastern Apartments

Mortgage Loan No. 11 – Northeastern Apartments

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$24,350,000			Location:	Boston, MA 02115
Cut-off Date Balance:	$24,208,794			General Property Type:	Multifamily
% of Initial Pool Balance:	2.7%			Detailed Property Type:	Student Housing
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Anwar N. Faisal			Year Built/Renovated:	1900/2000; 2009-2014
Mortgage Rate:	3.790%			Size:	82 Units
Note Date:	2/18/2015			Cut-off Date Balance per Unit:	$295,229
First Payment Date:	4/1/2015			Maturity Date Balance per Unit:	$234,815
Maturity Date:	3/1/2025			Property Manager:	Alpha Management Corporation (borrower related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$1,881,062
Seasoning:	4 months			UW NOI Debt Yield:	7.8%
Prepayment Provisions:	LO (28); DEF (88); O (4)			UW NOI Debt Yield at Maturity:	9.8%
Lockbox/Cash Mgmt Status:	N/A			UW NCF DSCR:	1.37x
Additional Debt Type:	N/A			Most Recent NOI:	$1,929,195 (12/31/2014)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$1,717,591 (12/31/2013)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$1,575,310 (12/31/2012)
Reserves				Occupancy Rate:	100.0% (5/13/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(1):	N/A
RE Tax:	$23,780	$11,890	N/A	3rd Most Recent Occupancy(1):	N/A
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$40,000,000 (1/15/2015)
Recurring Replacements:	$0	$300	N/A	Cut-off Date LTV Ratio:	60.6%
Deferred Maintenance:	$45,504	$0	N/A	Maturity Date LTV Ratio:	48.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$24,350,000	100.0%	Reserves:	$69,284	0.3%
			Closing Costs:	$215,407	0.9%
			Return of Equity:	$24,065,310	98.8%
Total Sources:	$24,350,000	100.0%	Total Uses:	$24,350,000	100.0%

(1)	Historical occupancy reports were not provided by the Northeastern Apartments Borrower.

The Mortgage Loan. The eleventh largest mortgage loan (the “Northeastern Apartments Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $24,350,000 secured by a first priority fee mortgage encumbering three multifamily buildings with a total of 82 apartments in Boston, Massachusetts (collectively, the “Northeastern Apartments Property”). The proceeds of the Northeastern Apartments Mortgage Loan were used to fund reserves, pay closing costs and recapitalize the Northeastern Apartments Borrower. The Northeastern Apartments Property was previously part of a portfolio of properties that secured a loan included in the MSC 2005-IQ10 transaction. That previous loan was repaid in November 2014 prior to the origination of the Northeastern Apartments Mortgage Loan. The Northeastern Apartments Property was unencumbered by mortgage debt at loan origination.

The Borrower and the Sponsor. The borrower is Zeena Realty LLC, (the “Northeastern Apartments Borrower”) a single-purpose Massachusetts limited liability company with a managing member that has two independent directors. The Northeastern Apartments Borrower is 100% indirectly owned and controlled by Anwar N. Faisal, the nonrecourse carve-out guarantor. Mr. Faisal owns approximately 1,200 apartment units and five commercial properties in the Boston metropolitan area, all of which are managed by his company Alpha Management Corporation.

The Property. The Northeastern Apartments Property consists of three multifamily apartment buildings, two of which are adjoining, and all of which are within a half mile of each other and adjacent to the Northeastern University Campus in the Fenway neighborhood of Boston, Massachusetts. The Northeastern Apartments Property caters primarily to students enrolled at Northeastern University. The buildings were constructed in 1900 and renovated in 2000 and 2009-2014 following the sponsor’s acquisition. The Northeastern Apartments Property contains a total of 82 apartments. Apartments are generally leased by students from September 1st through August 31st and generally require guarantees to be executed by students’ parents. Northeastern University currently leases 28 of the apartments for the 2014/2015 school year. The current Northeastern University lease began on September 1, 2014 and expires on August 31, 2015. The university has executed a lease for the same number of apartments at the Northeastern Apartments Property for the period of September 1, 2015 through August 31, 2016.

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-116

MSCI 2015-MS1	Northeastern Apartments

The chart below shows the apartment mix at the Northeastern Apartments Property:

Unit Mix
Property Address	Studios	1 BR	(1)	2 BR	(1)	3 BR	4 BR	Avg. Size (SF)
97 Saint Stephen Street	16	14		10		1	1	581
132-134 Hemenway Street	14	11		13		2	0	610
Total	30	25		23		3	1	595

(1)	Approximately 13 of the 25 one-bedroom units and 12 of the 23 two-bedroom units are “split” units whereby a portion of the apartment living room has been converted to an additional sleeping area.

The Market. The Northeastern Apartments Property is located in the Fenway neighborhood of Boston, Suffolk County, Massachusetts, adjacent to the Northeastern University campus. The Northeastern Apartments Property is located in the Central City/Back Bay/Beacon Hill apartment submarket. As of September 30, 2014, the overall Boston apartment vacancy rate was 4.2%, the submarket vacancy rate was 4.5%, and the average submarket monthly rental rate was $2,935 (compared to a Boston-wide average of $1,877). The appraisal reviewed competitive data for approximately 2,500 apartment units in buildings ranging from 5 units to approximately 500 units. Many of the competitive properties are student housing oriented. Consensus occupancy rates for the most competitive properties were estimated to be 97% to 99%. The appraisal noted that historically these occupancy rates have varied minimally due to student demand. Additional supply in the submarket averaged approximately 221 new units per year between 2008 and 2013. The appraisal estimates new supply will average approximately 537 new units per year between 2013 and 2018, growing from approximately 23,376 units as of September 30, 2014 to approximately 25,695 units in 2018.

The Boston area is home to over 80 colleges and universities. Ten universities are located within a 10-mile radius of the city. Northeastern University, a private university which is the primary occupancy driver at the Northeastern Apartments Property, was founded in 1898 and offers graduate and undergraduate degrees in nine colleges and schools. The university had a total graduate and undergraduate enrollment of approximately 20,053 students in 2013.

Operating History and Underwritten Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten Cash Flow at the Northeastern Apartments Property:

Cash Flow Analysis
	2011	2012	2013	2014	UW	UW per Unit
Base Rent	$1,830,500	$1,945,980	$2,099,200	$2,303,316	$2,403,948	$29,316
Total Recoveries	$0	$0	$0	$0	$0	$0
Other Income(1)	$0	$0	$4,100	$36,647	$36,647	$447
Discounts Concessions	$0	$0	$0	$0	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	($120,197)	($1,466)
Effective Gross Income	$1,830,500	$1,945,980	$2,103,300	$2,339,963	$2,320,398	$28,298
Total Operating Expenses	$370,535	$370,670	$385,709	$410,768	$439,336	$5,358
Net Operating Income	$1,459,965	$1,575,310	$1,717,591	$1,929,195	$1,881,062	$22,940
Capital Expenditures	$0	$0	$0	$0	$24,600	$300
TI/LC	$0	$0	$0	$0	$0	$0
Net Cash Flow	$1,459,965	$1,575,310	$1,717,591	$1,929,195	$1,856,462	$22,640

Occupancy%	N/A	N/A	N/A	N/A	95.0%
NOI DSCR	1.07x	1.16x	1.26x	1.42x	1.38x
NCF DSCR	1.07x	1.16x	1.26x	1.42x	1.37x
NOI Debt Yield	6.0%	6.5%	7.1%	8.0%	7.8%
NCF Debt Yield	6.0%	6.5%	7.1%	8.0%	7.7%

(1)	Underwritten other income is based on amounts for the 2014 calendar year and is comprised of laundry income ($14,760), Comcast cable/media lease income ($14,687) and parking income ($7,200).

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-117

MSC 2015-MS1	Preferred Freezer - Vernon, CA

Mortgage Loan No. 12 – Preferred Freezer - Vernon, CA

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$19,200,000			Location:	Vernon, CA 90058
Cut-off Date Balance:	$19,200,000			General Property Type:	Industrial
% of Initial Pool Balance:	2.2%			Detailed Property Type:	Warehouse
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Bernard Huberman; Daniel Rosenthal			Year Built/Renovated:	2001/N/A
Mortgage Rate:	4.220%			Size:	103,000 SF
Note Date:	5/1/2015			Cut-off Date Balance per Unit:	$186
First Payment Date:	6/1/2015			Maturity Date Balance per Unit:	$186
Maturity Date:	5/1/2025			Property Manager:	Preferred Freezer
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$1,873,529
Seasoning:	2 months			UW NOI Debt Yield:	9.8%
Prepayment Provisions:	LO (26); DEF (87); O (7)			UW NOI Debt Yield at Maturity:	9.8%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	2.11x
Additional Debt Type:	N/A			Most Recent NOI:	$1,818,603 (12/31/2014)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$1,823,857 (12/31/2013)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$1,823,944 (12/31/2012)
Reserves(1)				Most Recent Occupancy:	100.0% (3/30/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2013)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2012)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$32,500,000 (2/12/2015)
TI/LC:	$0	Springing	N/A	Cut-off Date LTV Ratio:	59.1%
				Maturity Date LTV Ratio:	59.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$19,200,000	100.0%	Loan Payoff:	$14,000,816	72.9%
			Closing Costs:	$295,500	1.5%
			Return of Equity:	$4,903,685	25.5%
Total Sources:	$19,200,000	100.0%	Total Uses:	$19,200,000	100.0%

(1)	A cash flow sweep is triggered upon the single tenant at the Preferred Freezer - Vernon, CA Property going dark, filing for bankruptcy or terminating its lease.

The Mortgage Loan. The twelfth largest mortgage loan (the “Preferred Freezer - Vernon, CA Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $19,200,000 and is secured by a first priority fee mortgage encumbering a 103,000 SF warehouse and distribution center located in Vernon, CA (the “Preferred Freezer - Vernon, CA Property”). The proceeds of the Preferred Freezer - Vernon, CA Mortgage Loan were used to refinance a previous loan of approximately $14,000,816 secured by the Preferred Freezer - Vernon, CA Property, pay closing costs, and return equity to the Preferred Freezer - Vernon, CA Borrower. The previous loan secured by the Preferred Freezer - Vernon, CA Property was included in the WBCMT 2005-C20 transaction.

The Borrower and the Sponsor. The borrower is BLT Alameda Vernon Freezer LP (the “Preferred Freezer - Vernon, CA Borrower”), a recycled single-purpose California limited partnership. The Preferred Freezer - Vernon, CA Borrower is majority owned and controlled by the Bernard Huberman Trust and the Daniel Rosenthal Trust. The nonrecourse carve-out guarantors are Bernard Huberman and Daniel Rosenthal. Mr. Huberman and Mr. Rosenthal own and operate BLT Enterprises, a privately owned Southern California-based company that has specialized for over 20 years in the development and operation of material recovery facilities and transfer stations, as well as the processing and marketing of recyclable materials.

The Property. The Preferred Freezer - Vernon, CA Property consists of a 103,000 SF primarily refrigerated warehouse and distribution center constructed in 2001 and 100% leased to Preferred Freezer Services of Vernon, LLC, a subsidiary of Preferred Freezer Services, a private Chatham, New Jersey-based cold storage provider which operates approximately 35 warehouse facilities in the United States. As of September 30, 2014, Preferred Freezer Services reported total assets of $181.6 million, total liabilities of $107.6 million, and member’s capital of $74.0 million. The Preferred Freezer lease commenced on July 1, 2015 and has a current expiration date of June 30, 2030, with four five-year lease renewal options. The Preferred Freezer - Vernon, CA Property contains approximately 76,950 SF of freezer warehouse space and approximately 26,000 SF of refrigerated loading dock space. Clear heights are 45 feet and there are 15 dock-high loading doors. Total freezer capacity is approximately 4.1 million cubic feet.

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-118

MSC 2015-MS1	Preferred Freezer - Vernon, CA

The Market. The Preferred Freezer - Vernon, CA Property is located in Vernon, Los Angeles County, California, approximately two miles south of downtown Los Angeles. The Santa Monica Freeway (I-10) is located approximately two miles north. The Long Beach Freeway (SR-710) is located approximately four miles east. The Harbor Freeway (SR-110) is located approximately 2.7 miles west and the Glen Anderson Freeway (SR-105) is located approximately 4.5 miles south. Vernon is primarily an industrial city consisting almost entirely of warehouses and factories. As of December 31, 2014, the greater Los Angeles industrial market had a 3.2% vacancy rate and the Vernon area industrial market had a 2.4% vacancy rate.

Competitive properties to the Preferred Freezer - Vernon, CA Property are shown in the table below.

Competitive Property Summary
Property Name/Address	Property Size (SF)	Year Built	Clear Height (Ft.)	Occ.	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF/Yr. (1)
3000-3090 E. Washington Boulevard Los Angeles, CA	290,260	2008	30	100%	Harvest Sensations	47,056	6/1/2014	10	$15.72
3000-3090 E. Washington Boulevard Los Angeles, CA	290,260	2008	42	100%	99 Cent Only Store	120,634	5/1/2013	15	$14.28
3185 E. Washington Boulevard Los Angeles, CA	59,207	2006	24	100%	Zions Market	59,207	3/9/2013	10	$13.20
2330 57th Street Vernon, CA	216,965	1975	28	100%	Greenwave Foods	50,971	10/1/2012	5	$12.96
14900 Innovation Riverside, CA	682,800	2007	35	100%	Fresh & Easy	682,800	4/1/2011	15	$17.52
3251 De Forest Drive Mira Loma, CA	679,077	1995	32	100%	Confidential	53,907	6/1/2010	5.33	$17.76
3425 E. Vernon Avenue Vernon, CA	120,000	1974/2004	32	53%	Active Listing	56,307	N/A	5-20	$15.00

Source: Appraisal

(1)	The appraisal notes the comparable properties are leased at rates between approximately $0.40 and $0.67 per cubic foot of storage space. The appraiser estimated market rent based on this metric of $0.48 per cubic foot for the Preferred Freezer - Vernon, CA Property. The underwritten rent based on a July 1, 2015 rent step equates to approximately $0.485 per cubic foot of storage space.

Operating History and Underwritten Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Preferred Freezer - Vernon, CA Property:

Cash Flow Analysis
	2011	2012	2013	2014	UW(1)	UW PSF
Base Rent	$1,825,690	$1,825,690	$1,825,690	$1,825,690	$1,987,973	$19.30
Total Recoveries	$0	$0	$0	$0	$300,906	$2.92
Other Income	$0	$0	$0	$0	$0	$0.00
Discounts Concessions	$0	$0	$0	$0	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	($114,444)	($1.11)
Effective Gross Income	$1,825,690	$1,825,690	$1,825,690	$1,825,690	$2,174,435	$21.11
Total Expenses	$1,626	$1,746	$1,833	$7,087	$300,906	$2.92
Net Operating Income	$1,824,064	$1,823,944	$1,823,857	$1,818,603	$1,873,529	$18.19
Capital Expenditures	$0	$0	$0	$0	$22,280	$0.22
TI/LC	$0	$0	$0	$0	$116,390	$1.13
Net Cash Flow	$1,824,064	$1,823,944	$1,823,857	$1,818,603	$1,734,860	$16.84

Occupancy%	100.0%	100.0%	100.0%	100.0%	95.0%
NOI DSCR	2.22x	2.22x	2.22x	2.21x	2.28x
NCF DSCR	2.22x	2.22x	2.22x	2.21x	2.11x
NOI Debt Yield	9.5%	9.5%	9.5%	9.5%	9.8%
NCF Debt Yield	9.5%	9.5%	9.5%	9.5%	9.0%

(1)	The underwritten base rent reflects a contractual rent step effective July 1, 2015. Until the July 1, 2015 rent step, the contractual base rent is $17.73 PSF per year, or $1,825,690.

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-119

MSC 2015-MS1	Saticoy Plaza

Mortgage Loan No. 13 – Saticoy Plaza

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$19,000,000			Location:	Van Nuys, CA 91406
Cut-off Date Balance:	$19,000,000			General Property Type:	Retail
% of Initial Pool Balance:	2.1%			Detailed Property Type:	Shadow Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Nasser Moradian			Year Built/Renovated:	1986/2005
Mortgage Rate:	4.370%			Size:	61,548 SF
Note Date:	6/3/2015			Cut-off Date Balance per Unit:	$309
First Payment Date:	8/1/2015			Maturity Date Balance per Unit:	$309
Maturity Date:	7/1/2025			Property Manager:	Nass, Inc. (borrower related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$1,588,173
Seasoning:	0 months			UW NOI Debt Yield:	8.4%
Prepayment Provisions:	LO (24); DEF (89); O (7)			UW NOI Debt Yield at Maturity:	8.4%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.76x
Additional Debt Type:	N/A			Most Recent NOI:	$1,409,833 (12/31/2014)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$1,174,305 (12/31/2013)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$1,266,525 (12/31/2012)
Reserves				Most Recent Occupancy:	100.0% (6/3/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	N/A
RE Tax:	$53,840	$8,973	N/A	3rd Most Recent Occupancy:	N/A
Insurance:	$9,633	$1,376	N/A	Appraised Value (as of):	$33,000,000 (3/18/2015)
TI/LC:	$100,000	Springing	$100,000	Cut-off Date LTV Ratio:	57.6%
Free Rent Reserve:	$35,400	$0	N/A	Maturity Date LTV Ratio:	57.6%

			Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$19,000,000	100.0%	Loan Payoff:	$13,870,657	73.0%
			Reserves:	$198,873	1.0%
			Closing Costs:	$152,857	0.8%
			Return of Equity:	$4,777,613	25.1%

Total Sources:	$19,000,000	100.0%	Total Uses:	$19,000,000	100.0%

The Mortgage Loan. The thirteenth largest mortgage loan (the “Saticoy Plaza Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $19,000,000 and is secured by a first priority fee mortgage encumbering a 61,548 SF shadow anchored retail center located in Van Nuys, CA (the “Saticoy Plaza Property”). The proceeds of the Saticoy Plaza Mortgage Loan were used to refinance a previous loan of approximately $13,870,657 secured by the Saticoy Plaza Property, pay closing costs, and return equity to the Saticoy Plaza Borrower. The previous loan secured by the Saticoy Plaza Property was included in the MLMT 2005-CIP1 transaction.

The Borrower and the Sponsor. The borrower is Saticoy Plaza, LLC (the “Saticoy Plaza Borrower”), a recycled single-purpose California limited liability company. The Saticoy Plaza Borrower is 100% indirectly owned and controlled by Nasser Moradian, the nonrecourse carve-out guarantor. Mr. Moradian owns and operates Westlake Village, CA-based Nass, Inc., a real estate management corporation.

The Property. The Saticoy Plaza Property consists of a 61,548 SF retail center shadow anchored by an approximately 44,095 SF Ralph’s supermarket. The Ralph’s supermarket, which is not collateral for the Saticoy Plaza Mortgage Loan, is tenant owned and was recently renovated. The center consists of two in-line buildings separated by the Ralph’s and four outparcels. The Saticoy Plaza Property was constructed in 1986 and renovated in 2005. The Saticoy Plaza Property’s pro rata share of parking totals 326 spaces. The largest tenant at the Saticoy Plaza Property is Rite Aid, which tenant’s lease commenced in December 1985. The tenant currently pays $6.67 PSF (not including approximately $3.85 PSF of percentage rent paid in 2014) and the appraiser’s estimated market rent for the space is $30.00 PSF. Rite Aid has one remaining five-year lease renewal option through May 31, 2022.

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-120

MSC 2015-MS1	Saticoy Plaza

The following table presents a summary regarding major tenants at the Saticoy Plaza Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	2014 Sales PSF
Anchor/Major Tenants
Rite Aid	B/B3/B	17,200	28%	$114,660	7%	$6.67	5/31/2017	$415
House of Champions	NR/NR/NR	6,254	10%	$112,572	7%	$18.00	8/31/2025	N/A
Chase Bank	A+/A3/A	5,850	10%	$178,920	11%	$30.58	11/30/2023	N/A
AT&T Wireless	A-/Baa1/BBB+	3,000	5%	$126,000	8%	$42.00	7/31/2024	N/A
Mid Valley Vet	NR/NR/NR	2,500	4%	$90,750	6%	$36.30	8/31/2024	N/A
Subtotal/Wtd. Avg.		34,804	57%	$622,902	38%	$17.90

Other Tenants		26,744	43%	$1,009,418	62%	$37.74
Vacant Space		0	0%	$0	0%
Total/Wtd. Avg.		61,548	100%	$1,632,320	100%	$26.52

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the Saticoy Plaza Property:

Lease Rollover Schedule

Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0%	0%	$0	0%	0%
2015	2	1,957	$36.82	3%	3%	$72,049	4%	4%
2016	6	7,862	$33.38	13%	16%	$262,454	16%	20%
2017	2	18,700	$8.78	30%	46%	$164,160	10%	31%
2018	3	5,431	$48.32	9%	55%	$262,449	16%	47%
2019	5	7,340	$28.61	12%	67%	$209,970	13%	59%
2020	1	1,800	$33.00	3%	70%	$59,400	4%	63%
2021	0	0	$0.00	0%	70%	$0	0%	63%
2022	0	0	$0.00	0%	70%	$0	0%	63%
2023	1	5,850	$30.58	10%	80%	$178,920	11%	74%
2024	2	5,500	$39.41	9%	88%	$216,750	13%	87%
2025	2	7,108	$24.54	12%	100%	$174,447	11%	98%
2026	1	0	$0.00	0%	100%	$31,721	2%	100%
2027	0	0	$0.00	0%	100%	$0	0%	100%
2028 & Beyond	0	0	$0.00	0%	100%	$0	0%	100%
Vacant	0	0	$0.00	0%	100%	$0	0%	100%
Total/Wtd. Avg.	25	61,548	$26.52	100%		$1,632,320	100%

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-121

MSC 2015-MS1	Saticoy Plaza

The Market. The Saticoy Plaza Property is located in Van Nuys, Los Angeles County, California, within the Van Nuys submarket of the San Fernando Valley. As of December 31, 2014, the submarket had an 8.1% retail vacancy rate and the average rent was $22.32 PSF, annualized. Estimated 2015 population within a three-mile radius is 259,005 people and 2015 estimated average household income within a three-mile radius is $66,409.

Competitive properties to the Saticoy Plaza Property are shown in the table below.

Competitive Property Summary

Property Name/Address	Year Built	Occ.	GLA (SF)	Tenant Name	Lease Area (SF)	Lease Date	Lease Term (Yrs.)	Annual Base Rent PSF
Strip Retail Center 13300 Victory Boulevard Van Nuys, CA	1984	90%	14,126	UPS New Shop Tenant Vacant	1,814 976 1,461	Apr-12 Mar-13 Mar-15	10.0 5.0 ---	$21.00 $27.00 $30.00
Island Pacific Plaza 14417 Roscoe Boulevard Van Nuys, CA	1983	58%	19,720	Retail Tenant Vacant	1,650 2,500	Mar-13 Mar-15	3.0 ---	$30.00 $24.00
Unanchored Retail Center 5600-5634 Van Nuys Boulevard Van Nuys, CA	1949	88%	17,655	Pizza Rev Auto Ins. of New Mex. Vacant	2,772 2,100 2,100	Aug-13 Oct-14 Mar-15	5.0 5.0 ---	$30.60 $19.80 $33.00
4821 Lankershim NWC Lankershim & Camarillo St. North Hollywood, CA	1937	86%	20,823	Petco Check N’ Go Vacant	7,000 825 2,200	Feb-13 Sep-13 Mar-15	10.0 2.0 ---	$27.96 $58.20 $30.00
Orchards at University Square 9000-9020 Reseda Boulevard Northridge, CA	2015	100%	12,554	Starbucks Coffee Flame Broiler Urbane Cafe Farmer Boys Food	1,700 1,328 1,800 2,800	Oct-14 Feb-15 Feb-15 Mar-15	10.0 10.0 10.0 20.0	$52.56 $45.00 $48.96 $48.24
Neighborhood Retail Center 8232-8254 White Oak Avenue Northridge, CA	1954	74%	15,935	Vacant Vacant	1,280 1,950	Mar-15 Mar-15	--- ---	$33.00 $30.00
Boulevard Shops 9631-9725 Reseda Boulevard Northridge, CA	1979	99%	79,500	Cigarette Shop Vacant	890 890	Mar-13 Mar-15	5.0 ---	$30.00 $27.00
Northridge Park Plaza SEC Devonshire St. & Reseda Blvd. Northridge, CA	1961	86%	21,485	Tutti Fruiti Pacific Western Shik Do Rak Veterinary Hospital	2,276 3,133 3,000 1,872	Nov-13 Mar-14 Aug-14 Oct-14	5.0 2.0 10.0 5.0	$30.00 $36.12 $33.84 $30.00

Source: Appraisal

Operating History and Underwritten Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Saticoy Plaza Property:

Cash Flow Analysis
	2011	2012	2013	2014	UW	UW PSF
Base Rent(1)	$1,204,626	$1,206,163	$1,137,842	$1,357,266	$1,632,320	$26.52
Total Recoveries	$307,791	$316,290	$313,280	$327,084	$508,687	$8.26
Other Income	$52,388	$66,816	$52,951	$66,195	$66,195	$1.08
Discounts Concessions	$0	$0	$0	$0	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	($107,050)	($1.74)
Effective Gross Income	$1,564,805	$1,589,270	$1,504,073	$1,750,545	$2,100,152	$34.12
Total Operating Expenses	$320,616	$322,745	$329,768	$340,712	$511,979	$8.32
Net Operating Income	$1,244,188	$1,266,525	$1,174,305	$1,409,833	$1,588,173	$25.80
Capital Expenditures	$0	$0	$0	$0	$15,297	$0.25
TI/LC	$0	$0	$0	$0	$95,399	$1.55
Net Cash Flow	$1,244,188	$1,266,525	$1,174,305	$1,409,833	$1,477,476	$24.01

Occupancy %	N/A	N/A	N/A	N/A	95.0%
NOI DSCR	1.48x	1.50x	1.39x	1.67x	1.89x
NCF DSCR	1.48x	1.50x	1.39x	1.67x	1.76x
NOI Debt Yield	6.5%	6.7%	6.2%	7.4%	8.4%
NCF Debt Yield	6.5%	6.7%	6.2%	7.4%	7.8%

(1)	Historical Base Rent is net of vacancy. Certain contractual rent steps scheduled through March 2016 and totaling approximately $46,961 per year are underwritten.

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-123

MSC 2015-MS1	Grapevine Town Center

Mortgage Loan No. 14 – Grapevine Town Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$18,320,000			Location:	Grapevine, TX 76051
Cut-off Date Balance:	$18,294,326			General Property Type:	Retail
% of Initial Pool Balance:	2.1%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	The Weitzman Group			Year Built/Renovated:	1995; 1996; 1997/N/A
Mortgage Rate:	4.155%			Size:	207,004 SF
Note Date:	5/7/2015			Cut-off Date Balance per Unit:	$88
First Payment Date:	7/1/2015			Maturity Date Balance per Unit:	$71
Maturity Date:	6/1/2025			Property Manager:	Centcor Realty Services, Inc.
Original Term to Maturity:	120 months				(borrower related)
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$2,109,462
Seasoning:	1 month			UW NOI Debt Yield:	11.5%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NOI Debt Yield at Maturity:	14.4%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.79x
Additional Debt Type:	N/A			Most Recent NOI:	$2,153,951 (2/28/2015 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$1,935,115 (12/31/2013)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$2,220,165 (12/31/2012)
Reserves				Most Recent Occupancy:	87.5% (3/10/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	86.7% (12/31/2013)
RE Tax:	$252,385	$50,477	N/A	3rd Most Recent Occupancy:	89.7% (12/31/2012)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$31,000,000 (2/25/2015)
Recurring Replacements:	$0	$3,070	N/A	Cut-off Date LTV Ratio:	59.0%
TI/LC:	$0	$4,167	$250,000	Maturity Date LTV Ratio:	47.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$18,320,000	100.0%	Loan Payoff:	$17,213,457	94.0%
			Reserves:	$252,385	1.4%
			Closing Costs:	$324,638	1.8%
			Return of Equity:	$529,520	2.9%
Total Sources:	$18,320,000	100.0%	Total Uses:	$18,320,000	100.0%

The Mortgage Loan. The fourteenth largest mortgage loan (the “Grapevine Town Center Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $18,320,000 and is secured by a first priority fee mortgage encumbering a 207,004 SF anchored retail center located in Grapevine, TX (the “Grapevine Town Center Property”). The proceeds of the Grapevine Town Center Mortgage Loan were used to refinance a previous loan of approximately $17,213,457 secured by the Grapevine Town Center Property, fund escrows, pay closing costs, and return equity to the Grapevine Town Center Borrower.

The Borrower and the Sponsor. The borrower is Tate/114 Shopping Center, Ltd. (the “Grapevine Town Center Borrower”), a single-purpose Texas limited partnership. The Grapevine Town Center Borrower is partially indirectly owned and controlled by Herbert D. Weitzman, the nonrecourse carve-out guarantor. Mr. Weitzman’s recourse guaranty is limited to any voluntary bankruptcy of the Grapevine Town Center Borrower. Mr. Weitzman is Chairman of The Weitzman Group and Cencor Realty Services, a Dallas-based commercial real estate owner and manager. The firms manage over 21 million SF of retail space in Texas.

The Property. The Grapevine Town Center Property consists of a 207,004 SF power center anchored by an Office Depot, a Big Lots and a Ross Dress for Less and shadow-anchored by a 116,000 SF Target. The Target store, which is not collateral for the Grapevine Town Center Mortgage Loan, is tenant-owned. The center consists of six buildings, the largest of which is the in-line building attached to the Target shadow anchor. The Grapevine Town Center Property was constructed in phases between 1995 and 1997. The Grapevine Town Center Property has 986 surface parking spaces. The Grapevine Town Center Property is located on West State Highway 114, which has an estimated traffic count of 119,226 vehicles per day.

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-124

MSC 2015-MS1	Grapevine Town Center

The following table presents a summary regarding major tenants at the Grapevine Town Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration	2014 Sales PSF
Anchor/Major Tenants
Office Depot	NR/NR/NR	30,845	15%	$308,450	13%	$10.00	8/31/2020	$118
Big Lots	NR/NR/BBB-	30,390	15%	$273,510	12%	$9.00	1/31/2020	N/A
Ross Dress for Less	NR/NR/NR	28,400	14%	$284,000	12%	$10.00	1/31/2019	$153
Beall’s	NR/NR/NR	25,027	12%	$337,865	14%	$13.50	9/30/2020	N/A
Cost Plus World Market	NR/Baa1/A-	19,089	9%	$240,000	10%	$12.57	MTM(4)	$161
Subtotal/Wtd. Avg.		133,751	65%	$1,443,825	61%	$10.79

Other Tenants		47,455	23%	$932,189	39%	$19.64
Vacant Space		25,859	12%	$0	0%	$0.00
Total/Wtd. Avg.		207,065	100%	$2,376,014	100%	$13.11

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.
(4)	The Cost Plus World Market tenant currently occupies its space on a month to month basis. The tenant’s lease expired on January 31, 2015 and currently pays “holdover” rent of $18.86 PSF. The tenant is underwritten based on its previous contractual rent of $12.57 PSF.

The following table presents certain information relating to the lease rollover at the Grapevine Town Center Property.

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx.% of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx.% of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	1	19,089	$12.57	9%	9%	$240,000	10%	10%
2015	1	3,960	$12.50	2%	11%	$49,500	2%	12%
2016	2	6,735	$20.23	3%	14%	$136,230	6%	18%
2017	2	11,700	$15.38	6%	20%	$179,900	8%	25%
2018	1	3,000	$19.00	1%	21%	$57,000	2%	28%
2019	4	38,612	$12.21	19%	40%	$471,363	20%	48%
2020	5	93,910	$11.97	45%	85%	$1,124,421	47%	95%
2021	0	0	$0.00	0%	85%	$0	0%	95%
2022	0	0	$0.00	0%	85%	$0	0%	95%
2023	0	0	$0.00	0%	85%	$0	0%	95%
2024	1	4,200	$28.00	2%	88%	$117,600	5%	100%
2025	0	0	$0.00	0%	88%	$0	0%	100%
2026	0	0	$0.00	0%	88%	$0	0%	100%
2027	0	0	$0.00	0%	88%	$0	0%	100%
2028 & Beyond	0	0	$0.00	0%	88%	$0	0%	100%
Vacant	0	25,859	$0.00	12%	100%	$0	0%	100%
Total/Wtd. Avg.	17	207,065	$13.11	100%		$2,376,014	100%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease that are not considered in the lease rollover schedule.
(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-125

MSC 2015-MS1	Grapevine Town Center

The Market. The Grapevine Town Center Property is located in Grapevine, Tarrant County, Texas, approximately 20 miles northwest of the Dallas Central Business District and within the Mid Cities submarket. As of December 31, 2014, the submarket had a 6.6% retail vacancy rate, and the average rent was $13.53 PSF, annualized. Estimated 2015 population within a three-mile radius is 48,094 people, and 2015 estimated average household income within a three-mile radius is $107,911.

The following table presents a summary regarding the competitive properties to the Grapevine Town Center Property:

Competitive Property Summary
Property Name/Address	Property Size (SF)	Year Built	Anchor/Major Tenants	Occ.	Tenant Name	Lease Size (SF)	Lease Date	Rent PSF/Yr.
Grapevine Crossing 1501-1527 Northwest Highway Grapevine, TX	125,381	2001/ 2005	Academy Sports, Best Buy	99%	Quoted Contract	---	---	$18-$27
Park West Plaza 302 Park Boulevard Grapevine, TX	82,977	1991/ 2005	Tom Thumb	99%	Scrubs Etc. Wise Guys Pizza Quoted Contract - In-line	4,180 2,950 ---	Apr-14 Aug-14 ---	$22 $23 Low to mid $20s
Gateway Plaza I & II 2900-3100 East Southlake Blvd Southlake, TX	372,811	2000	Kohl’s	95%	Not Disclosed Men’s Warehouse Quoted Asking - In-line	2,600 6,000 ---	Mar-13 Aug-13 ---	$28 $27 $28
Southlake Village 2110-2120 East Southlake Blvd Southlake, TX	117,553	1996	Kroger	100%	Movie Trading Company Sally Lynn Home Quoted Contract - In-line	4,393 2,530 ---	Oct-13 Dec-13 ---	$16 $18 Low teens to low $20s
Shops of Southlake 1201-1465 East Southlake Blvd Southlake, TX	228,000	2006	Central Market	100%	Red Swagger Elos Aqua Studios Spring Free Trampoline Quoted Contract - In-line	3,916 2,216 2,146 ---	Aug-13 Apr-14 Aug-14 ---	$29 $33 $35 Mid $20s - mid $30s

Source: Appraisal

Operating History and Underwritten Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Grapevine Town Center Property:

Cash Flow Analysis
	2011	2012	2013	2014	2/28/2015 TTM		UW	UW PSF
Base Rent(1)	N/A	$2,526,827	$2,483,808	$2,266,758	$2,306,725		$2,838,617	$13.71
Total Recoveries	N/A	$839,295	$772,710	$900,064	$903,702		$974,121	$4.70
Other Income	N/A	$0	$0	$0	$0		$0	$0.00
Discounts Concessions	N/A	($21,077)	($85,232)	($25,956)	($25,956)		$0	$0.00
Less Vacancy & Credit Loss	N/A	$0	$0	$0	$0		($584,264)	($2.82)
Effective Gross Income	N/A	$3,345,045	$3,171,286	$3,140,866	$3,184,471		$3,228,474	$15.59
Total Expenses	N/A	$1,124,880	$1,236,171	$1,011,443	$1,030,520		$1,119,012	$5.40
Net Operating Income	N/A	$2,220,165	$1,935,115	$2,129,423	$2,153,951		$2,109,462	$10.19
Capital Expenditures	N/A	$0	$0	$0	$0		$36,840	$0.18
TI/LC	N/A	$0	$0	$0	$0		$161,511	$0.78
Net Cash Flow	N/A	$2,220,165	$1,935,115	$2,129,423	$2,153,951		$1,911,111	$9.23

Occupancy%	N/A	89.7%	86.7%	87.5%	87.5%	(2)	83.7%
NOI DSCR	N/A	2.08x	1.81x	1.99x	2.01x		1.97x
NCF DSCR	N/A	2.08x	1.81x	1.99x	2.01x		1.79x
NOI Debt Yield	N/A	12.1%	10.6%	11.6%	11.8%		11.5%
NCF Debt Yield	N/A	12.1%	10.6%	11.6%	11.8%		10.4%

(1)	Historical Base Rent is net of vacancy. Certain contractual rent steps scheduled through January 2016 and totaling approximately $63,903 per year are underwritten.
(2)	Based on a borrower rent roll dated 3/10/2015

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-127

MSC 2015-MS1	Campus Quarters

Mortgage Loan No. 15 – Campus Quarters

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$18,000,000			Location:	Mobile, AL 36608
Cut-off Date Balance:	$18,000,000			General Property Type:	Multifamily
% of Initial Pool Balance:	2.0%			Detailed Property Type:	Student Housing
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Michael P. Wheeler			Year Built/Renovated:	2012/N/A
Mortgage Rate:	4.570%			Size:	165 Units
Note Date:	5/26/2015			Cut-off Date Balance per Unit:	$109,091
First Payment Date:	7/1/2015			Maturity Date Balance per Unit:	$103,059
Maturity Date:	6/1/2022			Property Manager:	Asset Campus Housing USA, LLC, contracted by ILM Operations, LLC (borrower related)
Original Term to Maturity:	84 months
Original Amortization Term:	360 months
IO Period:	42 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI:	$1,706,957
Prepayment Provisions:	LO (25); DEF/YM1 (55); O (4)			UW NOI Debt Yield:	9.5%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	10.0%
Additional Debt Type:	N/A			UW NCF DSCR:	1.48x
Additional Debt Balance:	N/A			Most Recent NOI:	$1,726,423 (4/30/2015 TTM)
Future Debt Permitted (Type)(1):	Yes (Mezzanine)			2nd Most Recent NOI:	$1,400,499 (12/31/2014)
				3rd Most Recent NOI:	$1,404,009 (12/31/2013)
Reserves				Most Recent Occupancy:	94.6% (5/12/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	91.8% (12/31/2014)
RE Tax:	$128,226	$18,318	N/A	3rd Most Recent Occupancy:	70.7% (12/31/2013)
Insurance:	$13,890	$6,945	N/A	Appraised Value (as of):	$24,400,000 (12/15/2014)
Recurring Replacements:	$0	$6,525	N/A	Cut-off Date LTV Ratio:	73.8%
Other(2):	$100,000	$0	N/A	Maturity Date LTV Ratio:	69.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$18,000,000	74.0%	Purchase Price:	$23,662,468	97.2%
Borrower Equity:	$6,333,007	26.0%	Reserves:	$242,116	1.0%
			Closing Costs:	$428,423	1.8%
Total Sources:	$24,333,007	100.0%	Total Uses:	$24,333,007	100.0%

(1)	Future Mezzanine financing is permitted subject to a minimum combined 1.15x DSCR, a maximum combined 85.0% LTV and a minimum combined 7.5% debt yield.
(2)	The lender holds a $100,000 debt service reserve. The reserve will be released to the Campus Quarters Borrower after the 24th month of the Campus Quarters Mortgage Loan term if there have been no events of defaults during that period.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Campus Quarters Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $18,000,000 secured by a first priority fee mortgage encumbering a 165-unit student housing apartment complex in Mobile, Alabama (the “Campus Quarters Property”). The proceeds of the Campus Quarters Loan were used to acquire the Campus Quarters Property for a purchase price of approximately $23,973,073.

The Borrower and the Sponsor. The borrower is Mobile CQ Student Housing LLC (the “Campus Quarters Borrower”), a single-purpose Delaware limited liability company. The Campus Quarters Borrower is 50% indirectly owned by Michael P. Wheeler, the nonrecourse carve-out guarantor, and 50% indirectly owned by RS Campus, LLC, an affiliate of Red Starr Investments (“Red Starr”). Red Starr is a Harrison NY-based real estate investment firm.

The Property. The Campus Quarters Property is a 165-unit, 522-bed garden style student housing complex constructed in 2012. Units are rented fully furnished with TV stand, coffee table, couch, chairs, bar stools, full-size bed with frame, dresser, and desk and desk chair. All of the units feature a private patio or balcony area. Shared amenities include a resort style swimming pool, Precor equipped fitness room, iMac computer lab/lounge, media room, billiards room, beach volleyball, bike racks, barbecue areas, gated entry, and a stand up tanning bed. The Campus Quarters Property is located within walking distance of the University of South Alabama. As of a June 12, 2015 leasing report, the Campus Quarters Property was approximately 92.4% preleased for the 2015-2016 school year.

The University of South Alabama, a public university founded in 1963, enrolled approximately 16,055 students in 2014 and offers almost 100 undergraduate, graduate and doctoral degree programs. The university currently provides on-campus housing for approximately 2,284 students in six residence halls. No students are required to live on campus. University enrollment has increased from approximately 15,007 in 2010.

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-128

MSC 2015-MS1	Campus Quarters

The table below summarizes the Campus Quarters Property apartment mix.

Unit Mix
Type	No. of Units	No. of Bedrooms	Unit Size (SF)	Bedroom Occ.	Rent per Unit	Rent per Bed
2BR/2BA	45	90	810	97%	$1,170	$585
3BR/3BA	48	144	1,114	83%	$1,680	$560
4BR/4.5BA	72	288	1,472	95%	$2,060	$515
Total/Wtd. Avg.	165	522	1,187	92%	$1,707	$539

Source: Appraisal

The Market. The Campus Quarters Property is located in Mobile, Mobile County, Alabama, within 1/2 mile of the University of South Alabama campus and approximately 8.5 miles west of the Mobile central business district. The University of South Alabama is the primary demand driver for the Campus Quarters Property. As of September 30, 2014, the overall Mobile apartment market had a 5.2% vacancy rate. The Mobile area currently has 295 apartment units under construction with another 774 units in planning. The appraiser indicated that no new student housing projects are proposed or under construction in the Campus Quarters Property neighborhood.

Comparable rental properties to the Campus Quarters Property are shown in the chart below:

Competitive Property Summary
Property Name/Address	Size (Units)	Size (SF)	Year Built	Occupancy	Distance from Subject (Mi.)	Avg. Rent per Bed
The Grove 375 Cleverdon Parkway Mobile, AL	384	403,200	2008	N/A	1.3	$676
Twin Oaks 6451 Old Shell Road Mobile, AL	112	79,200	1971	96%	1.3	$113
Robinwood 6001 Old Shell Road Mobile, AL	136	78,200	1973	98%	0.6	$64
Stone Ridge at Somerby Park 1200 Somerby Drive Mobile, AL	317	305,550	2008	95%	4.0	$566
The Edge 6201 Old Shell Road Mobile, AL	157	190,070	2013	N/A	0.9	$495
Arlington Park 7070 Grelot Road Mobile, AL	252	293,892	2002	93%	4.0	$262

Source: Appraisal

Operating History and Underwritten Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten Cash Flow at the Campus Quarters Property:

Cash Flow Analysis(1)
	2011	2012	2013	2014	4/30/2015 TTM	UW	UW PSF
Base Rent	N/A	N/A	$2,615,913	$2,753,592	$2,951,850	$3,259,860	$19,757
Total Recoveries	N/A	N/A	$0	$0	$0	$0	$0
Other Income	N/A	N/A	$176,363	$212,735	$259,428	$269,213	$1,632
Discounts Concessions	N/A	N/A	$0	($8,233)	($2,252)	($37,683)	($228)
Less Vacancy & Credit Loss	N/A	N/A	$0	$0	$0	($228,190)	($1,383)
Effective Gross Income	N/A	N/A	$2,792,276	$2,958,094	$3,209,026	$3,263,200	$19,777
Total Operating Expenses	N/A	N/A	$1,388,267	$1,557,595	$1,482,603	$1,556,243	$9,432
Net Operating Income	N/A	N/A	$1,404,009	$1,400,499	$1,726,423	$1,706,957	$10,345
Capital Expenditures	N/A	N/A	$0	$0	$0	$78,300	$475
Net Cash Flow	N/A	N/A	$1,404,009	$1,400,499	$1,726,423	$1,628,657	$9,871

Occupancy %	N/A	N/A	70.7%	91.8%	94.6%	93.0%
NOI DSCR	N/A	N/A	1.27x	1.27x	1.56x	1.55x
NCF DSCR	N/A	N/A	1.27x	1.27x	1.56x	1.48x
NOI Debt Yield	N/A	N/A	7.8%	7.8%	9.6%	9.5%
NCF Debt Yield	N/A	N/A	7.8%	7.8%	9.6%	9.0%

(1) The Campus Quarters Property was constructed in 2012.

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-129

MSC 2015-MS1

This Term Sheet was prepared by sales, trading, banking or other non-research personnel of one of the following: Morgan Stanley & Co. LLC, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter, the “Underwriter”). This Term Sheet was not produced by the Underwriter’s research analysts, although it may refer to such a research analyst or the Underwriter’s research report. Unless otherwise indicated, these views (if any) are the author’s and may differ from those of the fixed income or equity research department of the Underwriter or others in that firm.

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